                                                Filed Pursuant to Rule 424(b)(1)
                                                Registration No. 333-15707

                                7,000,000 Shares
 [FALCON DRILLING         Falcon Drilling Company, Inc.
COMPANY, INC. LOGO]               Common Stock
                                ($.01 par value)

                               ------------------

 Of the 7,000,000 shares of Common Stock, $0.01 par value ("Common Stock"), of
    Falcon Drilling Company, Inc. ("Falcon" or the "Company") being offered hereby, 3,000,000 shares are being sold by the Company and 4,000,000 shares are being sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of shares by the Selling
      Stockholders. See "Selling Stockholders." Of the 7,000,000 shares of
        Common Stock being offered, 5,950,000 shares are initially being offered in the United States and Canada (the "U.S. Shares") by the
        U.S. Underwriters (the "U.S. Offering") and 1,050,000 shares are initially being concurrently offered outside the United States and Canada (the "International Shares") by the Managers (the
              "International Offering" and, together with the U.S.
               Offering, the "Offering"). The offering price and
               underwriting discounts and commissions of the U.S.
                  Offering and the International Offering are
                identical. The Common Stock is traded on the New
                 York Stock Exchange ("NYSE") under the symbol
               "FLC." On December 9, 1996 the last reported sale
                   price of the Common Stock on the  NYSE was
                 $36 1/4 per share. See "Price Range of Common
                                    Stock."
                               ------------------

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH
        AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" ON PAGE 7.
                               ------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                 EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                           Underwriting                      Proceeds to
                                            Price to      Discounts and     Proceeds to        Selling
                                             Public        Commissions      Company(1)      Stockholders
                                        ---------------  --------------  --------------  ------------------
Per Share...............................      $35.50          $1.50           $34.00           $34.00
Total (2)...............................   $248,500,000    $10,500,000     $102,000,000     $136,000,000

(1) Before deduction of expenses payable by the Company, estimated at $500,000.
(2) The Company and certain of the Selling Stockholders have granted the U.S. Underwriters and the Managers an option, exercisable by CS First Boston Corporation for 30 days from the date of this Prospectus, to purchase a maximum of 250,000 additional shares of Common Stock from the Company and a maximum of 800,000 shares of additional outstanding shares from such Selling Stockholders to cover over-allotments of shares. If the option is exercised in full, the total Price to Public will be $285,775,000, Underwriting Discounts and Commissions will be $12,075,000, Proceeds to Company will be $110,500,000, and Proceeds to Selling Stockholders will be $163,200,000.

     The U.S. Shares are offered by the several U.S. Underwriters when, as and if delivered to and accepted by the U.S. Underwriters and subject to their right to reject orders in whole or in part. It is expected that the U.S. Shares will be ready for delivery on or about December 13, 1996, against payment in immediately available funds.
CS First Boston
              Donaldson, Lufkin & Jenrette
                  Securities Corporation
                             Salomon Brothers Inc
                                          Schroder Wertheim & Co.
                                                    Simmons & Company
                                                           International

                The date of this Prospectus is December 9, 1996.

                                         PEREGRINE I --

                                          DYNAMICALLY

                                      POSITIONED DRILLSHIP

                                     FOR DEEPWATER SERVICE

                    The Company owns three dynamically positioned drillships.
                    The dynamic positioning system allows the ship to position itself over the drill site through the use of thrusters
                    controlled by a satellite navigation system. These
   [PHOTO OF        drillships feature the same drilling equipment typical of
 DRILLING RIG]      other offshore rigs but are uniquely suited to operate in
                    extremely deep water. there are currently only eight active dynamically positioned drillships. Two of the Company's drillships are currently working offshore Brazil under long term contracts with Petrobras, the third drillship contracted to Shell, Exxon and BHP under multi-well contracts for work offshore Australia and West Africa.



                                        PHOENIX III --

                                       CANTILEVERED MAT-

                                     SUPPORTED JACKUP RIG

                    A jackup rig is designed to provide a stable drilling
                    platform for exploration, development and workover
                    activities in offshore waters. The units are towed to
                    location, where the hull is elevated above the water surface on connected support legs. The Company's rigs feature a mat, to which the legs are connected, which sits on the seabed.
                    Mat rigs are particularly suited for soft bottom conditions such as exist in the Gulf of Mexico. The hull features
                    multiple levels which contain the drilling equipment and
  [PHOTO OF         crew quarters. Six of the Company's jackup units feature a
DRILLING RIG]       cantilevered drill floor which can be moved away from the
                    hull to work over an existing platform structure. These units are capable of working in up to 200 feet of water with 25,000 foot drilling capability. The Company also operates ten slot-type units, which do not feature a cantilevered drill floor but are rated to work in up to 250 feet of water, and three submersible offshore rigs which work in up to 85 feet of water with a cantilevered drill floor.

IN CONNECTION WITH THIS OFFERING, CS FIRST BOSTON CORPORATION ON BEHALF OF THE U.S. UNDERWRITERS AND THE MANAGERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ STOCK MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

IN CONNECTION WITH THIS OFFERING, CERTAIN U.S. UNDERWRITERS AND MANAGERS (AND SELLING GROUP MEMBERS, IF ANY) AND THEIR RESPECTIVE AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ STOCK MARKET IN ACCORDANCE WITH RULE 10b-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. (SEE "UNDERWRITING.")

DURING THIS OFFERING, CERTAIN PERSONS AFFILIATED WITH PERSONS PARTICIPATING IN THE DISTRIBUTION MAY ENGAGE IN TRANSACTIONS FOR THEIR OWN ACCOUNTS OR FOR THE ACCOUNTS OF OTHERS IN THE COMMON STOCK PURSUANT TO EXEMPTIONS FROM RULES 10b-6, 10b-7, AND 10b-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this Prospectus.

                                  THE COMPANY

     Falcon provides contract drilling and workover services for the domestic and international oil and gas industry. Falcon owns and operates the largest fleet of barge drilling rigs in the world, the largest fleet of mat-supported offshore drilling rigs in the U.S. Gulf of Mexico, and three of the world's eight currently active dynamically positioned drillships.

     Falcon's strategy is to identify contract drilling markets which have experienced an excess supply of equipment, but where Falcon expects a substantial increase in future demand due in large part to the effect of technology on drilling economics. By entering these markets, Falcon has been able to acquire equipment on attractive terms and establish a significant presence in such markets, thereby creating opportunities for profitable growth.

     The initial focus of Falcon's strategy was the barge drilling business. Historically, the largest such market has been in the U.S. Gulf Coast, principally South Louisiana, where barge drilling and workover activity has been increasing. Falcon's management believes that this increasing activity is primarily attributable to attractive prospects in the area for deep natural gas drilling, increased 3-D seismic survey activity and the mid-1994 settlement of a long standing dispute between the State of Louisiana and Texaco, the area's largest leaseholder. Falcon subsequently expanded into complementary businesses, including the Venezuelan shallow-water rig market and the U.S. Gulf Coast barge workover market. Falcon also began building a significant presence in the U.S. Gulf of Mexico offshore drilling market, as demand began to rebound from historically low levels in the early 1990s.

     In late 1995, Falcon began building a significant presence in the deepwater market with an initial emphasis on dynamically positioned drillships. Deepwater oil and gas exploration and production costs are being significantly reduced by improvements in technology. In addition, privatization initiatives and greater political stability in many oil and gas producing regions of the world have broadened access to attractive deepwater acreage. Management believes that these developments will lead to increased demand for drilling equipment with greater water depth capability. Falcon targeted dynamically positioned drillships for acquisition because their water depth capability can be efficiently upgraded with existing technology to service ultra deepwater locations.

                                   OPERATIONS

     Domestic Barge Drilling Rigs. Falcon entered the barge drilling business in 1988, and currently operates 25 of the 32 barge drilling rigs with rated drilling capacity of 14,000 feet or deeper that are actively marketed in the U.S. Gulf Coast area. Falcon also owns 15 units which are cold stacked and which it believes represent substantially all of the existing barge rigs with deep drilling capacity that are located in the U.S. Gulf Coast market but are not currently being actively marketed.

     Domestic Barge Workover Rigs. In 1994, Falcon expanded into the shallow-water oil and gas well workover and service business. Currently, Falcon operates ten workover and shallow drilling rigs in the U.S. Gulf Coast area and is the second largest barge rig workover contractor in the United States. Due to a substantial overlap in the customer base for these activities, this business enhances Falcon's position as the leading supplier of barge rig services in the shallow-water markets generally.

     Domestic Offshore Rigs. Falcon commenced offshore operations in late 1992 in order to take advantage of improving demand in the Gulf of Mexico, where it now operates 15 mat-supported jackup rigs, the largest such fleet in the industry, and two submersible rigs.

     International Shallow-Water Drilling Rigs. In 1994, Falcon began to expand its international operations in order to capitalize on the attractive day rates and longer terms typical of international drilling contracts and the opportunity to utilize cold stacked barge rigs. Falcon currently operates three modified barge rigs in Lake Maracaibo, Venezuela, under contracts with Maraven, S.A. ("Maraven"), a subsidiary of Venezuela's state-owned oil company. Falcon also operates a jackup rig in West Africa and a submersible rig in Venezuela.

     Deepwater Rigs. During 1996, Falcon commenced operation of three dynamically positioned drillships that can operate in water depths ranging from 3,300 feet to 6,750 feet. Two of these units, Peregrine I and Peregrine II, are working offshore Brazil under term contracts with Petroleo Brasileiro, S.A. ("Petrobras"). The third drillship, Peregrine III, is committed under a multi-well contract to work for subsidiaries of Shell and Exxon in West Africa, following completion of current operations in Australia. The Company intends to continue to expand its deepwater operations. In December 1996, the Company purchased the hull for a fourth dynamically positioned drillship (the Peregrine
IV), which the Company currently plans to complete with a water depth capability in excess of 9,000 feet. In October 1996, Falcon announced plans to acquire two conventionally moored drillships, the Deepsea Ice and the Deepsea Duchess, which compete with semisubmersible drilling rigs. Demand for semi-submersibles has increased significantly, which management believes will improve the prospects for these units. Falcon also owns the Pacesetter III, a cold stacked semisubmersible drilling rig, which it plans to upgrade and reactivate.

                                  THE OFFERING

     The share information set forth below excludes 1,050,000 additional shares of Common Stock subject to purchase upon the exercise of the over-allotment option granted to the U.S. Underwriters and the Managers by the Company and certain Selling Stockholders. It is currently anticipated that 250,000 of such additional shares will be sold by the Company and the remaining 800,000 additional shares will be sold by such Selling Stockholders, although the Company and such Selling Stockholders may agree to allocate the option obligation among themselves in a different manner prior to the consummation of the Offering. See "Selling Stockholders."

Common Stock offered:
  By the Company.............................    3,000,000 shares
  By the Selling Stockholders................    4,000,000 shares
                                                ----------
          Total..............................    7,000,000 shares
Common Stock offered for sale in:
  U.S. Offering..............................    5,950,000 shares
  International Offering.....................    1,050,000 shares
                                                ----------
          Total..............................    7,000,000 shares
Common Stock to be outstanding after the        38,594,650 shares
  Offering...................................
Use of proceeds..............................   To expand the Company's deepwater operations
                                                through the acquisition of additional rigs
                                                and the refurbishment and upgrade of certain
                                                of its existing rigs, and to repay amounts
                                                outstanding under the Company's working
                                                capital facility.
New York Stock Exchange symbol...............   "FLC"

                  SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

     The following table presents summary consolidated financial data derived from Falcon's financial statements. The information in the table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere or incorporated by reference in this Prospectus.

                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                             YEAR ENDED DECEMBER 31,               (UNAUDITED)
                                        ---------------------------------     ---------------------
                                         1993         1994         1995         1995         1996
                                        -------     --------     --------     --------     --------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Revenues(1)........................   $61,840     $138,503     $177,505     $128,613     $220,965
  Operating costs....................    46,126       95,256      120,992       86,934      141,311
  General and administrative
     expenses........................     5,520       11,887       13,871       10,327       13,191
  Depreciation.......................     2,990        9,445       16,527       11,703       20,839
                                        -------     --------     --------      -------      -------
  Operating income...................     7,204       21,915       26,115       19,649       45,624
  Interest expense...................     2,743       12,046       18,021       13,277       18,158
  Amortization of deferred costs.....       538          690        2,140        1,642        2,108
  Foreign currency translation loss
     (gain)..........................        --           --       (1,023)          --           --
  Other expense (income).............      (927)      (1,969)      (2,850)      (2,359)      (3,283)
                                        -------     --------     --------      -------      -------
  Income before taxes and minority
     interest........................     4,850       11,148        9,827        7,089       28,641
  Income tax provision...............       952        3,232        3,481        2,319       10,597
                                        -------     --------     --------      -------      -------
  Income before minority interest....     3,898        7,916        6,346        4,770       18,044
  Minority interest..................        --        3,486        1,291        1,291           --
                                        -------     --------     --------      -------      -------
  Net income.........................     3,898        4,430        5,055        3,479       18,044
  Preferred stock dividends and
     accretion.......................       743          565          374          304           --
                                        -------     --------     --------      -------      -------
  Net income applicable to common
     shares..........................   $ 3,155     $  3,865     $  4,681     $  3,175     $ 18,044
                                        =======     ========     ========      =======      =======
  Net income per common share........   $  0.14     $   0.14     $   0.16     $   0.11     $   0.50
                                        =======     ========     ========      =======      =======
  Shares used to compute net income
     per common share................    21,899       26,880       29,593       28,243       35,991
                                        =======     ========     ========      =======      =======
OTHER FINANCIAL DATA:
  EBITDA(2)..........................   $11,121     $ 33,329     $ 45,492     $ 33,711     $ 69,746

                                                                                      AS OF
                                                                                  SEPTEMBER 30,
                                                                                       1996
                                                                                  --------------
                                                                                  (IN THOUSANDS)
                                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents....................................................      $  6,309
  Equipment and property, net..................................................       417,456
  Total assets.................................................................       513,724
  Debt due within one year.....................................................         3,124
  Long-term debt...............................................................       312,405
  Total stockholders' equity...................................................       134,615

                                                                               NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                              -----------------------------    ------------------
                                               1993       1994       1995       1995       1996
                                              -------    -------    -------    -------    -------
RIG ACTIVITY DATA -- AVERAGE FOR PERIOD:
Domestic barge drilling rigs(3) --
  Rigs available for service................     14.5       17.0       18.4       18.3       21.5
  Utilization rate of rigs available for
     service................................       84%        69%        77%        81%        88%
  Average day rate(4).......................  $ 9,076    $11,974    $12,667    $12,635    $13,304

Domestic barge workover rigs(5) --
  Rigs available for service................       --        6.4        7.0        7.0        8.4
  Utilization rate of rigs available for
     service................................       --         58%        59%        58%        59%
  Average date rate(4)......................       --    $ 8,768    $ 8,858    $ 8,967    $ 8,921

Domestic offshore rigs --
  Rigs available for service(6)(7)..........       --       12.0       12.5       11.6       15.4
  Utilization rate of rigs available for
     service................................       --         85%        79%        78%        96%
  Average day rate(4).......................       --    $17,015    $15,060    $14,484    $19,144

International shallow-water rigs --
  Rigs available for service(6)(8)..........      1.0        0.7        4.0        4.0        4.7
  Utilization rate of rigs available for
     service................................       99%        99%        96%        99%        87%
  Average day rate(4).......................  $17,600    $21,162    $19,553    $19,550    $20,223

Deepwater rigs --
  Rigs available for service................       --         --         --         --        1.3
  Utilization rate of rigs available for
     service................................       --         --         --         --         94%
  Average day rate(4).......................       --         --         --         --    $52,666

---------------

(1) Revenues include management fee income of $2,987,000 and $92,000 for the years ended December 31, 1993 and 1994, respectively, from rigs owned by affiliates. No management fee income was earned in 1995 or the 1996 period, as rigs previously owned by affiliated entities were acquired by Falcon.

(2) EBITDA (earnings before interest expense, taxes, depreciation and amortization) is frequently used by securities analysts and is presented here to provide additional information about Falcon's operations. EBITDA should not be considered as an alternative to net income as an indicator of Falcon's operating performance or as an alternative to cash flows as a better measure of liquidity.

(3) Includes three rigs purchased in September 1994, which Falcon previously operated under a charter arrangement. Includes one rig leased to Falcon commencing in March 1996.

(4) Rates reflected are base day rates which do not include additional charges for marine and other equipment commonly furnished in connection with certain of the drilling contracts.

(5) Falcon's initial interest in the workover business was acquired April 1, 1994. No results prior to that date are included herein. Includes two rigs leased to Falcon commencing in the first quarter of 1996.

(6) Rig 203, a submersible rig that was mobilized to Venezuela in November 1995, is included in domestic offshore rigs until that time and in international shallow-water rigs thereafter.

(7) Includes one rig operated under charter to Falcon through June 1995 and one rig operated under charter to Falcon since August 1996.

(8) Excludes two rigs operated in Venezuela by a joint venture in which Falcon has a 37.5% interest.

                                  RISK FACTORS

     Prospective investors should consider carefully the following factors, in addition to the other information contained or incorporated by reference in this Prospectus.

FORWARD-LOOKING INFORMATION

     The statements included herein regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. Such statements involve risks, uncertainties and assumptions, including, but not limited to, industry conditions, prices of crude oil and natural gas, foreign operations and other factors discussed below and in Falcon's other filings with the Securities and Exchange Commission (the "Commission"). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

DEPENDENCE ON OIL AND GAS INDUSTRY; INDUSTRY CONDITIONS

     Falcon's operations are materially dependent upon the levels of activity in oil and natural gas exploration, development and production. Such activity levels are affected both by short-term and long-term trends in oil and natural gas prices. In recent years, oil and natural gas prices and, therefore, the level of drilling, exploration, development and production activity, have been volatile. Worldwide military, political and economic events, including initiatives by the Organization of Petroleum Exporting Countries, have contributed to, and are likely to continue to contribute to, price volatility. As events during recent years have demonstrated, any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for Falcon's services and, therefore, have a material adverse effect on Falcon's revenues and profitability. Most of Falcon's equipment is currently in service in the U.S. Gulf of Mexico shallow-water and offshore drilling markets where the demand for drilling and related services is subject to substantial fluctuations. In addition to adverse effects that future declines in demand could have on Falcon, ongoing movement or reactivation of offshore rigs or new construction of rigs could adversely affect day rates and utilization levels, even in an environment of stronger natural gas prices and increased drilling activity. Falcon can predict neither the future level of demand for its services nor future conditions in the drilling industry.

     Increases in worldwide drilling demand since mid-1995 and the attendant increase in the number of rigs operating has resulted in a shortage of qualified rig personnel in the industry. If the Company is unable to attract and retain sufficient qualified personnel, its ability to put cold stacked and newly acquired rigs into service will be restricted. Further, labor shortages could result in wage increases, which could, without offsetting increases in revenues, reduce the Company's operating margins.

LEVERAGE AND LIQUIDITY

     Falcon is highly leveraged and will require substantial cash flow to meet its debt service requirements. Falcon's ability to meet its debt obligations will depend on Falcon's future performance, which is subject to general economic and business factors beyond Falcon's control. The degree of Falcon's leverage may affect Falcon's vulnerability to adverse economic, regulatory and industry conditions; Falcon's ability to obtain additional financing to fund future working capital requirements, capital expenditures, acquisitions or other general corporate requirements; and the portion of Falcon's cash flow from operations that must be dedicated to debt service requirements, thereby reducing the funds available for operations and future business opportunities.

ENTRY INTO DEEPWATER DRILLING MARKET

     Falcon has a limited history of operating in the deepwater drilling market. The deepwater market requires the use of floating rigs utilizing more sophisticated technologies than those of the bottom-supported rigs that previously constituted Falcon's offshore fleet. In addition, deepwater operations are frequently conducted in environments that are harsher than those typically encountered in shallow-water operations. Falcon will be required to hire and retain personnel capable of operating effectively in a deepwater environment. There can be no assurance that Falcon will be successful in these efforts.

RISK OF UPGRADE AND REFURBISHMENT PROJECTS

     In connection with the expansion of its deepwater operations and reactivation of certain of its barge drilling rigs, Falcon expects to make substantial completion, upgrade and refurbishment capital expenditures. Such projects are subject to the risks of delay or cost overruns inherent in any large construction project, including shortages of materials or skilled labor, unforeseen engineering problems, work stoppages, weather interference, unanticipated cost increases, and inability to obtain any of the requisite permits or approvals. Significant cost overruns or delays would adversely affect Falcon's financial condition and results of operations. In particular, there is a current shortage of certain types of drilling equipment that could delay and increase the cost of the drillship projects. Significant delays could also adversely affect Falcon's marketing plans for the drillships and could jeopardize the long-term contracts under which Falcon plans to operate the drillships.

FOREIGN OPERATIONS

     Falcon currently conducts operations in Venezuela, Brazil, Southeast Asia, and West Africa. Operations in foreign countries generally are subject to various risks associated with doing business outside the United States, including risk of war, general strikes, civil disturbances, guerrilla activity, foreign exchange restrictions, currency fluctuations and devaluations and foreign national or local governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights, the taking of property without fair compensation or taxation or other assessments on assets or operations. Falcon is also required to maintain authority to do business in foreign jurisdictions in accordance with laws and regulations in effect from time to time. Falcon may also encounter difficulty in enforcing its contract rights in foreign countries, particularly against state-owned oil companies. No prediction can be made as to what foreign governmental regulations may be enacted in the future that could be applicable to Falcon.

     Long-term contracts with Petrobras and Maraven, entities owned by foreign governments, account for approximately 14% of the Company's current day rate revenues. Initial payments to Falcon under the contract with Petrobras assigned to Falcon in connection with the acquisition of the Peregrine II were delayed pending Brazilian central bank approval of the assignment, which approval was required in order for Petrobras to pay in U.S. dollars. In 1994, the Venezuelan government imposed a program of currency exchange controls and taxes on certain financial transactions that temporarily affected the ability of the state-owned oil company and its affiliates, including Maraven, to make payments in U.S. dollars or other hard currencies to oil service contractors. While this program is no longer in effect and payments are presently being made to oil service contractors, there is no assurance that they will continue to be made; any similar government restrictions imposed in the future could adversely affect Falcon's operations.

     Falcon records its transactions and prepares its financial statements in U.S. dollars. Fluctuations in the value of the currencies in which Falcon conducts its business relative to the U.S. dollar could cause currency translation losses with respect to Falcon's foreign operations. Falcon cannot predict the effect of exchange rate fluctuations upon future operating results.

RIG FLEET AGE

     The majority of Falcon's rigs were built during the years 1978-1982, the period of the industry's most recent building cycle. With increasing age, the likelihood that a rig will require major repairs in order to remain operational increases. These repairs may result in rigs being unavailable for service from time to time, potentially reducing the Company's revenues, and may require increasing amounts of capital.

OPERATIONAL RISKS AND INSURANCE

     Falcon's operations are subject to the hazards inherent in the drilling business, including blowouts, craterings, fires, collisions and groundings of drilling equipment and damage or loss from adverse weather and seas. These hazards could cause substantial damage to the environment, personal injury and loss of life, suspend drilling operations or seriously damage or destroy the property and equipment involved and could cause substantial damage to producing formations and surrounding areas. Falcon's offshore drilling equipment also is subject to hazards inherent in marine operations, such as capsizing, grounding, collision and damage from weather or sea conditions or unsound location. In addition, Falcon may be subject to liability for oil spills, reservoir damage and other accidents that could cause substantial damages. The occurrence of a significant event, including pollution or environmental damage, could materially and adversely affect Falcon's operations and financial condition. Moreover, no assurance can be given that Falcon will be able to maintain adequate insurance in the future at rates it considers reasonable or that any particular types of coverage will be available. Falcon does not maintain business interruption insurance, and damage to its equipment, even if such damage is covered by insurance, may result in a loss of revenues against which Falcon is not insured.

GOVERNMENT REGULATION

     Falcon's operations are subject to governmental laws and regulations relating to the protection of the environment and to health and safety. Many of Falcon's operations take place in or near ecologically sensitive areas, such as wetlands, beaches and inland waterways. Numerous federal and state environmental laws regulate drilling activities and impose liability for causing pollution in inland, coastal and offshore waters. State and federal legislation also provide special protection to water quality and animal and marine life that could be affected by Falcon's activities. The regulations applicable to Falcon's operations include certain regulations controlling the release of materials into the environment and requiring removal, remediation or response. Each of the primary statutory and regulatory programs that apply to Falcon's operations provides for civil penalties for violation of the requirements of the programs, as well as citizen's suits, natural resource damages, potential injunctions, cease and desist orders and civil and criminal penalties.

     Environmental regulation has led to higher drilling costs, a more difficult and lengthy well permitting process and, in general, has adversely affected many companies' decisions to drill wells in wetland areas of the U.S. Gulf Coast market and, in some cases, in international markets. Prohibitions on drilling in some areas are likely to remain in effect or even be extended. Such laws and regulations may expose Falcon to liability for the conduct of, or conditions caused by, others or for acts of Falcon that were in compliance with all applicable laws at the time such acts were performed. Laws and regulations protecting the environment have generally become more stringent in recent years and could become more stringent in the future. Some environmental statutes impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person.

RELIANCE ON MANAGEMENT

     Falcon relies on the services of several key individuals, including Steven
A. Webster, its Chief Executive Officer. The loss of the services of any of these individuals could have a material adverse effect on Falcon.

COMPETITION

     Falcon experiences competition from other operators in all of the drilling markets in which it operates. In international markets, Falcon faces competition from newly constructed rigs and, in certain markets, from other types of rigs that may be suitable for similar deployment, including jackup rigs in Lake Maracaibo, Venezuela, and semisubmersible rigs in Brazil. The offshore drilling market is highly competitive and no one competitor is dominant. While price is a primary factor in the selection of drilling contractors, a contractor's safety record, crew quality, service record and equipment capability are also important factors. Certain of Falcon's competitors have greater financial resources than Falcon.

CONTROL BY CERTAIN STOCKHOLDERS

     As of October 31, 1996, Falcon's executive officers and directors beneficially owned approximately 47.9% of the outstanding shares of Common Stock, and have the ability to control the election of Falcon's directors and other matters requiring a stockholder vote.

RESTRICTIONS ON FOREIGN OWNERSHIP

     Falcon, as the owner of U.S. flag vessels, is subject to restrictions on transfer of a controlling interest in Falcon to non-U.S. citizens. Under the applicable laws and regulations, if persons other than U.S. citizens were to become the owners of an aggregate of over 25% of the outstanding Common Stock, the Company would lose the privilege of operating U.S. flag vessels for the transportation of merchandise in the U.S. coastwise trade, and if such foreign ownership were to exceed 50% of the outstanding Common Stock, the Company would lose the privilege of operating U.S. flag vessels. Falcon's Certificate of Incorporation currently prohibits more than 45% of the outstanding equity securities of Falcon from being owned by non-U.S. citizens for so long as Falcon directly or indirectly owns U.S. flag vessels. This prohibition may at times restrict the ability of Falcon's stockholders to transfer shares of Common Stock to non-U.S. citizens.

CERTAIN PROVISIONS RELATING TO CHANGES IN CONTROL

     Falcon's Certificate of Incorporation and By-laws (i) restrict the ability of Falcon's stockholders to call stockholders' meetings, (ii) provide that Falcon's stockholders may not act by written consent, unless such action has been approved by Falcon's Board of Directors, or change the number of directors,
(iii) provide for a staggered board and (iv) authorize the issuance of "blank check" preferred stock. Additionally, Section 203 of the Delaware General Corporation Law restricts certain "business combinations" between interested stockholders and Falcon, which may render more difficult or tend to discourage attempts to acquire Falcon. In addition, Falcon's debt instruments contain provisions relating to changes in control. Such provisions and arrangements could impede a merger, consolidation, takeover or other business combination involving Falcon or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of Falcon.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the offering, after deducting underwriting discounts and commissions and estimated expenses, are estimated to be approximately $101.5 million (assuming the Underwriters' over-allotment option is not exercised). Such net proceeds will be used for the expansion of the Company's deepwater operations through the acquisition of additional drilling rigs and the refurbishment and upgrade of certain existing rigs, and to repay amounts outstanding under the Company's working capital facility.

     The Company has commitments to make a total of $32 million of expenditures to expand and upgrade its rig fleet, including $25 million for the cash portion of the purchase price for the Deepsea Ice and the Deepsea Duchess, two conventionally moored drillships and $7 million for the upgrade of the Peregrine III, a dynamically positioned drillship. In addition, the Company intends to spend $25 million, subject to market conditions, to upgrade the Pacesetter III, a semisubmersible, and another $13 million for an additional upgrade of the Peregrine III, subject to the negotiation by the Company of amendments to the current long-term contract for the Pacesetter III. See "Business -- Deepwater Operations."

     The $25 million cash portion of the purchase price for the Deepsea Ice and the Deepsea Duchess may be reduced to $5 million by causing the Deepsea Ice to be purchased by a third party and leased to the Company.

     Proceeds of the Offering will be used initially to reduce outstanding debt under the Company's revolving credit facility. The balance under the revolving credit facility as of December 9, 1996, was $35 million, of which $8 million was incurred in connection with the purchase of the Peregrine IV. To the extent proceeds are not applied to expand and upgrade the Company's fleet or repay debt, such proceeds may be used for general corporate purposes. Borrowings under the Company's working capital facility bear interest at a floating rate equal to LIBOR plus 1.5% to 2.0% (depending upon the outstanding principal balance) and mature in November 1999. The weighted average interest rate applicable to the Company's borrowings under its working capital facility as of December 1, 1996 was 8.1%.

     The Company anticipates having additional opportunities to acquire, upgrade and refurbish for active service other drilling and related equipment. The Company currently expects that any such future capital requirements would be funded with cash generated from operations or additional borrowings.

     The Company will not receive any of the proceeds from the sale of the Common Stock being sold by Selling Stockholders.

                          PRICE RANGE OF COMMON STOCK

     The Common Stock is traded under the symbol "FLC." The following table sets forth the high and low sale prices per share of the Common Stock for each calendar quarter as reported by The Nasdaq Stock Market, for the period from commencement of trading through December 2, 1996, and as reported by the NYSE, for the period commencing December 3, 1996, when the Common Stock began trading on the NYSE.

                                                                      HIGH       LOW
                                                                      -----     -----
        1995:
          Third Quarter (commencing July 28)........................  $13 1/2   $ 9 1/4
          Fourth Quarter............................................   15 1/4     9 7/8
        1996:
          First Quarter.............................................   25 5/8    12
          Second Quarter............................................   28 1/2    22 1/4
          Third Quarter.............................................   27 7/8    20
          Fourth Quarter (through December 9).......................   40 3/8    25 3/4

     The last reported sale price of the Common Stock, as reported by the NYSE on December 9, 1996, was $36 1/4 per share. As of October 31, 1996, there were 92 record holders of Common Stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 1996, and as adjusted to give effect to the Offering and the application of the estimated $101.5 million of net proceeds therefrom as described in "Use of Proceeds" (assuming the Underwriters' over-allotment option is not exercised). This table should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere or incorporated by reference in this Prospectus.

                                                                       AS OF SEPTEMBER 30, 1996
                                                                       -------------------------
                                                                        ACTUAL       AS ADJUSTED
                                                                       --------      -----------
                                                                       (IN THOUSANDS)
Short-term debt:
  Current maturities of long-term debt and other obligations.........  $  3,124       $   3,124
                                                                       ========        ========
Long-term debt and other obligations, net of current maturities:
  Fixed rate senior notes............................................   230,000         230,000
  Senior subordinated notes..........................................    50,000          50,000
  Floating rate senior notes.........................................    10,000          10,000
  Working capital facility...........................................    20,000(1)           --(1)
  Notes payable and other obligations................................     2,405           2,405
                                                                       --------        --------
          Total long-term debt.......................................   312,405         292,405
                                                                       --------        --------
Stockholders' equity:
  Common stock, $.01 par value, 100,000,000 shares authorized,
     35,465,317 and 38,465,317 shares issued and outstanding,
     respectively(2).................................................       355             385
  Additional paid-in capital.........................................   113,905         215,375
  Accumulated earnings...............................................    20,355          20,355
                                                                       --------        --------
  Total stockholders' equity.........................................   134,615         236,115
                                                                       --------        --------
          Total capitalization.......................................  $447,020       $ 528,520
                                                                       ========        ========

---------------

(1) A portion of the net proceeds of the Offering will be used to repay the Company's working capital facility pending expenditures for expansion and upgrade of the Company's rig fleet. See "Use of Proceeds."

(2) Does not include 577,260 shares issuable upon exercise of outstanding options and warrants that were currently exercisable, 1,508 shares issuable pursuant to a certain warrant that was only exercisable to the extent that certain other specified options and warrants were exercised and 346,669 shares issuable upon exercise of outstanding options that do not become exercisable until January 1997 or later. Also does not include shares to be issued as part of the purchase price for two conventionally moored drillships to be acquired by the Company, which shares will have a market value at closing of $15 million.

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

     The following table sets forth certain historical data relating to Falcon. For each of the five years ended December 31, 1995, such data are derived from the audited consolidated financial statements of Falcon, which in the case of the three years ended December 31, 1995, are included elsewhere in this Prospectus. The selected financial data for the nine months ended September 30, 1995 and 1996, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations for such periods. Such data are not necessarily indicative of results that could be expected for a full year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere or incorporated by reference in this Prospectus.

                                                                                               NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                    YEAR ENDED DECEMBER 31,                       (UNAUDITED)
                                     -----------------------------------------------------    --------------------
                                      1991       1992       1993        1994        1995        1995        1996
                                     -------    -------    -------    --------    --------    --------    --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Revenues(1).....................   $ 9,085    $ 9,673    $61,840    $138,503    $177,505    $128,613    $220,965
  Operating costs.................    10,224      9,674     46,126      95,256     120,992      86,934     141,311
  General and administrative
     expenses.....................     1,385      1,625      5,520      11,887      13,871      10,327      13,191
  Depreciation....................     1,263      1,696      2,990       9,445      16,527      11,703      20,839
                                     -------    -------    -------    --------    --------     -------     -------
  Operating income (loss).........    (3,787)    (3,322)     7,204      21,915      26,115      19,649      45,624
  Interest expense................       986      1,880      2,743      12,046      18,021      13,277      18,158
  Amortization of deferred
     costs........................     1,124        158        538         690       2,140       1,642       2,108
  Foreign currency translation
     loss (gain)..................        --         --         --          --      (1,023)         --          --
  Other expense (income)..........        62         --       (927)     (1,969)     (2,850)     (2,359)     (3,283)
                                     -------    -------    -------    --------    --------     -------     -------
  Income (loss) before taxes......    (5,959)    (5,360)     4,850      11,148       9,827       7,089      28,641
  Income tax provision............        --         --        952       3,232       3,481       2,319      10,587
                                     -------    -------    -------    --------    --------     -------     -------
  Income (loss) before minority
     interest.....................    (5,959)    (5,360)     3,898       7,916       6,346       4,770      18,044
  Minority interest...............        --         --         --       3,486       1,291       1,291          --
                                     -------    -------    -------    --------    --------     -------     -------
  Net income (loss)...............    (5,959)    (5,360)     3,898       4,430       5,055       3,479      18,044
  Preferred stock dividends and
     accretion....................        --         --        743         565         374         304          --
                                     -------    -------    -------    --------    --------     -------     -------
  Net income (loss) applicable to
     common shares................   $(5,959)   $(5,360)   $ 3,155    $  3,865    $  4,681    $  3,175    $ 18,044
                                     =======    =======    =======    ========    ========     =======     =======
  Net income (loss) per common
     share(2).....................        --    $ (0.46)   $  0.14    $   0.14    $   0.16    $   0.11    $   0.50
                                     =======    =======    =======    ========    ========     =======     =======
  Shares used to compute net
     income (loss) per common
     share........................        --     11,695     21,899      26,880      29,593      28,243      35,991
                                     =======    =======    =======    ========    ========     =======     =======
OTHER FINANCIAL DATA:
  EBITDA(3).......................   $(2,586)   $(1,626)   $11,121    $ 33,329    $ 45,492    $ 33,711    $ 69,746

                                                           AS OF DECEMBER 31,                           AS OF
                                        ---------------------------------------------------------    SEPTEMBER 30,
                                         1991        1992        1993         1994         1995          1996
                                        -------     -------     -------     --------     --------    -------------
                                                                   (IN THOUSANDS)                     (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents............ $   563     $   572     $ 6,708     $  4,868     $  9,016     $  6,309
  Equipment and property, net..........  21,310      36,124      72,655      170,823      265,608      417,456
  Total assets.........................  24,801      42,515     109,994      224,146      341,023      513,724
  Long-term debt and other
     obligations.......................  16,299      35,536      46,438      145,524      179,362      312,405
  Total stockholders' equity...........   6,334         974      31,011       34,087      115,516      134,615

                                                                               NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                              -----------------------------    ------------------
                                               1993       1994       1995       1995       1996
                                              -------    -------    -------    -------    -------
RIG ACTIVITY DATA -- AVERAGE FOR PERIOD:
Domestic barge drilling rigs(4) --
  Rigs available for service.................    14.5       17.0       18.4       18.3       21.5
  Utilization rate of rigs available for
     service.................................      84%        69%        77%        81%        88%
  Average day rate(5)........................ $ 9,076    $11,974    $12,667    $12,635    $13,304

Domestic barge workover rigs(6) --
  Rigs available for service.................      --        6.4        7.0        7.0        8.4
  Utilization rate of rigs available for
     service.................................      --         58%        59%        58%        59%
  Average date rate(5).......................      --    $ 8,768    $ 8,858    $ 8,967    $ 8,921

Domestic offshore rigs --
  Rigs available for service(7)(8)...........      --       12.0       12.5       11.6       15.4
  Utilization rate of rigs available for
     service.................................      --         85%        79%        78%        96%
  Average day rate(5)........................      --    $17,015    $15,060    $14,484    $19,144

International shallow-water rigs --
  Rigs available for service(7)(9)...........     1.0        0.7        4.0        4.0        4.7
  Utilization rate of rigs available for
     service.................................      99%        99%        96%        99%        87%
  Average day rate(5)........................ $17,600    $21,162    $19,553    $19,550    $20,223
Deepwater rigs --
  Rigs available for service.................      --         --         --         --        1.3
  Utilization rate of rigs available for
     service.................................      --         --         --         --         94%
  Average day rate(5)........................      --         --         --         --    $52,666

---------------

(1) Revenues include management fee income of $170,000, $2,987,000 and $92,000 for the years ended December 31, 1992, 1993 and 1994, respectively, from rigs owned by affiliates. No management fee income was earned in 1995 or the 1996 period, as rigs previously owned by affiliated entities were acquired by Falcon.

(2) Earnings per share have been omitted for 1991 because such information is not meaningful due to the roll up of the predecessor partnership interests and recapitalization of Falcon that occurred in 1991.

(3) EBITDA (earnings before interest expense, taxes, depreciation and amortization) is frequently used by securities analysts and is presented here to provide additional information about Falcon's operations. EBITDA should not be considered as an alternative to net income as an indicator of Falcon's operating performance or as an alternative to cash flows as a better measure of liquidity.

(4) Includes three barge rigs purchased in September 1994, which Falcon previously operated under a charter arrangement. Includes one rig leased to Falcon commencing in March 1996.

(5) Rates reflected are base day rates which do not include additional charges for marine and other equipment commonly furnished in connection with certain of the drilling contracts.

(6) Falcon's initial interest in the workover business was acquired April 1, 1994. No results prior to that date are included herein. Includes two rigs leased to Falcon commencing in the first quarter of 1996.

(7) Rig 203, a submersible rig that was mobilized to Venezuela in November 1995, is included in domestic offshore rigs until that time and in international shallow-water rigs thereafter.

(8) Includes one rig operated under charter to Falcon through June 1995 and one rig operated under charter to Falcon since August 1996.

(9) Excludes two rigs operated in Venezuela by a joint venture in which Falcon has a 37.5% interest.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company's financial condition and historical results of operations have been significantly affected by a series of acquisitions that have resulted in the Company's current fleet of barge and offshore rigs. As of October 31, 1996, the Company's rig fleet was composed of 76 rigs, including 43 barge drilling rigs, ten barge workover rigs, 16 jackup drilling rigs, three submersible drilling rigs, three dynamically positioned drillships and one semisubmersible drilling rig. Included in these totals are one jackup drilling rig, one barge drilling rig and two barge workover rigs leased from third parties.

     Changes in the number of actively marketed rigs and their geographic locations significantly affect the Company's capital expenditure requirements, working capital requirements and results of operations. As of December 31, 1995, the Company's active domestic rig fleet included 19 barge drilling rigs, seven barge workover rigs, 14 jackup drilling rigs and one submersible drilling rig and the active international rig fleet included three drilling barges and one submersible drilling rig, all in Venezuela. Since then, the Company's active rig fleet has changed significantly. As of October 31, 1996, the active domestic fleet included 25 barge drilling rigs, ten barge workover rigs, 15 jackup drilling rigs and two submersible drilling rigs, and the active international rig fleet included three drilling barges and one submersible drilling rig in Venezuela, one jackup drilling rig in Nigeria, two drillships in Brazil and one drillship in Australia. In addition, the Company owns a minority position in a venture that operates two barge drilling rigs in Venezuela.

     Revenues. The Company's revenues are determined primarily by (a) the number of rigs it has available for service and (b) demand for contract drilling and workover services, which affects the utilization rate and day rates of the Company's active rigs. In response to increased demand, the Company has reactivated previously cold stacked rigs for both the domestic and international markets, particularly Venezuela. In the future, the Company, in response to changes in demand, may withdraw rigs from active service or reactivate additional rigs, which could decrease or increase revenues, respectively.

     Operating Costs. Operating costs include all direct costs and expenditures associated with operating active rigs and cold stacking inactive rigs. These costs and expenditures vary based on rig utilization and the number of rigs actively marketed by the Company. These costs and expenditures include rig labor costs, repair, maintenance and supply expenditures, insurance costs, fuel costs, mobilization costs and other costs related to operations.

     Operating Income. Operating income is primarily affected by revenue factors, but is also a function of varying levels of operating expenses. Changes in day rates do not affect operating expenses. Significant changes in rig utilization can change the level of operating expenses from period to period as the Company may adjust the level of its actively marketed rig fleet to match more closely the anticipated level of demand. General and administrative expenses, which generally include the costs of the Company's shore-based support functions, also affect operating income. These costs generally do not vary significantly from period to period unless the Company materially expands its asset base, nor do they vary over short periods of time with changes in rig utilization. Depreciation, which is determined by the level of the Company's capital expenditures and depreciation practices, is the other major determinant of operating income.

CHANGES IN FINANCIAL CONDITION

     Rig acquisitions, financings completed, the increase in active units as described above and cash flow generated from operations were responsible for the significant changes in the Company's financial position between December 31, 1995, and September 30, 1996. The following are the most significant of the acquisitions and financings completed during such period:

     1) The purchase of two dynamically positioned drillships, the upgrade of a third drillship and the acquisition of spares for approximately $119 million.

     2) The purchase of one jackup drilling rig, one barge drilling rig and one submersible drilling rig for approximately $28 million.

     3) The upgrade and activation of eight barge drilling and workover rigs for approximately $11 million.

     4) The charter to the Company of one jackup drilling rig and three barge drilling and workover rigs.

     5) The placement of $120 million of senior unsecured notes in March 1996.

RESULTS OF OPERATIONS

     Comparative data relating to the Company's revenues and operating expenses by major areas of operations are listed below.

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                               YEAR ENDED DECEMBER 31,            (UNAUDITED)
                                           -------------------------------    --------------------
                                            1993        1994        1995        1995        1996
                                           -------    --------    --------    --------    --------
                                                               (IN THOUSANDS)
Revenues:
  Domestic barge drilling................  $50,164    $ 58,922    $ 75,145    $ 58,204    $ 77,464
  Domestic barge workover................       --       9,020      14,350      10,676      12,760
  Domestic offshore drilling.............    5,149      63,430      56,687      37,200      79,946
  International shallow-water drilling...    6,527       7,131      31,323      22,533      28,230
  Deepwater operations...................       --          --          --          --      22,565
                                           -------    --------    --------    --------    --------
                                           $61,840    $138,503    $177,505    $128,613    $220,965
                                           =======    ========    ========    ========    ========
Operating costs:
  Domestic barge drilling................  $39,387    $ 42,585    $ 50,672    $ 38,377    $ 50,416
  Domestic barge workover................       --       4,934       8,497       6,064      10,499
  Domestic offshore drilling.............    1,462      42,536      46,102      32,289      51,161
  International shallow-water drilling...    5,277       5,201      15,721      10,204      15,197
  Deepwater operations...................       --          --          --          --      14,038
                                           -------    --------    --------    --------    --------
                                           $46,126    $ 95,256    $120,992    $ 86,934    $141,311
                                           =======    ========    ========    ========    ========
Rig operating income:
  Domestic barge drilling................  $10,777    $ 16,337    $ 24,473    $ 19,827    $ 27,048
  Domestic barge workover................       --       4,086       5,853       4,612       2,261
  Domestic offshore drilling.............    3,687      20,894      10,585       4,911      28,785
  International shallow-water drilling...    1,250       1,930      15,602      12,329      13,033
  Deepwater operations...................       --          --          --          --       8,527
                                           -------    --------    --------    --------    --------
                                            15,714      43,247      56,513      41,679      79,654
  General and administrative expenses....    5,520      11,887      13,871      10,327      13,191
  Depreciation expense...................    2,990       9,445      16,527      11,703      20,839
                                           -------    --------    --------    --------    --------
          Operating income...............  $ 7,204    $ 21,915    $ 26,115    $ 19,649    $ 45,624
                                           =======    ========    ========    ========    ========

  For the Nine-Month Periods Ended September 30, 1995 and 1996

     Revenues. Revenues for the nine months ended September 30, 1996, increased $92.3 million, or 71.8%, from the same period in the prior year. The increase is attributable primarily to (a) the commencement during 1996 of deepwater drilling activity with two drillships and the mobilization fee of $2.5 million recorded in the third quarter attributable to a third drillship which was delivered to Brazil in September and commenced drilling operations in November, (b) an increase in domestic barge drilling revenues of 33.1% attributable to 3.2 additional average available rigs, an increase in utilization from 81% to 88%, and an increase in the average day rate of $669, and (c) an increase in domestic offshore drilling revenues of 114.9% attributable to 3.8 additional average available rigs, an increase in utilization from 78% to 96%, and an increase in the average day rate of $4,660.

     Operating Costs. Rig operating costs for the nine months ended September 30, 1996, increased $54.4 million, or 62.5%, from the same period in the prior year. Operating costs for all of the Company's lines of business increased primarily as a result of increases in the number of actively marketed rigs.

     Operating Income. Operating income for the nine months ended September 30, 1996, increased $26.0 million, or 132.1%, from the same period in the prior year. Rig operating income increased $38.0 million, which was partially offset by increases in general and administrative expense of $2.9 million and depreciation of $9.1 million. The contribution to operating income increased for all lines of business except domestic barge workover operations, which decreased by $2.4 million. This decrease in operating income was due to an increase in operating costs caused by an increase in marketed units and a smaller corresponding increase in revenues, which was attributable to flat day rates and utilization. The commencement of deepwater drilling contributed $8.5 million to rig operating income and the improvement in domestic barge drilling and domestic offshore drilling results produced $7.2 million and $23.9 million in increased contribution, respectively. The increase in depreciation was attributable to additional rigs being acquired. General and administrative expenses increased primarily due to the startup of deepwater drilling operations.

     Interest Expense. Interest expense increased by $4.9 million due to higher levels of debt, including the issuance of $120 million in senior notes in March 1996.

     Amortization of Deferred Costs. Amortization of deferred costs increased by approximately $500,000 as a result of costs associated with the Company's senior debt placement in March 1996.

     Other Income and Expenses. Other income for both periods was approximately the same.

     Net Income. Net income applicable to common shares increased by $14.9 million, or 468.3%, due primarily to the commencement of deepwater drilling operations and improved operating results in the Company's other lines of business except for domestic barge workover operations. The increased contribution from the operating divisions was partially offset by higher depreciation expense, higher general and administrative expenses, higher interest expense and a higher provision for income taxes.

  For the Years Ended December 31, 1993, 1994 and 1995

     Revenues. Revenues were $61.8 million, $138.5 million and $177.5 million for the years ended December 31, 1993, 1994, and 1995, respectively. The increases in revenues were primarily due to the acquisition and placing in service of additional drilling equipment.

     Approximately 92%, 48% and 60% of revenues in 1993, 1994 and 1995, respectively, were accounted for by the Company's domestic barge and international shallow-water drilling operations. Domestic offshore drilling operations accounted for 8% in 1993, 46% in 1994 and 32% in 1995. Revenues from domestic barge workover operations which commenced on April 1, 1994, represented 6% in 1994 and 8% in 1995.

     Operating Costs. Operating costs were $46.1 million, $95.3 million and $121.0 million for the years ended December 31, 1993, 1994, and 1995, respectively. The increase in operating costs was primarily the result of the expansion of the Company's operations and increased utilization.

     Operating Income. Operating income was $7.2 million, $21.9 million, and $26.1 million for the years ended December 31, 1993, 1994 and 1995, respectively. The increases in operating income were primarily attributable to the increases in revenue, partially offset by the increases in operating costs, general and administrative expenses and depreciation expense. The increase in general and administrative expenses for each of such years was primarily due to the increasing number of shore based personnel required to support the Company's growing rig fleet. Depreciation expense increased each year as a result of the Company's expanded rig fleet.

     Interest Expense. Interest expense was $2.7 million in 1993, $12.0 million in 1994 and $18.0 million in 1995. The increased interest expense during such periods primarily reflects (i) the issuance by the Company of $120 million in senior notes in 1994, (ii) the issuance by the Company of $50 million in subordinated notes in 1995, and (iii) increased borrowings during 1995 under the Company's revolving credit facility.

     Amortization of Deferred Costs. Amortization of deferred costs was $500,000, $700,000 and $2.1 million for the years ended December 31, 1993, 1994, and 1995, respectively. The increases were due primarily to increases in deferred financing costs associated with the Company's debt and equity financings during the periods.

     Foreign Currency Translation Gain. In December 1995, the Venezuelan government devalued its currency (the Bolivar). At the time of the devaluation, the obligations of the Company payable in Bolivars exceeded the receivables of the Company that were payable in Bolivars, and accordingly, the Company recognized a translation gain of $1.0 million during the fourth quarter of 1995, which has been included in other income. No foreign currency translation gains or losses were recorded during 1993 and 1994.

     Other Income and Expense. Other Income was $927,000 in 1993, $2.0 million during 1994, and $2.9 million in 1995. Substantially all of the other income for all three years ended December 31, 1993, 1994 and 1995, was from gains on the sale of surplus assets and interest income.

     Net Income. Net income applicable to common shares was $3.2 million in 1993, $3.9 million in 1994 and $4.7 million in 1995. The increase in 1994 as compared to 1993 was primarily the result of a larger marketed barge drilling and offshore fleet and the Company's entry into the barge workover business. The increase in 1995 as compared to 1994 was primarily as a result of improved operating results in the Company's domestic barge and international shallow drilling operations, which more than offset a decline in the results for the Company's offshore rig fleet and increases in depreciation expense, interest expense, and general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities was $33.8 million for the nine months ended September 30, 1996, compared to $11.0 million for the comparable prior period. The $22.8 million increase was the result of improved operating results, partially offset by an increase in the receivables component of working capital at September 30, 1996. Operating results improved primarily as a result of a significant expansion of the Company's operations.

     Net cash used in investing activities was $165.7 million for the nine months ended September 30, 1996, compared to $77.6 million for the comparable prior period. The increase of $88.1 million was primarily due to expenditures related to the expansion of the Company's rig fleet, including approximately $119 million expended in connection with the acquisition, upgrade and purchase of fleet spares related to the Company's dynamically positioned deep water drillships, the Peregrine I, II and III. In addition, during the nine months ended September 30, 1996, the Company also expended approximately $28.2 million in connection with the acquisition of three other drilling rigs (one barge rig, one submersible rig and one jackup rig) and approximately $26.1 million on the purchase of drillpipe, rig reactivations, and rig upgrades. Included in the $119 million of expenditures related to the Company's drillship operations was approximately $60.0 million for the upgrade of the Peregrine I and the purchase of additional riser, BOP equipment and other fleet spares and rig inventory. The upgrade of the Peregrine I was completed during the third quarter of 1996 and the rig was mobilized to Brazil, where it commenced operations in early November, approximately four months behind the Company's original intended delivery date. The upgrade of the Peregrine I exceeded the Company's original cost estimates as a result of increased shipyard time due to delays in equipment deliveries and additional rig upgrades which increased the water depth capability of the rig.

     Net cash provided by financing activities was $129.2 million for the nine months ended September 30, 1996, compared to $68.9 million for the comparable prior period. The $60.3 million increase was primarily due to the issuance by the Company of $120 million of Senior Notes on March 4, 1996. During the prior nine-month period ended September 30, 1995, the Company had issued $50.0 million of Senior Subordinated Notes.

     During the fourth quarter of 1996, the Company has made or currently expects to make additional capital expenditures of (i) approximately $8.0 million for the purchase of a hull and certain other equipment to be used in the construction of the dynamically positioned drillship Peregrine IV and its initial mobilization,

(ii) $20.0 million for the purchase of the drillship Deepsea Duchess, (iii) $3.0 million for the refurbishment of certain rig equipment, and (iv) $2.0 million for drillpipe and other equipment expenditures. In addition to its expected capital expenditures for the remainder of 1996, the Company may commit, upon receipt of acceptable contracts, to the completion of the Peregrine IV and the upgrade of the Pacesetter III at costs currently estimated at $120 million and $25 million, respectively. Should the Company commit to these or any other similar projects, the Company anticipates that a substantial portion of the funding would come from third party equipment lessors or debt.

     The Company has agreed to acquire both the Deepsea Ice and the Deepsea Duchess for $40 million, but is negotiating to have a third party purchase the Deepsea Ice for $20 million and lease it to the Company. The Company will pay the $20 million balance of the Deepsea Ice/Deepsea Duchess purchase price with $5 million in cash and the issuance to the seller of $15 million of Falcon common stock.

     As of September 30, 1996, the Company had cash and credit availability under its line of credit totaling approximately $11.3 million. The Company has recently entered into agreements with its commercial bank lenders that increase its bank credit facilities from a maximum of $25 million to $65 million. The new facilities consist of (i) a $25 million revolving loan facility secured by accounts receivable, maturing in November 1999, and (ii) a $40 million revolving loan facility secured by certain drilling rigs and receivables, maturing in November 1998. The Company believes that its available funds, together with cash generated from operations, will be sufficient to fund its capital expenditure program, working capital and debt service requirements. Future commitments for capital expenditures will depend upon market conditions and opportunities, as well as the availability of adequate financing.

     Although substantially all the Company's marketed rigs are currently under contract, its domestic based rigs are typically contracted on a well-to-well basis or on short term contracts which typically expire within six months. A severe decline in demand for oil and gas drilling could therefore adversely impact the Company's cash flow from operations. Should these circumstances occur and persist for a material length of time, there could be no assurance that the Company's cash flow from operations would remain adequate to meet its requirements and the Company would likely scale back the scope of its operations and dispose of excess or non-essential assets.

                                    BUSINESS

     Falcon provides contract drilling and workover services for the domestic and international oil and gas industry. Falcon owns and operates the largest fleet of barge drilling rigs in the world and the largest fleet of mat-supported offshore drilling rigs in the U.S. Gulf of Mexico. Falcon also owns and operates three dynamically positioned drillships and has contracted to acquire two conventionally moored drillships for use in the deepwater drilling market.

STRATEGY

     Falcon's strategy is to identify contract drilling markets which have experienced an excess supply of equipment, but where Falcon expects a substantial increase in future demand due in large part to the effect of technology on drilling economics. By entering these markets, Falcon has been able to acquire equipment on attractive terms and establish a significant presence in such markets, thereby creating opportunities for profitable growth.

     The initial focus of Falcon's strategy was the barge drilling business. Historically, the largest such market has been in the U.S. Gulf Coast, principally South Louisiana, where barge drilling and workover activity has been increasing. Falcon's management believes that this increasing activity is primarily attributable to attractive prospects in the area for deep natural gas drilling, increased 3-D seismic survey activity and the mid-1994 settlement of a long standing dispute between the State of Louisiana and Texaco, the area's largest leaseholder. Falcon subsequently expanded into complementary businesses, including the Venezuelan shallow-water rig market and the U.S. Gulf Coast barge workover market. Falcon also began building a significant presence in the U.S. Gulf of Mexico offshore drilling market, as demand began to rebound from historically low levels in the early 1990s.

     In late 1995, Falcon began building a significant presence in the deepwater market with an initial emphasis on dynamically positioned drillships. Deepwater oil and gas exploration and production costs are being significantly reduced by improvements in technology. In addition, privatization initiatives and greater political stability in many oil and gas producing regions of the world have broadened access to attractive deepwater acreage. Management believes that these developments will lead to increased demand for drilling equipment with greater water depth capability. Falcon targeted dynamically positioned drillships for acquisition because their water depth capability can be efficiently upgraded with existing technology to service ultra deep water locations.

DOMESTIC BARGE DRILLING OPERATIONS

     Domestic Barge Drilling Rigs. Barge drilling rigs are mobile drilling platforms that are submersible and are built to work in eight to 20 feet of water. They are towed by tugboats to the drill site with the derrick lying down. The lower hull is then submerged by flooding until it rests on the sea floor, the derrick is raised and drilling operations are conducted with the barge in this position. There are two basic types of barge rigs, "posted" and "conventional." A posted barge is identical to a conventional barge except that the hull and superstructure are separated by 10 to 14 foot columns, which increases the water depth capabilities of the rig. Falcon's barge drilling rigs are generally used in drilling for oil and natural gas in inland and shallow-water coastal areas, but may also be used for workover activity.

     The following tables provide certain information as of October 31, 1996, regarding Falcon's domestic barge drilling fleet:

                                                                          MAXIMUM
                                                                          DRILLING
                                                       HORSEPOWER YEAR    DEPTH
RIG             DRILLING EQUIPMENT/MAIN POWER            RATING   BUILT   (FEET)      CUSTOMER(1)
---             -----------------------------            -----    ----    ------      -----------
CONVENTIONAL BARGE RIGS FOR DEEP DRILLING
 1     Skytop Brewster/Caterpillar....................   2,000    1980    20,000    LLOG
 3     Mid-Continent/Caterpillar(2)...................   3,000    1981    25,000    Shell
 4     Oilwell/Caterpillar............................   3,000    1981    25,000    Cold Stacked
 6     Mid-Continent/Caterpillar......................   3,000    1981    25,000    Cold Stacked
15     National/EMD...................................   2,000    1981    25,000    Goodrich
21     Oilwell/Caterpillar............................   1,500    1982    15,000    Unocal
25     Continental Emsco/Caterpillar..................   3,000    1976    25,000    Cold Stacked
28     Continental Emsco/Caterpillar..................   3,000    1979    30,000    Plains
29     Continental Emsco/Caterpillar..................   3,000    1980    30,000    Shell
30     Continental Emsco/Caterpillar..................   3,000    1981    30,000    Texaco
31     Continental Emsco/Caterpillar..................   3,000    1981    30,000    Texaco
32     Continental Emsco/Caterpillar..................   3,000    1982    30,000    Stone
37     National/EMD...................................   3,000    1965    20,000    Cold Stacked
38     National/EMD...................................   3,000    1965    20,000    Cold Stacked

POSTED BARGE RIGS FOR DEEP DRILLING

 2     Skytop Brewster/Caterpillar....................   2,000    1980    20,000    Cold Stacked
 5     National/Caterpillar...........................   3,000    1981    25,000    Cold Stacked
 7     Oilwell/Caterpillar............................   2,000    1978    25,000    Flores & Rucks
 8     Oilwell/Caterpillar............................   2,000    1978    25,000    Cold Stacked
 9     Oilwell/Caterpillar............................   2,000    1981    25,000    Shell
10     Oilwell/Caterpillar............................   2,000    1981    25,000    Exxon
16     National/EMD...................................   3,000    1981    30,000    Texaco
17     National/EMD...................................   3,000    1982    30,000    Shell
27     Continental Emsco/Caterpillar..................   3,000    1978    30,000    Cold Stacked
39     National/EMD...................................   3,000    1970    30,000    Cold Stacked
41     National/EMD...................................   3,000    1981    30,000    Cold Stacked
44     Oilwell/Superior...............................   3,000    1979    30,000    Cold Stacked
45     Oilwell/Superior...............................   3,000    1979    30,000    Cold Stacked
46     Oilwell/EMD....................................   3,000    1981    30,000    Cold Stacked
47     Oilwell/EMD....................................   3,000    1982    30,000    OTV
48     Gardner Denver/Caterpillar.....................   3,000    1982    30,000    UPRC
49     Oilwell/Caterpillar............................   3,000    1980    30,000    Hunt
52     Oilwell/Caterpillar............................   2,000    1981    25,000    Available(3)
54     National/EMD...................................   3,000    1970    30,000    Fina
55     Ideco/EMD......................................   3,000    1981    30,000    Mobil
56     National/Caterpillar...........................   2,000    1973    25,000    Enserch
57     National/Caterpillar...........................   2,000    1975    25,000    Cold Stacked
61     Mid-Continent/EMD..............................   3,000    1978    30,000    Cliffs Oil & Gas
62     Mid-Continent/EMD..............................   3,000    1978    30,000    Amerada Hess
63     Mid-Continent/EMD..............................   3,000    1978    30,000    Shell
64     Mid-Continent/EMD..............................   3,000    1979    30,000    Phillips

---------------

(1) Rigs listed as cold stacked are not being actively marketed and are in need of refurbishment to be activated. Falcon believes that these 15 rigs can be activated for amounts ranging from $500,000 to $3.0 million per rig, or an aggregate cost of approximately $30.0 million.

(2) This rig is leased to Falcon.

(3) This rig was recently demobilized from Venezuela and is expected to resume working in the fourth quarter of 1996.

     Falcon also has a contract to purchase for $5.0 million three cold stacked barge drilling rigs located in Mexico. The seller has claimed that logistical difficulties prevent it from delivering those rigs to Falcon, and Falcon has recently commenced a legal action to enforce its rights under that contract. It is uncertain whether or when Falcon will be able to enforce the contract and acquire these rigs.

     Domestic Barge Drilling Market. Falcon's principal domestic market for its barge drilling rigs is the shallow-water areas of the U.S. Gulf Coast (primarily coastal Louisiana and, to a lesser extent, coastal regions of Alabama, Mississippi and Texas). This area historically has been the world's largest market for shallow-water drilling. Barge rigs are employed both inland, in lakes, bays, rivers and marshes, and in shallow-water coastal areas. Falcon's barge drilling fleet averaged 14.2 working rigs at an average day rate of $12,667 during 1995 and 18.9 working rigs at an average day rate of $13,304 during the nine months ended September 30, 1996.

     The structure of the domestic shallow-water market has changed materially as the result of barge rigs being scrapped, committed to international markets or taken out of service, and the consolidation of unprofitable barge rig companies. The following table sets forth as of October 31, 1996, Falcon's estimate of the number of barge drilling rigs with rated maximum drilling depth capability in excess of 14,000 feet capable of working in the domestic market. The table below excludes rigs that are suitable principally for workover and shallow drilling.

     CONTRACTOR                                                         TOTAL      IN SERVICE
     ----------                                                         -----      ----------
    Falcon............................................................    40           25
    Mallard Bay.......................................................     8            7
                                                                          --           --
              Total...................................................    48           32

DOMESTIC BARGE WORKOVER AND SHALLOW DRILLING OPERATIONS

     Domestic Barge Workover and Shallow Drilling Rigs. Barge workover and shallow drilling rigs typically differ from barge drilling rigs both in the size of the hull and the capability of the drilling equipment. Because workover operations require less hoisting and mud system capacity, a smaller unit can be used. In addition, workover rigs, which are equipped with specialized pumps and handling tools, do not require heavy duty drill pipe. Operating costs for workover rigs are lower because the rigs require smaller crews, use less fuel and require less repair and maintenance. Certain rigs can also be utilized to drill shallow wells to maximum depths ranging to 14,000 feet depending upon the rig's capabilities.

     The following table provides certain information regarding Falcon's fleet of barge workover and shallow drilling rigs as of October 31, 1996:

                                               MAST                         MAXIMUM
                                             CAPACITY      YEAR        DRILLING/WORKOVER
RIG        DRAWWORKS                         (POUNDS)      BUILT         DEPTH (FEET)        CUSTOMER
----       ---------                         ---------     -----       -----------------     --------
 SDI   Ideco H-30..........................    250,000      1990(1)          NA/15,000       Equinox
   6   Ideco H-35..........................    450,000      1978             NA/20,000       Badger
   7   Gardner Denver 800..................    800,000      1972         10,000/25,000       Apache
  14   Skytop Brewster N95(2)..............  1,000,000      1978         18,000/30,000       Forman
  16   Mid-Continent U36A..................    550,000      1979         10,000/25,000       LL&E
  18   Skytop Brewster N75.................    530,000      1980         12,000/25,000       Badger
  19   National 80B........................    750,000      1996(1)      14,000/25,000       Yuma
  22   Wilson 75...........................    369,000      1991(1)          NA/20,000       Texoil
  23   Mid-Continent U-914(3)..............  1,000,000      1995(1)      14,000/25,000       Vintage
  24   National 110M(4)....................    760,000      1978         14,000/25,000       Apache

---------------

(1) These rigs were reconstructed on the date indicated using the existing hull, existing equipment, or both.

(2) This rig is a posted barge capable of deep drilling operations, but is currently marketed for workover activity in areas requiring a posted barge.

(3) This rig is leased to Falcon through December 1998.

(4) This rig is leased to Falcon through March 2000.

     Domestic Barge Workover and Shallow Drilling Market. The domestic barge workover and shallow drilling business is based in the same geographical area as the barge drilling market. The same factors which have affected the structure of the barge drilling sector also have affected this sector, with considerable consolidation of competitors and reduction of available rigs since the early 1980s. The following table sets forth as of October 31, 1996, Falcon's estimate of the number of barge units in the workover and shallow drilling sector. Shallow drilling units are those with rated maximum drilling depth capacity of 14,000 feet or less.

              CONTRACTOR                                              TOTAL    IN SERVICE
              ----------                                              -----    ----------
        Falcon.......................................................   10         10
        Mallard Bay..................................................   20         15
        Other Contractors............................................    5          2
                                                                        --         --
                  Total..............................................   35         27

     Falcon's workover fleet averaged 4.2 working rigs at an average day rate of $8,858 during 1995 and 4.9 working rigs at an average day rate of $8,921 during the nine months ended September 30, 1996.

INTERNATIONAL SHALLOW-WATER OPERATIONS

     International Shallow-Water Rigs. Barge rigs working in international markets typically feature a larger hull and expanded crew quarters. In addition, barge rigs designed to work in Lake Maracaibo, Venezuela, require modification to work in a floating mode in up to 150 feet of water. The typical domestic barge is modified by widening the hull from 54 feet to 100 feet, installing a mooring system and cantilevering the drill floor. Three of Falcon's barge rigs have been so modified and are currently operating in Lake Maracaibo pursuant to Falcon's contracts with Maraven. After such modification, these rigs generally are not suitable for deployment to other locations. The table under "Domestic Barge Drilling Operations" includes three rigs that are equipped for general international service by virtue of their larger hull size and crew quarters.

     Falcon currently operates a submersible rig (Rig 203) in Venezuela under a well-to-well contract with a subsidiary of British Petroleum. Falcon also operates a jack-up drilling rig (FALRIG 83) offshore Nigeria under a one-year contract with an affiliate of Global Marine Inc.

     International Shallow-Water Markets. In recent years, demand for shallow-water rigs for drilling and workover services in certain international markets has increased. Potential international markets for shallow-water drilling services include Venezuela, West Africa, Southeast Asia and Mexico. Drilling in these international markets is typically driven by exploration for and development of oil production. The attractiveness of international markets to the drilling contractor is based on the long-term nature of the work and the opportunity to earn day rates higher than domestic rates. Management of Falcon believes that international markets, in which jackup rigs have historically been utilized for offshore drilling, will utilize an increasing number of barge rigs over the next several years and that these will come primarily from rigs currently or formerly employed in the U.S. Gulf Coast shallow-water market.

DOMESTIC OFFSHORE OPERATIONS

     Offshore Rigs. Falcon's offshore drilling rigs include jackup and submersible units. Jackup rigs are mobile, self-elevating drilling platforms equipped with legs that can be lowered to the ocean floor until a foundation is established to support the hull, which contains the drilling equipment, jacking system, crew quarters, loading and unloading facilities, storage areas for bulk and liquid materials, helicopter landing deck and other related equipment. The rig legs may operate independently or have a mat attached to the lower portion of the legs in order to provide a more stable foundation in soft bottom areas. All of Falcon's jackup rigs are mat-supported rigs. Moving a rig to the drill site involves jacking up its legs until the hull is floating on the surface of the water. The hull is then towed to the drill site by tugboats and the legs are jacked down until contact is made with the seabed. The jacking operation continues until the hull is raised to the desired elevation above sea level and drilling operations are conducted with the hull in its raised position. Six of Falcon's jackup rigs are cantilever design, a feature that permits the drilling platform to be extended out from the hull, allowing it to perform drilling or workover operations over pre-existing platforms or structures. All of the Company's cantilevered jackup rigs feature top drive systems. The other ten jackup rigs, including one rig operating in the international shallow-water market, are slot-type design that are configured for the drilling operations to take place through a keyway in the hull. Jackup rigs with the cantilever feature or with a top drive system historically have achieved higher day rates and utilization rates. Falcon's jackup rigs are equipped for deep drilling in water depths of up to 250 feet.

     A submersible rig is a mobile drilling platform that is towed to the drill site and submerged to drilling position by flooding the lower hull until it rests on the sea floor, with the upper deck above the water surface. After completion of the drilling operation, the rig is refloated by pumping the water out of the lower hull, after which it may be towed to another location. Each of Falcon's three submersible rigs, including one rig operating in the international shallow-water market, is equipped for deep drilling in water depths up to 85 feet and features a cantilevered rig floor. One of the units is equipped with a top drive and a third mud pump.

     The following table provides certain information regarding Falcon's domestic offshore rigs as of October 31, 1996:

                                               MAXIMUM          MAXIMUM
                                                WATER           DRILLING           YEAR
      RIG              RIG DESCRIPTION       DEPTH (FEET)     DEPTH (FEET)        BUILT               CUSTOMER
----------------    ---------------------    ------------     ------------     ------------     --------------------
SLOT-TYPE MAT-SUPPORTED JACKUP RIGS

FALRIG 17           Bethlehem JU-250MS            250            25,000                1974     ADTI
FALRIG 18           Bethlehem JU-250MS            250            25,000                1978     Zilkha
FALRIG 19           Bethlehem JU-250MS            250            30,000                1978     ADTI
FALRIG 20           Bethlehem JU-250MS            250            30,000                1982     ADTI
FALRIG 82(1)        Baker Marine BMC 250          200            25,000                1979     UPRC
FALRIG 84           Bethlehem JU-250MS            250            25,000                1975     ADTI
Achilles            Baker Marine BMC 250          200            25,000                1981     OEDC
Sea Hawk            Bethlehem JU-250MS            250            25,000                1976     Apache
Taurus              Bethlehem JU-250MS            250            25,000                1976     Newfield

CANTILEVERED MAT-SUPPORTED JACKUP RIGS(2)

Phoenix I           Bethlehem JU-200MC            200            25,000                1981     ADTI
Phoenix II          Bethlehem JU-200MC            200            25,000                1982     Houston Exploration
Phoenix III         Bethlehem JU-200MC            200            25,000                1981     ADTI
Phoenix IV          Bethlehem JU-200MC            200            25,000                1981     Petsec
FALRIG 85           Bethlehem JU-200MC            200            25,000                1979     Union Oil
FALRIG 86           Bethlehem JU-200MC            200            25,000                1980     ADTI

CANTILEVERED SUBMERSIBLE RIGS

FALRIG 77           Donhaiser Marine               85            30,000                1983     Flores & Rucks
FALRIG 78           Donhaiser Marine               85            30,000                1984     Seneca Resources

---------------

(1) This rig is leased to Falcon.

(2) All of these rigs are equipped with top drive systems.

     Domestic Bottom-Supported Offshore Market. Falcon's domestic offshore drilling fleet, which consists entirely of bottom-supported units, is located in the U.S. Gulf of Mexico. Of a total of 128 bottom-supported offshore rigs (118 jackup and 10 submersible drilling rigs) in the U.S. Gulf of Mexico, 118 are owned by the eight largest operators, including Falcon. The table below sets forth Falcon's estimate of the operators of bottom-supported offshore drilling rigs in the U.S. Gulf of Mexico market as of October 31, 1996:

                                                                                   MAT-SUPPORTED
                                                                                     RIGS WITH
                                                                                    MINIMUM 200
                                                         BOTTOM-SUPPORTED            FOOT WATER
                                                               RIGS(l)                  DEPTH
                                                         ----------------        -------------------
        CONTRACTOR                                       TOTAL     IN-SERVICE    TOTAL    IN-SERVICE
        ----------                                       -----     ----------    -----    ----------
    Noble Drilling....................................    23           18          10         9
    Ensco.............................................    21           20          --        --
    Falcon............................................    17           17          15        15
    Rowan Companies...................................    14           14          --        --
    Diamond Offshore..................................    12           11           3         3
    Global Marine.....................................    11           11          --        --
    Marine Drilling...................................    12           12           8         8
    Cliffs Drilling...................................     8            7           1         1
    Other contractors.................................    10           10           1         1
                                                         ---          ---          --        --
              Total...................................   128          120          38        37
                                                         ===          ===          ==        ==

---------------

(1) Excludes bottom-supported units rated strictly for workover.

     Falcon's domestic offshore fleet averaged 9.8 working rigs at an average day rate of $15,060 during 1995 and 14.8 working rigs at an average day rate of $19,144 for the nine months ended September 30, 1996.

     International opportunities for Falcon's offshore bottom-supported rigs are limited to areas where soft bottom conditions are conducive to the use of mat-supported rigs, including certain offshore waters of India, the Persian Gulf, Southeast Asia, West Africa and Mexico.

DEEPWATER OPERATIONS

     Drillships and Semisubmersibles. Falcon began operation in the deepwater drilling market in 1996 with the acquisition of three dynamically positioned drillships. A drillship is a self-propelled ship specifically outfitted for drilling operations, featuring drilling equipment typical of any offshore rig. The older generation of drillships were conventionally moored and thus were limited in terms of water depth capacity. Many of the drillships built after 1975 featured a dynamic positioning system which allowed the ship to position itself over the drill site through the use of thrusters controlled by a satellite navigation system. Drillships typically have greater variable load capacity than semisubmersible drilling rigs, which make them better suited for drilling in remote locations where resupply is expensive. Semisubmersible rigs, which are not self-propelled but feature better motion characteristics due to the shape of their hulls, are preferred in harsh environments.

     At October 31, 1996, Falcon's active fleet of deepwater rigs consisted of three dynamically positioned drillships.

     The Peregrine I was acquired in September 1995 and thereafter was upgraded to drill in up to 6,750 feet of water. The rig is a Gusto design Pelican class drillship built in 1983. The Peregrine I is under contract for a five-year term with Petrobras to work offshore Brazil in water depths of up to 3,900 feet. The rig was mobilized to Brazil in September 1996, and operations commenced in November 1996.

     The Peregrine II was acquired in February 1996. Falcon assumed operation of the rig, which has been working in offshore Brazilian waters pursuant to a contract with Petrobras that runs through August 1998.

This unit has been working in Brazil since 1986. The rig is a Gusto design Pelican class drillship built in 1979 and rated to drill in up to 3,300 feet of water.

     The Peregrine III was acquired in May 1996. The rig has worked principally in Southeast Asia and West Africa in recent years. Currently, it is working offshore Australia and is expected to return to work in West African waters under multi-well contracts with subsidiaries of Shell and Exxon that are expected to run through March 1999. The rig is a Gusto design Pelican class drillship built in 1976 and rated to drill in up to 4,000 feet of water. Recently, the Company reached an agreement with Shell to increase its day rate, based on certain upgrades to the unit, and believes additional upgrading, including increasing the rig's water depth capability, is likely. The Company intends to use approximately $20 million of the proceeds of the Offering to complete such upgrades.

     In December 1996 the Company acquired a hull and engine package from Kherson Shipyard (the Peregrine IV). The hull, with a larger displacement and size than any currently operating dynamically positioned drillship, will be completed as a dynamically positioned drillship rated to drill in 9,000 feet of water. The Company will not undertake its completion unless and until it obtains a satisfactory drilling contract and financing for the project.

     In addition, the Company has agreed to acquire two conventionally moored drillships currently based in Southeast Asia. The acquisition is expected to close on or about December 10, 1996. The Deepsea Ice is equipped with a top drive system and is rated to drill in up to 1,000 feet of water. The rig is currently under contract through mid-1997. The Deepsea Duchess has also operated principally in Southeast Asia. It is equipped with a top drive system and is rated to drill in up to 1,000 feet of water. The rig was recently mobilized back from the Mediterranean Sea, where it completed a contract and is being bid for several prospective wells.

     The Company also owns the Pacesetter III, a semisubmersible acquired in 1995. It has been cold stacked since 1986. The Company is currently evaluating plans to refurbish it for operation in up to 1,500 feet of water, its original water depth rating. The refurbishment is estimated to cost $25 million.

     Deepwater Markets. Drillships and semisubmersibles operate in various market areas around the world in water depths where jackup rigs and other bottom-supported rigs are incapable of working. Activity in such water depths has generally been increasing over the last several years.

     Semisubmersibles, most of which are conventionally moored, have application on a worldwide basis and are particularly favored in harsh environments due to their superior motion characteristics. Depending on the generation of rig, semisubmersibles are rated to drill in 600 feet to 5,000 feet of water. At October 31, 1996, there were 117 semisubmersibles working, out of a total of 122 actively marketed units.

     Dynamically positioned drillships are used to drill wells in the world's deepest water depth locations, since these units are not constrained by the limitations of conventional mooring. The largest market for these drillships is Brazil, where Petrobras has been a leader in deepwater development. Five of the eight active dynamically positioned drillships are committed to Petrobras. Other markets which utilize these drillships include the U.S. Gulf of Mexico, West Africa, Australia and Southeast Asia. In addition to the eight active units, other units are being constructed or converted to dynamic positioning, including: Ocean Clipper, Discoverer Enterprise, Glomar Explorer and Neddrill Muravlenko. Long-term contract commitments have been announced for each of these units.

     Conventionally moored drillships generally compete with second- and third-generation semisubmersibles in water depths up to 1,500 feet in certain market areas, including the U.S. Gulf of Mexico, West Africa, the Indian Ocean, Australia and Southeast Asia. In addition to four units which are owned by state-owned oil companies which operate exclusively in India and Ghana, there are only six remaining conventionally moored drillships. This type of drillship is particularly suitable for operations in Southeast Asia, where locations are widespread, resupply is difficult and sea conditions are favorable. With the acquisition of the Deepsea Ice and Deepsea Duchess, Falcon would control two of the four units in this market area.

CONTRACTS AND CUSTOMERS

     Falcon's drilling and workover rigs are generally operated under individual day rate contracts. Falcon's customers include major, state-owned and independent oil and gas companies, as well as turnkey operators that do not own rig equipment but who assume the risks associated with operations conducted on a fixed price basis. Historically, most domestic drilling contracts have been on a well-by-well basis, while contracts in the international markets typically are offered on a term basis. Workover contracts are also typically on a well-by-well basis and are shorter in duration than drilling contracts.

     Day rate contracts generally provide for a fixed day rate, regardless of whether drilling is successful. Drilling contracts also provide for lower rates during periods when the rig is being moved or when drilling operations are interrupted or restricted by equipment breakdowns, adverse weather or water conditions or other conditions beyond the control of Falcon. Under day rate contracts, Falcon generally pays operating expenses of the rig, including wages and the cost of incidental supplies. Revenues from day rate contracts have historically accounted for a substantial portion of Falcon's revenues. Falcon has generally been able to obtain contractual indemnification pursuant to which Falcon's customers agree to protect and indemnify Falcon to some degree from liability for reservoir, pollution and environmental damages, but there can be no assurance that Falcon can obtain such indemnities in all of its contracts, that the level of indemnification that can be obtained will be meaningful, that such indemnification agreements will be enforceable or that the customer will be financially able to comply with its indemnity obligations.

     Falcon's customers, other than in the case of the term contracts or commitments in Venezuela and Brazil, generally include major and independent oil and gas companies and turnkey operators operating in the U.S. Gulf of Mexico. In the years ended December 31, 1993, 1994, and 1995, Falcon contracted with 63, 80 and 75 customers, respectively, in this area. British Gas accounted for 11.1% of total revenues in 1993. Applied Drilling Technology Inc., a provider of turnkey drilling services, accounted for 11.2% of total revenues in 1994 and approximately 11% of total revenues for the nine months ended September 30, 1996. Maraven accounted for 11.3% of total revenues in 1995. No other customer accounted for more than 10% of total revenues in any such period.

     Falcon owns and operates three modified Lake Maracaibo type barge rigs under five-year contracts that commenced in December 1994 and January 1995. At October 31, 1996, seven of the seventeen rigs in the Company's domestic offshore fleet were operating under six-month contracts with Applied Drilling Technology, Inc. With the Peregrine I and Peregrine II operating under long-term contracts, Petrobras has become, and is anticipated to remain, a significant customer of the Company.

                                   MANAGEMENT

     The following table sets forth certain information with respect to the directors and principal executive officers of Falcon:

                 NAME                AGE                      POSITION
    ------------------------------   ----  -----------------------------------------------
    Steven A. Webster.............    45   Chairman of the Board and Chief Executive
                                           Officer
    Bernie W. Stewart.............    52   Chief Operating Officer
    Robert H. Reeves, Jr. ........    59   Executive Vice President
    Robert F. Fulton..............    45   Executive Vice President and Chief Financial
                                           Officer
    Leighton E. Moss..............    45   Vice President and General Counsel
    Steven R. Meheen..............    40   Vice President -- Deepwater Operations
    Michael E. Blake..............    38   President of Falcon Workover
    Rodney W. Meisetschlaeger.....    43   Vice President -- Offshore Operations
    Lloyd M. Pellegrin............    49   Vice President -- Administration
    Don P. Rodney.................    49   Vice President -- Finance
    Purnendu Chatterjee...........    45   Director
    Douglas A. P. Hamilton........    50   Director
    Kenneth H. Hannan, Jr. .......    55   Director
    James R. Latimer, III.........    50   Director
    William R. Ziegler............    54   Director

     Mr. Webster, a director and the Chairman and Chief Executive Officer of Falcon since its organization in 1991, is a founder and original investor in Falcon and its predecessors, which commenced operation in 1988. In addition to his administrative duties, Mr. Webster has been responsible for developing Falcon's strategic plan, raising capital and implementing its acquisition program. He serves as a director of Crown Resources Corporation (a mining company), a director of DI Industries, Inc. (a land drilling contractor), and as a trust manager of Camden Property Trust (a real estate investment trust). Mr. Webster is also a general partner of Equipment Asset Recovery Fund (an investment fund).

     Mr. Stewart joined Falcon in April 1996 as Chief Operating Officer. From 1993 until joining Falcon, Mr. Stewart was Chief Operating Officer for Hornbeck Offshore Services, Inc., an offshore supply boat operator, where he was responsible for overall supervision of that company's operations. From 1986 until 1993, he was President of Western Oceanics, Inc., an offshore drilling contractor.

     Mr. Reeves, Executive Vice President of Falcon since January 1993, is responsible for managing Falcon's domestic barge rig business. Mr. Reeves joined Two "R" Drilling Company Inc. in 1961 and served as its President from 1974 until joining Falcon in December 1992. Two "R" Drilling Company Inc., which was the first company to utilize barge rigs, was co-founded by Mr. Reeves' father in 1944. Mr. Reeves was instrumental in building Two "R" Drilling Company Inc. into a leading company in the shallow-water drilling market.

     Mr. Fulton, Executive Vice President and Chief Financial Officer of Falcon since January 1, 1995, is responsible for overseeing accounting, financial and general administrative matters. From 1991 until joining Falcon in 1995, Mr. Fulton served as an executive officer of Chiles Offshore Corporation (which has merged with Noble Offshore Corporation, a wholly owned subsidiary of Noble Drilling Corporation), most recently as Senior Vice President and Chief Financial Officer.

     Mr. Moss, Vice President and General Counsel of Falcon, joined Falcon on January 1, 1996, and is primarily responsible for management of the legal affairs of Falcon. From October 1995 until joining Falcon, Mr. Moss was a member of the law firm of Gardere Wynne Sewell & Riggs, L.L.P. For more than five years prior to October 1995, Mr. Moss was a member of the law firm of Sewell & Riggs, P.C.

     Mr. Meheen, Vice President -- Deepwater Operations of Falcon since January 1995, is responsible for development and operation of Falcon's deepwater business. Mr. Meheen has been employed in offshore operations since 1976 for Santa Fe Drilling, Maretech Pacific Ltd. and as a consultant with Mobil Oil.

     Mr. Blake, President of Falcon Workover Company, Inc. since January 1996, was president of the joint venture that had operated Falcon's workover business since its formation in April 1994 until December 31, 1995. Prior to the formation of that joint venture, Mr. Blake was President of Blake Drilling and Workover Company and certain predecessor companies from 1986 and has been employed by companies engaged in shallow-water barge drilling operations since 1981.

     Mr. Meisetschlaeger, Vice President -- Offshore Operations of Falcon since 1993, is responsible for managing Falcon's offshore operations. He served in a similar capacity for the Huthnance Drilling Division of W.R. Grace & Co. from 1981 until joining Falcon in 1993.

     Mr. Pellegrin, Vice President -- Administration of Falcon since November 1992, has primary responsibility for administrative matters, personnel safety and risk management. He held a similar position with Atlantic Pacific Marine Corporation, where he worked from 1977 until joining Falcon in 1992.

     Mr. Rodney, Vice President -- Finance of Falcon since November 1992, has overall responsibility for the accounting and control functions for both the offshore and barge divisions. He worked for Atlantic Pacific Marine Corporation from 1977 through 1992, serving as controller for his last nine years.

     Dr. Chatterjee, a director of Falcon since 1993, is an investor in public and private companies and has been associated with the George Soros organization for approximately eleven years. A corporation controlled by Dr. Chatterjee is the general partner of a limited partnership that is Falcon's largest stockholder. In January 1993, Dr. Chatterjee, without admitting or denying the charges, resolved an action brought by the Securities and Exchange Commission alleging that he had disclosed material non-public information by paying a fine and consenting to an injunction that requires, among other things, observance of applicable securities laws and regulations. Dr. Chatterjee is a director of Geotek Communications, Inc., a broadcasting communications equipment company.

     Mr. Hamilton, a director of Falcon since 1992, is a private investor who is one of Falcon's original investors. He has experience in executive management in various businesses and has been an investor in oil and gas ventures since 1983.

     Mr. Hannan, a director of Falcon since 1991, is President of Colonial Navigation, a New York-based shipping company that is affiliated with the shipping interests of Francis and Marios Stafilopatis. Entities owned by the Stafilopatis family were early investors in Falcon.

     Mr. Latimer, a director of Falcon since 1993, is an independent oil and gas operator and investor based in Dallas. He has experience managing a large institutional portfolio of oil and gas properties and as a management consultant. Mr. Latimer is also the President of Raptor Exploration Company, Inc., a wholly owned subsidiary of Falcon through which Falcon participates in oil and gas exploration and production activities.

     Mr. Ziegler, a director of Falcon since 1991, is a partner of the law firm of Parson & Brown and was a partner in the law firm of Whitman Breed Abbott & Morgan and a predecessor firm until May 1994. Both firms have acted as counsel to Falcon. He serves as a director of DI Industries, Inc. (a land drilling contractor).

     The Board of Directors of the Company intends to appoint Michael E. Porter, the C. Roland Christensen Professor of Business Administration at Harvard Business School, as a director of the Company, effective as of January 1, 1997. Professor Porter is also a director of Alpha-Beta Technology, Inc., Nets, Inc., Parametric Technology Corporation and ThermoQuest Corporation.

                              SELLING STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of Common Stock by the Selling Stockholders before and after the Offering:

                                           NUMBER OF                            AFTER OFFERING
                                            SHARES          NUMBER OF      -------------------------
                                          OWNED PRIOR        SHARES        NUMBER OF
                                            TO THE            BEING         SHARES
          SELLING STOCKHOLDER              OFFERING          OFFERED         OWNED        PERCENT(1)
----------------------------------------  -----------       ---------      ---------      ----------
Open Society Institute..................    2,000,000       2,000,000             --         --
Douglas A. P. Hamilton..................    1,282,570(2)    1,123,500(2)     159,070         *
Furzedown Trading Limited...............      700,000(3)      700,000             --         --
Roberto Marsella........................       45,000          35,000         10,000         *
Roger B. Vincent........................       48,000          45,000          3,000         *
Stephen M. Dearholt.....................       60,000          30,000         30,000         *
Donald Taylor...........................       30,000          30,000             --         --
Michael Keehner.........................       15,000          15,000             --         --
Kenneth C. Huff.........................       12,000          12,000             --         --
Michael E. Porter.......................       15,000           2,500         12,500         *
Katherine K. Stickney...................        3,000           2,000          1,000         *
Anna N. Stickney........................        3,000           2,000          1,000         *
Albert Stickney III.....................        3,000           1,500          1,500         *
Susan K. Stickney.......................        3,000           1,500          1,500         *
                                                            ---------
          Total.........................                    4,000,000
                                                            =========

---------------

 *  Less than one percent.

(1) Based upon a total of 38,594,650 shares of Common Stock outstanding.

(2) Includes 82,500 shares of Common Stock issuable upon exercise of stock options under the 1992 Stock Option Plan held by Mr. Hamilton. Mr. Hamilton is a director of Falcon.

(3) Includes 460,864 shares owned by S-C Rig Investments, L.P. ("S-C Rig"), of which Furzedown Trading Limited ("Furzedown") is a limited partner. Such shares will be distributed to Furzedown prior to the closing of the Offering. Furzedown has vested investment discretion with respect to certain of its portfolio investments, including the Common Stock, in Chatterjee Management Company, an entity that may be deemed to be controlled by Dr. Purnendu Chatterjee, a director of the Company. S-C Rig owns 11,644,221 shares of Common Stock prior to the Offering, and will own 11,183,357 shares, or 29.0% of the Common Stock outstanding, after the Offering (assuming the Underwriters' over-allotment option is not exercised).

     The U.S. Underwriters and the Managers have been granted an option to purchase up to 1,050,000 additional shares of Common Stock to cover over-allotments. It is currently anticipated that 250,000 of such additional shares will be sold by the Company and the remaining 800,000 additional shares will be sold by Open Society Institute ("OSI") and Furzedown. If the over-allotment option is exercised, the shares of Common Stock necessary to satisfy the obligations of OSI and Furzedown will be transferred to such entities from S-C Rig. Under these arrangements, if such over-allotment option is exercised in full S-C Rig will own 10,383,357 shares, or 26.9% of the Common Stock outstanding, after the Offering. The Company, OSI and Furzedown may agree, however, to allocate the 1,050,000 share over-allotment option obligation among themselves in a different manner prior to the consummation of the Offering.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated December 9, 1996 (the "U.S. Underwriting Agreement"), the underwriters named below (the "U.S. Underwriters"), for whom CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc, Schroder Wertheim & Co. Incorporated and Simmons & Company International are acting as representatives (the "Representatives"), have severally but not jointly agreed to purchase from the Company and the Selling Stockholders the following respective numbers of U.S. Shares:

                                                                                NUMBER OF
                                                                                  U.S.
                                   UNDERWRITER                                   SHARES
                                                                                ---------
    CS First Boston Corporation...............................................    780,000
    Donaldson, Lufkin & Jenrette Securities Corporation.......................    780,000
    Salomon Brothers Inc .....................................................    780,000
    Schroder Wertheim & Co. Incorporated .....................................    780,000
    Simmons & Company International...........................................    780,000
    Bear, Stearns & Co. Inc. .................................................    100,000
    BT Securities Corporation.................................................    100,000
    Deutsche Morgan Grenfell Inc. ............................................    100,000
    A.G. Edwards & Sons, Inc. ................................................    100,000
    Goldman, Sachs & Co. .....................................................    100,000
    Howard, Weil, Labouisse, Friedrichs Incorporated..........................    100,000
    Invemed Associates, Inc. .................................................    100,000
    Jefferies & Company, Inc. ................................................    100,000
    Lehman Brothers Inc. .....................................................    100,000
    Merrill Lynch, Pierce, Fenner & Smith Incorporated........................    100,000
    Oppenheimer & Co., Inc. ..................................................    100,000
    PaineWebber Incorporated..................................................    100,000
    Prudential Securities Incorporated........................................    100,000
    Smith Barney Inc. ........................................................    100,000
    Gaines, Berland Inc. .....................................................     50,000
    Hanifen, Imhoff Inc. .....................................................     50,000
    Johnson Rice & Company L.L.C. ............................................     50,000
    Josephthal Lyon & Ross Incorporated.......................................     50,000
    Petrie Parkman & Co., Inc. ...............................................     50,000
    Principal Financial Securities, Inc. .....................................     50,000
    Rauscher Pierce Refsnes, Inc. ............................................     50,000
    Raymond James & Associates, Inc. .........................................     50,000
    Rodman & Renshaw, Inc. ...................................................     50,000
    Wm Smith Securities, Incorporated.........................................     50,000
    Southcoast Capital Corporation............................................     50,000
    Southeast Research Partners, Inc. ........................................     50,000
    Stephens Inc. ............................................................     50,000
                                                                                ---------
              Total...........................................................  5,950,000
                                                                                =========

     The U.S. Underwriting Agreement provides that the obligations of the U.S. Underwriters are subject to certain conditions precedent and that the U.S. Underwriters will be obligated to purchase all the U.S. Shares offered hereby (other than those shares covered by the over-allotment option described below) if any are purchased. The U.S. Underwriting Agreement provides that, in the event of a default by a U.S. Underwriter, in certain circumstances the purchase commitments of non-defaulting U.S. Underwriters may be increased or the U.S. Underwriting Agreement may be terminated.

     The Company and the Selling Stockholders have entered into a Subscription Agreement (the "Subscription Agreement") with the Managers of the International Offering (the "Managers") providing for the concurrent offer and sale of the International Shares outside the United States and Canada. The closing of the U.S. Offering is a condition to the closing of the International Offering and vice versa.

     The Company and certain Selling Stockholders have granted to the U.S. Underwriters and the Managers an option, exercisable by CS First Boston Corporation, expiring at the close of business on the 30th day after the date of this Prospectus, to purchase up to 1,050,000 additional shares at the initial public offering price, less the underwriting discounts and commissions, all as set forth on the cover page of this Prospectus. Such option may be exercised only to cover over-allotments in the sale of the shares of Common Stock offered hereby. To the extent that this option to purchase is exercised, each U.S. Underwriter and each Manager will become obligated, subject to certain conditions, to purchase approximately the same percentage of additional shares being sold to the U.S. Underwriters and the Managers as the number of U.S. Shares set forth next to such U.S. Underwriter's name in the preceding table and as the number set forth next to such Manager's name in the corresponding table in the prospectus relating to the International Offering bears to the sum of the total number of shares of Common Stock in such tables.

     The Company and the Selling Stockholders have been advised by the Representatives that the U.S. Underwriters propose to offer the U.S. Shares in the United States and Canada to the public initially at the public offering price set forth on the cover page of this Prospectus and, through the Representatives, to certain dealers at such price less a concession of $0.90 per share, and the U.S. Underwriters and such dealers may allow a discount of $0.10 per share on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Representatives.

     The public offering price, the aggregate underwriting discounts and commissions per share and per share concession and discount to dealers for the U.S. Offering and the concurrent International Offering will be identical. Pursuant to an Agreement between the U.S. Underwriters and Managers (the "Intersyndicate Agreement") relating to the Common Stock Offering, changes in the public offering price, concession and discount to dealers will be made only upon the mutual agreement of CS First Boston Corporation, as representative of the U.S. Underwriters, and CS First Boston Limited ("CSFBL"), on behalf of the Managers.

     Pursuant to the Intersyndicate Agreement, each of the U.S. Underwriters has agreed that, as part of the distribution of the U.S. Shares and subject to certain exceptions, it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute any prospectus relating to the Common Stock to any person outside the United States or Canada or to any other dealer who does not so agree. Each of the Managers has agreed or will agree that, as part of the distribution of the International Shares and subject to certain exceptions, it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute any prospectus relating to the Common Stock in the United States or Canada or to any other dealer who does not so agree. The foregoing limitations do not apply to stabilization transactions or to transactions between the U.S. Underwriters and the Managers pursuant to the Intersyndicate Agreement. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction. "Canada" means Canada, its provinces, territories, possessions and other areas subject to its jurisdiction, and an offer or sale shall be in the United States or Canada if it is made to (i) any individual resident in the United States or Canada or (ii) any corporation, partnership, pension, profit-sharing or other trust or other entity (including any such entity acting as an investment adviser with discretionary authority) whose office most directly involved with the purchase is located in the United States or Canada.

     Pursuant to the Intersyndicate Agreement, sales may be made between the U.S. Underwriters and the Managers of such number of shares of Common Stock as may be mutually agreed upon. The price of any shares so sold will be the public offering price, less such amount as may be mutually agreed upon by CS First Boston Corporation, as representative of the U.S. Underwriters, and CSFBL, on behalf of the Managers, but not exceeding the selling concession applicable to such shares. To the extent there are sales between the U.S. Underwriters and the Managers pursuant to the Intersyndicate Agreement, the number of shares of Common Stock initially available for sale by the U.S. Underwriters or by the Managers may be more or less than the amount appearing on the cover page of the Prospectus. Neither the U.S. Underwriters nor the Managers are obligated to purchase from the other any unsold shares of Common Stock.

     This Prospectus may be used by underwriters and dealers in connection with sales of International Shares to persons located in the United States, to the extent such sales are permitted by the contractual limitations on sales described above.

     The Company, the Selling Stockholders and certain of their affiliates have agreed that they will not offer, sell, contract to sell, announce their intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Securities Act") relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock without the prior written consent of CS First Boston Corporation for a period after the date of this Prospectus of 180 days for the Company and 90 days for the Selling Stockholders, except that the Company may (i) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan in effect on the date of this Prospectus, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date of this Prospectus, and (iii) issue up to $15 million of Common Stock pursuant to the Company's agreement to acquire the Deepsea Ice and the Deepsea Duchess.

     The Company and the Selling Stockholders have agreed to indemnify the U.S. Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the U.S. Underwriters and the Managers may be required to make in respect thereof.

     Donaldson, Lufkin & Jenrette Securities Corporation received customary fees in connection with the placement of the Company's senior fixed rate notes, floating rate notes, and senior subordinated notes, and in connection with the Company's two prior public offerings of Common Stock. Salomon Brothers Inc received customary fees in connection with a placement of the Company's senior fixed rate notes, and in connection with one of the Company's prior public offerings of Common Stock. Simmons & Company International received customary fees in connection with the Company's two prior public offerings of Common Stock.

     As described under "Use of Proceeds," a portion of the net proceeds of the Offering will be applied to reduce debt under the Company's revolving credit facility. An affiliate of Banque Paribas, one of the Managers for the International Offering, is the agent bank and a lender under such revolving credit facility.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of U.S. Shares in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each province where trades of U.S. Shares are effected. Accordingly, any resale of U.S. Shares in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of U.S. Shares.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of U.S. Shares in Canada who receives a purchase confirmation will be deemed to represent to the Company and the Selling Stockholders and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such U.S. Shares without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

     All of the issuer's directors and officers as well as experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of U.S. Shares to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any U.S. Shares acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Company. Only one such report must be filed in respect of U.S. Shares acquired on the same date and under the same prospectus exemption.

      CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     The following is a general discussion of certain U.S. federal income and estate tax consequences of the ownership and disposition of Common Stock applicable to Non-U.S. Holders of such Common Stock who acquire and own such Common Stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). A "Non-U.S. Holder" is any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, or (iii) an estate or trust whose income is includable in gross income for United States federal income tax purposes regardless of its source. For purposes of the withholding tax on dividends discussed below, a non-resident fiduciary of an estate or trust will be considered a Non-U.S. Holder.

     This discussion does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder's tax position (including the fact that in the case of a Non-U.S. Holder that is a partnership, the U.S. tax consequences of holding and disposing of shares of Common Stock may be affected by certain determinations made at the partner level) and does not consider U.S. state and local or non-U.S. tax consequences. This discussion also does not consider the tax consequences for any person who is a shareholder, partner or beneficiary of a holder of the Common Stock. Further, it does not consider Non-U.S. Holders subject to special tax treatment under federal income tax laws (including banks and insurance companies, dealers in securities, and holders of securities held as part of a "straddle," "hedge," or "conversion transaction"). The following discussion is based on provisions of the Code, the applicable Treasury regulations promulgated and proposed thereunder, and administrative and judicial interpretations as of the date hereof, all of which are subject to change either retroactively or prospectively. THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION. EACH PROSPECTIVE NON-U.S. HOLDER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL TAX CONSEQUENCES OF HOLDING AND DISPOSING OF COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY U.S. STATE, LOCAL OR OTHER U.S. OR NON-U.S. TAXING JURISDICTION.

DIVIDENDS

     In general, dividends (to the extent of earnings and profits for federal income tax purposes) paid to a Non-U.S. Holder of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such holder's conduct of a trade or business in the United States or, if a tax treaty applies, attributable to a permanent establishment, or, in the case of an individual, a "fixed base," in the United States ("U.S. trade or business income"), are generally subject to U.S. federal income tax at regular rates, but are not generally subject to the 30% withholding tax if the Non-U.S. Holder files the appropriate form with the payor. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty.

     Under current U.S. Treasury regulations, dividends paid to an address in a foreign country are presumed, absent actual knowledge to the contrary, to be paid to a resident of such country for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under proposed U.S. Treasury regulations, not currently in effect, however, a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements, which would include the requirement that the Non-U.S. Holder file a form which contains the holder's name and address and an official statement by the competent authority in the foreign country (as designated in the applicable tax treaty) attesting to the holder's status as a resident thereof.

     A Non-U.S. Holder of Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service.

DISPOSITION OF COMMON STOCK

     Under current U.S. law, a Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of Common Stock unless (i) the gain is U.S. trade or business income, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other requirements,
(iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain United States expatriates, or (iv) the Company was a "U.S. real property holding corporation" for federal income tax purposes (unless the Common Stock is "regularly traded on an established securities market" and the Non-U.S. Holder did not hold, directly or indirectly, at any time during the five-year period ending on the date of disposition of Common stock, more than 5% of the Common stock). The Company believes that it is not now and has not been within the past five years, and anticipates that it will not become, a "U.S. real property holding corporation" for U.S. federal income tax purposes.

FEDERAL ESTATE TAXES

     Common Stock owned or treated as owned by an individual who is a Non-U.S. Holder at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to United States federal estate tax on the property includable in the estate for U.S. federal estate tax purposes.

U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     The Company must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply whether or not withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities in the country in which the Non-U.S. Holder resides. The United States backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting require-ments) generally will not apply to dividends paid on the Common Stock to a Non-U.S. Holder at an address outside the United States.

     The payment of the proceeds from the disposition of Common Stock to or through the U.S. office of a broker is subject to information reporting and backup withholding at a rate of 31% unless the owner certifies its non-U.S. status under penalty of perjury or otherwise establishes an exemption. The payment of the proceeds from the disposition of Common Stock to or through the foreign office of a foreign broker generally will not be subject to backup withholding and information reporting. In the case of the payment of proceeds from the disposition of Common Stock effected by a foreign office of a broker that is a U.S. person or a "U.S. related person," existing regulations require information reporting on the payment unless the broker receives a statement from the owner, signed under penalty of perjury, certifying its non-U.S. status or the broker has documentary evidence in its files as to the Non-U.S. Holder's foreign status and the broker has no actual knowledge to the contrary. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business. Existing regulations reserve on the question of whether reportable payments made through foreign offices of a broker that is a U.S. person or "U.S. related person" will be subject to backup withholding, but provide that if a rule imposing backup withholding were adopted it would be prospective only. Proposed regulations state that backup withholding will not apply to such payments (absent actual knowledge that the payee is a U.S. person).

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                                 LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby is being passed upon for Falcon by Parson & Brown, New York, New York. William R. Ziegler, a partner of Parson & Brown, is a member of the board of directors of Falcon and owns beneficially an aggregate of 2,221,300 shares of Common Stock. See "Management." In addition, an associate of Parson & Brown is the Secretary of Falcon and holds options granted pursuant to Falcon's 1992 Stock Option Plan to acquire an aggregate of 15,000 shares of Common Stock. Certain legal matters in connection with the sale of the shares of Common Stock offered hereby will be passed upon for the Underwriters by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The audited financial statements included or incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

     Falcon is subject to the requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports and other information may be inspected, and copies may be obtained, at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of the foregoing material can also be obtained at prescribed rates from the Public Reference Section of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Falcon with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:
(a) Annual Report on Form 10-K for the year ended December 31, 1995; (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (d) Current Report on Form 8-K dated February 21, 1996; and (d) the description of Common Stock contained in registration statement on Form 8-A under Section 12 of the Exchange Act, including any amendment or report updating such description. In addition, all documents filed by Falcon pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Falcon will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests shall be directed to Falcon Drilling Company, Inc., 1900 West Loop South, Suite 1800, Houston, Texas 77027, Attention: Don P. Rodney, Vice President -- Finance (telephone number
(713) 623-8984).

     This Prospectus constitutes a part of the Registration Statement on Form S-3 filed by Falcon with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to Falcon and the Common Stock. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The information relating to Falcon contained in this Prospectus should be read together with the information contained in the Incorporated Documents.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
CONSOLIDATED FINANCIAL STATEMENTS OF FALCON DRILLING COMPANY, INC.:
  Report of Independent Public Accountants............................................   F-2
  Consolidated Balance Sheets as of December 31, 1994, 1995 and September 30, 1996
     (Unaudited)......................................................................   F-3
  Consolidated Statements of Operations for the Years Ended December 31, 1993, 1994
     and 1995 and the Nine Months Ended September 30, 1995 (Unaudited) and 1996
     (Unaudited)......................................................................   F-4
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994
     and 1995 and the Nine Months Ended September 30, 1995 (Unaudited) and 1996
     (Unaudited)......................................................................   F-5
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1993, 1994 and 1995 and the Nine Months Ended September 30, 1996 (Unaudited).....   F-7
  Notes to Consolidated Financial Statements..........................................   F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Falcon Drilling Company, Inc.:

     We have audited the accompanying consolidated balance sheets of Falcon Drilling Company, Inc. (a Delaware corporation) (Falcon) and subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of Falcon's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Drilling Company, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
March 19, 1996

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1995
                       AND SEPTEMBER 30, 1996 (UNAUDITED)


                                                                 DECEMBER 31,        SEPTEMBER 30,
                                                              -------------------        1996
                                                                1994       1995       (UNAUDITED)
                                                              --------   --------     -----------
                                                               (IN THOUSANDS, EXCEPT SHARE DATA)
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  4,868   $  9,016      $   6,309
  Accounts receivable, net of allowance for doubtful
     accounts of $463, $375 and $625 at December 31, 1994
     and 1995 and September 30, 1996, respectively..........    31,795     38,000         68,834
  Other current assets......................................     5,577      4,888          3,080
                                                              --------   --------     -----------
          Total current assets..............................    42,240     51,904         78,223
EQUIPMENT AND PROPERTY:
  Drilling rigs and equipment...............................   185,818    295,004        464,635
  Vessels and other equipment...............................     2,197      3,903          6,106
                                                              --------   --------     -----------
                                                               188,015    298,907        470,741
  Less -- Accumulated depreciation..........................   (17,192)   (33,299)       (53,285)
                                                              --------   --------     -----------
                                                               170,823    265,608        417,456
OTHER ASSETS................................................    10,483     23,511         18,045
INVESTMENT IN UNCONSOLIDATED JOINT VENTURES.................       600         --             --
                                                              --------   --------     -----------
          Total assets......................................  $224,146   $341,023      $ 513,724
                                                              ========   ========      =========
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities..................  $ 22,747   $ 31,326      $  42,576
  Income tax payable........................................        95        141            166
  Debt and other obligations due within one year............    17,021      3,999          3,124
                                                              --------   --------     -----------
          Total current liabilities.........................    39,863     35,466         45,866
LONG-TERM DEBT AND OTHER OBLIGATIONS, less current
  portion...................................................   141,379    179,362        312,405
DEFERRED INCOME TAXES.......................................     3,315     10,679         20,838
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED
  SUBSIDIARIES..............................................     1,357         --             --
PREFERRED STOCK, Series B redeemable, no par value, 500, 0,
  and 0 shares designated, issued and outstanding on
  December 31, 1994 and 1995 and September 30, 1996,
  respectively..............................................     4,145         --             --
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 100,000,000 shares
     authorized, 15,922,500, 35,244,384 and 35,465,317
     shares issued and outstanding at December 31, 1994 and
     1995 and September 30, 1996, respectively..............       159        352            355
  Preferred stock, no par value, 526,489 shares of all
     Series authorized, 25,989 shares of Series A
     designated. Each of the 25,989 shares outstanding was
     converted into 300 shares of common stock on August 2,
     1995...................................................    14,328         --             --
  Additional paid-in capital................................    21,970    112,853        113,905
  Accumulated earnings (deficit)............................    (2,370)     2,311         20,355
                                                              --------   --------     -----------
          Total stockholders' equity........................    34,087    115,516        134,615
                                                              --------   --------     -----------
          Total liabilities and stockholders' equity........  $224,146   $341,023      $ 513,724
                                                              ========   ========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                               YEAR ENDED DECEMBER 31,            (UNAUDITED)
                                           -------------------------------    --------------------
                                            1993        1994        1995        1995        1996
                                           -------    --------    --------    --------    --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING REVENUES.......................  $58,853    $138,411    $177,505    $128,613    $220,965
MANAGEMENT FEES FROM RELATED PARTIES.....    2,987          92          --          --          --
COSTS AND EXPENSES:
  Operating costs........................   46,126      95,256     120,992      86,934     141,311
  General and administrative expenses....    5,520      11,887      13,871      10,327      13,191
  Depreciation...........................    2,990       9,445      16,527      11,703      20,839
                                           -------    --------    --------     -------     -------
OPERATING INCOME.........................    7,204      21,915      26,115      19,649      45,624
OTHER (INCOME) EXPENSE:
  Interest expense.......................    2,743      12,046      18,021      13,277      18,158
  Amortization of deferred costs.........      538         690       2,140       1,642       2,108
  Foreign currency translation gain......       --          --      (1,023)         --          --
  Other income, net......................     (927)     (1,969)     (2,850)     (2,359)     (3,283)
                                           -------    --------    --------     -------     -------
INCOME BEFORE INCOME TAXES AND MINORITY
  INTEREST...............................    4,850      11,148       9,827       7,089      28,641
INCOME TAX PROVISION.....................      952       3,232       3,481       2,319      10,597
                                           -------    --------    --------     -------     -------
INCOME BEFORE MINORITY
  INTEREST...............................    3,898       7,916       6,346       4,770      18,044
MINORITY INTEREST........................       --       3,486       1,291       1,291          --
                                           -------    --------    --------     -------     -------
NET INCOME...............................    3,898       4,430       5,055       3,479      18,044
PREFERRED STOCK DIVIDENDS AND
  ACCRETION..............................      743         565         374         304          --
                                           -------    --------    --------     -------     -------
NET INCOME APPLICABLE TO COMMON SHARES...  $ 3,155    $  3,865    $  4,681    $  3,175    $ 18,044
                                           =======    ========    ========     =======     =======
NET INCOME PER COMMON SHARE..............  $  0.14    $   0.14    $   0.16    $   0.11    $   0.50
                                           =======    ========    ========     =======     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                                                         NINE MONTHS
                                                                                                     ENDED SEPTEMBER 30,
                                                                   YEAR ENDED DECEMBER 31,               (UNAUDITED)
                                                              ----------------------------------    ---------------------
                                                                1993        1994         1995         1995        1996
                                                              --------    ---------    ---------    --------    ---------
                                                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................. $  3,898    $   4,430    $   5,055    $  3,479    $  18,044
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities --
    Depreciation and amortization............................    3,528       10,135       18,667      13,345       22,947
    Realized gain on sale of assets..........................       --       (1,337)        (962)       (778)        (775)
    Minority interest in earnings of subsidiary..............       --        3,486        1,291       1,291           --
    Provision for deferred income taxes......................      902        1,643        3,481       2,319       10,159
    Foreign currency translation gain........................       --           --       (1,023)         --           --
    Changes in assets and liabilities --
      Accounts receivable, trade.............................  (11,463)      (8,446)      (6,251)     (5,840)     (30,834)
      Other assets, less increase in deposits for rigs and
        equipment............................................   (4,947)      (5,026)        (283)       (486)       3,021
      Accounts payable and accrued liabilities...............    4,913       13,746        3,582      (2,327)      11,275
                                                              --------    ---------    ---------    --------     --------
        Net cash provided by (used in) operating
          activities.........................................   (3,169)      18,631       23,557      11,003       33,837
                                                              --------    ---------    ---------    --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of FALRIG Offshore Inc., net of cash acquired.....       --      (25,389)          --          --           --
  Purchase of FALRIG Offshore (USA), L.P., net of cash
    acquired.................................................       --      (28,015)          --          --           --
  Purchases of equipment and property........................  (12,802)     (50,348)    (104,138)    (78,817)    (173,220)
  (Deposits) refunds of deposits for drillpipe, rigs and
    equipment, net...........................................       --           --      (11,155)         --        6,174
  Distribution for minority owner's interest in Blake
    Workover.................................................       --           --       (1,804)     (1,804)          --
  Cash increase arising from the consolidation of FALRIG
    Offshore (USA), L.P. ....................................    3,990           --           --          --           --
  Proceeds from sale of equipment and property...............       --        2,550        3,201       3,019        1,307
  Other......................................................       12           --           --          --           --
                                                              --------    ---------    ---------    --------     --------
        Net cash used in investing activities................   (8,800)    (101,202)    (113,896)    (77,602)    (165,739)
                                                              --------    ---------    ---------    --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt...........................................   16,699      120,000       50,000      50,000      140,000
  Payments of outstanding debt...............................   (5,179)     (35,288)     (19,071)    (18,984)     (22,831)
  Borrowings pursuant to revolving credit
    facility.................................................       --        5,000       28,000      16,000       32,000
  Payments of amounts borrowed pursuant to revolving credit
    facility.................................................       --           --      (28,000)    (11,000)     (17,000)
  Issuance of common stock, net..............................       --           --       70,423      35,027        1,054
  Debt issuance costs........................................       --       (5,130)      (2,125)     (2,125)      (4,028)
  Issuance of Series A and B preferred stock, net of offering
    expenses.................................................    6,585           --           --          --           --
  Redemption of preferred stock..............................       --       (3,500)      (3,500)         --           --
  Dividends on preferred stock...............................       --         (351)      (1,019)         --           --
                                                              --------    ---------    ---------    --------     --------
        Net cash provided by financing activities............   18,105       80,731       94,708      68,918      129,195
                                                              --------    ---------    ---------    --------     --------
EFFECT OF EXCHANGE RATES ON CASH.............................       --           --         (221)         --           --
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........    6,136       (1,840)       4,148       2,319       (2,707)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.............      572        6,708        4,868       4,868        9,016
                                                              --------    ---------    ---------    --------     --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD................... $  6,708    $   4,868    $   9,016    $  7,187    $   6,309
                                                              ========    =========    =========    ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                                                         NINE MONTHS
                                                                                                     ENDED SEPTEMBER 30,
                                                                    YEAR ENDED DECEMBER 31,              (UNAUDITED)
                                                               ----------------------------------    --------------------
                                                                 1993        1994         1995         1995        1996
                                                               --------    ---------    ---------    --------    --------
                                                                                     (IN THOUSANDS)
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid............................................... $  2,378    $   6,925    $  17,488    $ 16,607    $ 24,760
  Income taxes paid...........................................       --        2,125           --         593          30
  Purchase of FALRIG Offshore, Inc., net of cash acquired --
    Equipment and property....................................       --      (36,005)          --          --          --
    Accounts receivable, net..................................       --       (3,850)          --          --          --
    Other current assets......................................       --          (85)          --          --          --
    Accounts payable and accrued liabilities..................       --        1,247           --          --          --
    Income taxes payable......................................       --        1,584           --          --          --
    Deferred income taxes.....................................       --       11,720           --          --          --
                                                               --------    ---------    ---------    --------    --------
        Net cash used for acquisition.........................       --      (25,389)          --          --          --
Noncash investing and financing activities --
  Warrants exercised for shares of common stock and debt
    cancellation..............................................      145            4           --          --          --
  Issuance of Series A and B preferred stock in satisfaction
    of advance from a stockholder (Chatterjee Interests)......   15,000           --           --          --          --
  Issuance of common stock for debt cancellation..............       --          605           --          --          --
  Issuance of common stock for 49% interest in FALRIG Offshore
    (USA), L.P. ..............................................   12,409           --           --          --          --
  Debt issuance for acquisition of partnership interest.......    2,200           --           --          --          --
  Obligation for rig acquisition recorded for financial
    statement purposes........................................    5,000           --           --          --          --
  Debt issuance for rig acquisition...........................       --       11,700           --          --          --
  Issuance of common stock for purchase of 50% of Blake
    Workover and one barge rig................................       --           --        6,325          --          --

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                                                                               SERIES A
                                                                              CONVERTIBLE
                                                      COMMON STOCK          PREFERRED STOCK      ADDITIONAL    ACCUMULATED
                                                  --------------------    -------------------     PAID-IN       EARNINGS
                                                    SHARES      AMOUNT    SHARES      AMOUNT      CAPITAL       (DEFICIT)
                                                  ----------    ------    -------    --------    ----------    -----------
                                                                    (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
BALANCE, January 1, 1993........................  11,695,200     $117          --    $     --     $  7,421       $(6,564)
NET INCOME......................................          --       --          --          --           --         3,898
ISSUANCE OF PREFERRED STOCK, net of offering
  expenses of $672..............................          --       --      25,989      14,328           --            --
ISSUANCE OF COMMON STOCK FOR PARTNERSHIP
  INTEREST......................................   3,600,000       36          --          --       12,373            --
ISSUANCE OF COMMON STOCK FOR EXTENSION OF
  PURCHASE OPTION...............................     150,000        2          --          --        1,426        (1,428)
WARRANTS EXERCISED FOR SHARES OF COMMON STOCK
  AND DEBT CANCELLATION.........................      99,900       --          --          --          145            --
DIVIDENDS AND ACCRETION OF REDEEMABLE PREFERRED
  STOCK.........................................          --       --          --          --           --          (743)
                                                  ----------     ----     -------    --------     --------       -------
BALANCE, December 31, 1993......................  15,545,100      155      25,989      14,328       21,365        (4,837)
NET INCOME......................................          --       --          --          --           --         4,430
ISSUANCE OF COMMON STOCK FOR CONVERSION OF
  SUBORDINATED DEBT.............................     212,700        2          --          --          603            --
WARRANTS EXERCISED FOR SHARES OF COMMON STOCK...     164,700        2          --          --            2            --
EXCESS OF COST OF ASSETS ACQUIRED FROM
  SHAREHOLDERS IN EXCESS OF SHAREHOLDER'S
  HISTORICAL NET BOOK VALUE.....................          --       --          --          --           --        (1,398)
DIVIDENDS AND ACCRETION OF REDEEMABLE PREFERRED
  STOCK.........................................          --       --          --          --           --          (565)
                                                  ----------     ----     -------    --------     --------       -------
BALANCE, December 31, 1994......................  15,922,500      159      25,989      14,328       21,970        (2,370)
NET INCOME......................................          --       --          --          --           --         5,055
CONVERSION OF SERIES A CONVERTIBLE PREFERRED
  STOCK.........................................   7,796,700       78     (25,989)    (14,328)      14,250            --
ISSUANCE OF COMMON STOCK........................   7,425,000       75          --          --       65,225            --
ISSUANCE OF COMMON STOCK FOR PURCHASE OF
  BUSINESS AND ASSETS...........................     702,778        7          --          --        6,318            --
ISSUANCE OF COMMON STOCK FOR EXERCISE OF
  WARRANTS AND OPTIONS..........................   3,397,406       33          --          --        5,090            --
DIVIDENDS AND ACCRETION OF PREFERRED STOCK......          --       --          --          --           --          (374)
                                                  ----------     ----     -------    --------     --------       -------
BALANCE, December 31, 1995......................  35,244,384     $352          --    $     --     $112,853       $ 2,311
NET INCOME (unaudited)..........................          --       --          --          --           --        18,044
ISSUANCE OF COMMON STOCK FOR EXERCISE OF
  WARRANTS AND OPTIONS (unaudited)..............     220,933        3          --          --        1,052            --
                                                  ----------     ----     -------    --------     --------       -------
BALANCE, September 30, 1996 (unaudited).........  35,465,317     $355          --          --     $113,905       $20,355
                                                  ==========     ====     =======    ========     ========       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. BUSINESS, FORMATION OF COMPANY AND ACQUISITIONS AND SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS

     Falcon Drilling Company, Inc., and its subsidiaries (collectively Falcon) are primarily engaged in domestic and international oil and gas contract drilling and workover operations for oil and gas companies and turnkey operators. The consolidated financial statements of Falcon include the accounts of Falcon and its wholly-owned subsidiaries and its controlled subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

FORMATION OF FALCON AND ACQUISITIONS

     Falcon commenced business in November 1991 when the partnership interests of eight partnerships were exchanged for shares of Falcon's common stock in a transaction which was accounted for in a manner similar to a pooling-of-interests. The historical book values of the partnerships' accounts were carried over at the former partnerships' basis in such assets, and prior-period financial statements have been prepared to give effect to the poolings as of the beginning of the earliest period presented.

  Falcon Rig Investment Corporation

     In 1992, Falcon through an affiliated company acquired rigs and other assets from Two "R" Drilling Company, Inc. (Two "R") and Atlantic Pacific Marine Corporation (APMC) for cash of $6,080,360 and $7,738,640 respectively. In addition to the above cash payments on the Two "R" transaction, FRIC and Falcon entered into contingent profits interest agreements whereby annual payments of 15% of an agreed upon amount will be paid to the rigs' former owners and a former mortgage holder. This agreed upon amount can be generally described as domestic barge net income, less overhead, depreciation and interest attributable to these operations. The periods for determination of these begin in 1993 and continue through 1997 or until payment of $5 million has been made. There were no required payments in 1993, 1994 or 1995 or the nine months ended September 30, 1996 (unaudited).

  The FALRIG Partnership

     FALRIG Offshore (USA), L.P. (the FALRIG Partnership), an affiliate of Falcon, acquired five jackup rigs and other equipment (the Grace Rigs) from the Huthnance Drilling Division of Grace Offshore Company, a subsidiary of W. R. Grace and Co., in April 1993 for a purchase price of $25 million which consisted of $20 million in cash and a $5 million note payable. In April 1993, the FALRIG Partnership entered into a management agreement with a wholly owned subsidiary of Falcon whereby such subsidiary began managing the Grace Rigs. Management fees of approximately $1,400,000 from the FALRIG Partnership have been included in revenues in Falcon's consolidated statement of operations for the year ended December 31, 1993.

     On December 31, 1993, Falcon acquired a 49% ownership interest in the FALRIG Partnership, by issuing 3,600,000 shares of common stock to the S-C Interests. Such shares were recorded at $12,409,000, which approximates the former owner's historical cost basis in the FALRIG Partnership. The former owner of the 49% limited partnership interest in the FALRIG Partnership was also an owner of the majority of Falcon's outstanding stock on December 31, 1993. As Falcon exercised control over the operations of the FALRIG Partnership through a management agreement, owned a 49.5% partnership interest in the FALRIG Partnership and had an agreement to acquire the remaining ownership interest in the FALRIG Partnership in

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

1994, Falcon consolidated the balance sheet of the FALRIG Partnership at December 31, 1993, recording a minority interest in the subsidiary of $12,666,000. Falcon began consolidating the operating results of the FALRIG Partnership as of January 1, 1994.

     Falcon agreed to acquire the remaining ownership interests in the FALRIG Partnership in two additional transactions: (a) 50% of the partnership interest in the FALRIG Partnership acquired from the Mullen Group for $28 million in cash, a noninterest-bearing note for $4 million, plus a contingent purchase price of up to $3 million payable January 17, 1995, based on post-acquisition revenues of the assets acquired, and the (b) 0.5% partnership interest in the FALRIG Partnership purchased from an affiliate of Falcon, Kestrel Offshore Inc. (Kestrel), for cash of $344,400. Sixty % of Kestrel was owned by individuals who are also officers and directors of Falcon. Falcon funded the cash portion of the acquisition from the proceeds of the offering of the Fixed Rate Notes (Note 5).

     As part of the consideration for the purchase of the Mullen Group's 50% partnership interest, Falcon had to procure a $3 million letter of credit securing Falcon's obligation to close with the Mullen Group and a commitment to post an additional letter of credit for $17 million that could be drawn against to finance a portion of the cash purchase price. In November of 1993, the letter of credit and commitment to issue a letter of credit were issued by an affiliate of the S-C Interests. In consideration for arranging the two letters of credit, Falcon and Falcon Offshore, Inc. jointly agreed to pay to the S-C Interests (i) a fee of $1 million upon the issuance of the $3 million letter of credit and a commitment for the $17 million letter of credit and (ii) an additional fee of $500,000, which fees were paid on December 24, 1993 and have been included in the acquisition cost of the FALRIG Partnership.

  The FALRIG Corporation

     In early 1992, Falcon negotiated the purchase of four jackup rigs (the Teledyne Rigs) from the Offshore Drilling Division of Teledyne Inc. (Teledyne) and subsequently transferred its rights to acquire the Teledyne Rigs to FALRIG Offshore Inc. (the FALRIG Corporation). In May of 1992, the FALRIG Corporation purchased the Teledyne Rigs for a cash purchase price of $4.1 million. The FALRIG Corporation entered into a management agreement with Falcon whereby Falcon refurbished and began operating the Teledyne Rigs. Management fees of approximately $1,170,000 and $1,587,000, have been included as revenue in Falcon's consolidated statements of operations for the years ended December 31, 1992 and 1993, respectively. The FALRIG Corporation was owned equally by members of the Mullen Group and the Stafilopatis Group.

     In November 1993, Falcon directly and through its affiliates entered into a series of agreements to acquire the outstanding debt and the full equity interests of the FALRIG Corporation for a purchase price of approximately $25 million. In January 1994, Falcon completed the acquisition of the FALRIG Corporation with the proceeds of the Fixed Rate Note offering (Note 5). Falcon began consolidating the operating results of the FALRIG Corporation as of January 24, 1994.

     Taladro Associates (Taladro), a general partnership composed of three members of the Webster Group, two of whom are also officers of Falcon and two of whom are also directors of Falcon, who each own approximately equal percentages of Taladro, held a 4.3% contingent profit participation interest in the net proceeds of the sale of the stock of the FALRIG Corporation by the Stafilopatis Group, which on closing of the acquisition of the FALRIG Corporation resulted in payment of approximately $583,000 to Taladro.

  Condor

     In March 1993, an affiliate of Falcon, Condor Drilling Company, L.P. (Condor), acquired four barge drilling rigs (the Cliffs Rigs) from Cliffs Drilling Company (Cliffs) for a purchase price of $6 million consisting of $5 million in cash and a $1 million note issued by Condor to Cliffs. The S-C Interests owned all of the limited partnership interests of Condor. The general partnership interest in Condor was owned by the

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES chairman of the board of Falcon. In August 1993, Falcon began operating the first of the Cliffs Rigs pursuant to a zero cost bareboat charter agreement with Condor and held an option to purchase the Cliffs Rigs from Condor for a purchase price of $7 million consisting of $6 million in cash and the assumption of the $1 million note payable to Cliffs. On December 31, 1993, as previously agreed, Falcon issued 150,000 shares of common stock to the S-C Interests in consideration for the extension of Falcon's option to purchase the Cliffs Rigs. Falcon exercised its option to buy the Cliffs Rigs on September 30, 1994. The $6 million cash payment was deferred until March 31, 1995. Because of the S-C Interests' significant ownership of Falcon, the assets and liabilities of the Cliffs Rigs acquisition were recorded at the S-C Interests' historical cost basis. Accordingly, at December 31, 1993, the 150,000 shares issued were recorded as an increase in additional paid-in capital and in accumulated deficit, based on the estimated fair market value of the stock issued; similarly, the purchase price paid upon exercise of the option on September 30, 1994, to the S-C Interests in excess of the owners' historical net book value of $1.4 million was treated as an increase of accumulated deficit. Imputed rental expense related to the operation of the Cliffs Rigs from commencement of operations through December 31, 1993, is immaterial to the financial statements taken as a whole and has not been recorded. For the nine months prior to the acquisition ended September 30, 1994, Falcon imputed rental expense of $300,000 which has been recorded as an increase to operating costs in the consolidated statement of operations.

  Blake Workover

     During the second quarter of 1994, a wholly-owned subsidiary of Falcon, Falcon Workover Company, Inc. (Falcon Workover), acquired a 50% interest in a newly-formed partnership, Blake Workover & Drilling Company (Blake Workover). Blake Workover was formed for the purpose of acquiring four barge workover rigs and associated assets from Blake Drilling & Workover Co., Inc. (Blake Drilling). Falcon managed the operations of Blake Workover and provided marketing, administrative and other services to Blake Workover. The purchase price of the four rigs and associated assets purchased from Blake Drilling was $5,750,000, of which $2,750,000 was paid in cash and the remaining $3,000,000 was evidenced by a note from Blake Workover to Blake Drilling. The note was secured by a first mortgage on the rigs. The cash portion of the purchase price was provided by the proceeds of a loan from Falcon to Blake Workover, which was secured by a second mortgage on the rigs. Falcon Workover leased two workover barge rigs to Blake Workover pursuant to a three-year zero cost bareboat charter in exchange for its 50% interest and an undertaking from Blake Workover to refurbish these rigs. Prior to its initial purchase of an interest in Blake Workover, Falcon leased the two barge workover rigs to Blake Drilling. Included in Falcon's revenues are $298,000 and $74,000 for the years ended December 31, 1993 and 1994, respectively, attributable to such lease. On June 8, 1994, Blake Workover borrowed $605,000 from Falcon pursuant to a note agreement to purchase the La-Tex 4 workover rig. The note bears interest at 5%, is due in three years and is secured by a mortgage lien on the rig.

     The acquisition of the remaining 50% interest in Blake Workover and certain crewboats and tugboats utilized in the business of Blake Workover was completed on August 15, 1995 through the issuance of 638,889 shares of Falcon's common stock and cash of $6.8 million, which included the retirement of debt outstanding of $2.3 million.

     The following presents the unaudited pro forma results of operations of Falcon for the years ended December 31, 1993, 1994 and 1995, as if the above-described acquisitions of the FALRIG Partnership, the FALRIG Corporation and the 50% interest of Blake Workover had occurred on January 1, 1993 and as if the

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES remaining 50% in Blake Workover and certain crewboats and tugboats used in the business of Blake Workover had occurred on January 1, 1994 (in thousands, except per share amounts):

                                                               YEAR ENDED DECEMBER 31,
                                                           --------------------------------
                                                             1993        1994        1995
                                                           --------    --------    --------
                                                                     (UNAUDITED)
    Pro forma operating revenues.......................... $132,657    $143,589    $177,505
    Pro forma net income before taxes and minority
      interest............................................   13,436      10,571       9,789
    Pro forma net income applicable to common shares......    7,145       5,757       5,496
    Pro forma net income per common share................. $   0.28    $   0.20    $   0.18

     The pro forma results presented above are not necessarily indicative of the actual results that would have occurred had the acquisitions actually taken place at the beginning of the periods presented. In addition, the pro forma results are not intended to be a projection of future results of combined operations.

  FOI and Turnstone

     On October 1, 1993, Falcon entered into an agreement with the chairman of the board of Falcon, who was also the owner of Falcon Offshore, Inc. (FOI), whereby Falcon had the right to purchase the outstanding equity interest of FOI for a nominal purchase price and assumption of its subordinated debt. In July 1993, FOI entered into a purchase arrangement which would allow FOI to acquire a jackup rig, the Seahawk, following a period of refurbishment. An operating arrangement was entered into between the parties which allowed FOI to operate the Seahawk for payments which were applied against the agreed-upon purchase price. Payment for the equity interest in FOI and assumption of its subordinated debt were completed in January 1994, and payment for the purchase of the Seahawk was made in February 1994. As the agreement to purchase the equity interest in FOI was entered into in 1993, the agreement for FOI to purchase the Seahawk was entered into in 1993, significant expenditures were made to refurbish the Seahawk in 1993 and the Seahawk was placed in service in 1993, Falcon has recorded the Seahawk as a purchase for financial reporting purposes in 1993 and depreciation expense has been recorded from the date it was placed in service (October 1993).

     In August 1993, an affiliate of Falcon, Turnstone Drilling Company, L.P. (Turnstone), purchased a submersible rig (renamed Rig 203) for a purchase price of $2.2 million funded by a nonrecourse secured note payable to a bank. The general partnership interest in Turnstone was owned by a company controlled by the chairman of the board of Falcon. In November 1993, Falcon entered into a management agreement with Turnstone providing for Falcon to operate Rig 203. Due to Falcon's affiliation with FOI and Turnstone and the exercise of the options to purchase FOI and Turnstone at nominal purchase prices in January 1994, the financial statements of FOI and Turnstone from inception have been consolidated with the financial statements of Falcon and, accordingly, the accounts and transactions between Falcon, FOI and Turnstone have been eliminated in consolidation. In the fourth quarter of 1995, in connection with deploying Rig 203 to Venezuela, Turnstone's note secured by the rig was assumed by Falcon Drilling Company, Inc. and Turnstone was dissolved.

  Dynamically positioned drillships, the Peregrine I, II and III

     In September 1995, Falcon purchased a dynamically positioned drillship, the Peregrine I for a purchase price of $9.8 million. At December 31, 1995 the Peregrine I was in Singapore undergoing refurbishment. Falcon incurred refurbishment and upgrade costs and the purchase of additional riser, BOP equipment and other fleet spares and inventory of approximately $6.5 million during 1995 and $60 million during the nine months ended September 30, 1996, which costs are included in rigs and equipment. Falcon has entered into a contract with Petroleo Brasiliero S.A. providing for the Peregrine I to drill offshore Brazil for a five-year period. In September 1996, Falcon recorded a $2.5 million fee realized when the Peregrine I was delivered to Brazil in November which is reflected in revenues for the nine months ended September 30, 1996 (unaudited). The Peregrine I commenced operations in November, 1996 (unaudited).

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     In August 1995, Falcon exchanged a written offer and acceptance with UME Drilling, Ltd. ("UME") to acquire the Pacnorse I, a dynamically positioned drillship. UME refused to complete the sale and Falcon initiated litigation in England to assert its contract rights to prevent the sale of the vessel to another party. The English court required Falcon to post a $5 million deposit to secure the undertaking of its pleadings. This deposit was included in other assets in Falcon's December 31, 1995 consolidated balance sheet. In February 1996, Falcon acquired the Pacnorse I (renamed Peregrine II) for a purchase price of $24 million, dismissed the litigation, and received a refund of the $5 million deposit. Falcon assumed the drilling contract with Petrobras for a term through the third quarter of 1998 (unaudited).

     In May 1996, Falcon completed the purchase of the Pelerin, a dynamically positioned drillship, for a purchase price of approximately $33.0 million and changed the name of the vessel to the Peregrine III (unaudited). Falcon has assumed a series of drilling contracts which management estimates will utilize the Peregrine III through 1998 (unaudited). Prior to the purchase, the Peregrine III was managed on behalf of its owner by Foramer, S.A. and as one of the conditions of purchase, Falcon entered into a management agreement with Foramer pursuant to which Foramer was to manage the vessel until December 31, 1996 (unaudited). During October 1996, the management agreement with Foramer was terminated for a fee of $250,000 (unaudited) and Falcon assumed responsibility for managing the vessel. Falcon signed a new technical services agreement with Foramer whereby Foramer is to provide Falcon with particular drillship personnel through February 1997 (unaudited).

     In December 1996, Falcon purchased a substantially completed drillship hull for approximately $8.0 million (unaudited). Management estimates that it will cost approximately $120 million to complete the construction necessary for this hull to become an operational drillship, although Falcon currently has no construction obligations relative to this hull (unaudited). Management does not intend to undertake the completion of this hull until Falcon has obtained a long-term commitment for the use of the completed drillship and arranged for financing of the construction (unaudited).

  Additional Expansion of Rig Fleets

     In June 1994, Falcon entered into an agreement with Eilert-Olsen Investments, Inc. (Eilert-Olsen), to buy the equity interest of Eilert-Olsen for a nominal purchase price. In June of 1994, Eilert-Olsen acquired three barge drilling rigs for a cost of approximately $2.8 million consisting of cash of approximately $900,000 and the assumption of debt of approximately $1.9 million secured by the three barge drilling rigs. Falcon advanced $900,000 to Eilert-Olsen in June of 1994 and has subsequently advanced approximately $265,000, $803,000 and $337,000 (unaudited) to pay principal and interest due on this debt for the years ended December 31, 1994 and December 31, 1995 and for the nine months ended September 30, 1996, respectively. Due to Falcon's affiliation with Eilert-Olsen and the option to purchase Eilert-Olsen at a nominal purchase price, the financial statements of Eilert-Olsen from inception have been consolidated with the financial statements of Falcon and, accordingly, the accounts and transactions between Falcon and Eilert-Olsen have been eliminated in consolidation.

     In June 1995, Falcon sold a stacked jackup rig resulting in a gain of approximately $751,000.

     In July 1995, Falcon entered into an agreement with the Rowan Companies, Inc. and Rowan International, Inc. (collectively, "Rowan"), providing for Falcon's purchase of three posted barge drilling rigs for an aggregate purchase price of $12.2 million. Falcon acquired one of these rigs in October 1995 and the remaining two rigs in November 1995. In July 1995, Falcon also purchased four barge drilling rigs and a barge hull for a purchase price of $9.8 million. Falcon sold two of these barge drilling rigs to a third party for a purchase price of $4 million for which Falcon received credits toward the future purchase of drillpipe. Unused credits of $2.6 million are included in other assets at December 31, 1995.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     In September 1995, Falcon purchased i) a barge drilling rig for a purchase price of $1,275,000, consisting of cash of $700,000 and 63,889 shares of Falcon's Common Stock and ii) five offshore drilling rigs for $37.8 million and related equipment for $400,000 from Sonat Offshore Drilling, Inc.

     In November 1995, Falcon purchased the semi-submersible rig Pacesetter III for a purchase price of $2 million.

     In January 1996, Falcon purchased the barge drilling rig Gus Androes for a purchase price of $6 million.

     In March 1996, Falcon purchased the submersible rig Real Explorer (renamed FALRIG 78) for a purchase price of $8 million.

     In March 1996, Falcon entered into a contract to purchase the D.K. McIntosh, a 250 foot water depth, mat-supported, slot-type jackup drilling rig. In April 1996, Falcon completed the purchase of the D.K. McIntosh for a purchase price of $8.5 million (unaudited). This rig incurred structural damage while being transported to offshore West Africa and was partially repaired for approximately $4.0 million (unaudited). Management estimates additional repair costs of $2.0 million will be incurred to finalize repairs to the rig once it completes its current service commitments (unaudited). Management believes that the total refurbishment costs will be reimbursed by Falcon's insurance provider (unaudited).

SIGNIFICANT ACCOUNTING POLICIES

  Interim Financial Information

     The interim consolidated financial statements as of September 30, 1996, and for the nine months ended September 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted account principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, all liquid investments with maturities at date of purchase of three months or less are considered cash equivalents.

  Equipment and Property

     Equipment and property are stated at cost. Depreciation of drilling rigs, vessels and equipment is provided on the straight-line method over their remaining estimated useful lives from the date the rigs are acquired by Falcon, including periods when the rigs are in a nonoperating status. Falcon anticipates being required to refurbish significantly and modify some of its rigs in order to operate in international and domestic drilling markets. At December 31, 1995, drilling rigs and other related equipment with a carrying value of $19,947,000 were held in a nonoperating status pending modification and decisions regarding their deployment. Such assets are being depreciated, and management believes their market value exceeds their net book value.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     Routine maintenance and repairs are charged to operations as incurred; significant betterments are capitalized. Interest capitalized in connection with significant betterments totaled zero, $647,000, and $405,000 in 1993, 1994, and 1995, respectively. Falcon incurred $5,704,183, $14,716,905 and $19,052,904 in repair and maintenance expense in 1993, 1994, and 1995, respectively. The costs of assets sold, retired or otherwise disposed of are removed from the accounts at the time of disposition, and any resulting gains or losses are reflected in the period's results of operations. Drilling rigs are being depreciated over an estimated useful life of 15 years. Vessels and other equipment are depreciated over estimated lives of three to five years.

  Deferred Costs

     Falcon has incurred costs and paid fees in connection with Falcon's various financing arrangements, primarily the Senior Notes and the Subordinated Notes (Note 5). These costs, primarily legal fees, underwriters costs and loan commitment fees, have been deferred and are included in other assets at December 31, 1995 and are being amortized into the results of operations over the term of the related financing instruments (primarily seven years for the Senior Notes and 10 years for the Subordinated Notes). Accumulated amortization of deferred costs is $690,000 and $2,795,000 at December 31, 1994 and 1995, respectively. Also included in other assets as of December 31, 1994 and 1995 is approximately $2.1 million and $3.1 million, respectively, in costs associated with the mobilization of three barge rigs to Venezuela pursuant to an agreement with Maraven (Note 3). Falcon is amortizing these costs over the five year term of the agreement which began in January 1995.

  Revenue Recognition

     Falcon recognizes revenue from operations on the basis of the number of days worked at the contractual day rate. Management fees which arise principally from services provided to affiliated entities are recognized as earned. Falcon earned management fees of $2,987,000 and $92,000 for the years ended December 31, 1993 and 1994, respectively.

  Net Income Per Common Share

     Net income per share of common stock has been computed on the basis of the weighted average number of common shares outstanding during the period and, where dilutive, the effect of common stock contingently issuable, which arises primarily from the exercise of stock options and warrants and the conversion of certain subordinated notes and convertible preferred stock. The weighted average number of common shares and common share equivalents outstanding during the years ended December 31, 1993, 1994, and 1995 are 21,898,800, 26,879,719, and
29,593,096 respectively. The weighted average number of common shares and common share equivalents during the nine months ended September 30, 1995 and 1996 are 28,242,875 and 35,991,120, respectively (unaudited). Accrued dividends on the Series B redeemable preferred stock as well as the accretion of the difference between the value of the Series B redeemable preferred stock at the date of issue and the redemption value have been deducted from net income for purposes of calculating net income applicable to common stock. Fully diluted earnings per share are considered to be equal to primary earnings per share in all periods presented because the effects of potentially dilutive securities that are not common stock equivalents were either antidilutive or immaterial.

  Foreign Currency Translation

     Falcon accounts for foreign currency translations in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation." The U.S. dollar is the functional currency for Falcon's foreign operations. Foreign currency exchange gains and losses are included in other income as incurred. Net foreign currency exchange gains amounted to $1.0 million in 1995. There were no significant foreign currency exchange gains or losses in 1994 or 1993.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

  Reclassification

     Certain prior year amounts have been reclassified to conform to the current year presentation.

  New Accounting Standards

     In March 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement is effective for financial statements for fiscal years beginning after December 15, 1995. In the opinion of management, implementation of this statement will not have a material effect on Falcon's financial position or results of operations.

     The FASB also issued SFAS No. 123, "Accounting for Stock Based Compensation", effective for fiscal years beginning after December 15, 1995. This statement allows companies to choose to adopt the statement's new rules for accounting for employee stock-based compensation plans. For those companies who choose not to adopt the new rules, the statement requires disclosures as to what earnings and earnings per share would be if the new rules were adopted. Management intends to adopt the disclosure requirements of this statement in 1996.

2. INVESTMENT IN FOREIGN JOINT VENTURE:

     In 1991, Falcon and an unrelated entity created a joint venture by forming two foreign corporations (the Venezuelan joint venture). Falcon agreed to transfer two of its barge rigs and certain related equipment into the foreign corporations in exchange for $3 million in cash, two $1.5 million noninterest-bearing notes and stock representing a 37.5% interest in the entity owning and operating the rigs. Falcon used the cash received to repay $3 million of the debt outstanding on the rigs and equipment. The Venezuelan joint venture borrowed $14.5 million from a foreign bank which was utilized to refurbish the barge rigs. This bank loan is secured by the barge rigs. Falcon has provided a standby guarantee for approximately $3.1 million of the Venezuelan joint venture's original bank debt incurred to refurbish the two barge rigs. This guarantee proportionately reduces as the venture's debt is repaid. Repayment of the venture's outstanding debt is contingent upon the venture realizing positive cash flow from its contracts with a subsidiary of the Venezuelan state-owned oil company. Falcon's $3 million gain represented by the notes received on the transfer of equipment has been deferred by Falcon and netted against Falcon's investment in the foreign corporations in the accompanying consolidated balance sheet. Falcon accounts for its interests in the Venezuelan joint venture under the cost method as it does not exercise significant influence over the venture. As of December 31, 1994, Falcon had received cash distributions of approximately $279,000 which Falcon recorded as a reduction of the investment in the joint venture. During the year ended December 31, 1995, Falcon had received additional cash distributions of approximately $1.5 million of which approximately $600,000 were recorded by Falcon to reduce the investment in the joint venture to zero and $965,000 are included in revenues in the consolidated statement of operations for the year ended December 31, 1995. Falcon received additional cash distributions of approximately $1,195,000 during 1996 which are included in revenues in the consolidated statement of operations for the nine months ended September 30, 1996 (unaudited).

3. SEGMENT, CONCENTRATION OF CREDIT RISKS AND MAJOR CUSTOMERS:

     Falcon operates in one principal business segment, diversified contract drilling and workover services. Operations are conducted in the U.S. Gulf of Mexico and related coastal areas and in foreign locations. One of Falcon's barge rigs operated in Tunisia from 1991 through February 1994.

     Since late 1994, Falcon has operated two barge drilling rigs and a workover barge rig in Lake Maracaibo, Venezuela under an agreement with Maraven, S.A. (Maraven). Refurbishment costs of approximately

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

$33 million, including $647,000 in capitalized interest, were incurred in connection with the deployment of these rigs to Venezuela.

     In July 1994, Falcon completed the refurbishment and modifications of a barge drilling rig for general service in international markets at an approximate cost of $6 million. This rig operated under contract to an affiliate of British Petroleum in the Orinoco region of Venezuela until mid-1996 when it returned to the U.S. Gulf Coast.

     In November 1995, Falcon completed a refurbishment project at a cost of approximately $5.9 million on Rig 203 and mobilized this rig to Venezuela to begin service under a well-to-well contract.

     Revenues, operating income and identifiable assets of the United States, Tunisian and Venezuelan operations are as follows (in thousands):

                                                           1993         1994         1995
                                                         --------     --------     --------
    Revenues --
      United States....................................  $ 52,326     $131,280     $146,182
      Tunisia..........................................     6,527        2,208           --
      Venezuela........................................        --        4,923       31,323
                                                         --------     --------     --------
              Total....................................  $ 58,853     $138,411     $177,505
                                                         ========     ========     ========
    Operating income (loss) --
      United States....................................  $  6,133     $ 20,643     $ 16,318
      Tunisia..........................................     1,071         (522)          --
      Venezuela........................................        --        1,794        9,797
                                                         --------     --------     --------
              Total....................................  $  7,204     $ 21,915     $ 26,115
                                                         ========     ========     ========
    Identifiable assets --
      United States....................................  $108,037     $175,267     $263,845
      Tunisia..........................................     1,957           --           --
      Venezuela........................................        --       48,879       77,178
                                                         --------     --------     --------
              Total....................................  $109,994     $224,146     $341,023
                                                         ========     ========     ========

     The market for Falcon's service is the oil and gas industry, and Falcon's customers consist primarily of major oil and gas companies (including government-owned companies) and turnkey operators. Falcon's credit risks primarily consist of accounts receivable from such customers. Management performs ongoing credit evaluations of its customers and provides allowances for credit losses when necessary.

     Major customers are those that individually account for more than 10% of Falcon's total nonaffiliate operating revenues. British Gas accounted for 11% of nonaffiliate operating revenues for the year ended December 31, 1993. Applied Drilling Technology, Inc. accounted for 11% of nonaffiliate operating revenues for the year ended December 31, 1994. Maraven, S.A. accounted for 11% of nonaffiliate operating revenues for the year ended December 31, 1995.

     During 1996, the Company began operating two dynamically positioned drillships, Peregrine I and II, under contracts with Petrobras in Brazil and a third drillship, the Peregrine III, off the coast of Australia.

4. INCOME TAXES:

     Falcon follows Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, the tax provision is determined based upon the liability method in which deferred tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets using enacted tax rates.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     SFAS No. 109 provides in part that a deferred tax asset shall be evaluated for realization based on a more likely than not criteria using a valuation allowance. No valuation allowance was deemed necessary at December 31, 1994 and 1995.

     The components of the net deferred tax liability are as follows (in thousands):

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deferred tax liabilities --
      Excess of book basis of assets over tax basis..................  $10,735     $25,118
      Other..........................................................       --         313
                                                                       -------     -------
                                                                        10,735      25,431
                                                                       -------     -------
    Deferred tax assets --
      Net operating loss carryforwards...............................    7,291      14,323
      Excess of book basis of accrued expenses over tax basis........       88         429
      Other..........................................................       41          --
                                                                       -------     -------
         Subtotal....................................................    7,420      14,752
                                                                       -------     -------
      Valuation allowance............................................       --          --
                                                                       -------     -------
      Net deferred tax assets........................................    7,420      14,752
                                                                       -------     -------
         Net deferred tax liability..................................  $ 3,315     $10,679
                                                                       =======     =======

     The components of the income tax provision are as follows (in thousands):

                                                                        YEARS ENDED
                                                                        DECEMBER 31,
                                                                 --------------------------
                                                                 1993      1994       1995
                                                                 ----     ------     ------
    Federal --
      Current..................................................  $ 50     $   --     $   --
      Deferred.................................................   902      2,413      1,056
    State --
      Deferred.................................................    --         63        686
    Foreign --
      Current..................................................    --        756         --
      Deferred.................................................    --         --      1,739
                                                                 ----     ------     ------
                                                                 $952     $3,232     $3,481
                                                                 ====     ======     ======

     Included in the deferred federal tax provisions are the following: excess of tax depreciation expense over book depreciation expense, expenses accrued for financial statement purposes which are not yet deductible for tax purposes, and other benefits which have been reduced by the tax benefit of the U.S. net operating loss carryforward created. The 1993 deferred provision was also reduced by the reversal of a valuation allowance of $825,000 provided in 1992. On December 31, 1993, Falcon acquired an indirect partnership interest in the FALRIG Partnership and the tax effect of the excess of the net assets acquired for financial statement purposes over the related tax basis of $770,000 was recorded as a deferred tax liability. In May 1994, Falcon completed the acquisition of the remaining partnership interest in the FALRIG Partnership and the tax effect of the excess of the net assets acquired for tax purposes over those for financial statement purposes of $12.1 million has been recorded as a deferred tax asset. In January 1994, Falcon acquired the equity interest of the FALRIG Corporation and the tax effect of the excess of the net assets acquired for financial statement purposes over the related tax basis of $11.7 million has been recorded as a deferred tax liability. In

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

September 1994, Falcon acquired the Cliffs Rigs (Note 1) and the tax effect of the excess of the net assets acquired for tax purposes over those for financial statement purposes of $560,000 has been recorded as a deferred tax asset. In August 1995, Falcon acquired the remaining 50% interest in Blake Workover and certain crewboats and tugboats utilized in the business of Blake Workover (Note
1). The tax effect of the excess of net assets acquired for financial statement purposes over the related tax basis of $3.9 million has been recorded as a deferred tax liability as of December 31, 1995.

     A reconciliation of federal statutory and effective income tax rates for each of the three years ended December 31, 1995, is shown below.

                                                                      YEAR ENDED DECEMBER 31,
                                                                      ------------------------
                                                                      1993      1994     1995
                                                                      ----      ----     ----
    Statutory rate..................................................   34%       35%       35%
    State income taxes, net of federal income tax benefit...........   --         1         6
    Alternative minimum tax rate....................................    1        --        --
    Utilization of NOL carryforward.................................  (15)       --        --
    Foreign income taxes, net of federal income tax benefit.........   --         6        --
                                                                                 --        --
                                                                      ---
    Effective rate..................................................   20%       42%       41%
                                                                      ===        ==        ==

     As of December 31, 1994 and 1995, Falcon's net operating losses (NOLs) for income tax purposes were $20,831,000 and $40,923,000, respectively (tax effect $7,291,000 and $14,323,000, respectively). These tax NOLs expire from 2006 through 2010 if not utilized before such dates. A change in ownership of Falcon under the Internal Revenue Code can cause a limitation in the ability of Falcon to use existing NOLs in any one year. In the opinion of management, any limitation caused by a change of ownership will not materially limit the availability of NOLs in the aggregate.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

5. LONG-TERM DEBT AND OTHER OBLIGATIONS:

     Falcon had the following debt outstanding as of December 31, 1994 and 1995 and at September 30, 1996 (in thousands):

                                                                                       SEPTEMBER
                                                                  DECEMBER 31,            30,
                                                              --------------------       1996
                                                                1994        1995      (UNAUDITED)
                                                              --------    --------    -----------
8 7/8% Series B Senior Notes, due 2003......................        --          --     $ 120,000
9 3/4% Series B Senior Notes, due 2001......................  $110,000    $110,000       110,000
Floating Rate Senior Notes, bearing interest at LIBOR plus
  3.5%, redeemable in varying amounts beginning in 1998.....    10,000      10,000        10,000
12 1/2% Series B Senior Subordinated Notes, due 2005........        --      50,000        50,000
Borrowings pursuant to a credit agreement with two banks,
  bearing interest at LIBOR plus 2.5% or 1% over the higher
  of the prime rate or the federal funds rate plus .5%,
  secured by certain accounts receivable....................     5,000       5,000        20,000
Secured promissory note payable to Grace Offshore Company,
  bearing interest at 8.7%, secured by certain FALRIG
  Partnership jackup rigs, principal payments of $1,667 due
  March 31, 1996, 1997 and 1998.............................     5,000       5,000         3,333
Note payable to a bank, noninterest-bearing through August
  16, 1994 and at LIBOR plus 1.5% through maturity at
  December 31, 1999.........................................     1,969       1,969         1,074
Notes payable by affiliates, secured by certain rigs,
  bearing interest at 7.0%, due in varying amounts
  commencing July 1994 with final payment due June 30,
  1999......................................................     1,700       1,392         1,122
Promissory note to Blake Drilling and Workover Co., Inc.,
  bearing interest at 5%, secured by certain rigs, principal due in varying amounts commencing January 1995 with final
  payment made August 15, 1995..............................     3,000          --            --
Construction payables and accrued liabilities at December
  31, 1994, which were refinanced with $6 million in
  additional long-term borrowings in 1995 pursuant to credit
  agreements with two banks.................................     6,000          --            --
Note payable to a former owner of the FALRIG Partnership,
  noninterest-bearing, due March 31, 1995...................     3,167          --            --
Obligations payable to the former owners of the FALRIG
  Partnership, noninterest-bearing, paid March 31, 1995.....     2,489          --            --
Obligations payable to the former owners of the FALRIG
  Corporation, noninterest-bearing, paid March 31, 1995.....     3,075          --            --
Note payable to Cliffs, bearing interest at 7.75%, due
  December 31, 1995 paid in March, 1995.....................     1,000          --            --
Obligation payable to the Chatterjee Interests, bearing
  interest at 10%, due March 31, 1995.......................     6,000          --            --
                                                              --------    --------      --------
                                                               158,400     183,361       315,529
  Less -- Amounts due within one year.......................   (17,021)     (3,999)       (3,124)
                                                              --------    --------      --------
                                                              $141,379    $179,362     $ 312,405
                                                              ========    ========      ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     On January 24, 1994, Falcon completed an offering of $110 million, 9 3/4% Series A Senior Notes due 2001. These Series A Senior Notes were exchanged during 1994 for similar 9 3/4% Series B Senior Notes in an offering registered with the Securities and Exchange Commission. Following the registration and exchange, only the 9 3/4% Series B Senior Notes (the Fixed Rate Notes) remain outstanding. The Fixed Rate Notes mature on January 15, 2001, and bear interest at a rate of 9.75%, payable semiannually on January 15 and July 15. Falcon has the option to redeem up to 30% of the Fixed Rate Notes through January 15, 1997, at a redemption price of 109% of the principal amount thereof with the proceeds of the sale and issuance of capital stock of Falcon provided that at least $50 million in aggregate principal of the Fixed Rate Notes remains outstanding following redemption. Falcon used a portion of the proceeds to finance a series of previously planned transactions, including the prepayment of certain outstanding debts as indicated below and the consummation of certain acquisitions as discussed in Note 1.

     On February 23, 1994, Falcon issued $10 million of Floating Rate Notes which bear interest at LIBOR plus 3.5% and are redeemable at 103.5% of the principal amount outstanding plus unpaid accrued interest at any time following 18 months after issuance. The principal amounts of the Floating Rate Notes are due in payments of $1,000,000, $2,000,000 and $2,000,000 on the fourth, fifth and sixth years following issuance, respectively, with the balance due January 24, 2001.

     The Fixed Rate Notes and Floating Rate Notes are collectively referred to as the Senior Notes. The Senior Notes are guaranteed by certain of Falcon's subsidiaries (see Note 11).

     On September 12, 1994, Falcon established a revolving credit facility with two banks providing for borrowings of up to $25.0 million subject to adequate levels of eligible accounts receivable, which amounts borrowed are secured by Falcon's accounts receivable. Falcon had borrowings outstanding under this credit facility of $5.0 million at December 31, 1994 and 1995 and $20.0 million at September 30, 1996 (unaudited). Subsequent to September 30, 1996, the Company borrowed an additional $5 million pursuant to this credit facility (unaudited). Approximately $18.8 million and $5 million (unaudited) of additional borrowings were available under this facility at December 31, 1995 and September 30, 1996, respectively. This facility, as amended, provides that amounts borrowed will bear interest at floating rates based on LIBOR plus 2 1/2% or 1% over the greater of the prime rate or the federal funds rate plus 1/2%. The facility requires Falcon to maintain a minimum current ratio, tangible net worth, as defined, fixed charge coverage ratio, interest coverage ratio and a maximum ratio of debt to equity and a maximum amount of capital expenditures, as defined. The facility also provides for payments of commitment fees on the unused portion of the facility at a rate of one-half of one percent per year.

     The Company has entered into agreements with its commercial bank lenders to increase its bank credit facilities from a maximum of $25 million to $65 million (unaudited). The new facilities would consist of (i) a $25 million revolving loan facility secured by accounts receivable, maturing in November 1999, and
(ii) a $40 million revolving loan facility secured by certain drilling rigs and receivables, maturing in November 1998 (unaudited). In December 1996, the Company borrowed $10 million pursuant to these agreements which it used in connection with certain asset acquisitions (unaudited).

     During January 1995, Falcon drew down $6 million pursuant to the terms of this credit facility and paid certain accounts payable which were outstanding at December 31, 1994, and had been incurred for the refurbishment of three rigs deployed to Venezuela (Note 3). The costs of these refurbishments were capitalized as rigs and equipment at December 31, 1994. The payment of this $6 million of accounts payables did not require the use of working capital and, accordingly, Falcon's consolidated financial statements at December 31, 1994, reflect the reclassification of $6 million from accounts payable and accrued liabilities to long-term debt.

     In March 1995, Falcon issued $50 million of Series A Senior Subordinated Notes due 2005, resulting in net proceeds of approximately $48 million to Falcon after deducting offering-related expenses of approximately $2 million. These Series A Senior Subordinated Notes were exchanged in 1995 for similar Series B Senior Subordinated Notes (the Subordinated Notes) in an offering registered with the Securities and

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

Exchange Commission. The Subordinated Notes mature on March 15, 2005, and bear interest at a rate of 12.5%, payable semiannually on March 15 and September 15. Falcon has the option to redeem up to 30% of the Subordinated Notes through March 15, 1998, at a redemption price of 111.5 percent of the principal amount of such notes with the proceeds of a public offering of Falcon's capital stock, provided that at least $35 million in aggregate principal of the Subordinated Notes remains outstanding immediately after giving effect to such redemption. Beginning March 15, 2000, Falcon may redeem the Subordinated Notes at annually declining redemption prices beginning at 104.688 percent of the principal amount of such notes. Upon change in control of Falcon, as defined in the Indenture for such Subordinated Notes, Falcon will be required to make an offer to purchase the Subordinated Notes at 101 percent of the principal amount thereof. The Subordinated Notes are senior unsecured obligations of Falcon subordinated in right of payment to all other existing or future senior indebtedness of Falcon.

     In October 1995, Falcon arranged to borrow $20 million under a short term debt facility from one of the banks that provides Falcon's revolving credit facility. Falcon did not borrow funds under the facility due to the completion of Falcon's public offering of common stock in November 1995. (Note 6). Included in interest expense for the quarter ended December 31, 1995 is $259,000 in fees paid to obtain the short term debt facility.

     In February 1996, pursuant to another agreement, Falcon borrowed $20 million from one of the banks that provides Falcon's revolving credit facility. The amounts borrowed bore interest at prime plus one % and were payable on the earlier of December 31, 1996 or upon completion of a capital market transaction, as defined. In February 1996, Falcon paid fees of $300,000 in connection with obtaining this loan. In March 1996, Falcon repaid the $20 million indebtedness with proceeds from the issuance of the 8 7/8% Notes due 2003 described below.

     In March 1996, Falcon completed the offering and sale of $120 million principal amount of 8 7/8% Series A Senior Notes due 2003 (the 8 7/8% Notes), resulting in net proceeds of approximately $116 million to Falcon after deducting offering-related expenses. The 8 7/8% Notes mature on March 15, 2003, and bear interest at a rate of 8 7/8%, payable semiannually on March 15 and September 15 of each year beginning September 15, 1996. The 8 7/8% Notes are unsecured obligations of Falcon, ranking pari passu in right of payment with all other senior indebtedness of Falcon, and senior in right of payment to all subordinated indebtedness of Falcon. The 8 7/8% Notes are not guaranteed by any of Falcon's subsidiaries, and thus are structurally subordinated to the Senior Notes and other indebtedness of the subsidiaries. Further, they are effectively subordinated to any secured indebtedness of Falcon to the extent of the collateral securing such secured indebtedness. The 8 7/8% Notes were issued pursuant to an indenture which provides that (i) Falcon has the option to redeem the 8 7/8% Notes in whole or in part on or after March 15, 2000, at a redemption price of 104.4375% of principal amount during the twelve month period commencing March 15, 2000, 102.2188% of principal amount during the twelve month period commencing March 15, 2001 and 100% of principal amount after March 15, 2002,
(ii) upon change in control of Falcon, as defined, Falcon will be required to make an offer to purchase the 8 7/8% Notes at a purchase price equal to 101% of the principal amount thereof.

     Included in long-term debt and other obligations as of December 31, 1994 are amounts due the former owners of the FALRIG Partnership and the FALRIG Corporation. These amounts include: a noninterest-bearing note of $3,167,000 and a contingent payment of $2,489,000 (both payable to a former owner of the FALRIG Partnership), which were discounted at 9.75% through their original maturity date in January 1995, and a contingent payment of approximately $3,075,000 (payable to the former owners of the FALRIG Corporation), which was discounted at 9.75% for the period through its original maturity date in January 1995, and is included in debt and other obligations due within one year. Falcon repaid this debt in the first quarter of 1995.

     Falcon has assumed a nonrecourse secured note originally payable by Turnstone to a bank in the amount of $1.9 million, secured by Rig 203. Such note bears interest at LIBOR (5.53% at December 31, 1995) through August 16, 1998, at which time the interest rate increases to LIBOR plus 1.5%. Note payments equal

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES to 50% of the cash flow, as defined, derived from Rig 203 are payable concurrently until all of the borrower's capital costs in connection with Rig 203 have been recovered and, after such costs are recovered, note payments equal to 80% of such cash flow are payable, with any unpaid balance due on December 31, 1999. Rig 203 has been deployed to Venezuela (Note 3), and based on Falcon's estimates of its future revenues, the principal amount of this note has been included under current maturities of long-term debt.

     Falcon had a credit agreement with a financial institution through January 24, 1994 (the Credit Agreement), pursuant to which Falcon could borrow up to $17.5 million. Amounts borrowed pursuant to the Credit Agreement primarily bore interest at a rate equal to the commercial paper rate as defined in the Credit Agreement plus 4.5% which resulted in an interest rate of 7.83% at December 31, 1993. In January 1994, Falcon repaid the outstanding $16.5 million balance of the Credit Agreement, together with $496,000 of prepayment premiums, out of a portion of the proceeds of the Senior Notes.

     The annual maturities of the debt outstanding at December 31, 1995 are $3,999,000 in 1996, $7,057,000 in 1997, $3,085,000 in 1998, $2,220,000 in 1999,
$2,000,000 in 2000, and $165,000,000 thereafter.

     Falcon estimates the fair value of its debt obligations to be $190,033,000 compared to a historical value of $183,361,000, both as of December 31, 1995.

6. STOCKHOLDERS' EQUITY:

COMMON STOCK

     In 1994, the board of directors of Falcon approved (a) an amendment of Falcon's certificate of incorporation increasing the authorized shares of Falcon's common stock to 28,500,000 shares and (b) a stock split effected in the form of a stock dividend of 299 shares of common stock for each outstanding share of common stock of Falcon. Accordingly, share amounts presented for all periods have been restated to reflect the stock dividend.

     In June 1995, the board of directors of Falcon approved an amendment of Falcon's certificate of incorporation (a) increasing the authorized shares of Falcon's common stock to 100,000,000 shares and (b) increasing the authorized shares of Falcon's preferred stock to 526,489 shares.

     On July 28, 1995, Falcon, a participating stockholder and a group of underwriters entered into an agreement resulting in the initial public sale by Falcon of 4,250,000 shares of common stock and the sale of 750,000 shares of common stock by the participating shareholder. The initial public offering closed on August 2, 1995 and resulted in net proceeds to Falcon of $34.4 million after deducting offering-related expenses of $3.9 million, including approximately $302,000 of related expenses incurred in 1994 and included in other assets as of December 31, 1994.

     On November 15, 1995, Falcon, participating stockholders and a group of underwriters entered into an agreement resulting in the public sale of 3,175,000 shares of common stock by Falcon and the sale of 2,000,000 shares of common stock by selling shareholders. The public offering closed on November 21, 1995 and resulted in net proceeds to Falcon of $30.9 million after deducting offering-related expenses of approximately $2.4 million.

PREFERRED STOCK

     Falcon has 526,489 shares of preferred stock, no par value, authorized. The board of directors has the authority to issue the unissued shares of preferred stock and to establish the designation and terms thereof. In January 1993, Falcon issued to the S-C Interests 25,989 shares of Series A convertible preferred stock, 1,000 shares of Series B redeemable preferred stock, and a shadow warrant to purchase up to 1,847,100 shares of common stock at an exercise price of $.01 per share in full satisfaction of a $15 million advance and for $6,993,843 in cash. Offering expenses of $314,000 and $672,000 related to the Series A convertible preferred stock and Series B redeemable preferred stock, respectively, were deducted from the proceeds of the issuance of the preferred stock. Falcon had an agreement with an affiliate of the Hamilton Group to pay an investment

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES services fee of three % of capital placed by the affiliate; $660,000 was paid in connection with the preferred stock sale and treated as expenses of the offering.

     The Series A convertible preferred stock (a) had the same dividend and voting rights as the common stock of Falcon, on an as-converted basis, (b) was convertible into 300 shares of common stock of Falcon for each share of Series A convertible preferred stock, and (c) was automatically convertible into common stock upon any closing before January 28, 1997 of an underwritten initial public offering of equity securities meeting certain specifications. The Series A convertible preferred stock was converted into 7,796,700 shares of Falcon's common stock in connection with Falcon's initial public offering on August 2, 1995.

     The Series B redeemable preferred stock (a) was entitled to an annual cash dividend of $700 per share from January 29, 1993, through December 31, 1995, which was payable in one installment on December 31, 1995, (b) had a liquidation preference equal to $7,000 per share plus all unpaid accrued dividends, (c) was redeemable at the option of Falcon at any time for a redemption price of $7,000 per share plus all accrued and unpaid dividends and, if redeemed after December 31, 1995, the redemption price was to be increased by an amount equal to 2.5% per quarter on the balance of any unpaid redemption price, (d) was redeemable at the option of the holder at any time on or after December 31, 1995, at a redemption price of $7,000 per share plus any accrued unpaid dividends, plus an amount equal to 2.5% of any unpaid redemption price per quarter beginning December 31, 1995, and (e) was secured by a junior mortgage on a portion of Falcon's barge rig fleet. The difference between the redemption value of $7,000 and the value of the Series B redeemable preferred stock at the date of issue was accreted by a ratable charge to retained earnings during the redemption period until redeemed.

     Falcon elected to redeem 500 shares of its Series B redeemable preferred stock in January 1994 for $3.9 million, including accrued dividends of approximately $351,000 as of the redemption date. Upon the redemption of the 500 shares of Series B redeemable preferred stock, the junior mortgage on a portion of the barge rig fleet was released by the holder of the remaining 500 shares of Falcon's Series B redeemable preferred stock. On December 27, 1995, Falcon redeemed the remaining 500 outstanding shares of Series B redeemable preferred stock for $4,520,000.

WARRANTS

     In connection with the sale of various of Falcon's subordinated notes in August 1992 (all of which had been repaid by December 1994), Falcon issued (a) 2,800 Class A warrants, each of which represented the right to purchase 300 shares of Falcon's common stock for $3.33 per share, and (b) 2,600 Class B warrants, each of which represented the right to purchase 600 shares of Falcon's common stock at an exercise price of $3.33 per share. The exercise price of the Class A and B warrants was adjusted to $2.42 per share subsequent to their issuance. Two hundred Class A warrants were exercised on July 31, 1993, while 1,200 Class A warrants expired on such date. During 1995, 1,400 Class A warrants, and 2,600 Class B warrants, were exercised which resulted in the issuance of 1,980,000 shares of Falcon's common stock for cash of approximately $4,800,000. At December 31, 1995 no Class A or Class B warrants were outstanding.

     In connection with the sale of preferred stock to the S-C Interests in January 1993, Falcon issued a shadow warrant exercisable for up to an aggregate of 1,847,100 shares of Falcon's common stock at a purchase price of $.01 per share of common stock. Such warrant is exercisable only to the extent that certain other warrants, options and convertible securities of Falcon are exercised or converted. The aggregate number of shares for which the shadow warrant was exercisable by the S-C Interests was reduced to 1,567,100 shares upon the expiration of 1,200 of the Class A warrants and the exercise of 200 Class A warrants on July 31, 1993, as discussed above. On March 31, 1994, various convertible subordinated debtholders exercised options to convert $605,000 in convertible subordinated debt for 212,700 shares of common stock and holders of bonus warrants (issued in connection with the prepayment of convertible subordinated debt) exercised such warrants. In connection therewith, 150,900 shares of common stock were issued under the shadow warrant.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

Additionally, rights to acquire 94,692 shares of common stock pursuant to the shadow warrant expired during 1994, bringing the number of shares exercisable under the shadow warrant to 1,321,508 as of December 31, 1994. As a result of the exercise of the Class A and Class B warrants in 1995, 1,320,006 shares of common stock were issued pursuant to the shadow warrant. The number of shares for which the shadow warrant was exercisable at December 31, 1995 was 1,508.

     Certain members of the Mullen Group hold warrants to purchase an aggregate of 120,000 shares of common stock of Falcon at an exercise price of $3.33 per share. During 1995, 60,000 warrants were exercised resulting in the issuance of 60,000 Shares of Common Stock for cash proceeds of $199,800. The number of shares for which the Mullen Group options were exercisable at December 31, 1995 was 60,000. These options were exercised in the fourth quarter of 1996 (unaudited).

     In connection with the prepayment of certain convertible debt in January 1993, bonus warrants to acquire approximately 16,000 shares of common stock were issued to an executive of Falcon, the owners of Taladro and a third party. Bonus warrants to purchase approximately 13,800 shares of common stock were exercised in March 1994 by the executive of Falcon and Taladro. The third party's bonus warrants to purchase approximately 2,300 shares of common stock remain outstanding at December 31, 1995 and expire on December 31, 1997 if not previously exercised.

     In November 1994 Falcon signed a letter of intent to merge with Marine Drilling Companies, Inc. (Marine), a publicly traded offshore drilling company. Negotiations to conclude a definite agreement were conducted for a three-month period but were terminated on February 15, 1995, due primarily to market conditions in the U.S. Gulf of Mexico offshore market. Acquisition expenses related to the Marine transaction of approximately $410,000 were included in general and administrative expense in the fourth quarter of 1994.

STOCK OPTION PLANS

     Falcon adopted, effective January 1, 1992, a stock option plan (1992 Stock Option Plan) pursuant to which an aggregate of 495,000 incentive stock options or nonqualified stock options were granted to directors, officers and employees of Falcon on November 10, 1992. The exercise price of these stock options range from $3.33 to $3.70 per share, which was the estimated fair market value of the stock at the date of grant. These options were immediately vested and expire on November 10, 2002, with the exception of 107,400 options which vest in varying increments over three years and expire on November 10, 1997. During 1995, 37,400 of these options were exercised, resulting in the receipt of approximately $125,000 in proceeds by Falcon. During the nine months ending September 30, 1996, 175,600 of these options were exercised resulting in the receipt of approximately $624,000 in proceeds by Falcon (unaudited).

     In 1994, the board of directors of Falcon authorized the grant of options to purchase an aggregate of 285,000 shares to certain members of management of Falcon (1994 Stock Option Plan). Such options entitle the option holder to purchase one share of Falcon's common stock, vest in one-third increments over three years, expire in January 2004, and have an exercise price of $10 per share. During the nine months ended September 30, 1996, 42,000 of these options were exercised, resulting in the receipt of approximately $420,000 in proceeds by Falcon (unaudited.)

     On February 16, 1995, the board of directors adopted a third stock option plan covering up to 500,000 shares of common stock (the 1995 Stock Option Plan), and granted options under the plan to purchase an aggregate of 125,000 shares to directors, officers and employees of Falcon. These options vest in one-third increments over a three-year period beginning on the date of grant, expire in February 2005 and have an exercise price of $10 per share. During the nine months ended September 30, 1996, an additional 215,000 options were granted under the plan to officers of Falcon at exercise prices ranging from $12.13 to $19.44. One-third of these options vested on the date of the grant and one-third vest on each of the next two anniversaries of the date of the grant. For the nine months ending September 30, 1996, 3,333 of these options

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES were exercised resulting in the issuance of 3,333 shares of Falcon's common stock and the receipt of approximately $33,330 in proceeds received by Falcon (unaudited).

STOCKHOLDERS' AGREEMENT

     In January 1993, four stockholder groups of Falcon (consisting of (a) the Webster Group, a group of officers, directors and shareholders of Falcon, (b) the Hamilton Group, (c) the Stafilopatis Group, and (d) the S-C Interests) entered into an amended stockholders' agreement (the Amended Stockholders' Agreement), which, among other things, prescribed the composition of the board of directors with representation for each group. It also prohibited the S-C Interests from engaging in proxy solicitations and like activities or combining with or acting in concert with other shareholders with respect to the voting of shares of Falcon (the Standstill Provisions). The Standstill Provisions expire upon the first anniversary of a sale by Falcon in a public offering of at least 25% of its outstanding equity securities. All other provisions of the Amended Stockholders' Agreement expired upon completion of Falcon's initial public offering on August 2, 1995.

7. COMMITMENTS AND CONTINGENCIES:

     Falcon is currently involved in various lawsuits and other contingencies arising out of operations in the normal course of business. In the opinion of management, uninsured losses, if any, in excess of those accrued will not have a material adverse effect on Falcon's consolidated financial position or results of operations.

SELF INSURANCE

     Falcon is self-insured for the deductible portion of its insurance coverage. In the opinion of management, adequate accruals have been made based on known and estimated exposures up to the deductible portion of Falcon's insurance coverages. Management believes that future claims and liabilities in excess of the amounts accrued are fully insured.

EMPLOYMENT AGREEMENTS

     Falcon has multiyear employment agreements with several of its officers. The employment agreements with Falcon's officers provide for annual salaries and discretionary bonuses to be determined by the board of directors. The board of directors of Falcon approved discretionary cash bonuses totaling $2.25 million and $250,000 in 1994 and 1995, respectively, to an executive in reward for his extraordinary contribution to the growth of Falcon.

401(K) PLAN

     On October 1, 1993 Falcon adopted a contributory 401(k) savings plan for its domestic employees. The plan provides that employees may contribute up to 16% of pretax earnings up to designated amounts and Falcon may elect to match such contributions at its discretion. Falcon did not incur expenses related to matching contributions in 1993 and incurred $461,000 and $522,000 in such expenses in 1994 and 1995, respectively. On January 1, 1994, Falcon adopted an employee-funded medical, life and disability insurance plan.

OPERATING LEASES

     Falcon leases certain facilities and equipment under operating leases. Falcon also enters into charters with drilling rig and vessel owners which frequently have variable payment terms depending on whether the leased rig or vessel is operating. Total lease expense on drilling rigs and vessels was $2,662,370, $6,363,860 and $6,134,465 for the years ended December 31, 1993,
1994 and 1995, respectively. Falcon incurred total rental

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES expenses exclusive of leased rigs and vessels of $795,555, $2,078,856 and $2,201,948 during the years ended December 31, 1993, 1994 and 1995, respectively. Aggregate minimum future annual rental commitments under unaffiliated noncancelable operating leases with lease terms in excess of one year as of December 31, 1995, are as follows:

        1996..............................................................  $275,000
        1997..............................................................   270,000
        1998..............................................................   269,000
        1999..............................................................   197,000
        2000..............................................................    23,000

COMMITMENTS RELATING TO CERTAIN RIGS

     Falcon has entered into an agreement to purchase three barge drilling rigs for an approximate cost of $5.25 million and estimated mobilization costs of $700,000. At December 31, 1995, Falcon had made deposits of approximately $500,000 which have been included in other assets. The seller of three of these rigs is encountering logistical problems in connection with their delivery to Falcon. The Company has recently commenced a legal action to enforce its rights under that contract. Management of Falcon believes the deposit on these rigs is refundable should the delivery of these rigs not be accomplished.

     The refurbishment and upgrade of Falcon's dynamically positioned drillship, the Peregrine I, was completed in September of 1996. This drillship began operating in November 1996 (unaudited). Falcon incurred refurbishment and upgrade costs and the purchase of additional riser, BOP equipment and other fleet spares and inventory of approximately $6.5 million during 1995 and approximately $60 million (unaudited) during the nine months ended September 30, 1996, which costs are included as drilling rigs and equipment in the accompanying consolidated balance sheets.

     In May 1995, Falcon completed the purchase of the Pelerin (a dynamically positioned drillship) for approximately $33 million and renamed the drillship the Peregrine III (unaudited). Management has committed to spend an additional $7 million on the Peregrine III for upgrades in connection with a contract scheduled for early 1997 (unaudited). Prior to the purchase of the drillship, the Peregrine III was managed on behalf of its owner by Foramer S.A. As one of the conditions of purchase, Falcon entered into a management agreement with Foramer pursuant to which Foramer was to manage the vessel until December 31, 1996 (unaudited). During October 1996, the management agreement with Foramer was terminated for a fee of $250,000 and Falcon assumed responsibility for managing the vessel (unaudited).

     In December 1996, Falcon purchased a substantially completed drillship hull for approximately $8.0 million (unaudited). Falcon estimates that it will cost approximately $120 million to complete the construction necessary for this hull to become an operational drillship (unaudited). Management is currently investigating alternatives for financing this construction and Falcon currently has no construction obligations relative to the drillship hull (unaudited). Management does not intend to undertake completion of the drillship hull until Falcon has obtained a long-term commitment for the use of the completed drillship and made arrangements for financings (unaudited).

     In October 1996, the Company entered into a letter of intent to purchase two conventionally-moored drillships, the Deepsea Ice and Deepsea Duchess, at a cost of approximately $40 million (unaudited). The Company is negotiating to have a third party purchase the Deepsea Ice for $20 million (unaudited) and lease it to the Company. The Deepsea Duchess purchase price is expected to be funded by issuance to the seller of $15 million (unaudited) in market value of common stock and $5 million (unaudited) in cash.

     During 1996, the Company entered into several short-term leasing arrangements with various parties for the use of one jackup rig, one barge drilling rig, and two workover rigs. Future minimum lease payments relating to these lease agreements are $2.1 million for the fourth quarter of 1996, $6.0 million in 1997, $6.0 million in 1998, $4.4 million in 1999 and $758,000 in 2000
(unaudited).

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     Pursuant to certain of Falcon's long term drilling contracts, the operator may purchase three of Falcon's barge drilling rigs for specified prices which decrease each year through 1999. Management of Falcon estimates that the option price will be less than the carrying value for one of these rigs by approximately $880,000 in 1998, and that the aggregate option price for the three rigs will be below the aggregate carrying value for such rigs by approximately $1.2 million and $3.5 million in 1998 and 1999, respectively. Management does not expect the purchase option to be exercised and will continue to evaluate the net book value of these rigs for possible future impairment.

OIL AND GAS EXPLORATION JOINT VENTURE

     Falcon from time to time enters into arrangements whereby it contracts to provide a rig and related services in connection with the acquisition of a working interest in a well. Generally, these arrangements are entered into only where Falcon believes a standard day rate contract, without any investment obligations as a working interest, would not be available to Falcon.

     During 1994, a subsidiary of Falcon (Raptor) acquired an interest in a joint venture engaged in the development of drilling prospects in the general areas of Falcon's barge drilling operations and, in one instance, has participated with several other companies in the funding of seismic activities in south Louisiana. Falcon utilizes the full cost method of accounting for its oil and gas activities. Included in other assets at December 31, 1994 and 1995 and September 30, 1996 are $1.7 million, $2.8 million and $1.7 million (unaudited), respectively, of Falcon's expenditures for its share of the funding of the exploratory efforts of the joint venture. In June 1996, the joint venture distributed these properties to Raptor and the other joint venturer, and Raptor sold a portion of the distributed properties for $1.2 million cash and a promissory note of approximately $700,000. The promissory note bears interest at two percent over prime, and is due June 1, 1999, or earlier based upon revenues generated by the properties. There is currently no production from the properties sold. Falcon has no remaining funding commitments to these properties as a result of the sale. During the year ended December 31, 1994, approximately $873,000 was charged to operating expense relating to certain wells which were discovered to be nonproducing wells. There were no charges to operating expense from nonproducing wells during 1995.

     Future participation in the development of oil and gas prospects and related activities will depend in large part upon the availability of cash flows and cash balances in excess of the Company's needs to fund its obligations and further growth in its basic contract drilling business, as well as upon future determinations by the Company as to the attractiveness of such other activities.

PROPOSED EQUITY OFFERING

     In November 1996, Falcon initiated the process of filing a registration statement with the Securities and Exchange Commission for the sale of 3,000,000 shares of common stock by Falcon and 4,000,000 shares of common stock by Selling Shareholders.

LIQUIDITY

     Liquidity of Falcon should be considered in light of the significant fluctuations in demand experienced by drilling contractors as rapid changes in oil and gas producers' expectations and budgets occur. These fluctuations can rapidly impact Falcon's liquidity as supply and demand factors directly affect utilization and day rates, which are the primary determinants of cash flow from Falcon's operations.

     Falcon believes that its available funds, together with cash generated from operations and amounts that may be borrowed under the revolving credit agreement will be sufficient to fund its capital expenditures, working capital and debt service requirements for the remainder of 1996. Future cash flows are subject to a number of uncertainties, particularly the condition of the oil and gas industry and the related drilling activity in

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

Falcon's markets. There can therefore be no assurance that these resources will continue to be sufficient to fund Falcon's cash requirements.

8. QUARTERLY FINANCIAL DATA (UNAUDITED):

     Summarized quarterly financial data for the four quarters ended, December 31, 1994 and 1995, is as follows (in thousands, except per share amounts):

                                                              UNAUDITED THREE MONTHS ENDED
                        ---------------------------------------------------------------------------------------------------------
                        MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                          1994        1994         1994            1994         1995        1995         1995            1995
                        ---------   --------   -------------   ------------   ---------   --------   -------------   ------------
Operating revenues.....  $32,119    $33,619       $33,026        $ 39,739      $41,217    $39,419       $47,977        $ 48,892
Operating costs and
 expenses, excluding
 depreciation..........   23,220     25,206        29,620          29,097       31,313     31,735        34,213          37,602
Depreciation...........    1,793      2,163         2,663           2,826        3,604      3,802         4,296           4,825
Income (loss) before
 income taxes and
 minority
 interest..............    5,087      3,731        (2,069)          4,399        2,118       (246 )       5,217           2,738
Net income (loss)
 applicable to common
 shares................    2,210      1,660        (1,734)          1,729          894       (639 )       2,920           1,506
Net income (loss) per
 common share..........  $   .08    $   .06       $  (.11)       $    .06      $   .03    $  (.04 )     $   .10        $    .04

9. ADDITIONAL BALANCE SHEET AND STATEMENT OF OPERATIONS INFORMATION:

     Other current assets include the following (in thousands):

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994         1995
                                                                       ------       ------
    Short-term investments...........................................  $3,264       $  842
    Prepaid insurance................................................     914        1,125
    Worker compensation insurance receivables........................   1,166        2,600
    Other............................................................     233          321
                                                                       ------       ------
                                                                       $5,577       $4,888
                                                                       ======       ======

     Other assets include the following (in thousands):

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deposits on drillpipe, rigs, and equipment.......................  $   608     $11,763
    Deferred financing costs.........................................    5,855       6,338
    Oil and gas properties...........................................    1,758       2,821
    Deferred mobilization costs......................................    2,262       2,589
                                                                       -------     -------
                                                                       $10,483     $23,511
                                                                       =======     =======

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     Accounts payable and accrued liabilities include the following (in thousands):

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Accounts payable, trade..........................................  $11,933     $15,891
    Accrued interest.................................................    6,200       7,136
    Accrued payroll..................................................      869       1,763
    Accrued sales taxes..............................................      374       1,640
    Accrued worker compensation claims...............................      944       1,225
    Other............................................................    2,427       3,671
                                                                       -------     -------
                                                                       $22,747     $31,326
                                                                       =======     =======

     Other income (expense) includes the following items (in thousands):

                                                                  YEAR ENDED DECEMBER 31,
                                                                 --------------------------
                                                                 1993      1994       1995
                                                                 ----     ------     ------
    Interest income............................................  $ --     $1,036     $1,118
    Gain on sale of assets.....................................   884      1,337        962
    Other......................................................    43       (404)       770
                                                                 ----     ------     ------
                                                                 $927     $1,969     $2,850
                                                                 ====     ======     ======

10. RELATED PARTY TRANSACTIONS:

     Falcon's formation and growth was generated mainly through acquisitions. Certain of these acquisitions were made through affiliates and related parties. For further discussion relating to these acquisitions see Note 1 -- Formation of Falcon and Acquisitions.

     The former owners of Two "R", who are also officers of Falcon, lease crewboats, tugboats and supply barges and other vessels to Falcon at a contracted bareboat rate of $100 per day for crewboats and tugboats and $60 per day for other vessels, with Falcon responsible for drydocking, painting and repairs. The former owners received revenues of $674,000, $829,000 and $866,000, respectively, for the years ended December 31, 1993, 1994 and 1995.

     A director of Falcon, who is a stockholder of Falcon, a member of the Webster Group and a partial owner of Kestrel and Taladro Associates, was a partner through mid-1994 in a law firm which provided legal services to Falcon and certain of its affiliated entities. Fees paid by Falcon to this law firm were $570,000 and $501,000 in the years ended December 31, 1993 and 1994, respectively. The director became a partner in a new law firm during mid-1994. Fees paid by Falcon to this new law firm were $282,000 and $1,141,000 for the years ended December 31, 1994 and 1995 respectively. A director of Falcon who performs financial consulting services for Falcon from time to time and is also an officer of a subsidiary of Falcon, received $161,000 and $120,000 for such services in the years ended December 31, 1994 and 1995 respectively.

     Falcon pays a quarterly fee to a privately held company controlled by the S-C Interests, for financial advisory services. The fee is tied proportionately to the aggregate total of the S-C Interests' equity investment in Falcon. Falcon paid $247,000 and $126,000 for such services for the years ended December 31, 1994 and 1995, respectively.

11. SUPPLEMENTAL GUARANTOR INFORMATION:

     Falcon's obligations under the Senior Notes are fully and unconditionally guaranteed by Falcon and each of Falcon's directly held subsidiaries and certain of Falcon's indirectly held subsidiaries on a joint and several

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES basis. The indenture and note purchase agreement under which the Senior Notes were issued provides for acquired subsidiaries subsequent to the issuance of the Senior Notes to be designated as guarantors of the Senior Notes.

     The indentures pursuant to which the Senior Notes, the 8 7/8% Notes and the Subordinated Notes were issued provide that 12 specified barge rigs are to be nonrecourse rigs whereby Falcon has the option to transfer such nonrecourse barge rigs to nonguarantor subsidiaries at any time; provided, however, that Falcon may, at its option and at any time, designate up to two of its barge rigs in substitution for any two of the designated nonrecourse barge rigs. In addition, up to two of Falcon's jackup rigs may be designated nonrecourse rigs provided certain financial tests are met.

     During December 1994, Falcon transferred three nonrecourse barge rigs to a newly formed nonguarantor subsidiary, Falcon Drilling de Venezuela, Inc. During March 1995, Falcon Drilling de Venezuela, Inc., was merged with a guarantor subsidiary of Falcon in connection with the issuance of the Subordinated Notes, and the three barge rigs previously designated as nonrecourse rigs ceased being nonrecourse rigs. In the fourth quarter of 1995, in connection with deploying Rig 203 to Venezuela, Turnstone's note secured by the rig was assumed by Falcon Drilling Company, Inc. and Turnstone was dissolved. The following condensed consolidating financial statements are presented for purposes of complying with the reporting requirements of the parent company and the subsidiaries which are guarantors under the Senior Notes. The financial statements at December 31, 1994, include Turnstone and Eilert-Olsen as nonguarantor subsidiaries, and at December 31, 1995 and September 30, 1996, include only Eilert-Olsen as a nonguarantor subsidiary. Falcon believes that separate financial statements and other disclosures of the guarantors are not material.

     Upon occurrence of an event of default, as defined, pursuant to a revolving credit facility with two banks, the ability of certain subsidiaries of Falcon to make distributions or other transfers to Falcon will be restricted.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                               SEPTEMBER 30, 1996
                           (UNAUDITED) (IN THOUSANDS)

                                  FALCON DRILLING     GUARANTOR      NONGUARANTOR
             ASSETS                COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                  ---------------    ------------    ------------    ------------    ------------
CURRENT ASSETS:
  Cash and cash equivalents.....     $   4,224         $  2,085         $   --        $       --       $  6,309
  Accounts receivable, net......        24,871           43,963             --                --         68,834
  Other current assets..........             3            3,077             --                --          3,080
                                      --------         --------         ------         ---------       --------
          Total current
            assets..............        29,098           49,125             --                --         78,223
EQUIPMENT AND PROPERTY, net.....        65,647          349,254          2,555                --        417,456
OTHER NONCURRENT ASSETS.........            --           18,045             --                --         18,045
INVESTMENT IN SUBSIDIARIES AND
  JOINT VENTURES, net...........       367,106               --             --          (367,106)            --
                                      --------         --------         ------         ---------       --------
          Total assets..........     $ 461,851         $416,424         $2,555        $ (367,106)      $513,724
                                      ========         ========         ======         =========       ========
LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
     liabilities................     $  17,236         $ 25,506         $   --        $       --       $ 42,742
  Debt due within one year......            --            2,741            383                --          3,124
                                      --------         --------         ------         ---------       --------
          Total current
            liabilities.........        17,236           28,247            383                --         45,866
LONG-TERM DEBT, net.............       310,000            1,666            739                --        312,405
DEFERRED INCOME TAXES...........            --           20,838             --                --         20,838
STOCKHOLDERS' EQUITY:
  Partnership capital...........            --           56,672             --           (56,672)            --
  Common stock..................           355               --             --                --            355
  Additional paid-in capital....       113,905          262,765          1,865          (264,630)       113,905
  Accumulated earnings
     (deficit)..................        20,355           46,236           (432)          (45,804)        20,355
                                      --------         --------         ------         ---------       --------
          Total stockholders'
            equity..............     $ 134,615         $365,673         $1,433        $ (367,106)      $134,615
                                      --------         --------         ------         ---------       --------
          Total liabilities and
            stockholders'
            equity..............     $ 461,851         $416,424         $2,555        $ (367,106)      $513,724
                                      ========         ========         ======         =========       ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                   FALCON DRILLING     GUARANTOR      NONGUARANTOR
              ASSETS                COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                   ---------------    ------------    ------------    ------------    ------------
CURRENT ASSETS:
  Cash and cash equivalents.......    $     141         $  8,875         $   --        $       --       $  9,016
  Accounts receivable, net........       11,953           26,047             --                --         38,000
  Other current assets............        2,524            2,364             --                --          4,888
                                       --------         --------         ------         ---------       --------
          Total current assets....       14,618           37,286             --                --         51,904
EQUIPMENT AND PROPERTY, net.......       18,598          244,313          2,697                --        265,608
OTHER NONCURRENT
  ASSETS..........................          137           23,374                               --         23,511
INVESTMENT IN SUBSIDIARIES AND
  JOINT VENTURES, net.............      268,118               --             --          (268,118)            --
                                       --------         --------         ------         ---------       --------
          Total assets............    $ 301,471         $304,973         $2,697        $ (268,118)      $341,023
                                       ========         ========         ======         =========       ========
         LIABILITIES AND
       STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
     liabilities..................    $   8,985         $ 22,482         $   --        $       --       $ 31,467
  Debt and other obligations due
     within one year..............        1,969            1,666            364                --          3,999
                                       --------         --------         ------         ---------       --------
          Total current
            liabilities...........       10,954           24,148            364                --         35,466
LONG-TERM DEBT, net...............      175,000            3,334          1,028                --        179,362
DEFERRED INCOME TAXES.............                        10,679                                          10,679
MINORITY INTEREST.................
PREFERRED STOCK...................
STOCKHOLDERS' EQUITY:
  Partnership capital.............           --           56,672             --           (56,672)            --
  Common stock....................          352               --             --                --            352
  Additional paid-in capital......      112,854          191,921          1,603          (193,525)       112,853
  Accumulated earnings
     (deficit)....................        2,311           18,219           (298)          (17,921)         2,311
                                       --------         --------         ------         ---------       --------
          Total stockholders'
            equity................      115,517          266,812          1,305          (268,118)       115,516
                                       --------         --------         ------         ---------       --------
          Total liabilities and
            stockholders'
            equity................    $ 301,471         $304,973         $2,697        $ (268,118)      $341,023
                                       ========         ========         ======         =========       ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                           FALCON DRILLING     GUARANTOR      NONGUARANTOR
                                            COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                           ---------------    ------------    ------------    ------------    ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............    $      --         $  4,868         $   --        $       --       $  4,868
  Accounts receivable, net................           --           31,290            902              (397)        31,795
  Other current assets....................           95            5,577             --               (95)         5,577
                                               --------         --------         ------         ---------       --------
          Total current assets............           95           41,735            902              (492)        42,240
EQUIPMENT AND PROPERTY, net...............        7,266          155,407          8,150                --        170,823
INVESTMENT IN SUBSIDIARIES AND JOINT
  VENTURES, net...........................      170,791               --             --          (170,191)           600
OTHER NONCURRENT ASSETS...................        3,260           10,483             --            (3,260)        10,483
                                               --------         --------         ------         ---------       --------
          Total assets....................    $ 181,412         $207,625         $9,052        $ (173,943)      $224,146
                                               ========         ========         ======         =========       ========
LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
     liabilities..........................    $      --         $ 22,153         $  991        $     (397)      $ 22,747
  Income tax payable......................           --               95             --                --             95
  Debt and other obligations due within
     one year.............................       15,976              801            339               (95)        17,021
                                               --------         --------         ------         ---------       --------
          Total current liabilities.......       15,976           23,049          1,330              (492)        39,863
LONG-TERM DEBT, net.......................      126,362           14,947          3,330            (3,260)       141,379
DEFERRED INCOME TAXES.....................          842            2,473             --                --          3,315
MINORITY INTEREST.........................           --            1,357             --                --          1,357
PREFERRED STOCK...........................        4,145               --             --                --          4,145
STOCKHOLDERS' EQUITY:
  Partnership capital.....................           --           56,676             --           (56,676)            --
  Common stock............................          159               --             --                --            159
  Preferred stock, Series A...............       14,328               --             --                --         14,328
  Additional paid-in capital..............       21,970          105,669          4,208          (109,877)        21,970
  Accumulated earnings (deficit)..........       (2,370)           3,454            184            (3,638)        (2,370)
                                               --------         --------         ------         ---------       --------
          Total stockholders' equity......       34,087          165,799          4,392          (170,191)        34,087
                                               --------         --------         ------         ---------       --------
          Total liabilities and
            stockholders' equity..........    $ 181,412         $207,625         $9,052        $ (173,943)      $224,146
                                               ========         ========         ======         =========       ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                           (UNAUDITED) (IN THOUSANDS)

                                  FALCON DRILLING     GUARANTOR      NONGUARANTOR
                                   COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                  ---------------    ------------    ------------    ------------    ------------
OPERATING REVENUES...............    $  10,217         $210,748         $   --         $     --        $220,965
COSTS AND EXPENSES:
  Operating costs................        6,877          134,434             --               --         141,311
  General and administrative
     expenses....................          404           12,787             --               --          13,191
  Depreciation...................          565           20,132            142               --          20,839
                                      --------         --------          -----         --------        --------
OPERATING INCOME.................        2,371           43,395           (142)              --          45,624
OTHER (INCOME) EXPENSE:
  Interest expense...............       17,842              245             71               --          18,158
  Other (income) expense, net....          146           (1,321)            --               --          (1,175)
  Equity in income of
     subsidiaries................      (27,883)              --             --           27,883              --
                                      --------         --------          -----         --------        --------
INCOME (LOSS) BEFORE INCOME
  TAXES..........................       12,266           44,471           (213)         (27,883)         28,641
INCOME TAX PROVISION (BENEFIT)...       (5,778)          16,454            (79)              --          10,597
                                      --------         --------          -----         --------        --------
NET INCOME (LOSS)................    $  18,044         $ 28,017         $ (134)        $(27,883)       $ 18,044
                                      ========         ========          =====         ========        ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                  FALCON DRILLING     GUARANTOR      NONGUARANTOR
                                   COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                  ---------------    ------------    ------------    ------------    ------------
OPERATING REVENUES...............    $  11,726         $165,779         $   --         $     --        $177,505
COSTS AND EXPENSES:
  Operating costs................        8,495          112,497             --               --         120,992
  General and administrative
     expenses....................          471           13,400             --               --          13,871
  Depreciation...................          837           15,548            142               --          16,527
                                      --------          -------           ----         --------        --------
OPERATING INCOME.................        1,923           24,334           (142)              --          26,115
OTHER (INCOME) EXPENSE:
  Interest expense...............       17,103            8,191            110           (7,383)         18,021
  Other (income) expense, net....         (612)          (8,504)            --            7,383          (1,733)
  Equity in income of
     subsidiaries................      (14,446)              --             --           14,446              --
                                      --------          -------           ----         --------        --------
INCOME (LOSS) BEFORE INCOME TAXES
  AND MINORITY INTEREST..........         (122)          24,647           (252)         (14,446)          9,827
INCOME TAX PROVISION (BENEFIT)...       (6,468)          10,052           (103)              --           3,481
                                      --------          -------           ----         --------        --------
INCOME (LOSS) BEFORE MINORITY
  INTEREST.......................        6,346           14,595           (149)         (14,446)          6,346
MINORITY INTEREST................        1,291               --             --               --           1,291
                                      --------          -------           ----         --------        --------
NET INCOME (LOSS)................    $   5,055         $ 14,595         $ (149)        $(14,446)       $  5,055
                                      ========          =======           ====         ========        ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                  FALCON DRILLING     GUARANTOR      NONGUARANTOR
                                   COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                  ---------------    ------------    ------------    ------------    ------------
OPERATING REVENUES...............     $65,876          $ 68,553         $3,982         $     --        $138,411
MANAGEMENT FEES FROM RELATED
  PARTIES........................          92                --             --               --              92
COSTS AND EXPENSES:
  Operating costs................      47,712            44,215          3,329               --          95,256
  General and administrative
     expenses....................      10,853             1,027              7               --          11,887
  Depreciation...................       3,704             5,371            370               --           9,445
                                      -------           -------         ------         --------        --------
OPERATING INCOME.................       3,699            17,940            276               --          21,915
OTHER (INCOME) EXPENSE:
  Interest expense...............      11,377               735             50             (116)         12,046
  Other (income) expense, net....      (2,083)              688             --              116          (1,279)
  Equity in income of
     subsidiaries................      (9,711)               --             --            9,711              --
                                      -------          --------         ------       - --------        --------
INCOME (LOSS) BEFORE INCOME TAXES
  AND MINORITY INTEREST..........       4,116            16,517            226           (9,711)         11,148
INCOME TAX PROVISION (BENEFIT)...      (3,800)            6,937             95               --           3,232
                                      -------          --------         ------       - --------        --------
INCOME (LOSS) BEFORE MINORITY
  INTEREST.......................       7,916             9,580            131           (9,711)          7,916
MINORITY INTEREST................      (3,486)               --             --               --          (3,486)
                                      -------          --------         ------       - --------        --------
NET INCOME (LOSS)................     $ 4,430          $  9,580         $  131         $ (9,711)       $  4,430
                                      =======          ========         ======         ========        ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                           (UNAUDITED) (IN THOUSANDS)

                                                   FALCON
                                                  DRILLING       GUARANTOR     NONGUARANTOR
                                                COMPANY, INC.   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................   $  18,044      $    28,017      $ (134)       $(27,883)     $   18,044
  Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating
     activities --
     Equity in unconsolidated subsidiaries.....     (27,883)              --          --          27,883              --
     Depreciation and amortization.............       2,528           20,277         142              --          22,947
     Realized gain on the sale of assets.......          --             (775)         --              --            (775)
     Provision for deferred income taxes.......          --           10,159          --              --          10,159
     Changes in current assets and
       liabilities.............................     (69,037)          52,237         262              --         (16,538)
                                                  ---------      -----------      ------        --------      ----------
          Net cash provided by (used in)
            operating activities...............     (76,348)         109,915         270              --          33,837
                                                  ---------      -----------      ------        --------      ----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment and property..........     (57,769)        (115,451)         --              --        (173,220)
  Refunds on drillpipe, rigs and equipment, net
     of deposits...............................       6,174               --          --              --           6,174
  Sale of equipment and property...............          --            1,307          --              --           1,307
  Intercompany advances........................          --               --          --              --              --
                                                  ---------      -----------      ------        --------      ----------
           Net cash used in investing
            activities.........................     (51,595)        (114,144)         --              --        (165,739)
                                                  ---------      -----------      ------        --------      ----------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt.............................     172,000               --          --              --         172,000
  Proceeds from sale of stock..................       1,078               --          --              --           1,078
  Payments of outstanding debt.................     (37,000)          (2,561)       (270)             --         (39,831)
  Stock issuance costs.........................         (24)              --          --              --             (24)
  Debt issuance costs..........................      (4,028)              --          --              --          (4,028)
                                                  ---------      -----------      ------        --------      ----------
           Net cash provided by (used in)
            financing activities...............     132,026           (2,561)       (270)             --         129,195
                                                  ---------      -----------      ------        --------      ----------
 NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................       4,083           (6,790)         --              --          (2,707)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR.........................................         141            8,875          --              --           9,016
                                                  ---------      -----------      ------        --------      ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR.......   $   4,224      $     2,085      $   --        $     --      $    6,309
                                                  =========      ===========      ======        ========      ==========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                FALCON
                                               DRILLING        GUARANTOR      NONGUARANTOR
                                             COMPANY, INC.    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                             -------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................    $   5,055        $ 14,595         $ (149)        $(14,446)       $  5,055
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities --
    Equity in unconsolidated
      subsidiaries.........................      (14,446)             --             --           14,446              --
    Depreciation and amortization..........        1,075          17,450            142               --          18,667
    Realized gain on the sale of assets....           --            (962)            --               --            (962)
    Minority interest in earnings of
      subsidiary...........................        1,291              --             --               --           1,291
    Provision for deferred income taxes....           --           3,481             --                            3,481
    Foreign currency translation gain......         (857)           (166)            --               --          (1,023)
    Changes in current assets and current
      liabilities and intercompany
      balances.............................      (88,637)         85,339            346               --          (2,952)
                                                --------        --------          -----         --------        --------
         Net cash provided by (used in)
           operating activities............      (96,519)        119,737            339                0          23,557
                                                --------        --------          -----         --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment and property......       (5,939)        (98,199)            --               --        (104,138)
  Deposits on drillpipe, rigs and
    equipment..............................      (11,155)             --             --               --         (11,155)
  Distribution for minority owner's
    interest in Blake Workover.............                       (1,804)            --               --          (1,804)
  Proceeds from sale of equipment and
    property...............................           --           3,201             --               --           3,201
  Deferred costs of Venezuelan
    operations.............................           --                             --               --              --
                                                --------        --------          -----         --------        --------
         Net cash used in investing
           activities......................      (17,094)        (96,802)            --               --        (113,896)
                                                --------        --------          -----         --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt.........................       50,000              --             --               --          50,000
  Payments of outstanding debt.............                      (18,732)          (339)              --         (19,071)
  Borrowings pursuant to revolving credit
    facility...............................       28,000                                                          28,000
  Payments of amounts borrowed pursuant to
    revolving credit facility..............      (28,000)                                                        (28,000)
  Issuance of common stock.................       70,423              --             --               --          70,423
  Debt issuance costs......................       (2,125)             --             --               --          (2,125)
  Redemption of preferred stock............       (3,500)             --             --               --          (3,500)
  Dividends on preferred stock.............       (1,019)             --             --               --          (1,019)
                                                --------        --------          -----         --------        --------
         Net cash provided by (used in)
           financing activities............      113,779         (18,732)          (339)              --          94,708
                                                --------        --------          -----         --------        --------
EFFECT OF EXCHANGE RATES ON CASH...........          (25)           (196)                                           (221)
NET INCREASE IN CASH AND CASH
  EQUIVALENTS..............................          141           4,007              0               --           4,148
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR.....................................           --           4,868             --               --           4,868
                                                --------        --------          -----         --------        --------
CASH AND CASH EQUIVALENTS AT END OF YEAR...    $     141        $  8,875         $    0         $     --        $  9,016
                                                ========        ========          =====         ========        ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                FALCON
                                               DRILLING        GUARANTOR      NONGUARANTOR
                                             COMPANY, INC.    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                             -------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................    $   4,430        $  9,580         $  131           (9,711)      $    4,430
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities --
    Equity in unconsolidated
      subsidiaries.........................       (9,711)             --             --            9,711               --
    Depreciation and amortization..........        4,394           5,371            370               --           10,135
    Realized gain on the sale of assets....       (1,097)           (240)            --               --           (1,337)
    Minority interest in earnings of
      subsidiary...........................        3,486              --             --               --            3,486
    Provision for deferred income taxes....           --           1,643             --               --            1,643
    Changes in current assets and current
      liabilities and intercompany
      balances.............................       12,247         (11,783)          (190)              --              274
                                                --------        --------          -----         --------        ---------
         Net cash provided by (used in)
           operating activities............       13,749           4,571            311               --           18,631
                                                --------        --------          -----         --------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment...................      (45,955)         (4,313)           (80)              --          (50,348)
  Purchase of FALRIG Corporation...........      (25,389)             --             --               --          (25,389)
  Purchase of FALRIG USA...................      (28,015)             --             --               --          (28,015)
  Proceeds from sale of equipment..........        1,098           1,452             --               --            2,550
                                                --------        --------          -----         --------        ---------
         Net cash provided by (used in)
           investing activities............      (98,261)         (2,861)           (80)              --         (101,202)
                                                --------        --------          -----         --------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt.........................      125,000              --             --               --          125,000
  Payments of outstanding debt.............      (34,225)           (832)          (231)              --          (35,288)
  Retirement of preferred stock............       (3,500)             --             --               --           (3,500)
  Debt issuance costs......................       (5,130)             --             --               --           (5,130)
  Dividends on preferred stock.............         (351)             --             --               --             (351)
                                                --------        --------          -----         --------        ---------
         Net cash provided by (used in)
           financing activities............       81,794            (832)          (231)              --           80,731
                                                --------        --------          -----         --------        ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................       (2,718)            878             --               --           (1,840)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR.....................................        2,718           3,990             --               --            6,708
                                                --------        --------          -----         --------        ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR...    $      --        $  4,868         $   --         $     --       $    4,868
                                                ========        ========          =====         ========        =========

-------------------------------------------------------------------------------
     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDERS OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary.....................   3
Risk Factors...........................   7
Use of Proceeds........................  10
Price Range of Common Stock............  11
Capitalization.........................  12
Selected Historical Financial and Other
  Data.................................  13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................  15
Business...............................  20
Management.............................  28
Selling Stockholders...................  30
Underwriting...........................  31
Notice to Canadian Residents...........  33
Certain United States Tax Consequences
  to Non-United States Holders.........  34
Legal Matters..........................  36
Experts................................  36
Available Information..................  37
Incorporation of Certain Documents by
  Reference............................  37
Index to Financial Statements.......... F-1
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              Falcon Drilling
[FALCON                        Company, Inc.
DRILLING
COMPANY, INC.
LOGO]

                                7,000,000 Shares
                                  Common Stock
                                ($.01 par value)

                                   PROSPECTUS
                                CS First Boston

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                              Salomon Brothers Inc

                            Schroder Wertheim & Co.

                               Simmons & Company
                                 International

-------------------------------------------------------------------------------

                                                Filed Pursuant to Rule 424(b)(1)
                                                Registration No. 333-15707

                                7,000,000 Shares

 [FALCON DRILLING        Falcon Drilling Company, Inc.
COMPANY, INC. LOGO]               Common Stock

                                ($.01 par value)

                               ------------------

Of the 7,000,000 shares of Common Stock, $0.01 par value ("Common Stock"), of Falcon Drilling Company, Inc. ("Falcon" or the "Company") being offered hereby,
 3,000,000 shares are being sold by the Company and 4,000,000 shares are being sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. See
     "Selling Stockholders." Of the 7,000,000 shares of Common Stock being offered, 1,050,000 shares are initially being offered outside the
        United States and Canada (the "International Shares") by the
       Managers (the "International Offering") and 5,950,000 shares are initially being concurrently offered in the United States and
        Canada (the "U.S. Shares") by the U.S. Underwriters (the "U.S. Offering" and, together with the International Offering, the
      "Offering"). The offering price and underwriting discounts and commissions of the U.S. Offering and the International
          Offering are identical. The Common Stock is traded on the
           New York Stock Exchange ("NYSE") under the symbol "FLC."
           On December 9, 1996 the last reported sale price of the
            Common Stock on the NYSE was $36 1/4 per share. See
                     "Price Range of Common Stock."

                               ------------------

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH
        AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" ON PAGE 8.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
        HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                           Underwriting                      Proceeds to
                                            Price to      Discounts and     Proceeds to        Selling
                                             Public        Commissions      Company(1)      Stockholders
                                            --------      -------------     -----------     ---------------
Per Share...............................      $35.50          $1.50           $34.00           $34.00
Total (2)...............................   $248,500,000    $10,500,000     $102,000,000     $136,000,000

---------------

(1) Before deduction of expenses payable by the Company, estimated at $500,000.
(2) The Company and certain of the Selling Stockholders have granted the Managers and the U.S. Underwriters an option, exercisable by CS First Boston Corporation for 30 days from the date of this Prospectus, to purchase a maximum of 250,000 additional shares of Common Stock from the Company and a maximum of 800,000 shares of additional outstanding shares from such Selling Stockholders to cover over-allotments of shares. If the option is exercised in full, the total Price to Public will be $285,775,000, Underwriting Discounts and Commissions will be $12,075,000, Proceeds to Company will be $110,500,000, and Proceeds to Selling Stockholders will be $163,200,000.

     The International Shares are offered by the several Managers when, as and if delivered to and accepted by the Managers and subject to their right to reject orders in whole or in part. It is expected that the International Shares will be ready for delivery on or about December 13, 1996 against payment in immediately available funds.

    CS First Boston                             Donaldson, Lufkin & Jenrette
                                                   Securities Corporation

    Salomon Brothers International Limited                         Schroders

ABN AMRO Rothschild                                                  ING Barings

NatWest Securities Limited                               Paribas Capital Markets

                The date of this Prospectus is December 9, 1996.

                                         PEREGRINE I --

                                          DYNAMICALLY

                                      POSITIONED DRILLSHIP

                                     FOR DEEPWATER SERVICE

                    The Company owns three dynamically positioned drillships.
                    The dynamic positioning system allows the ship to position itself over the drill site through the use of thrusters
                    controlled by a satellite navigation system. These
   [PHOTO OF        drillships feature the same drilling equipment typical of
 DRILLING RIG]      other offshore rigs but are uniquely suited to operate in
                    extremely deep water. there are currently only eight active dynamically positioned drillships. Two of the Company's drillships are currently working offshore Brazil under long term contracts with Petrobras, the third drillship contracted to Shell, Exxon and BHP under multi-well contracts for work offshore Australia and West Africa.



                                        PHOENIX III --

                                       CANTILEVERED MAT-

                                     SUPPORTED JACKUP RIG

                    A jackup rig is designed to provide a stable drilling
                    platform for exploration, development and workover
                    activities in offshore waters. The units are towed to
                    location, where the hull is elevated above the water surface on connected support legs. The Company's rigs feature a mat, to which the legs are connected, which sits on the seabed.
                    Mat rigs are particularly suited for soft bottom conditions such as exist in the Gulf of Mexico. The hull features
                    multiple levels which contain the drilling equipment and
  [PHOTO OF         crew quarters. Six of the Company's jackup units feature a
DRILLING RIG]       cantilevered drill floor which can be moved away from the
                    hull to work over an existing platform structure. These units are capable of working in up to 200 feet of water with 25,000 foot drilling capability. The Company also operates ten slot-type units, which do not feature a cantilevered drill floor but are rated to work in up to 250 feet of water, and three submersible offshore rigs which work in up to 85 feet of water with a cantilevered drill floor.

IN CONNECTION WITH THIS OFFERING, CS FIRST BOSTON CORPORATION ON BEHALF OF THE U.S. UNDERWRITERS AND THE MANAGERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ STOCK MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

IN CONNECTION WITH THIS OFFERING, CERTAIN U.S. UNDERWRITERS AND MANAGERS (AND SELLING GROUP MEMBERS, IF ANY) AND THEIR RESPECTIVE AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ STOCK MARKET IN ACCORDANCE WITH RULE 10b-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. (SEE "UNDERWRITING.")

DURING THIS OFFERING, CERTAIN PERSONS AFFILIATED WITH PERSONS PARTICIPATING IN THE DISTRIBUTION MAY ENGAGE IN TRANSACTIONS FOR THEIR OWN ACCOUNTS OR FOR THE ACCOUNTS OF OTHERS IN THE COMMON STOCK PURSUANT TO EXEMPTIONS FROM RULES 10b-6, 10b-7, AND 10b-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDERS OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

IN THIS PROSPECTUS REFERENCES TO "DOLLARS" AND "$" ARE TO UNITED STATES DOLLARS.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
PROSPECTUS SUMMARY.....................   4
RISK FACTORS...........................   8
USE OF PROCEEDS........................  11
PRICE RANGE OF COMMON STOCK............  12
CAPITALIZATION.........................  13
SELECTED HISTORICAL FINANCIAL AND OTHER
  DATA.................................  14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................  16
BUSINESS...............................  21
MANAGEMENT.............................  29

                                        PAGE
                                        ----
SELLING STOCKHOLDERS...................  31
SUBSCRIPTION AND SALE..................  32
CERTAIN UNITED STATES TAX CONSEQUENCES
  TO NON-UNITED
  STATES HOLDERS.......................  34
LEGAL MATTERS..........................  36
EXPERTS................................  36
AVAILABLE INFORMATION..................  37
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE............................  37
INDEX TO FINANCIAL STATEMENTS.......... F-1

                             ---------------------

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this Prospectus.

                                  THE COMPANY

     Falcon provides contract drilling and workover services for the domestic and international oil and gas industry. Falcon owns and operates the largest fleet of barge drilling rigs in the world, the largest fleet of mat-supported offshore drilling rigs in the U.S. Gulf of Mexico, and three of the world's eight currently active dynamically positioned drillships.

     Falcon's strategy is to identify contract drilling markets which have experienced an excess supply of equipment, but where Falcon expects a substantial increase in future demand due in large part to the effect of technology on drilling economics. By entering these markets, Falcon has been able to acquire equipment on attractive terms and establish a significant presence in such markets, thereby creating opportunities for profitable growth.

     The initial focus of Falcon's strategy was the barge drilling business. Historically, the largest such market has been in the U.S. Gulf Coast, principally South Louisiana, where barge drilling and workover activity has been increasing. Falcon's management believes that this increasing activity is primarily attributable to attractive prospects in the area for deep natural gas drilling, increased 3-D seismic survey activity and the mid-1994 settlement of a long standing dispute between the State of Louisiana and Texaco, the area's largest leaseholder. Falcon subsequently expanded into complementary businesses, including the Venezuelan shallow-water rig market and the U.S. Gulf Coast barge workover market. Falcon also began building a significant presence in the U.S. Gulf of Mexico offshore drilling market, as demand began to rebound from historically low levels in the early 1990s.

     In late 1995, Falcon began building a significant presence in the deepwater market with an initial emphasis on dynamically positioned drillships. Deepwater oil and gas exploration and production costs are being significantly reduced by improvements in technology. In addition, privatization initiatives and greater political stability in many oil and gas producing regions of the world have broadened access to attractive deepwater acreage. Management believes that these developments will lead to increased demand for drilling equipment with greater water depth capability. Falcon targeted dynamically positioned drillships for acquisition because their water depth capability can be efficiently upgraded with existing technology to service ultra deepwater locations.

                                   OPERATIONS

     Domestic Barge Drilling Rigs. Falcon entered the barge drilling business in 1988, and currently operates 25 of the 32 barge drilling rigs with rated drilling capacity of 14,000 feet or deeper that are actively marketed in the U.S. Gulf Coast area. Falcon also owns 15 units which are cold stacked and which it believes represent substantially all of the existing barge rigs with deep drilling capacity that are located in the U.S. Gulf Coast market but are not currently being actively marketed.

     Domestic Barge Workover Rigs. In 1994, Falcon expanded into the shallow-water oil and gas well workover and service business. Currently, Falcon operates ten workover and shallow drilling rigs in the U.S. Gulf Coast area and is the second largest barge rig workover contractor in the United States. Due to a substantial overlap in the customer base for these activities, this business enhances Falcon's position as the leading supplier of barge rig services in the shallow-water markets generally.

     Domestic Offshore Rigs. Falcon commenced offshore operations in late 1992 in order to take advantage of improving demand in the Gulf of Mexico, where it now operates 15 mat-supported jackup rigs, the largest such fleet in the industry, and two submersible rigs.

     International Shallow-Water Drilling Rigs. In 1994, Falcon began to expand its international operations in order to capitalize on the attractive day rates and longer terms typical of international drilling contracts and the opportunity to utilize cold stacked barge rigs. Falcon currently operates three modified barge rigs in Lake Maracaibo, Venezuela, under contracts with Maraven, S.A. ("Maraven"), a subsidiary of Venezuela's state-owned oil company. Falcon also operates a jackup rig in West Africa and a submersible rig in Venezuela.

     Deepwater Rigs. During 1996, Falcon commenced operation of three dynamically positioned drillships that can operate in water depths ranging from 3,300 feet to 6,750 feet. Two of these units, Peregrine I and Peregrine II, are working offshore Brazil under term contracts with Petroleo Brasileiro, S.A. ("Petrobras"). The third drillship, Peregrine III, is committed under a multi-well contract to work for subsidiaries of Shell and Exxon in West Africa, following completion of current operations in Australia. The Company intends to continue to expand its deepwater operations. In December 1996, the Company purchased the hull for a fourth dynamically positioned drillship (the Peregrine
IV), which the Company currently plans to complete with a water depth capability in excess of 9,000 feet. In October 1996, Falcon announced plans to acquire two conventionally moored drillships, the Deepsea Ice and the Deepsea Duchess, which compete with semisubmersible drilling rigs. Demand for semi-submersibles has increased significantly, which management believes will improve the prospects for these units. Falcon also owns the Pacesetter III, a cold stacked semisubmersible drilling rig, which it plans to upgrade and reactivate.

                                  THE OFFERING

     The share information set forth below excludes 1,050,000 additional shares of Common Stock subject to purchase upon the exercise of the over-allotment option granted to the U.S. Underwriters and the Managers by the Company and certain Selling Stockholders. It is currently anticipated that 250,000 of such additional shares will be sold by the Company and the remaining 800,000 additional shares will be sold by such Selling Stockholders, although the Company and such Selling Stockholders may agree to allocate the option obligation among themselves in a different manner prior to the consummation of the Offering. See "Selling Stockholders."

Common Stock offered:
  By the Company.............................    3,000,000 shares
  By the Selling Stockholders................    4,000,000 shares
          Total..............................    7,000,000 shares
                                                ----------
Common Stock offered for sale in:
  U.S. Offering..............................    5,950,000 shares
  International Offering.....................    1,050,000 shares
          Total..............................    7,000,000 shares
                                                ----------
Common Stock to be outstanding after the        38,594,650 shares
  Offering...................................
Use of proceeds..............................   To expand the Company's deepwater operations
                                                through the acquisition of additional rigs
                                                and the refurbishment and upgrade of certain
                                                of its existing rigs, and to repay amounts
                                                outstanding under the Company's working
                                                capital facility.
New York Stock Exchange symbol...............   "FLC"

                  SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

     The following table presents summary consolidated financial data derived from Falcon's financial statements. The information in the table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere or incorporated by reference in this Prospectus.

                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                             YEAR ENDED DECEMBER 31,               (UNAUDITED)
                                        ---------------------------------     ---------------------
                                         1993         1994         1995         1995         1996
                                        -------     --------     --------     --------     --------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Revenues(1)........................   $61,840     $138,503     $177,505     $128,613     $220,965
  Operating costs....................    46,126       95,256      120,992       86,934      141,311
  General and administrative
     expenses........................     5,520       11,887       13,871       10,327       13,191
  Depreciation.......................     2,990        9,445       16,527       11,703       20,839
                                        -------     --------     --------      -------      -------
  Operating income...................     7,204       21,915       26,115       19,649       45,624
  Interest expense...................     2,743       12,046       18,021       13,277       18,158
  Amortization of deferred costs.....       538          690        2,140        1,642        2,108
  Foreign currency translation loss
     (gain)..........................        --           --       (1,023)          --           --
  Other expense (income).............      (927)      (1,969)      (2,850)      (2,359)      (3,283)
                                        -------     --------     --------      -------      -------
  Income before taxes and minority
     interest........................     4,850       11,148        9,827        7,089       28,641
  Income tax provision...............       952        3,232        3,481        2,319       10,597
                                        -------     --------     --------      -------      -------
  Income before minority interest....     3,898        7,916        6,346        4,770       18,044
  Minority interest..................        --        3,486        1,291        1,291           --
                                        -------     --------     --------      -------      -------
  Net income.........................     3,898        4,430        5,055        3,479       18,044
  Preferred stock dividends and
     accretion.......................       743          565          374          304           --
                                        -------     --------     --------      -------      -------
  Net income applicable to common
     shares..........................   $ 3,155     $  3,865     $  4,681     $  3,175     $ 18,044
                                        =======     ========     ========      =======      =======
  Net income per common share........   $  0.14     $   0.14     $   0.16     $   0.11     $   0.50
                                        =======     ========     ========      =======      =======
  Shares used to compute net income
     per common share................    21,899       26,880       29,593       28,243       35,991
                                        =======     ========     ========      =======      =======
OTHER FINANCIAL DATA:
  EBITDA(2)..........................   $11,121     $ 33,329     $ 45,492     $ 33,711     $ 69,746

                                                                                      AS OF
                                                                                  SEPTEMBER 30,
                                                                                       1996
                                                                                  --------------
                                                                                  (IN THOUSANDS)
                                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents....................................................      $  6,309
  Equipment and property, net..................................................       417,456
  Total assets.................................................................       513,724
  Debt due within one year.....................................................         3,124
  Long-term debt...............................................................       312,405
  Total stockholders' equity...................................................       134,615

                                                                               NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                              -----------------------------    ------------------
                                               1993       1994       1995       1995       1996
                                              -------    -------    -------    -------    -------
RIG ACTIVITY DATA -- AVERAGE FOR PERIOD:
Domestic barge drilling rigs(3) --
  Rigs available for service................     14.5       17.0       18.4       18.3       21.5
  Utilization rate of rigs available for
     service................................       84%        69%        77%        81%        88%
  Average day rate(4).......................  $ 9,076    $11,974    $12,667    $12,635    $13,304
Domestic barge workover rigs(5) --
  Rigs available for service................       --        6.4        7.0        7.0        8.4
  Utilization rate of rigs available for
     service................................       --         58%        59%        58%        59%
  Average date rate(4)......................       --    $ 8,768    $ 8,858    $ 8,967    $ 8,921
Domestic offshore rigs --
  Rigs available for service(6)(7)..........       --       12.0       12.5       11.6       15.4
  Utilization rate of rigs available for
     service................................       --         85%        79%        78%        96%
  Average day rate(4).......................       --    $17,015    $15,060    $14,484    $19,144
International shallow-water rigs --
  Rigs available for service(6)(8)..........      1.0        0.7        4.0        4.0        4.7
  Utilization rate of rigs available for
     service................................       99%        99%        96%        99%        87%
  Average day rate(4).......................  $17,600    $21,162    $19,553    $19,550    $20,223
Deepwater rigs --
  Rigs available for service................       --         --         --         --        1.3
  Utilization rate of rigs available for
     service................................       --         --         --         --         94%
  Average day rate(4).......................       --         --         --         --    $52,666

---------------

(1) Revenues include management fee income of $2,987,000 and $92,000 for the years ended December 31, 1993 and 1994, respectively, from rigs owned by affiliates. No management fee income was earned in 1995 or the 1996 period, as rigs previously owned by affiliated entities were acquired by Falcon.

(2) EBITDA (earnings before interest expense, taxes, depreciation and amortization) is frequently used by securities analysts and is presented here to provide additional information about Falcon's operations. EBITDA should not be considered as an alternative to net income as an indicator of Falcon's operating performance or as an alternative to cash flows as a better measure of liquidity.

(3) Includes three rigs purchased in September 1994, which Falcon previously operated under a charter arrangement. Includes one rig leased to Falcon commencing in March 1996.

(4) Rates reflected are base day rates which do not include additional charges for marine and other equipment commonly furnished in connection with certain of the drilling contracts.

(5) Falcon's initial interest in the workover business was acquired April 1, 1994. No results prior to that date are included herein. Includes two rigs leased to Falcon commencing in the first quarter of 1996.

(6) Rig 203, a submersible rig that was mobilized to Venezuela in November 1995, is included in domestic offshore rigs until that time and in international shallow-water rigs thereafter.

(7) Includes one rig operated under charter to Falcon through June 1995 and one rig operated under charter to Falcon since August 1996.

(8) Excludes two rigs operated in Venezuela by a joint venture in which Falcon has a 37.5% interest.

                                  RISK FACTORS

     Prospective investors should consider carefully the following factors, in addition to the other information contained or incorporated by reference in this Prospectus.

FORWARD-LOOKING INFORMATION

     The statements included herein regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. Such statements involve risks, uncertainties and assumptions, including, but not limited to, industry conditions, prices of crude oil and natural gas, foreign operations and other factors discussed below and in Falcon's other filings with the Securities and Exchange Commission (the "Commission"). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

DEPENDENCE ON OIL AND GAS INDUSTRY; INDUSTRY CONDITIONS

     Falcon's operations are materially dependent upon the levels of activity in oil and natural gas exploration, development and production. Such activity levels are affected both by short-term and long-term trends in oil and natural gas prices. In recent years, oil and natural gas prices and, therefore, the level of drilling, exploration, development and production activity, have been volatile. Worldwide military, political and economic events, including initiatives by the Organization of Petroleum Exporting Countries, have contributed to, and are likely to continue to contribute to, price volatility. As events during recent years have demonstrated, any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for Falcon's services and, therefore, have a material adverse effect on Falcon's revenues and profitability. Most of Falcon's equipment is currently in service in the U.S. Gulf of Mexico shallow-water and offshore drilling markets where the demand for drilling and related services is subject to substantial fluctuations. In addition to adverse effects that future declines in demand could have on Falcon, ongoing movement or reactivation of offshore rigs or new construction of rigs could adversely affect day rates and utilization levels, even in an environment of stronger natural gas prices and increased drilling activity. Falcon can predict neither the future level of demand for its services nor future conditions in the drilling industry.

     Increases in worldwide drilling demand since mid-1995 and the attendant increase in the number of rigs operating has resulted in a shortage of qualified rig personnel in the industry. If the Company is unable to attract and retain sufficient qualified personnel, its ability to put cold stacked and newly acquired rigs into service will be restricted. Further, labor shortages could result in wage increases, which could, without offsetting increases in revenues, reduce the Company's operating margins.

LEVERAGE AND LIQUIDITY

     Falcon is highly leveraged and will require substantial cash flow to meet its debt service requirements. Falcon's ability to meet its debt obligations will depend on Falcon's future performance, which is subject to general economic and business factors beyond Falcon's control. The degree of Falcon's leverage may affect Falcon's vulnerability to adverse economic, regulatory and industry conditions; Falcon's ability to obtain additional financing to fund future working capital requirements, capital expenditures, acquisitions or other general corporate requirements; and the portion of Falcon's cash flow from operations that must be dedicated to debt service requirements, thereby reducing the funds available for operations and future business opportunities.

ENTRY INTO DEEPWATER DRILLING MARKET

     Falcon has a limited history of operating in the deepwater drilling market. The deepwater market requires the use of floating rigs utilizing more sophisticated technologies than those of the bottom-supported rigs that previously constituted Falcon's offshore fleet. In addition, deepwater operations are frequently conducted in environments that are harsher than those typically encountered in shallow-water operations. Falcon will be required to hire and retain personnel capable of operating effectively in a deepwater environment. There can be no assurance that Falcon will be successful in these efforts.

RISK OF UPGRADE AND REFURBISHMENT PROJECTS

     In connection with the expansion of its deepwater operations and reactivation of certain of its barge drilling rigs, Falcon expects to make substantial completion, upgrade and refurbishment capital expenditures. Such projects are subject to the risks of delay or cost overruns inherent in any large construction project, including shortages of materials or skilled labor, unforeseen engineering problems, work stoppages, weather interference, unanticipated cost increases, and inability to obtain any of the requisite permits or approvals. Significant cost overruns or delays would adversely affect Falcon's financial condition and results of operations. In particular, there is a current shortage of certain types of drilling equipment that could delay and increase the cost of the drillship projects. Significant delays could also adversely affect Falcon's marketing plans for the drillships and could jeopardize the long-term contracts under which Falcon plans to operate the drillships.

FOREIGN OPERATIONS

     Falcon currently conducts operations in Venezuela, Brazil, Southeast Asia, and West Africa. Operations in foreign countries generally are subject to various risks associated with doing business outside the United States, including risk of war, general strikes, civil disturbances, guerrilla activity, foreign exchange restrictions, currency fluctuations and devaluations and foreign national or local governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights, the taking of property without fair compensation or taxation or other assessments on assets or operations. Falcon is also required to maintain authority to do business in foreign jurisdictions in accordance with laws and regulations in effect from time to time. Falcon may also encounter difficulty in enforcing its contract rights in foreign countries, particularly against state-owned oil companies. No prediction can be made as to what foreign governmental regulations may be enacted in the future that could be applicable to Falcon.

     Long-term contracts with Petrobras and Maraven, entities owned by foreign governments, account for approximately 14% of the Company's current day rate revenues. Initial payments to Falcon under the contract with Petrobras assigned to Falcon in connection with the acquisition of the Peregrine II were delayed pending Brazilian central bank approval of the assignment, which approval was required in order for Petrobras to pay in U.S. dollars. In 1994, the Venezuelan government imposed a program of currency exchange controls and taxes on certain financial transactions that temporarily affected the ability of the state-owned oil company and its affiliates, including Maraven, to make payments in U.S. dollars or other hard currencies to oil service contractors. While this program is no longer in effect and payments are presently being made to oil service contractors, there is no assurance that they will continue to be made; any similar government restrictions imposed in the future could adversely affect Falcon's operations.

     Falcon records its transactions and prepares its financial statements in U.S. dollars. Fluctuations in the value of the currencies in which Falcon conducts its business relative to the U.S. dollar could cause currency translation losses with respect to Falcon's foreign operations. Falcon cannot predict the effect of exchange rate fluctuations upon future operating results.

RIG FLEET AGE

     The majority of Falcon's rigs were built during the years 1978-1982, the period of the industry's most recent building cycle. With increasing age, the likelihood that a rig will require major repairs in order to remain operational increases. These repairs may result in rigs being unavailable for service from time to time, potentially reducing the Company's revenues, and may require increasing amounts of capital.

OPERATIONAL RISKS AND INSURANCE

     Falcon's operations are subject to the hazards inherent in the drilling business, including blowouts, craterings, fires, collisions and groundings of drilling equipment and damage or loss from adverse weather and seas. These hazards could cause substantial damage to the environment, personal injury and loss of life, suspend drilling operations or seriously damage or destroy the property and equipment involved and could cause substantial damage to producing formations and surrounding areas. Falcon's offshore drilling equipment also is subject to hazards inherent in marine operations, such as capsizing, grounding, collision and damage from weather or sea conditions or unsound location. In addition, Falcon may be subject to liability for oil spills, reservoir damage and other accidents that could cause substantial damages. The occurrence of a significant event, including pollution or environmental damage, could materially and adversely affect Falcon's operations and financial condition. Moreover, no assurance can be given that Falcon will be able to maintain adequate insurance in the future at rates it considers reasonable or that any particular types of coverage will be available. Falcon does not maintain business interruption insurance, and damage to its equipment, even if such damage is covered by insurance, may result in a loss of revenues against which Falcon is not insured.

GOVERNMENT REGULATION

     Falcon's operations are subject to governmental laws and regulations relating to the protection of the environment and to health and safety. Many of Falcon's operations take place in or near ecologically sensitive areas, such as wetlands, beaches and inland waterways. Numerous federal and state environmental laws regulate drilling activities and impose liability for causing pollution in inland, coastal and offshore waters. State and federal legislation also provide special protection to water quality and animal and marine life that could be affected by Falcon's activities. The regulations applicable to Falcon's operations include certain regulations controlling the release of materials into the environment and requiring removal, remediation or response. Each of the primary statutory and regulatory programs that apply to Falcon's operations provides for civil penalties for violation of the requirements of the programs, as well as citizen's suits, natural resource damages, potential injunctions, cease and desist orders and civil and criminal penalties.

     Environmental regulation has led to higher drilling costs, a more difficult and lengthy well permitting process and, in general, has adversely affected many companies' decisions to drill wells in wetland areas of the U.S. Gulf Coast market and, in some cases, in international markets. Prohibitions on drilling in some areas are likely to remain in effect or even be extended. Such laws and regulations may expose Falcon to liability for the conduct of, or conditions caused by, others or for acts of Falcon that were in compliance with all applicable laws at the time such acts were performed. Laws and regulations protecting the environment have generally become more stringent in recent years and could become more stringent in the future. Some environmental statutes impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person.

RELIANCE ON MANAGEMENT

     Falcon relies on the services of several key individuals, including Steven
A. Webster, its Chief Executive Officer. The loss of the services of any of these individuals could have a material adverse effect on Falcon.

COMPETITION

     Falcon experiences competition from other operators in all of the drilling markets in which it operates. In international markets, Falcon faces competition from newly constructed rigs and, in certain markets, from other types of rigs that may be suitable for similar deployment, including jackup rigs in Lake Maracaibo, Venezuela, and semisubmersible rigs in Brazil. The offshore drilling market is highly competitive and no one competitor is dominant. While price is a primary factor in the selection of drilling contractors, a contractor's safety record, crew quality, service record and equipment capability are also important factors. Certain of Falcon's competitors have greater financial resources than Falcon.

CONTROL BY CERTAIN STOCKHOLDERS

     As of October 31, 1996, Falcon's executive officers and directors beneficially owned approximately 47.9% of the outstanding shares of Common Stock, and have the ability to control the election of Falcon's directors and other matters requiring a stockholder vote.

RESTRICTIONS ON FOREIGN OWNERSHIP

     Falcon, as the owner of U.S. flag vessels, is subject to restrictions on transfer of a controlling interest in Falcon to non-U.S. citizens. Under the applicable laws and regulations, if persons other than U.S. citizens were to become the owners of an aggregate of over 25% of the outstanding Common Stock, the Company would lose the privilege of operating U.S. flag vessels for the transportation of merchandise in the U.S. coastwise trade, and if such foreign ownership were to exceed 50% of the outstanding Common Stock, the Company would lose the privilege of operating U.S. flag vessels. Falcon's Certificate of Incorporation currently prohibits more than 45% of the outstanding equity securities of Falcon from being owned by non-U.S. citizens for so long as Falcon directly or indirectly owns U.S. flag vessels. This prohibition may at times restrict the ability of Falcon's stockholders to transfer shares of Common Stock to non-U.S. citizens.

CERTAIN PROVISIONS RELATING TO CHANGES IN CONTROL

     Falcon's Certificate of Incorporation and By-laws (i) restrict the ability of Falcon's stockholders to call stockholders' meetings, (ii) provide that Falcon's stockholders may not act by written consent, unless such action has been approved by Falcon's Board of Directors, or change the number of directors,
(iii) provide for a staggered board and (iv) authorize the issuance of "blank check" preferred stock. Additionally, Section 203 of the Delaware General Corporation Law restricts certain "business combinations" between interested stockholders and Falcon, which may render more difficult or tend to discourage attempts to acquire Falcon. In addition, Falcon's debt instruments contain provisions relating to changes in control. Such provisions and arrangements could impede a merger, consolidation, takeover or other business combination involving Falcon or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of Falcon.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the offering, after deducting underwriting discounts and commissions and estimated expenses, are estimated to be approximately $101.5 million (assuming the Underwriters' over-allotment option is not exercised). Such net proceeds will be used for the expansion of the Company's deepwater operations through the acquisition of additional drilling rigs and the refurbishment and upgrade of certain existing rigs, and to repay amounts outstanding under the Company's working capital facility.

     The Company has commitments to make a total of $32 million of expenditures to expand and upgrade its rig fleet, including $25 million for the cash portion of the purchase price for the Deepsea Ice and the Deepsea Duchess, two conventionally moored drillships and $7 million for the upgrade of the Peregrine III, a dynamically positioned drillship. In addition, the Company intends to spend $25 million, subject to market conditions, to upgrade the Pacesetter III, a semisubmersible, and another $13 million for an additional upgrade of the Peregrine III, subject to the negotiation by the Company of amendments to the current long-term contract for the Pacesetter III. See "Business -- Deepwater Operations."

     The $25 million cash portion of the purchase price for the Deepsea Ice and the Deepsea Duchess may be reduced to $5 million by causing the Deepsea Ice to be purchased by a third party and leased to the Company.

     Proceeds of the Offering will be used initially to reduce outstanding debt under the Company's revolving credit facility. The balance under the revolving credit facility as of December 9, 1996, was $35 million, of which $8 million was incurred in connection with the purchase of the Peregrine IV. To the extent proceeds are not applied to expand and upgrade the Company's fleet or repay debt, such proceeds may be used for general corporate purposes. Borrowings under the Company's working capital facility bear interest at a floating rate equal to LIBOR plus 1.5% to 2.0% (depending upon the outstanding principal balance) and mature in November 1999. The weighted average interest rate applicable to the Company's borrowings under its working capital facility as of December 1, 1996 was 8.1%.

     The Company anticipates having additional opportunities to acquire, upgrade and refurbish for active service other drilling and related equipment. The Company currently expects that any such future capital requirements would be funded with cash generated from operations or additional borrowings.

     The Company will not receive any of the proceeds from the sale of the Common Stock being sold by Selling Stockholders.

                          PRICE RANGE OF COMMON STOCK

     The Common Stock is traded under the symbol "FLC." The following table sets forth the high and low sale prices per share of the Common Stock for each calendar quarter as reported by The Nasdaq Stock Market, for the period from commencement of trading through December 2, 1996, and as reported by the NYSE, for the period commencing December 3, 1996, when the Common Stock began trading on the NYSE.

                                                                      HIGH       LOW
                                                                      -----     -----
        1995:
          Third Quarter (commencing July 28)........................  $13 1/2   $ 9 1/4
          Fourth Quarter............................................   15 1/4     9 7/8
        1996:
          First Quarter.............................................   25 5/8    12
          Second Quarter............................................   28 1/2    22 1/4
          Third Quarter.............................................   27 7/8    20
          Fourth Quarter (through December 9).......................   40 3/8    25 3/4

     The last reported sale price of the Common Stock, as reported by the NYSE on December 9, 1996, was $36 1/4 per share. As of October 31, 1996, there were 92 record holders of Common Stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 1996, and as adjusted to give effect to the Offering and the application of the estimated $101.5 million of net proceeds therefrom as described in "Use of Proceeds" (assuming the Underwriters' over-allotment option is not exercised). This table should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere or incorporated by reference in this Prospectus.

                                                                       AS OF SEPTEMBER 30, 1996
                                                                       -------------------------
                                                                        ACTUAL       AS ADJUSTED
                                                                       --------      -----------
                                                                            (IN THOUSANDS)
Short-term debt:
  Current maturities of long-term debt and other obligations.........  $  3,124       $   3,124
                                                                       ========        ========
Long-term debt and other obligations, net of current maturities:
  Fixed rate senior notes............................................   230,000         230,000
  Senior subordinated notes..........................................    50,000          50,000
  Floating rate senior notes.........................................    10,000          10,000
  Working capital facility...........................................    20,000(1)           --(1)
  Notes payable and other obligations................................     2,405           2,405
                                                                       --------        --------
          Total long-term debt.......................................   312,405         292,405
                                                                       --------        --------
Stockholders' equity:
  Common stock, $.01 par value, 100,000,000 shares authorized,
     35,465,317 and 38,465,317 shares issued and outstanding,
     respectively(2).................................................       355             385
  Additional paid-in capital.........................................   113,905         215,375
  Accumulated earnings...............................................    20,355          20,355
                                                                       --------        --------
  Total stockholders' equity.........................................   134,615         236,115
                                                                       --------        --------
          Total capitalization.......................................  $447,020       $ 528,520
                                                                       ========        ========

---------------

(1) A portion of the net proceeds of the Offering will be used to repay the Company's working capital facility pending expenditures for expansion and upgrade of the Company's rig fleet. See "Use of Proceeds."

(2) Does not include 577,260 shares issuable upon exercise of outstanding options and warrants that were currently exercisable, 1,508 shares issuable pursuant to a certain warrant that was only exercisable to the extent that certain other specified options and warrants were exercised and 346,669 shares issuable upon exercise of outstanding options that do not become exercisable until January 1997 or later. Also does not include shares to be issued as part of the purchase price for two conventionally moored drillships to be acquired by the Company, which shares will have a market value at closing of $15 million.

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

     The following table sets forth certain historical data relating to Falcon. For each of the five years ended December 31, 1995, such data are derived from the audited consolidated financial statements of Falcon, which in the case of the three years ended December 31, 1995, are included elsewhere in this Prospectus. The selected financial data for the nine months ended September 30, 1995 and 1996, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations for such periods. Such data are not necessarily indicative of results that could be expected for a full year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere or incorporated by reference in this Prospectus.

                                                                                               NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                    YEAR ENDED DECEMBER 31,                       (UNAUDITED)
                                     -----------------------------------------------------    --------------------
                                      1991       1992       1993        1994        1995        1995        1996
                                     -------    -------    -------    --------    --------    --------    --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Revenues(1).....................   $ 9,085    $ 9,673    $61,840    $138,503    $177,505    $128,613    $220,965
  Operating costs.................    10,224      9,674     46,126      95,256     120,992      86,934     141,311
  General and administrative
     expenses.....................     1,385      1,625      5,520      11,887      13,871      10,327      13,191
  Depreciation....................     1,263      1,696      2,990       9,445      16,527      11,703      20,839
                                     -------    -------    -------    --------    --------     -------     -------
  Operating income (loss).........    (3,787)    (3,322)     7,204      21,915      26,115      19,649      45,624
  Interest expense................       986      1,880      2,743      12,046      18,021      13,277      18,158
  Amortization of deferred
     costs........................     1,124        158        538         690       2,140       1,642       2,108
  Foreign currency translation
     loss (gain)..................        --         --         --          --      (1,023)         --          --
  Other expense (income)..........        62         --       (927)     (1,969)     (2,850)     (2,359)     (3,283)
                                     -------    -------    -------    --------    --------     -------     -------
  Income (loss) before taxes......    (5,959)    (5,360)     4,850      11,148       9,827       7,089      28,641
  Income tax provision............        --         --        952       3,232       3,481       2,319      10,587
                                     -------    -------    -------    --------    --------     -------     -------
  Income (loss) before minority
     interest.....................    (5,959)    (5,360)     3,898       7,916       6,346       4,770      18,044
  Minority interest...............        --         --         --       3,486       1,291       1,291          --
                                     -------    -------    -------    --------    --------     -------     -------
  Net income (loss)...............    (5,959)    (5,360)     3,898       4,430       5,055       3,479      18,044
  Preferred stock dividends and
     accretion....................        --         --        743         565         374         304          --
                                     -------    -------    -------    --------    --------     -------     -------
  Net income (loss) applicable to
     common shares................   $(5,959)   $(5,360)   $ 3,155    $  3,865    $  4,681    $  3,175    $ 18,044
                                     =======    =======    =======    ========    ========     =======     =======
  Net income (loss) per common
     share(2).....................        --    $ (0.46)   $  0.14    $   0.14    $   0.16    $   0.11    $   0.50
                                     =======    =======    =======    ========    ========     =======     =======
  Shares used to compute net
     income (loss) per common
     share........................        --     11,695     21,899      26,880      29,593      28,243      35,991
                                     =======    =======    =======    ========    ========     =======     =======
OTHER FINANCIAL DATA:
  EBITDA(3).......................   $(2,586)   $(1,626)   $11,121    $ 33,329    $ 45,492    $ 33,711    $ 69,746


                                                           AS OF DECEMBER 31,                          AS OF
                                        ---------------------------------------------------------   SEPTEMBER 30,
                                         1991        1992        1993         1994         1995         1996
                                        -------     -------     -------     --------     --------     --------
                                                                   (IN THOUSANDS)                     (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents............ $   563     $   572     $ 6,708     $  4,868     $  9,016     $  6,309
  Equipment and property, net..........  21,310      36,124      72,655      170,823      265,608      417,456
  Total assets.........................  24,801      42,515     109,994      224,146      341,023      513,724
  Long-term debt and other
     obligations.......................  16,299      35,536      46,438      145,524      179,362      312,405
  Total stockholders' equity...........   6,334         974      31,011       34,087      115,516      134,615

                                                                               NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                              -----------------------------    ------------------
                                               1993       1994       1995       1995       1996
                                              -------    -------    -------    -------    -------
RIG ACTIVITY DATA -- AVERAGE FOR PERIOD:
Domestic barge drilling rigs(4) --
  Rigs available for service.................    14.5       17.0       18.4       18.3       21.5
  Utilization rate of rigs available for
     service.................................      84%        69%        77%        81%        88%
  Average day rate(5)........................ $ 9,076    $11,974    $12,667    $12,635    $13,304

Domestic barge workover rigs(6) --
  Rigs available for service.................      --        6.4        7.0        7.0        8.4
  Utilization rate of rigs available for
     service.................................      --         58%        59%        58%        59%
  Average date rate(5).......................      --    $ 8,768    $ 8,858    $ 8,967    $ 8,921

Domestic offshore rigs --
  Rigs available for service(7)(8)...........      --       12.0       12.5       11.6       15.4
  Utilization rate of rigs available for
     service.................................      --         85%        79%        78%        96%
  Average day rate(5)........................      --    $17,015    $15,060    $14,484    $19,144

International shallow-water rigs --
  Rigs available for service(7)(9)...........     1.0        0.7        4.0        4.0        4.7
  Utilization rate of rigs available for
     service.................................      99%        99%        96%        99%        87%
  Average day rate(5)........................ $17,600    $21,162    $19,553    $19,550    $20,223

Deepwater rigs --
  Rigs available for service.................      --         --         --         --        1.3
  Utilization rate of rigs available for
     service.................................      --         --         --         --         94%
  Average day rate(5)........................      --         --         --         --    $52,666

---------------

(1) Revenues include management fee income of $170,000, $2,987,000 and $92,000 for the years ended December 31, 1992, 1993 and 1994, respectively, from rigs owned by affiliates. No management fee income was earned in 1995 or the 1996 period, as rigs previously owned by affiliated entities were acquired by Falcon.

(2) Earnings per share have been omitted for 1991 because such information is not meaningful due to the roll up of the predecessor partnership interests and recapitalization of Falcon that occurred in 1991.

(3) EBITDA (earnings before interest expense, taxes, depreciation and amortization) is frequently used by securities analysts and is presented here to provide additional information about Falcon's operations. EBITDA should not be considered as an alternative to net income as an indicator of Falcon's operating performance or as an alternative to cash flows as a better measure of liquidity.

(4) Includes three barge rigs purchased in September 1994, which Falcon previously operated under a charter arrangement. Includes one rig leased to Falcon commencing in March 1996.

(5) Rates reflected are base day rates which do not include additional charges for marine and other equipment commonly furnished in connection with certain of the drilling contracts.

(6) Falcon's initial interest in the workover business was acquired April 1, 1994. No results prior to that date are included herein. Includes two rigs leased to Falcon commencing in the first quarter of 1996.

(7) Rig 203, a submersible rig that was mobilized to Venezuela in November 1995, is included in domestic offshore rigs until that time and in international shallow-water rigs thereafter.

(8) Includes one rig operated under charter to Falcon through June 1995 and one rig operated under charter to Falcon since August 1996.

(9) Excludes two rigs operated in Venezuela by a joint venture in which Falcon has a 37.5% interest.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company's financial condition and historical results of operations have been significantly affected by a series of acquisitions that have resulted in the Company's current fleet of barge and offshore rigs. As of October 31, 1996, the Company's rig fleet was composed of 76 rigs, including 43 barge drilling rigs, ten barge workover rigs, 16 jackup drilling rigs, three submersible drilling rigs, three dynamically positioned drillships and one semisubmersible drilling rig. Included in these totals are one jackup drilling rig, one barge drilling rig and two barge workover rigs leased from third parties.

     Changes in the number of actively marketed rigs and their geographic locations significantly affect the Company's capital expenditure requirements, working capital requirements and results of operations. As of December 31, 1995, the Company's active domestic rig fleet included 19 barge drilling rigs, seven barge workover rigs, 14 jackup drilling rigs and one submersible drilling rig and the active international rig fleet included three drilling barges and one submersible drilling rig, all in Venezuela. Since then, the Company's active rig fleet has changed significantly. As of October 31, 1996, the active domestic fleet included 25 barge drilling rigs, ten barge workover rigs, 15 jackup drilling rigs and two submersible drilling rigs, and the active international rig fleet included three drilling barges and one submersible drilling rig in Venezuela, one jackup drilling rig in Nigeria, two drillships in Brazil and one drillship in Australia. In addition, the Company owns a minority position in a venture that operates two barge drilling rigs in Venezuela.

     Revenues. The Company's revenues are determined primarily by (a) the number of rigs it has available for service and (b) demand for contract drilling and workover services, which affects the utilization rate and day rates of the Company's active rigs. In response to increased demand, the Company has reactivated previously cold stacked rigs for both the domestic and international markets, particularly Venezuela. In the future, the Company, in response to changes in demand, may withdraw rigs from active service or reactivate additional rigs, which could decrease or increase revenues, respectively.

     Operating Costs. Operating costs include all direct costs and expenditures associated with operating active rigs and cold stacking inactive rigs. These costs and expenditures vary based on rig utilization and the number of rigs actively marketed by the Company. These costs and expenditures include rig labor costs, repair, maintenance and supply expenditures, insurance costs, fuel costs, mobilization costs and other costs related to operations.

     Operating Income. Operating income is primarily affected by revenue factors, but is also a function of varying levels of operating expenses. Changes in day rates do not affect operating expenses. Significant changes in rig utilization can change the level of operating expenses from period to period as the Company may adjust the level of its actively marketed rig fleet to match more closely the anticipated level of demand. General and administrative expenses, which generally include the costs of the Company's shore-based support functions, also affect operating income. These costs generally do not vary significantly from period to period unless the Company materially expands its asset base, nor do they vary over short periods of time with changes in rig utilization. Depreciation, which is determined by the level of the Company's capital expenditures and depreciation practices, is the other major determinant of operating income.

CHANGES IN FINANCIAL CONDITION

     Rig acquisitions, financings completed, the increase in active units as described above and cash flow generated from operations were responsible for the significant changes in the Company's financial position between December 31, 1995, and September 30, 1996. The following are the most significant of the acquisitions and financings completed during such period:

     1) The purchase of two dynamically positioned drillships, the upgrade of a third drillship and the acquisition of spares for approximately $119 million.

     2) The purchase of one jackup drilling rig, one barge drilling rig and one submersible drilling rig for approximately $28 million.

     3) The upgrade and activation of eight barge drilling and workover rigs for approximately $11 million.

     4) The charter to the Company of one jackup drilling rig and three barge drilling and workover rigs.

     5) The placement of $120 million of senior unsecured notes in March 1996.

RESULTS OF OPERATIONS

     Comparative data relating to the Company's revenues and operating expenses by major areas of operations are listed below.

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                               YEAR ENDED DECEMBER 31,            (UNAUDITED)
                                           -------------------------------    --------------------
                                            1993        1994        1995        1995        1996
                                           -------    --------    --------    --------    --------
                                                               (IN THOUSANDS)
Revenues:
  Domestic barge drilling................  $50,164    $ 58,922    $ 75,145    $ 58,204    $ 77,464
  Domestic barge workover................       --       9,020      14,350      10,676      12,760
  Domestic offshore drilling.............    5,149      63,430      56,687      37,200      79,946
  International shallow-water drilling...    6,527       7,131      31,323      22,533      28,230
  Deepwater operations...................       --          --          --          --      22,565
                                           -------    --------    --------    --------    --------
                                           $61,840    $138,503    $177,505    $128,613    $220,965
                                           =======    ========    ========    ========    ========
Operating costs:
  Domestic barge drilling................  $39,387    $ 42,585    $ 50,672    $ 38,377    $ 50,416
  Domestic barge workover................       --       4,934       8,497       6,064      10,499
  Domestic offshore drilling.............    1,462      42,536      46,102      32,289      51,161
  International shallow-water drilling...    5,277       5,201      15,721      10,204      15,197
  Deepwater operations...................       --          --          --          --      14,038
                                           -------    --------    --------    --------    --------
                                           $46,126    $ 95,256    $120,992    $ 86,934    $141,311
                                           =======    ========    ========    ========    ========
Rig operating income:
  Domestic barge drilling................  $10,777    $ 16,337    $ 24,473    $ 19,827    $ 27,048
  Domestic barge workover................       --       4,086       5,853       4,612       2,261
  Domestic offshore drilling.............    3,687      20,894      10,585       4,911      28,785
  International shallow-water drilling...    1,250       1,930      15,602      12,329      13,033
  Deepwater operations...................       --          --          --          --       8,527
                                           -------    --------    --------    --------    --------
                                            15,714      43,247      56,513      41,679      79,654
  General and administrative expenses....    5,520      11,887      13,871      10,327      13,191
  Depreciation expense...................    2,990       9,445      16,527      11,703      20,839
                                           -------    --------    --------    --------    --------
          Operating income...............  $ 7,204    $ 21,915    $ 26,115    $ 19,649    $ 45,624
                                           =======    ========    ========    ========    ========

  For the Nine-Month Periods Ended September 30, 1995 and 1996

     Revenues. Revenues for the nine months ended September 30, 1996, increased $92.3 million, or 71.8%, from the same period in the prior year. The increase is attributable primarily to (a) the commencement during 1996 of deepwater drilling activity with two drillships and the mobilization fee of $2.5 million recorded in the third quarter attributable to a third drillship which was delivered to Brazil in September and commenced drilling operations in November, (b) an increase in domestic barge drilling revenues of 33.1% attributable to 3.2 additional average available rigs, an increase in utilization from 81% to 88%, and an increase in the average day rate of $669, and (c) an increase in domestic offshore drilling revenues of 114.9% attributable to 3.8 additional average available rigs, an increase in utilization from 78% to 96%, and an increase in the average day rate of $4,660.

     Operating Costs. Rig operating costs for the nine months ended September 30, 1996, increased $54.4 million, or 62.5%, from the same period in the prior year. Operating costs for all of the Company's lines of business increased primarily as a result of increases in the number of actively marketed rigs.

     Operating Income. Operating income for the nine months ended September 30, 1996, increased $26.0 million, or 132.1%, from the same period in the prior year. Rig operating income increased $38.0 million, which was partially offset by increases in general and administrative expense of $2.9 million and depreciation of $9.1 million. The contribution to operating income increased for all lines of business except domestic barge workover operations, which decreased by $2.4 million. This decrease in operating income was due to an increase in operating costs caused by an increase in marketed units and a smaller corresponding increase in revenues, which was attributable to flat day rates and utilization. The commencement of deepwater drilling contributed $8.5 million to rig operating income and the improvement in domestic barge drilling and domestic offshore drilling results produced $7.2 million and $23.9 million in increased contribution, respectively. The increase in depreciation was attributable to additional rigs being acquired. General and administrative expenses increased primarily due to the startup of deepwater drilling operations.

     Interest Expense. Interest expense increased by $4.9 million due to higher levels of debt, including the issuance of $120 million in senior notes in March 1996.

     Amortization of Deferred Costs. Amortization of deferred costs increased by approximately $500,000 as a result of costs associated with the Company's senior debt placement in March 1996.

     Other Income and Expenses. Other income for both periods was approximately the same.

     Net Income. Net income applicable to common shares increased by $14.9 million, or 468.3%, due primarily to the commencement of deepwater drilling operations and improved operating results in the Company's other lines of business except for domestic barge workover operations. The increased contribution from the operating divisions was partially offset by higher depreciation expense, higher general and administrative expenses, higher interest expense and a higher provision for income taxes.

  For the Years Ended December 31, 1993, 1994 and 1995

     Revenues. Revenues were $61.8 million, $138.5 million and $177.5 million for the years ended December 31, 1993, 1994, and 1995, respectively. The increases in revenues were primarily due to the acquisition and placing in service of additional drilling equipment.

     Approximately 92%, 48% and 60% of revenues in 1993, 1994 and 1995, respectively, were accounted for by the Company's domestic barge and international shallow-water drilling operations. Domestic offshore drilling operations accounted for 8% in 1993, 46% in 1994 and 32% in 1995. Revenues from domestic barge workover operations which commenced on April 1, 1994, represented 6% in 1994 and 8% in 1995.

     Operating Costs. Operating costs were $46.1 million, $95.3 million and $121.0 million for the years ended December 31, 1993, 1994, and 1995, respectively. The increase in operating costs was primarily the result of the expansion of the Company's operations and increased utilization.

     Operating Income. Operating income was $7.2 million, $21.9 million, and $26.1 million for the years ended December 31, 1993, 1994 and 1995, respectively. The increases in operating income were primarily attributable to the increases in revenue, partially offset by the increases in operating costs, general and administrative expenses and depreciation expense. The increase in general and administrative expenses for each of such years was primarily due to the increasing number of shore based personnel required to support the Company's growing rig fleet. Depreciation expense increased each year as a result of the Company's expanded rig fleet.

     Interest Expense. Interest expense was $2.7 million in 1993, $12.0 million in 1994 and $18.0 million in 1995. The increased interest expense during such periods primarily reflects (i) the issuance by the Company of $120 million in senior notes in 1994, (ii) the issuance by the Company of $50 million in subordinated notes in 1995, and (iii) increased borrowings during 1995 under the Company's revolving credit facility.

     Amortization of Deferred Costs. Amortization of deferred costs was $500,000, $700,000 and $2.1 million for the years ended December 31, 1993, 1994, and 1995, respectively. The increases were due primarily to increases in deferred financing costs associated with the Company's debt and equity financings during the periods.

     Foreign Currency Translation Gain. In December 1995, the Venezuelan government devalued its currency (the Bolivar). At the time of the devaluation, the obligations of the Company payable in Bolivars exceeded the receivables of the Company that were payable in Bolivars, and accordingly, the Company recognized a translation gain of $1.0 million during the fourth quarter of 1995, which has been included in other income. No foreign currency translation gains or losses were recorded during 1993 and 1994.

     Other Income and Expense. Other Income was $927,000 in 1993, $2.0 million during 1994, and $2.9 million in 1995. Substantially all of the other income for all three years ended December 31, 1993, 1994 and 1995, was from gains on the sale of surplus assets and interest income.

     Net Income. Net income applicable to common shares was $3.2 million in 1993, $3.9 million in 1994 and $4.7 million in 1995. The increase in 1994 as compared to 1993 was primarily the result of a larger marketed barge drilling and offshore fleet and the Company's entry into the barge workover business. The increase in 1995 as compared to 1994 was primarily as a result of improved operating results in the Company's domestic barge and international shallow drilling operations, which more than offset a decline in the results for the Company's offshore rig fleet and increases in depreciation expense, interest expense, and general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities was $33.8 million for the nine months ended September 30, 1996, compared to $11.0 million for the comparable prior period. The $22.8 million increase was the result of improved operating results, partially offset by an increase in the receivables component of working capital at September 30, 1996. Operating results improved primarily as a result of a significant expansion of the Company's operations.

     Net cash used in investing activities was $165.7 million for the nine months ended September 30, 1996, compared to $77.6 million for the comparable prior period. The increase of $88.1 million was primarily due to expenditures related to the expansion of the Company's rig fleet, including approximately $119 million expended in connection with the acquisition, upgrade and purchase of fleet spares related to the Company's dynamically positioned deep water drillships, the Peregrine I, II and III. In addition, during the nine months ended September 30, 1996, the Company also expended approximately $28.2 million in connection with the acquisition of three other drilling rigs (one barge rig, one submersible rig and one jackup rig) and approximately $26.1 million on the purchase of drillpipe, rig reactivations, and rig upgrades. Included in the $119 million of expenditures related to the Company's drillship operations was approximately $60.0 million for the upgrade of the Peregrine I and the purchase of additional riser, BOP equipment and other fleet spares and rig inventory. The upgrade of the Peregrine I was completed during the third quarter of 1996 and the rig was mobilized to Brazil, where it commenced operations in early November, approximately four months behind the Company's original intended delivery date. The upgrade of the Peregrine I exceeded the Company's original cost estimates as a result of increased shipyard time due to delays in equipment deliveries and additional rig upgrades which increased the water depth capability of the rig.

     Net cash provided by financing activities was $129.2 million for the nine months ended September 30, 1996, compared to $68.9 million for the comparable prior period. The $60.3 million increase was primarily due to the issuance by the Company of $120 million of Senior Notes on March 4, 1996. During the prior nine-month period ended September 30, 1995, the Company had issued $50.0 million of Senior Subordinated Notes.

     During the fourth quarter of 1996, the Company has made or currently expects to make additional capital expenditures of (i) approximately $8.0 million for the purchase of a hull and certain other equipment to be used in the construction of the dynamically positioned drillship Peregrine IV and its initial mobilization,

(ii) $20.0 million for the purchase of the drillship Deepsea Duchess, (iii) $3.0 million for the refurbishment of certain rig equipment, and (iv) $2.0 million for drillpipe and other equipment expenditures. In addition to its expected capital expenditures for the remainder of 1996, the Company may commit, upon receipt of acceptable contracts, to the completion of the Peregrine IV and the upgrade of the Pacesetter III at costs currently estimated at $120 million and $25 million, respectively. Should the Company commit to these or any other similar projects, the Company anticipates that a substantial portion of the funding would come from third party equipment lessors or debt.

     The Company has agreed to acquire both the Deepsea Ice and the Deepsea Duchess for $40 million, but is negotiating to have a third party purchase the Deepsea Ice for $20 million and lease it to the Company. The Company will pay the $20 million balance of the Deepsea Ice/Deepsea Duchess purchase price with $5 million in cash and the issuance to the seller of $15 million of Falcon common stock.

     As of September 30, 1996, the Company had cash and credit availability under its line of credit totaling approximately $11.3 million. The Company has recently entered into agreements with its commercial bank lenders that increase its bank credit facilities from a maximum of $25 million to $65 million. The new facilities consist of (i) a $25 million revolving loan facility secured by accounts receivable, maturing in November 1999, and (ii) a $40 million revolving loan facility secured by certain drilling rigs and receivables, maturing in November 1998. The Company believes that its available funds, together with cash generated from operations, will be sufficient to fund its capital expenditure program, working capital and debt service requirements. Future commitments for capital expenditures will depend upon market conditions and opportunities, as well as the availability of adequate financing.

     Although substantially all the Company's marketed rigs are currently under contract, its domestic based rigs are typically contracted on a well-to-well basis or on short term contracts which typically expire within six months. A severe decline in demand for oil and gas drilling could therefore adversely impact the Company's cash flow from operations. Should these circumstances occur and persist for a material length of time, there could be no assurance that the Company's cash flow from operations would remain adequate to meet its requirements and the Company would likely scale back the scope of its operations and dispose of excess or non-essential assets.

                                    BUSINESS

     Falcon provides contract drilling and workover services for the domestic and international oil and gas industry. Falcon owns and operates the largest fleet of barge drilling rigs in the world and the largest fleet of mat-supported offshore drilling rigs in the U.S. Gulf of Mexico. Falcon also owns and operates three dynamically positioned drillships and has contracted to acquire two conventionally moored drillships for use in the deepwater drilling market.

STRATEGY

     Falcon's strategy is to identify contract drilling markets which have experienced an excess supply of equipment, but where Falcon expects a substantial increase in future demand due in large part to the effect of technology on drilling economics. By entering these markets, Falcon has been able to acquire equipment on attractive terms and establish a significant presence in such markets, thereby creating opportunities for profitable growth.

     The initial focus of Falcon's strategy was the barge drilling business. Historically, the largest such market has been in the U.S. Gulf Coast, principally South Louisiana, where barge drilling and workover activity has been increasing. Falcon's management believes that this increasing activity is primarily attributable to attractive prospects in the area for deep natural gas drilling, increased 3-D seismic survey activity and the mid-1994 settlement of a long standing dispute between the State of Louisiana and Texaco, the area's largest leaseholder. Falcon subsequently expanded into complementary businesses, including the Venezuelan shallow-water rig market and the U.S. Gulf Coast barge workover market. Falcon also began building a significant presence in the U.S. Gulf of Mexico offshore drilling market, as demand began to rebound from historically low levels in the early 1990s.

     In late 1995, Falcon began building a significant presence in the deepwater market with an initial emphasis on dynamically positioned drillships. Deepwater oil and gas exploration and production costs are being significantly reduced by improvements in technology. In addition, privatization initiatives and greater political stability in many oil and gas producing regions of the world have broadened access to attractive deepwater acreage. Management believes that these developments will lead to increased demand for drilling equipment with greater water depth capability. Falcon targeted dynamically positioned drillships for acquisition because their water depth capability can be efficiently upgraded with existing technology to service ultra deep water locations.

DOMESTIC BARGE DRILLING OPERATIONS

     Domestic Barge Drilling Rigs. Barge drilling rigs are mobile drilling platforms that are submersible and are built to work in eight to 20 feet of water. They are towed by tugboats to the drill site with the derrick lying down. The lower hull is then submerged by flooding until it rests on the sea floor, the derrick is raised and drilling operations are conducted with the barge in this position. There are two basic types of barge rigs, "posted" and "conventional." A posted barge is identical to a conventional barge except that the hull and superstructure are separated by 10 to 14 foot columns, which increases the water depth capabilities of the rig. Falcon's barge drilling rigs are generally used in drilling for oil and natural gas in inland and shallow-water coastal areas, but may also be used for workover activity.

     The following tables provide certain information as of October 31, 1996, regarding Falcon's domestic barge drilling fleet:

                                                                          MAXIMUM
                                                                          DRILLING
                                                       HORSEPOWER YEAR    DEPTH
RIG             DRILLING EQUIPMENT/MAIN POWER            RATING   BUILT   (FEET)      CUSTOMER(1)
---    -----------------------------------------------   -----    ----    ------    ----------------
CONVENTIONAL BARGE RIGS FOR DEEP DRILLING
 1     Skytop Brewster/Caterpillar....................   2,000    1980    20,000    LLOG
 3     Mid-Continent/Caterpillar(2)...................   3,000    1981    25,000    Shell
 4     Oilwell/Caterpillar............................   3,000    1981    25,000    Cold Stacked
 6     Mid-Continent/Caterpillar......................   3,000    1981    25,000    Cold Stacked
15     National/EMD...................................   2,000    1981    25,000    Goodrich
21     Oilwell/Caterpillar............................   1,500    1982..  15,000    Unocal
25     Continental Emsco/Caterpillar..................   3,000    1976    25,000    Cold Stacked
28     Continental Emsco/Caterpillar..................   3,000    1979    30,000    Plains
29     Continental Emsco/Caterpillar..................   3,000    1980    30,000    Shell
30     Continental Emsco/Caterpillar..................   3,000    1981    30,000    Texaco
31     Continental Emsco/Caterpillar..................   3,000    1981    30,000    Texaco
32     Continental Emsco/Caterpillar..................   3,000    1982    30,000    Stone
37     National/EMD...................................   3,000    1965    20,000    Cold Stacked
38     National/EMD...................................   3,000    1965    20,000    Cold Stacked
POSTED BARGE RIGS FOR DEEP DRILLING
 2     Skytop Brewster/Caterpillar....................   2,000    1980    20,000    Cold Stacked
 5     National/Caterpillar...........................   3,000    1981    25,000    Cold Stacked
 7     Oilwell/Caterpillar............................   2,000    1978    25,000    Flores & Rucks
 8     Oilwell/Caterpillar............................   2,000    1978    25,000    Cold Stacked
 9     Oilwell/Caterpillar............................   2,000    1981    25,000    Shell
10     Oilwell/Caterpillar............................   2,000    1981    25,000    Exxon
16     National/EMD...................................   3,000    1981    30,000    Texaco
17     National/EMD...................................   3,000    1982    30,000    Shell
27     Continental Emsco/Caterpillar..................   3,000    1978    30,000    Cold Stacked
39     National/EMD...................................   3,000    1970    30,000    Cold Stacked
41     National/EMD...................................   3,000    1981    30,000    Cold Stacked
44     Oilwell/Superior...............................   3,000    1979    30,000    Cold Stacked
45     Oilwell/Superior...............................   3,000    1979    30,000    Cold Stacked
46     Oilwell/EMD....................................   3,000    1981    30,000    Cold Stacked
47     Oilwell/EMD....................................   3,000    1982    30,000    OTV
48     Gardner Denver/Caterpillar.....................   3,000    1982    30,000    UPRC
49     Oilwell/Caterpillar............................   3,000    1980    30,000    Hunt
52     Oilwell/Caterpillar............................   2,000    1981    25,000    Available(3)
54     National/EMD...................................   3,000    1970    30,000    Fina
55     Ideco/EMD......................................   3,000    1981    30,000    Mobil
56     National/Caterpillar...........................   2,000    1973    25,000    Enserch
57     National/Caterpillar...........................   2,000    1975    25,000    Cold Stacked
61     Mid-Continent/EMD..............................   3,000    1978    30,000    Cliffs Oil & Gas
62     Mid-Continent/EMD..............................   3,000    1978    30,000    Amerada Hess
63     Mid-Continent/EMD..............................   3,000    1978    30,000    Shell
64     Mid-Continent/EMD..............................   3,000    1979    30,000    Phillips

---------------

(1) Rigs listed as cold stacked are not being actively marketed and are in need of refurbishment to be activated. Falcon believes that these 15 rigs can be activated for amounts ranging from $500,000 to $3.0 million per rig, or an aggregate cost of approximately $30.0 million.

(2) This rig is leased to Falcon.

(3) This rig was recently demobilized from Venezuela and is expected to resume working in the fourth quarter of 1996.

     Falcon also has a contract to purchase for $5.0 million three cold stacked barge drilling rigs located in Mexico. The seller has claimed that logistical difficulties prevent it from delivering those rigs to Falcon, and Falcon has recently commenced a legal action to enforce its rights under that contract. It is uncertain whether or when Falcon will be able to enforce the contract and acquire these rigs.

     Domestic Barge Drilling Market. Falcon's principal domestic market for its barge drilling rigs is the shallow-water areas of the U.S. Gulf Coast (primarily coastal Louisiana and, to a lesser extent, coastal regions of Alabama, Mississippi and Texas). This area historically has been the world's largest market for shallow-water drilling. Barge rigs are employed both inland, in lakes, bays, rivers and marshes, and in shallow-water coastal areas. Falcon's barge drilling fleet averaged 14.2 working rigs at an average day rate of $12,667 during 1995 and 18.9 working rigs at an average day rate of $13,304 during the nine months ended September 30, 1996.

     The structure of the domestic shallow-water market has changed materially as the result of barge rigs being scrapped, committed to international markets or taken out of service, and the consolidation of unprofitable barge rig companies. The following table sets forth as of October 31, 1996, Falcon's estimate of the number of barge drilling rigs with rated maximum drilling depth capability in excess of 14,000 feet capable of working in the domestic market. The table below excludes rigs that are suitable principally for workover and shallow drilling.

    CONTRACTOR                                                          TOTAL      IN SERVICE
    ----------                                                          -----      ----------
    Falcon............................................................    40           25
    Mallard Bay.......................................................     8            7
                                                                          --           --
              Total...................................................    48           32

DOMESTIC BARGE WORKOVER AND SHALLOW DRILLING OPERATIONS

     Domestic Barge Workover and Shallow Drilling Rigs. Barge workover and shallow drilling rigs typically differ from barge drilling rigs both in the size of the hull and the capability of the drilling equipment. Because workover operations require less hoisting and mud system capacity, a smaller unit can be used. In addition, workover rigs, which are equipped with specialized pumps and handling tools, do not require heavy duty drill pipe. Operating costs for workover rigs are lower because the rigs require smaller crews, use less fuel and require less repair and maintenance. Certain rigs can also be utilized to drill shallow wells to maximum depths ranging to 14,000 feet depending upon the rig's capabilities.

     The following table provides certain information regarding Falcon's fleet of barge workover and shallow drilling rigs as of October 31, 1996:

                                               MAST                         MAXIMUM
                                             CAPACITY      YEAR        DRILLING/WORKOVER
RIG                 DRAWWORKS                (POUNDS)      BUILT         DEPTH (FEET)        CUSTOMER
----                ---------                ---------     -----       -----------------     --------
 SDI   Ideco H-30..........................    250,000      1990(1)          NA/15,000       Equinox
   6   Ideco H-35..........................    450,000      1978             NA/20,000       Badger
   7   Gardner Denver 800..................    800,000      1972         10,000/25,000       Apache
  14   Skytop Brewster N95(2)..............  1,000,000      1978         18,000/30,000       Forman
  16   Mid-Continent U36A..................    550,000      1979         10,000/25,000       LL&E
  18   Skytop Brewster N75.................    530,000      1980         12,000/25,000       Badger
  19   National 80B........................    750,000      1996(1)      14,000/25,000       Yuma
  22   Wilson 75...........................    369,000      1991(1)          NA/20,000       Texoil
  23   Mid-Continent U-914(3)..............  1,000,000      1995(1)      14,000/25,000       Vintage
  24   National 110M(4)....................    760,000      1978         14,000/25,000       Apache

---------------

(1) These rigs were reconstructed on the date indicated using the existing hull, existing equipment, or both.

(2) This rig is a posted barge capable of deep drilling operations, but is currently marketed for workover activity in areas requiring a posted barge.

(3) This rig is leased to Falcon through December 1998.

(4) This rig is leased to Falcon through March 2000.

     Domestic Barge Workover and Shallow Drilling Market. The domestic barge workover and shallow drilling business is based in the same geographical area as the barge drilling market. The same factors which have affected the structure of the barge drilling sector also have affected this sector, with considerable consolidation of competitors and reduction of available rigs since the early 1980s. The following table sets forth as of October 31, 1996, Falcon's estimate of the number of barge units in the workover and shallow drilling sector. Shallow drilling units are those with rated maximum drilling depth capacity of 14,000 feet or less.

        CONTRACTOR                                                    TOTAL    IN SERVICE
        ----------                                                    -----    ----------
        Falcon.......................................................   10         10
        Mallard Bay..................................................   20         15
        Other Contractors............................................    5          2
                                                                        --         --
                  Total..............................................   35         27

     Falcon's workover fleet averaged 4.2 working rigs at an average day rate of $8,858 during 1995 and 4.9 working rigs at an average day rate of $8,921 during the nine months ended September 30, 1996.

INTERNATIONAL SHALLOW-WATER OPERATIONS

     International Shallow-Water Rigs. Barge rigs working in international markets typically feature a larger hull and expanded crew quarters. In addition, barge rigs designed to work in Lake Maracaibo, Venezuela, require modification to work in a floating mode in up to 150 feet of water. The typical domestic barge is modified by widening the hull from 54 feet to 100 feet, installing a mooring system and cantilevering the drill floor. Three of Falcon's barge rigs have been so modified and are currently operating in Lake Maracaibo pursuant to Falcon's contracts with Maraven. After such modification, these rigs generally are not suitable for deployment to other locations. The table under "Domestic Barge Drilling Operations" includes three rigs that are equipped for general international service by virtue of their larger hull size and crew quarters.

     Falcon currently operates a submersible rig (Rig 203) in Venezuela under a well-to-well contract with a subsidiary of British Petroleum. Falcon also operates a jack-up drilling rig (FALRIG 83) offshore Nigeria under a one-year contract with an affiliate of Global Marine Inc.

     International Shallow-Water Markets. In recent years, demand for shallow-water rigs for drilling and workover services in certain international markets has increased. Potential international markets for shallow-water drilling services include Venezuela, West Africa, Southeast Asia and Mexico. Drilling in these international markets is typically driven by exploration for and development of oil production. The attractiveness of international markets to the drilling contractor is based on the long-term nature of the work and the opportunity to earn day rates higher than domestic rates. Management of Falcon believes that international markets, in which jackup rigs have historically been utilized for offshore drilling, will utilize an increasing number of barge rigs over the next several years and that these will come primarily from rigs currently or formerly employed in the U.S. Gulf Coast shallow-water market.

DOMESTIC OFFSHORE OPERATIONS

     Offshore Rigs. Falcon's offshore drilling rigs include jackup and submersible units. Jackup rigs are mobile, self-elevating drilling platforms equipped with legs that can be lowered to the ocean floor until a foundation is established to support the hull, which contains the drilling equipment, jacking system, crew quarters, loading and unloading facilities, storage areas for bulk and liquid materials, helicopter landing deck and other related equipment. The rig legs may operate independently or have a mat attached to the lower portion of the legs in order to provide a more stable foundation in soft bottom areas. All of Falcon's jackup rigs are mat-supported rigs. Moving a rig to the drill site involves jacking up its legs until the hull is floating on the surface of the water. The hull is then towed to the drill site by tugboats and the legs are jacked down until contact is made with the seabed. The jacking operation continues until the hull is raised to the desired elevation above sea level and drilling operations are conducted with the hull in its raised position. Six of Falcon's jackup rigs are cantilever design, a feature that permits the drilling platform to be extended out from the hull, allowing it to perform drilling or workover operations over pre-existing platforms or structures. All of the Company's cantilevered jackup rigs feature top drive systems. The other ten jackup rigs, including one rig operating in the international shallow-water market, are slot-type design that are configured for the drilling operations to take place through a keyway in the hull. Jackup rigs with the cantilever feature or with a top drive system historically have achieved higher day rates and utilization rates. Falcon's jackup rigs are equipped for deep drilling in water depths of up to 250 feet.

     A submersible rig is a mobile drilling platform that is towed to the drill site and submerged to drilling position by flooding the lower hull until it rests on the sea floor, with the upper deck above the water surface. After completion of the drilling operation, the rig is refloated by pumping the water out of the lower hull, after which it may be towed to another location. Each of Falcon's three submersible rigs, including one rig operating in the international shallow-water market, is equipped for deep drilling in water depths up to 85 feet and features a cantilevered rig floor. One of the units is equipped with a top drive and a third mud pump.

     The following table provides certain information regarding Falcon's domestic offshore rigs as of October 31, 1996:

                                               MAXIMUM          MAXIMUM
                                                WATER           DRILLING           YEAR
      RIG              RIG DESCRIPTION       DEPTH (FEET)     DEPTH (FEET)        BUILT               CUSTOMER
----------------    ---------------------    ------------     ------------     ------------     --------------------
SLOT-TYPE MAT-SUPPORTED JACKUP RIGS
FALRIG 17           Bethlehem JU-250MS            250            25,000                1974     ADTI
FALRIG 18           Bethlehem JU-250MS            250            25,000                1978     Zilkha
FALRIG 19           Bethlehem JU-250MS            250            30,000                1978     ADTI
FALRIG 20           Bethlehem JU-250MS            250            30,000                1982     ADTI
FALRIG 82(1)        Baker Marine BMC 250          200            25,000                1979     UPRC
FALRIG 84           Bethlehem JU-250MS            250            25,000                1975     ADTI
Achilles            Baker Marine BMC 250          200            25,000                1981     OEDC
Sea Hawk            Bethlehem JU-250MS            250            25,000                1976     Apache
Taurus              Bethlehem JU-250MS            250            25,000                1976     Newfield
CANTILEVERED MAT-SUPPORTED JACKUP RIGS(2)
Phoenix I           Bethlehem JU-200MC            200            25,000                1981     ADTI
Phoenix II          Bethlehem JU-200MC            200            25,000                1982     Houston Exploration
Phoenix III         Bethlehem JU-200MC            200            25,000                1981     ADTI
Phoenix IV          Bethlehem JU-200MC            200            25,000                1981     Petsec
FALRIG 85           Bethlehem JU-200MC            200            25,000                1979     Union Oil
FALRIG 86           Bethlehem JU-200MC            200            25,000                1980     ADTI
CANTILEVERED SUBMERSIBLE RIGS
FALRIG 77           Donhaiser Marine               85            30,000                1983     Flores & Rucks
FALRIG 78           Donhaiser Marine               85            30,000                1984     Seneca Resources

---------------

(1) This rig is leased to Falcon.

(2) All of these rigs are equipped with top drive systems.

     Domestic Bottom-Supported Offshore Market. Falcon's domestic offshore drilling fleet, which consists entirely of bottom-supported units, is located in the U.S. Gulf of Mexico. Of a total of 128 bottom-supported offshore rigs (118 jackup and 10 submersible drilling rigs) in the U.S. Gulf of Mexico, 118 are owned by the eight largest operators, including Falcon. The table below sets forth Falcon's estimate of the operators of bottom-supported offshore drilling rigs in the U.S. Gulf of Mexico market as of October 31, 1996:

                                                                               MAT-SUPPORTED
                                                                                 RIGS WITH
                                                                                 MINIMUM 200
                                                         BOTTOM-SUPPORTED        FOOT WATER
                                                             RIGS(l)               DEPTH
                                                         ----------------    -------------------
    CONTRACTOR                                           TOTAL IN-SERVICE    TOTAL    IN-SERVICE
    ----------                                           ----- ----------    -----    ----------
    Noble Drilling....................................    23        18        10           9
    Ensco.............................................    21        20        --          --
    Falcon............................................    17        17        15          15
    Rowan Companies...................................    14        14        --          --
    Diamond Offshore..................................    12        11         3           3
    Global Marine.....................................    11        11        --          --
    Marine Drilling...................................    12        12         8           8
    Cliffs Drilling...................................     8         7         1           1
    Other contractors.................................    10        10         1           1
                                                                              --          --
                                                         ---       ---
              Total...................................   128       120        38          37
                                                         ===       ===        ==          ==

---------------

(1) Excludes bottom-supported units rated strictly for workover.

     Falcon's domestic offshore fleet averaged 9.8 working rigs at an average day rate of $15,060 during 1995 and 14.8 working rigs at an average day rate of $19,144 for the nine months ended September 30, 1996.

     International opportunities for Falcon's offshore bottom-supported rigs are limited to areas where soft bottom conditions are conducive to the use of mat-supported rigs, including certain offshore waters of India, the Persian Gulf, Southeast Asia, West Africa and Mexico.

DEEPWATER OPERATIONS

     Drillships and Semisubmersibles. Falcon began operation in the deepwater drilling market in 1996 with the acquisition of three dynamically positioned drillships. A drillship is a self-propelled ship specifically outfitted for drilling operations, featuring drilling equipment typical of any offshore rig. The older generation of drillships were conventionally moored and thus were limited in terms of water depth capacity. Many of the drillships built after 1975 featured a dynamic positioning system which allowed the ship to position itself over the drill site through the use of thrusters controlled by a satellite navigation system. Drillships typically have greater variable load capacity than semisubmersible drilling rigs, which make them better suited for drilling in remote locations where resupply is expensive. Semisubmersible rigs, which are not self-propelled but feature better motion characteristics due to the shape of their hulls, are preferred in harsh environments.

     At October 31, 1996, Falcon's active fleet of deepwater rigs consisted of three dynamically positioned drillships.

     The Peregrine I was acquired in September 1995 and thereafter was upgraded to drill in up to 6,750 feet of water. The rig is a Gusto design Pelican class drillship built in 1983. The Peregrine I is under contract for a five-year term with Petrobras to work offshore Brazil in water depths of up to 3,900 feet. The rig was mobilized to Brazil in September 1996, and operations commenced in November 1996.

     The Peregrine II was acquired in February 1996. Falcon assumed operation of the rig, which has been working in offshore Brazilian waters pursuant to a contract with Petrobras that runs through August 1998. This unit has been working in Brazil since 1986. The rig is a Gusto design Pelican class drillship built in 1979 and rated to drill in up to 3,300 feet of water.

     The Peregrine III was acquired in May 1996. The rig has worked principally in Southeast Asia and West Africa in recent years. Currently, it is working offshore Australia and is expected to return to work in West African waters under multi-well contracts with subsidiaries of Shell and Exxon that are expected to run through March 1999. The rig is a Gusto design Pelican class drillship built in 1976 and rated to drill in up to 4,000 feet of water. Recently, the Company reached an agreement with Shell to increase its day rate, based on certain upgrades to the unit, and believes additional upgrading, including increasing the rig's water depth capability, is likely. The Company intends to use approximately $20 million of the proceeds of the Offering to complete such upgrades.

     In December 1996 the Company acquired a hull and engine package from Kherson Shipyard (the Peregrine IV). The hull, with a larger displacement and size than any currently operating dynamically positioned drillship, will be completed as a dynamically positioned drillship rated to drill in 9,000 feet of water. The Company will not undertake its completion unless and until it obtains a satisfactory drilling contract and financing for the project.

     In addition, the Company has agreed to acquire two conventionally moored drillships currently based in Southeast Asia. The acquisition is expected to close on or about December 10, 1996. The Deepsea Ice is equipped with a top drive system and is rated to drill in up to 1,000 feet of water. The rig is currently under contract through mid-1997. The Deepsea Duchess has also operated principally in Southeast Asia. It is equipped with a top drive system and is rated to drill in up to 1,000 feet of water. The rig was recently mobilized back from the Mediterranean Sea, where it completed a contract and is being bid for several prospective wells.

     The Company also owns the Pacesetter III, a semisubmersible acquired in 1995. It has been cold stacked since 1986. The Company is currently evaluating plans to refurbish it for operation in up to 1,500 feet of water, its original water depth rating. The refurbishment is estimated to cost $25 million.

     Deepwater Markets. Drillships and semisubmersibles operate in various market areas around the world in water depths where jackup rigs and other bottom-supported rigs are incapable of working. Activity in such water depths has generally been increasing over the last several years.

     Semisubmersibles, most of which are conventionally moored, have application on a worldwide basis and are particularly favored in harsh environments due to their superior motion characteristics. Depending on the generation of rig, semisubmersibles are rated to drill in 600 feet to 5,000 feet of water. At October 31, 1996, there were 117 semisubmersibles working, out of a total of 122 actively marketed units.

     Dynamically positioned drillships are used to drill wells in the world's deepest water depth locations, since these units are not constrained by the limitations of conventional mooring. The largest market for these drillships is Brazil, where Petrobras has been a leader in deepwater development. Five of the eight active dynamically positioned drillships are committed to Petrobras. Other markets which utilize these drillships include the U.S. Gulf of Mexico, West Africa, Australia and Southeast Asia. In addition to the eight active units, other units are being constructed or converted to dynamic positioning, including: Ocean Clipper, Discoverer Enterprise, Glomar Explorer and Neddrill Muravlenko. Long-term contract commitments have been announced for each of these units.

     Conventionally moored drillships generally compete with second- and third-generation semisubmersibles in water depths up to 1,500 feet in certain market areas, including the U.S. Gulf of Mexico, West Africa, the Indian Ocean, Australia and Southeast Asia. In addition to four units which are owned by state-owned oil companies which operate exclusively in India and Ghana, there are only six remaining conventionally moored drillships. This type of drillship is particularly suitable for operations in Southeast Asia, where locations are widespread, resupply is difficult and sea conditions are favorable. With the acquisition of the Deepsea Ice and Deepsea Duchess, Falcon would control two of the four units in this market area.

CONTRACTS AND CUSTOMERS

     Falcon's drilling and workover rigs are generally operated under individual day rate contracts. Falcon's customers include major, state-owned and independent oil and gas companies, as well as turnkey operators that do not own rig equipment but who assume the risks associated with operations conducted on a fixed price basis. Historically, most domestic drilling contracts have been on a well-by-well basis, while contracts in the international markets typically are offered on a term basis. Workover contracts are also typically on a well-by-well basis and are shorter in duration than drilling contracts.

     Day rate contracts generally provide for a fixed day rate, regardless of whether drilling is successful. Drilling contracts also provide for lower rates during periods when the rig is being moved or when drilling operations are interrupted or restricted by equipment breakdowns, adverse weather or water conditions or other conditions beyond the control of Falcon. Under day rate contracts, Falcon generally pays operating expenses of the rig, including wages and the cost of incidental supplies. Revenues from day rate contracts have historically accounted for a substantial portion of Falcon's revenues. Falcon has generally been able to obtain contractual indemnification pursuant to which Falcon's customers agree to protect and indemnify Falcon to some degree from liability for reservoir, pollution and environmental damages, but there can be no assurance that Falcon can obtain such indemnities in all of its contracts, that the level of indemnification that can be obtained will be meaningful, that such indemnification agreements will be enforceable or that the customer will be financially able to comply with its indemnity obligations.

     Falcon's customers, other than in the case of the term contracts or commitments in Venezuela and Brazil, generally include major and independent oil and gas companies and turnkey operators operating in the U.S. Gulf of Mexico. In the years ended December 31, 1993, 1994, and 1995, Falcon contracted with 63, 80 and 75 customers, respectively, in this area. British Gas accounted for 11.1% of total revenues in 1993. Applied Drilling Technology Inc., a provider of turnkey drilling services, accounted for 11.2% of total revenues in 1994 and approximately 11% of total revenues for the nine months ended September 30, 1996. Maraven accounted for 11.3% of total revenues in 1995. No other customer accounted for more than 10% of total revenues in any such period.

     Falcon owns and operates three modified Lake Maracaibo type barge rigs under five-year contracts that commenced in December 1994 and January 1995. At October 31, 1996, seven of the seventeen rigs in the Company's domestic offshore fleet were operating under six-month contracts with Applied Drilling Technology, Inc. With the Peregrine I and Peregrine II operating under long-term contracts, Petrobras has become, and is anticipated to remain, a significant customer of the Company.

                                   MANAGEMENT

     The following table sets forth certain information with respect to the directors and principal executive officers of Falcon:

                 NAME                AGE                      POSITION
    ------------------------------   ----  -----------------------------------------------
    Steven A. Webster.............    45   Chairman of the Board and Chief Executive
                                           Officer
    Bernie W. Stewart.............    52   Chief Operating Officer
    Robert H. Reeves, Jr. ........    59   Executive Vice President
    Robert F. Fulton..............    45   Executive Vice President and Chief Financial
                                           Officer
    Leighton E. Moss..............    45   Vice President and General Counsel
    Steven R. Meheen..............    40   Vice President -- Deepwater Operations
    Michael E. Blake..............    38   President of Falcon Workover
    Rodney W. Meisetschlaeger.....    43   Vice President -- Offshore Operations
    Lloyd M. Pellegrin............    49   Vice President -- Administration
    Don P. Rodney.................    49   Vice President -- Finance
    Purnendu Chatterjee...........    45   Director
    Douglas A. P. Hamilton........    50   Director
    Kenneth H. Hannan, Jr. .......    55   Director
    James R. Latimer, III.........    50   Director
    William R. Ziegler............    54   Director

     Mr. Webster, a director and the Chairman and Chief Executive Officer of Falcon since its organization in 1991, is a founder and original investor in Falcon and its predecessors, which commenced operation in 1988. In addition to his administrative duties, Mr. Webster has been responsible for developing Falcon's strategic plan, raising capital and implementing its acquisition program. He serves as a director of Crown Resources Corporation (a mining company), a director of DI Industries, Inc. (a land drilling contractor), and as a trust manager of Camden Property Trust (a real estate investment trust). Mr. Webster is also a general partner of Equipment Asset Recovery Fund (an investment fund).

     Mr. Stewart joined Falcon in April 1996 as Chief Operating Officer. From 1993 until joining Falcon, Mr. Stewart was Chief Operating Officer for Hornbeck Offshore Services, Inc., an offshore supply boat operator, where he was responsible for overall supervision of that company's operations. From 1986 until 1993, he was President of Western Oceanics, Inc., an offshore drilling contractor.

     Mr. Reeves, Executive Vice President of Falcon since January 1993, is responsible for managing Falcon's domestic barge rig business. Mr. Reeves joined Two "R" Drilling Company Inc. in 1961 and served as its President from 1974 until joining Falcon in December 1992. Two "R" Drilling Company Inc., which was the first company to utilize barge rigs, was co-founded by Mr. Reeves' father in 1944. Mr. Reeves was instrumental in building Two "R" Drilling Company Inc. into a leading company in the shallow-water drilling market.

     Mr. Fulton, Executive Vice President and Chief Financial Officer of Falcon since January 1, 1995, is responsible for overseeing accounting, financial and general administrative matters. From 1991 until joining Falcon in 1995, Mr. Fulton served as an executive officer of Chiles Offshore Corporation (which has merged with Noble Offshore Corporation, a wholly owned subsidiary of Noble Drilling Corporation), most recently as Senior Vice President and Chief Financial Officer.

     Mr. Moss, Vice President and General Counsel of Falcon, joined Falcon on January 1, 1996, and is primarily responsible for management of the legal affairs of Falcon. From October 1995 until joining Falcon, Mr. Moss was a member of the law firm of Gardere Wynne Sewell & Riggs, L.L.P. For more than five years prior to October 1995, Mr. Moss was a member of the law firm of Sewell & Riggs, P.C.

     Mr. Meheen, Vice President -- Deepwater Operations of Falcon since January 1995, is responsible for development and operation of Falcon's deepwater business. Mr. Meheen has been employed in offshore operations since 1976 for Santa Fe Drilling, Maretech Pacific Ltd. and as a consultant with Mobil Oil.

     Mr. Blake, President of Falcon Workover Company, Inc. since January 1996, was president of the joint venture that had operated Falcon's workover business since its formation in April 1994 until December 31, 1995. Prior to the formation of that joint venture, Mr. Blake was President of Blake Drilling and Workover Company and certain predecessor companies from 1986 and has been employed by companies engaged in shallow-water barge drilling operations since 1981.

     Mr. Meisetschlaeger, Vice President -- Offshore Operations of Falcon since 1993, is responsible for managing Falcon's offshore operations. He served in a similar capacity for the Huthnance Drilling Division of W.R. Grace & Co. from 1981 until joining Falcon in 1993.

     Mr. Pellegrin, Vice President -- Administration of Falcon since November 1992, has primary responsibility for administrative matters, personnel safety and risk management. He held a similar position with Atlantic Pacific Marine Corporation, where he worked from 1977 until joining Falcon in 1992.

     Mr. Rodney, Vice President -- Finance of Falcon since November 1992, has overall responsibility for the accounting and control functions for both the offshore and barge divisions. He worked for Atlantic Pacific Marine Corporation from 1977 through 1992, serving as controller for his last nine years.

     Dr. Chatterjee, a director of Falcon since 1993, is an investor in public and private companies and has been associated with the George Soros organization for approximately eleven years. A corporation controlled by Dr. Chatterjee is the general partner of a limited partnership that is Falcon's largest stockholder. In January 1993, Dr. Chatterjee, without admitting or denying the charges, resolved an action brought by the Securities and Exchange Commission alleging that he had disclosed material non-public information by paying a fine and consenting to an injunction that requires, among other things, observance of applicable securities laws and regulations. Dr. Chatterjee is a director of Geotek Communications, Inc., a broadcasting communications equipment company.

     Mr. Hamilton, a director of Falcon since 1992, is a private investor who is one of Falcon's original investors. He has experience in executive management in various businesses and has been an investor in oil and gas ventures since 1983.

     Mr. Hannan, a director of Falcon since 1991, is President of Colonial Navigation, a New York-based shipping company that is affiliated with the shipping interests of Francis and Marios Stafilopatis. Entities owned by the Stafilopatis family were early investors in Falcon.

     Mr. Latimer, a director of Falcon since 1993, is an independent oil and gas operator and investor based in Dallas. He has experience managing a large institutional portfolio of oil and gas properties and as a management consultant. Mr. Latimer is also the President of Raptor Exploration Company, Inc., a wholly owned subsidiary of Falcon through which Falcon participates in oil and gas exploration and production activities.

     Mr. Ziegler, a director of Falcon since 1991, is a partner of the law firm of Parson & Brown and was a partner in the law firm of Whitman Breed Abbott & Morgan and a predecessor firm until May 1994. Both firms have acted as counsel to Falcon. He serves as a director of DI Industries, Inc. (a land drilling contractor).

     The Board of Directors of the Company intends to appoint Michael E. Porter, the C. Roland Christensen Professor of Business Administration at Harvard Business School, as a director of the Company, effective as of January 1, 1997. Professor Porter is also a director of Alpha-Beta Technology, Inc., Nets, Inc., Parametric Technology Corporation and ThermoQuest Corporation.

                              SELLING STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of Common Stock by the Selling Stockholders before and after the Offering:

                                           NUMBER OF                            AFTER OFFERING
                                            SHARES          NUMBER OF      -------------------------
                                          OWNED PRIOR        SHARES        NUMBER OF
                                            TO THE            BEING         SHARES
          SELLING STOCKHOLDER              OFFERING          OFFERED         OWNED        PERCENT(1)
----------------------------------------  -----------       ---------      ---------      ----------
Open Society Institute..................    2,000,000       2,000,000             --         --
Douglas A. P. Hamilton..................    1,282,570(2)    1,123,500(2)     159,070         *
Furzedown Trading Limited...............      700,000(3)      700,000             --         --
Roberto Marsella........................       45,000          35,000         10,000         *
Roger B. Vincent........................       48,000          45,000          3,000         *
Stephen M. Dearholt.....................       60,000          30,000         30,000         *
Donald Taylor...........................       30,000          30,000             --         --
Michael Keehner.........................       15,000          15,000             --         --
Kenneth C. Huff.........................       12,000          12,000             --         --
Michael E. Porter.......................       15,000           2,500         12,500         *
Katherine K. Stickney...................        3,000           2,000          1,000         *
Anna N. Stickney........................        3,000           2,000          1,000         *
Albert Stickney III.....................        3,000           1,500          1,500         *
Susan K. Stickney.......................        3,000           1,500          1,500         *
                                                            ---------
          Total.........................                    4,000,000
                                                            =========

---------------

 *  Less than one percent.

(1) Based upon a total of 38,594,650 shares of Common Stock outstanding.

(2) Includes 82,500 shares of Common Stock issuable upon exercise of stock options under the 1992 Stock Option Plan held by Mr. Hamilton. Mr. Hamilton is a director of Falcon.

(3) Includes 460,864 shares owned by S-C Rig Investments, L.P. ("S-C Rig"), of which Furzedown Trading Limited ("Furzedown") is a limited partner. Such shares will be distributed to Furzedown prior to the closing of the Offering. Furzedown has vested investment discretion with respect to certain of its portfolio investments, including the Common Stock, in Chatterjee Management Company, an entity that may be deemed to be controlled by Dr. Purnendu Chatterjee, a director of the Company. S-C Rig owns 11,644,221 shares of Common Stock prior to the Offering, and will own 11,183,357 shares, or 29.0% of the Common Stock outstanding, after the Offering (assuming the Underwriters' over-allotment option is not exercised).

     The U.S. Underwriters and the Managers have been granted an option to purchase up to 1,050,000 additional shares of Common Stock to cover over-allotments. It is currently anticipated that 250,000 of such additional shares will be sold by the Company and the remaining 800,000 additional shares will be sold by Open Society Institute ("OSI") and Furzedown. If the over-allotment option is exercised, the shares of Common Stock necessary to satisfy the obligations of OSI and Furzedown will be transferred to such entities from S-C Rig. Under these arrangements, if such over-allotment option is exercised in full S-C Rig will own 10,383,357 shares, or 26.9% of the Common Stock outstanding, after the Offering. The Company, OSI and Furzedown may agree, however, to allocate the 1,050,000 share over-allotment option obligation among themselves in a different manner prior to the consummation of the Offering.

                             SUBSCRIPTION AND SALE

     The institutions named below (the "Managers") have, pursuant to a Subscription Agreement dated December 9, 1996 (the "Subscription Agreement"), severally and not jointly, agreed with the Company and the Selling Stockholders to subscribe and pay for the following respective numbers of International Shares as set forth opposite their names:

                                                                                  NUMBER OF
                                                                                INTERNATIONAL
                                     MANAGERS                                      SHARES
    --------------------------------------------------------------------------    ---------
    CS First Boston Limited...................................................     189,000
    Donaldson, Lufkin & Jenrette Securities Corporation.......................     189,000
    Salomon Brothers International Limited....................................     189,000
    J. Henry Schroder & Co. Limited...........................................     189,000
    ABN AMRO Rothschild.......................................................      73,500
    Banque Paribas............................................................      73,500
    ING Bank N.V. ............................................................      73,500
    NatWest Securities Limited................................................      73,500
                                                                                 ---------
              Total...........................................................   1,050,000
                                                                                 =========

     The Subscription Agreement provides that the obligations of the Managers are such that, subject to certain conditions precedent, the Managers will be obligated to purchase all the International Shares offered hereby (other than those shares covered by the over-allotment option described below) if any are purchased. The Subscription Agreement provides that, in the event of a default by a Manager, in certain circumstances the purchase commitments of the non-defaulting Managers may be increased or the Subscription Agreement may be terminated.

     The Company and the Selling Stockholders have entered into an Underwriting Agreement with the U.S. Underwriters of the U.S. Offering (the "U.S. Underwriters") providing for the concurrent offer and sale of the U.S. Shares outside the United States and Canada. The closing of the U.S. Offering is a condition to the closing of the International Offering and vice versa.

     The Company and certain Selling Stockholders have granted to the Managers and the U.S. Underwriters an option, exercisable by CS First Boston Corporation, expiring at the close of business on the 30th day after the date of this Prospectus, to purchase up to 1,050,000 additional shares at the initial public offering price, less the underwriting discounts and commissions, all as set forth on the cover page of this Prospectus. Such option may be exercised only to cover over-allotments in the sale of the shares of Common Stock offered hereby. To the extent that this option to purchase is exercised, each Manager and each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of additional shares being sold to the Managers and the U.S. Underwriters as the number of International Shares set forth next to such Manager's name in the preceding table and as the number set forth next to such U.S. Underwriter's name in the corresponding table in the Prospectus relating to the U.S. Offering bears to the sum of the total number of shares of Common Stock in such tables.

     The Company and the Selling Stockholders have been advised by CS First Boston Limited, on behalf of the Managers, that the Managers propose to offer the International Shares outside the United States and Canada to the public initially at the public offering price set forth on the cover page of this Prospectus and, through the Managers, to certain dealers at such price less a concession of $0.90 per share, and that the Managers and such dealers may allow a discount of $0.10 per share on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Managers.

     The offering price and the aggregate underwriting discounts and commissions per share and per share commission and re-allowance to dealers for the International Offering and the concurrent U.S. Offering will be identical. Pursuant to an Agreement between the U.S. Underwriters and Managers (the "Intersyndicate

Agreement") relating to the Common Stock Offering, changes in the offering price, the aggregate underwriting discounts and commissions per share and per share commission and reallowance to dealers will be made only upon the mutual agreement of CS First Boston Limited, on behalf of the Managers, and CS First Boston Corporation, as representative of the U.S. Underwriters.

     Pursuant to the Intersyndicate Agreement, each of the Managers has agreed that, as part of the distribution of the International Shares and subject to certain exceptions, it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute any prospectus relating to the Common Stock in the United States or Canada or to any other dealer who does not so agree. Each of the U.S. Underwriters has agreed, as part of the distribution of the U.S. Shares and subject to certain exceptions, it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute any prospectus relating to the Common Stock to any person outside the United States or Canada or to any other dealer who does not so agree. The foregoing limitations do not apply to stabilization transactions or to transactions between the Managers and the U.S. Underwriters pursuant to the Intersyndicate Agreement. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction. "Canada" means Canada, its provinces, territories, possessions and other areas subject to its jurisdiction, and an offer or sale shall be in the United States or Canada if it is made to (i) any individual resident in the United States or Canada or (ii) any corporation, partnership, pension, profit-sharing or other trust or other entity (including any such entity acting as an investment adviser with discretionary authority) whose office most directly involved with the purchase is located in the United States or Canada.

     Pursuant to the Intersyndicate Agreement, sales may be made between the Managers and the U.S. Underwriters of such number of shares of Common Stock as may be mutually agreed upon. The price of any shares so sold will be the public offering price less such amount agreed upon by CS First Boston Limited, on behalf of the Managers, and CS First Boston Corporation, as representative of the U.S. Underwriters, but not exceeding the selling concession applicable to such shares. To the extent there are sales between the Managers and the U.S. Underwriters pursuant to the Intersyndicate Agreement, the number of shares of Common Stock initially available for sale by the Managers or by the U.S. Underwriters may be more or less than the amount appearing on the cover page of the Prospectus. Neither the Managers nor the U.S. Underwriters are obligated to purchase from the other any unsold shares of Common Stock.

     Each of the Managers and the U.S. Underwriters severally represents and agrees that: (i) it has not offered or sold and prior to the date six months after the date of issue of the Common Stock will not offer or sell any Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     The Company, the Selling Stockholders and certain of their affiliates have agreed that they will not offer, sell, contract to sell, announce their intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Securities Act") relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock without the prior written consent of CS First Boston Corporation for a period after the date of this Prospectus of 180 days for the Company and 90 days for the Selling Stockholders, except that the Company may (i) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan in effect on the date of this Prospectus, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date of this Prospectus, and (iii) issue up to $15 million of Common Stock pursuant to the Company's agreement to acquire the Deepsea Ice and the Deepsea Duchess.

     The Company and the Selling Stockholders have agreed to indemnify the Managers and the U.S. Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Managers and the U.S. Underwriters may be required to make in respect thereof.

     Donaldson, Lufkin & Jenrette Securities Corporation received customary fees in connection with the placement of the Company's senior fixed rate notes and senior subordinated notes, and in connection with the Company's two prior public offerings of Common Stock. Salomon Brothers Inc received customary fees in connection with two placements of the Company's senior fixed rate notes, and in connection with the Company's two prior public offerings of Common Stock. Simmons & Company International received customary fees in connection with the Company's two prior public offerings of Common Stock.

     As described under "Use of Proceeds," a portion of the net proceeds of the Offering will be applied to reduce debt under the Company's revolving credit facility. An affiliate of Banque Paribas, one of the Managers for the International Offering, is the agent bank and a lender under such revolving credit facility.

      CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     The following is a general discussion of certain U.S. federal income and estate tax consequences of the ownership and disposition of Common Stock applicable to Non-U.S. Holders of such Common Stock who acquire and own such Common Stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). A "Non-U.S. Holder" is any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, or (iii) an estate or trust whose income is includable in gross income for United States federal income tax purposes regardless of its source. For purposes of the withholding tax on dividends discussed below, a non-resident fiduciary of an estate or trust will be considered a Non-U.S. Holder.

     This discussion does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder's tax position (including the fact that in the case of a Non-U.S. Holder that is a partnership, the U.S. tax consequences of holding and disposing of shares of Common Stock may be affected by certain determinations made at the partner level) and does not consider U.S. state and local or non-U.S. tax consequences. This discussion also does not consider the tax consequences for any person who is a shareholder, partner or beneficiary of a holder of the Common Stock. Further, it does not consider Non-U.S. Holders subject to special tax treatment under federal income tax laws (including banks and insurance companies, dealers in securities, and holders of securities held as part of a "straddle," "hedge," or "conversion transaction"). The following discussion is based on provisions of the Code, the applicable Treasury regulations promulgated and proposed thereunder, and administrative and judicial interpretations as of the date hereof, all of which are subject to change either retroactively or prospectively. THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION. EACH PROSPECTIVE NON-U.S. HOLDER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL TAX CONSEQUENCES OF HOLDING AND DISPOSING OF COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY U.S. STATE, LOCAL OR OTHER U.S. OR NON-U.S. TAXING JURISDICTION.

DIVIDENDS

     In general, dividends (to the extent of earnings and profits for federal income tax purposes) paid to a Non-U.S. Holder of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such holder's conduct of a trade or business in the United States or, if a tax treaty applies, attributable to a permanent establishment, or, in the case of an individual, a "fixed base," in the United States ("U.S. trade or business income"), are generally subject to U.S. federal income tax at regular rates, but are not generally subject to the 30% withholding tax if the Non-U.S. Holder files the appropriate form with the payor. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty.

     Under current U.S. Treasury regulations, dividends paid to an address in a foreign country are presumed, absent actual knowledge to the contrary, to be paid to a resident of such country for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under proposed U.S. Treasury regulations, not currently in effect, however, a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements, which would include the requirement that the Non-U.S. Holder file a form which contains the holder's name and address and an official statement by the competent authority in the foreign country (as designated in the applicable tax treaty) attesting to the holder's status as a resident thereof.

     A Non-U.S. Holder of Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service.

DISPOSITION OF COMMON STOCK

     Under current U.S. law, a Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of Common Stock unless (i) the gain is U.S. trade or business income, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other requirements,
(iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain United States expatriates, or (iv) the Company was a "U.S. real property holding corporation" for federal income tax purposes (unless the Common Stock is "regularly traded on an established securities market" and the Non-U.S. Holder did not hold, directly or indirectly, at any time during the five-year period ending on the date of disposition of Common stock, more than 5% of the Common stock). The Company believes that it is not now and has not been within the past five years, and anticipates that it will not become, a "U.S. real property holding corporation" for U.S. federal income tax purposes.

FEDERAL ESTATE TAXES

     Common Stock owned or treated as owned by an individual who is a Non-U.S. Holder at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to United States federal estate tax on the property includable in the estate for U.S. federal estate tax purposes.

U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     The Company must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply whether or not withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities in the country in which the Non-U.S. Holder resides. The United States backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) generally will not apply to dividends paid on the Common Stock to a Non-U.S. Holder at an address outside the United States.

     The payment of the proceeds from the disposition of Common Stock to or through the U.S. office of a broker is subject to information reporting and backup withholding at a rate of 31% unless the owner certifies its non-U.S. status under penalty of perjury or otherwise establishes an exemption. The payment of the proceeds from the disposition of Common Stock to or through the foreign office of a foreign broker generally will not be subject to backup withholding and information reporting. In the case of the payment of proceeds from the disposition of Common Stock effected by a foreign office of a broker that is a U.S. person or a "U.S. related person," existing regulations require information reporting on the payment unless the broker receives a statement from the owner, signed under penalty of perjury, certifying its non-U.S. status or the broker has documentary evidence in its files as to the Non-U.S. Holder's foreign status and the broker has no actual knowledge to the contrary. For this purpose, a "U.S. related person" is
(i) a "controlled foreign corporation" for U.S. federal income tax purposes or
(ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business. Existing regulations reserve on the question of whether reportable payments made through foreign offices of a broker that is a U.S. person or "U.S. related person" will be subject to backup withholding, but provide that if a rule imposing backup withholding were adopted it would be prospective only. Proposed regulations state that backup withholding will not apply to such payments (absent actual knowledge that the payee is a U.S. person).

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                                 LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby is being passed upon for Falcon by Parson & Brown, New York, New York. William R. Ziegler, a partner of Parson & Brown, is a member of the board of directors of Falcon and owns beneficially an aggregate of 2,221,300 shares of Common Stock. See "Management." In addition, an associate of Parson & Brown is the Secretary of Falcon and holds options granted pursuant to Falcon's 1992 Stock Option Plan to acquire an aggregate of 15,000 shares of Common Stock. Certain legal matters in connection with the sale of the shares of Common Stock offered hereby will be passed upon for the Managers and U.S. Underwriters by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The audited financial statements included or incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

     Falcon is subject to the requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports and other information may be inspected, and copies may be obtained, at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of the foregoing material can also be obtained at prescribed rates from the Public Reference Section of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Falcon with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:
(a) Annual Report on Form 10-K for the year ended December 31, 1995; (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (d) Current Report on Form 8-K dated February 21, 1996; and (d) the description of Common Stock contained in registration statement on Form 8-A under Section 12 of the Exchange Act, including any amendment or report updating such description. In addition, all documents filed by Falcon pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Falcon will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests shall be directed to Falcon Drilling Company, Inc., 1900 West Loop South, Suite 1800, Houston, Texas 77027, Attention: Don P. Rodney, Vice President -- Finance (telephone number
(713) 623-8984).

     This Prospectus constitutes a part of the Registration Statement on Form S-3 filed by Falcon with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to Falcon and the Common Stock. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The information relating to Falcon contained in this Prospectus should be read together with the information contained in the Incorporated Documents.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
CONSOLIDATED FINANCIAL STATEMENTS OF FALCON DRILLING COMPANY, INC.:
  Report of Independent Public Accountants............................................   F-2
  Consolidated Balance Sheets as of December 31, 1994, 1995 and September 30, 1996
     (Unaudited)......................................................................   F-3
  Consolidated Statements of Operations for the Years Ended December 31, 1993, 1994
     and 1995 and the Nine Months Ended September 30, 1995 (Unaudited) and 1996
     (Unaudited)......................................................................   F-4
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994
     and 1995 and the Nine Months Ended September 30, 1995 (Unaudited) and 1996
     (Unaudited)......................................................................   F-5
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1993, 1994 and 1995 and the Nine Months Ended September 30, 1996 (Unaudited).....   F-7
  Notes to Consolidated Financial Statements..........................................   F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Falcon Drilling Company, Inc.:

     We have audited the accompanying consolidated balance sheets of Falcon Drilling Company, Inc. (a Delaware corporation) (Falcon) and subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of Falcon's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Drilling Company, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
March 19, 1996

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1995
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                                       SEPTEMBER
                                                                 DECEMBER 31,             30,
                                                              -------------------        1996
                                                                1994       1995       (UNAUDITED)
                                                              --------   --------     -----------
                                                               (IN THOUSANDS, EXCEPT SHARE DATA)
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  4,868   $  9,016      $   6,309
  Accounts receivable, net of allowance for doubtful
     accounts of $463, $375 and $625 at December 31, 1994
     and 1995 and September 30, 1996, respectively..........    31,795     38,000         68,834
  Other current assets......................................     5,577      4,888          3,080
                                                              --------   --------      ---------
          Total current assets..............................    42,240     51,904         78,223
EQUIPMENT AND PROPERTY:
  Drilling rigs and equipment...............................   185,818    295,004        464,635
  Vessels and other equipment...............................     2,197      3,903          6,106
                                                              --------   --------      ---------
                                                               188,015    298,907        470,741
  Less -- Accumulated depreciation..........................   (17,192)   (33,299)       (53,285
                                                              --------   --------      ---------
                                                               170,823    265,608        417,456
OTHER ASSETS................................................    10,483     23,511         18,045
INVESTMENT IN UNCONSOLIDATED JOINT VENTURES.................       600         --             --
                                                              --------   --------      ---------
          Total assets......................................  $224,146   $341,023      $ 513,724
                                                              ========   ========      =========
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities..................  $ 22,747   $ 31,326      $  42,576
  Income tax payable........................................        95        141            166
  Debt and other obligations due within one year............    17,021      3,999          3,124
                                                              --------   --------      ---------
          Total current liabilities.........................    39,863     35,466         45,866
LONG-TERM DEBT AND OTHER OBLIGATIONS, less current
  portion...................................................   141,379    179,362        312,405
DEFERRED INCOME TAXES.......................................     3,315     10,679         20,838
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED
  SUBSIDIARIES..............................................     1,357         --             --
PREFERRED STOCK, Series B redeemable, no par value, 500, 0,
  and 0 shares designated, issued and outstanding on
  December 31, 1994 and 1995 and September 30, 1996,
  respectively..............................................     4,145         --             --
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 100,000,000 shares
     authorized, 15,922,500, 35,244,384 and 35,465,317
     shares issued and outstanding at December 31, 1994 and
     1995 and September 30, 1996, respectively..............       159        352            355
  Preferred stock, no par value, 526,489 shares of all
     Series authorized, 25,989 shares of Series A
     designated. Each of the 25,989 shares outstanding was
     converted into 300 shares of common stock on August 2,
     1995...................................................    14,328         --             --
  Additional paid-in capital................................    21,970    112,853        113,905
  Accumulated earnings (deficit)............................    (2,370)     2,311         20,355
                                                              --------   --------      ---------
          Total stockholders' equity........................    34,087    115,516        134,615
                                                              --------   --------      ---------
          Total liabilities and stockholders' equity........  $224,146   $341,023      $ 513,724
                                                              ========   ========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                               YEAR ENDED DECEMBER 31,            (UNAUDITED)
                                           -------------------------------    --------------------
                                            1993        1994        1995        1995        1996
                                           -------    --------    --------    --------    --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING REVENUES.......................  $58,853    $138,411    $177,505    $128,613    $220,965
MANAGEMENT FEES FROM RELATED PARTIES.....    2,987          92          --          --          --
COSTS AND EXPENSES:
  Operating costs........................   46,126      95,256     120,992      86,934     141,311
  General and administrative expenses....    5,520      11,887      13,871      10,327      13,191
  Depreciation...........................    2,990       9,445      16,527      11,703      20,839
                                           -------    --------    --------     -------    --------
OPERATING INCOME.........................    7,204      21,915      26,115      19,649      45,624
OTHER (INCOME) EXPENSE:
  Interest expense.......................    2,743      12,046      18,021      13,277      18,158
  Amortization of deferred costs.........      538         690       2,140       1,642       2,108
  Foreign currency translation gain......       --          --      (1,023)         --          --
  Other income, net......................     (927)     (1,969)     (2,850)     (2,359)     (3,283)
                                           -------    --------    --------     -------    --------
INCOME BEFORE INCOME TAXES AND MINORITY
  INTEREST...............................    4,850      11,148       9,827       7,089      28,641
INCOME TAX PROVISION.....................      952       3,232       3,481       2,319      10,597
                                           -------    --------    --------     -------    --------
INCOME BEFORE MINORITY
  INTEREST...............................    3,898       7,916       6,346       4,770      18,044
MINORITY INTEREST........................       --       3,486       1,291       1,291          --
                                           -------    --------    --------     -------    --------
NET INCOME...............................    3,898       4,430       5,055       3,479      18,044
PREFERRED STOCK DIVIDENDS AND
  ACCRETION..............................      743         565         374         304          --
                                           -------    --------    --------     -------    --------
NET INCOME APPLICABLE TO COMMON SHARES...  $ 3,155    $  3,865    $  4,681     $ 3,175    $ 18,044
                                           =======    ========    ========     =======    ========
NET INCOME PER COMMON SHARE..............  $  0.14    $   0.14    $   0.16     $  0.11    $   0.50
                                           =======    ========    ========     =======    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                                                         NINE MONTHS
                                                                                                     ENDED SEPTEMBER 30,
                                                                   YEAR ENDED DECEMBER 31,               (UNAUDITED)
                                                              ----------------------------------    ---------------------
                                                                1993        1994         1995         1995        1996
                                                              --------    ---------    ---------    --------    ---------
                                                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................. $  3,898    $   4,430    $   5,055    $  3,479    $  18,044
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities --
    Depreciation and amortization............................    3,528       10,135       18,667      13,345       22,947
    Realized gain on sale of assets..........................       --       (1,337)        (962)       (778)        (775)
    Minority interest in earnings of subsidiary..............       --        3,486        1,291       1,291           --
    Provision for deferred income taxes......................      902        1,643        3,481       2,319       10,159
    Foreign currency translation gain........................       --           --       (1,023)         --           --
    Changes in assets and liabilities --
      Accounts receivable, trade.............................  (11,463)      (8,446)      (6,251)     (5,840)     (30,834)
      Other assets, less increase in deposits for rigs and
        equipment............................................   (4,947)      (5,026)        (283)       (486)       3,021
      Accounts payable and accrued liabilities...............    4,913       13,746        3,582      (2,327)      11,275
                                                              --------    ---------    ---------    --------     --------
        Net cash provided by (used in) operating
          activities.........................................   (3,169)      18,631       23,557      11,003       33,837
                                                              --------    ---------    ---------    --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of FALRIG Offshore Inc., net of cash acquired.....       --      (25,389)          --          --           --
  Purchase of FALRIG Offshore (USA), L.P., net of cash
    acquired.................................................       --      (28,015)          --          --           --
  Purchases of equipment and property........................  (12,802)     (50,348)    (104,138)    (78,817)    (173,220)
  (Deposits) refunds of deposits for drillpipe, rigs and
    equipment, net...........................................       --           --      (11,155)         --        6,174
  Distribution for minority owner's interest in Blake
    Workover.................................................       --           --       (1,804)     (1,804)          --
  Cash increase arising from the consolidation of FALRIG
    Offshore (USA), L.P. ....................................    3,990           --           --          --           --
  Proceeds from sale of equipment and property...............       --        2,550        3,201       3,019        1,307
  Other......................................................       12           --           --          --           --
                                                              --------    ---------    ---------    --------     --------
        Net cash used in investing activities................   (8,800)    (101,202)    (113,896)    (77,602)    (165,739)
                                                              --------    ---------    ---------    --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt...........................................   16,699      120,000       50,000      50,000      140,000
  Payments of outstanding debt...............................   (5,179)     (35,288)     (19,071)    (18,984)     (22,831)
  Borrowings pursuant to revolving credit
    facility.................................................       --        5,000       28,000      16,000       32,000
  Payments of amounts borrowed pursuant to revolving credit
    facility.................................................       --           --      (28,000)    (11,000)     (17,000)
  Issuance of common stock, net..............................       --           --       70,423      35,027        1,054
  Debt issuance costs........................................       --       (5,130)      (2,125)     (2,125)      (4,028)
  Issuance of Series A and B preferred stock, net of offering
    expenses.................................................    6,585           --           --          --           --
  Redemption of preferred stock..............................       --       (3,500)      (3,500)         --           --
  Dividends on preferred stock...............................       --         (351)      (1,019)         --           --
                                                              --------    ---------    ---------    --------     --------
        Net cash provided by financing activities............   18,105       80,731       94,708      68,918      129,195
                                                              --------    ---------    ---------    --------     --------
EFFECT OF EXCHANGE RATES ON CASH.............................       --           --         (221)         --           --
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........    6,136       (1,840)       4,148       2,319       (2,707)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.............      572        6,708        4,868       4,868        9,016
                                                              --------    ---------    ---------    --------     --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD................... $  6,708    $   4,868    $   9,016    $  7,187    $   6,309
                                                              ========    =========    =========    ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                                                         NINE MONTHS
                                                                                                     ENDED SEPTEMBER 30,
                                                                    YEAR ENDED DECEMBER 31,              (UNAUDITED)
                                                               ----------------------------------    --------------------
                                                                 1993        1994         1995         1995        1996
                                                               --------    ---------    ---------    --------    --------
                                                                                     (IN THOUSANDS)
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid............................................... $  2,378    $   6,925    $  17,488    $ 16,607    $ 24,760
  Income taxes paid...........................................       --        2,125           --         593          30
  Purchase of FALRIG Offshore, Inc., net of cash acquired --
    Equipment and property....................................       --      (36,005)          --          --          --
    Accounts receivable, net..................................       --       (3,850)          --          --          --
    Other current assets......................................       --          (85)          --          --          --
    Accounts payable and accrued liabilities..................       --        1,247           --          --          --
    Income taxes payable......................................       --        1,584           --          --          --
    Deferred income taxes.....................................       --       11,720           --          --          --
                                                               --------    ---------    ---------    --------    --------
        Net cash used for acquisition.........................       --      (25,389)          --          --          --
Noncash investing and financing activities --
  Warrants exercised for shares of common stock and debt
    cancellation..............................................      145            4           --          --          --
  Issuance of Series A and B preferred stock in satisfaction
    of advance from a stockholder (Chatterjee Interests)......   15,000           --           --          --          --
  Issuance of common stock for debt cancellation..............       --          605           --          --          --
  Issuance of common stock for 49% interest in FALRIG Offshore
    (USA), L.P. ..............................................   12,409           --           --          --          --
  Debt issuance for acquisition of partnership interest.......    2,200           --           --          --          --
  Obligation for rig acquisition recorded for financial
    statement purposes........................................    5,000           --           --          --          --
  Debt issuance for rig acquisition...........................       --       11,700           --          --          --
  Issuance of common stock for purchase of 50% of Blake
    Workover and one barge rig................................       --           --        6,325          --          --

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                                                                               SERIES A
                                                                              CONVERTIBLE
                                                      COMMON STOCK          PREFERRED STOCK      ADDITIONAL    ACCUMULATED
                                                  --------------------    -------------------     PAID-IN       EARNINGS
                                                    SHARES      AMOUNT    SHARES      AMOUNT      CAPITAL       (DEFICIT)
                                                  ----------    ------    -------    --------    ----------    -----------
                                                                    (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
BALANCE, January 1, 1993........................  11,695,200     $117          --    $     --     $  7,421       $(6,564)
NET INCOME......................................          --       --          --          --           --         3,898
ISSUANCE OF PREFERRED STOCK, net of offering
  expenses of $672..............................          --       --      25,989      14,328           --            --
ISSUANCE OF COMMON STOCK FOR PARTNERSHIP
  INTEREST......................................   3,600,000       36          --          --       12,373            --
ISSUANCE OF COMMON STOCK FOR EXTENSION OF
  PURCHASE OPTION...............................     150,000        2          --          --        1,426        (1,428)
WARRANTS EXERCISED FOR SHARES OF COMMON STOCK
  AND DEBT CANCELLATION.........................      99,900       --          --          --          145            --
DIVIDENDS AND ACCRETION OF REDEEMABLE PREFERRED
  STOCK.........................................          --       --          --          --           --          (743)
                                                  ----------     ----     -------    --------     --------       -------
BALANCE, December 31, 1993......................  15,545,100      155      25,989      14,328       21,365        (4,837)
NET INCOME......................................          --       --          --          --           --         4,430
ISSUANCE OF COMMON STOCK FOR CONVERSION OF
  SUBORDINATED DEBT.............................     212,700        2          --          --          603            --
WARRANTS EXERCISED FOR SHARES OF COMMON STOCK...     164,700        2          --          --            2            --
EXCESS OF COST OF ASSETS ACQUIRED FROM
  SHAREHOLDERS IN EXCESS OF SHAREHOLDER'S
  HISTORICAL NET BOOK VALUE.....................          --       --          --          --           --        (1,398)
DIVIDENDS AND ACCRETION OF REDEEMABLE PREFERRED
  STOCK.........................................          --       --          --          --           --          (565)
                                                  ----------     ----     -------    --------     --------       -------
BALANCE, December 31, 1994......................  15,922,500      159      25,989      14,328       21,970        (2,370)
NET INCOME......................................          --       --          --          --           --         5,055
CONVERSION OF SERIES A CONVERTIBLE PREFERRED
  STOCK.........................................   7,796,700       78     (25,989)    (14,328)      14,250            --
ISSUANCE OF COMMON STOCK........................   7,425,000       75          --          --       65,225            --
ISSUANCE OF COMMON STOCK FOR PURCHASE OF
  BUSINESS AND ASSETS...........................     702,778        7          --          --        6,318            --
ISSUANCE OF COMMON STOCK FOR EXERCISE OF
  WARRANTS AND OPTIONS..........................   3,397,406       33          --          --        5,090            --
DIVIDENDS AND ACCRETION OF PREFERRED STOCK......          --       --          --          --           --          (374)
                                                  ----------     ----     -------    --------     --------       -------
BALANCE, December 31, 1995......................  35,244,384     $352          --    $     --     $112,853       $ 2,311
NET INCOME (unaudited)..........................          --       --          --          --           --        18,044
ISSUANCE OF COMMON STOCK FOR EXERCISE OF
  WARRANTS AND OPTIONS (unaudited)..............     220,933        3          --          --        1,052            --
                                                  ----------     ----     -------    --------     --------       -------
BALANCE, September 30, 1996 (unaudited).........  35,465,317     $355          --          --     $113,905       $20,355
                                                  ==========     ====     =======    ========     ========       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. BUSINESS, FORMATION OF COMPANY AND ACQUISITIONS AND SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS

     Falcon Drilling Company, Inc., and its subsidiaries (collectively Falcon) are primarily engaged in domestic and international oil and gas contract drilling and workover operations for oil and gas companies and turnkey operators. The consolidated financial statements of Falcon include the accounts of Falcon and its wholly-owned subsidiaries and its controlled subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

FORMATION OF FALCON AND ACQUISITIONS

     Falcon commenced business in November 1991 when the partnership interests of eight partnerships were exchanged for shares of Falcon's common stock in a transaction which was accounted for in a manner similar to a pooling-of-interests. The historical book values of the partnerships' accounts were carried over at the former partnerships' basis in such assets, and prior-period financial statements have been prepared to give effect to the poolings as of the beginning of the earliest period presented.

  Falcon Rig Investment Corporation

     In 1992, Falcon through an affiliated company acquired rigs and other assets from Two "R" Drilling Company, Inc. (Two "R") and Atlantic Pacific Marine Corporation (APMC) for cash of $6,080,360 and $7,738,640 respectively. In addition to the above cash payments on the Two "R" transaction, FRIC and Falcon entered into contingent profits interest agreements whereby annual payments of 15% of an agreed upon amount will be paid to the rigs' former owners and a former mortgage holder. This agreed upon amount can be generally described as domestic barge net income, less overhead, depreciation and interest attributable to these operations. The periods for determination of these begin in 1993 and continue through 1997 or until payment of $5 million has been made. There were no required payments in 1993, 1994 or 1995 or the nine months ended September 30, 1996 (unaudited).

  The FALRIG Partnership

     FALRIG Offshore (USA), L.P. (the FALRIG Partnership), an affiliate of Falcon, acquired five jackup rigs and other equipment (the Grace Rigs) from the Huthnance Drilling Division of Grace Offshore Company, a subsidiary of W. R. Grace and Co., in April 1993 for a purchase price of $25 million which consisted of $20 million in cash and a $5 million note payable. In April 1993, the FALRIG Partnership entered into a management agreement with a wholly owned subsidiary of Falcon whereby such subsidiary began managing the Grace Rigs. Management fees of approximately $1,400,000 from the FALRIG Partnership have been included in revenues in Falcon's consolidated statement of operations for the year ended December 31, 1993.

     On December 31, 1993, Falcon acquired a 49% ownership interest in the FALRIG Partnership, by issuing 3,600,000 shares of common stock to the S-C Interests. Such shares were recorded at $12,409,000, which approximates the former owner's historical cost basis in the FALRIG Partnership. The former owner of the 49% limited partnership interest in the FALRIG Partnership was also an owner of the majority of Falcon's outstanding stock on December 31, 1993. As Falcon exercised control over the operations of the FALRIG Partnership through a management agreement, owned a 49.5% partnership interest in the FALRIG Partnership and had an agreement to acquire the remaining ownership interest in the FALRIG Partnership in 1994, Falcon consolidated the balance sheet of the FALRIG Partnership at December 31, 1993, recording a

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES minority interest in the subsidiary of $12,666,000. Falcon began consolidating the operating results of the FALRIG Partnership as of January 1, 1994.

     Falcon agreed to acquire the remaining ownership interests in the FALRIG Partnership in two additional transactions: (a) 50% of the partnership interest in the FALRIG Partnership acquired from the Mullen Group for $28 million in cash, a noninterest-bearing note for $4 million, plus a contingent purchase price of up to $3 million payable January 17, 1995, based on post-acquisition revenues of the assets acquired, and the (b) 0.5% partnership interest in the FALRIG Partnership purchased from an affiliate of Falcon, Kestrel Offshore Inc. (Kestrel), for cash of $344,400. Sixty % of Kestrel was owned by individuals who are also officers and directors of Falcon. Falcon funded the cash portion of the acquisition from the proceeds of the offering of the Fixed Rate Notes (Note 5).

     As part of the consideration for the purchase of the Mullen Group's 50% partnership interest, Falcon had to procure a $3 million letter of credit securing Falcon's obligation to close with the Mullen Group and a commitment to post an additional letter of credit for $17 million that could be drawn against to finance a portion of the cash purchase price. In November of 1993, the letter of credit and commitment to issue a letter of credit were issued by an affiliate of the S-C Interests. In consideration for arranging the two letters of credit, Falcon and Falcon Offshore, Inc. jointly agreed to pay to the S-C Interests (i) a fee of $1 million upon the issuance of the $3 million letter of credit and a commitment for the $17 million letter of credit and (ii) an additional fee of $500,000, which fees were paid on December 24, 1993 and have been included in the acquisition cost of the FALRIG Partnership.

  The FALRIG Corporation

     In early 1992, Falcon negotiated the purchase of four jackup rigs (the Teledyne Rigs) from the Offshore Drilling Division of Teledyne Inc. (Teledyne) and subsequently transferred its rights to acquire the Teledyne Rigs to FALRIG Offshore Inc. (the FALRIG Corporation). In May of 1992, the FALRIG Corporation purchased the Teledyne Rigs for a cash purchase price of $4.1 million. The FALRIG Corporation entered into a management agreement with Falcon whereby Falcon refurbished and began operating the Teledyne Rigs. Management fees of approximately $1,170,000 and $1,587,000, have been included as revenue in Falcon's consolidated statements of operations for the years ended December 31, 1992 and 1993, respectively. The FALRIG Corporation was owned equally by members of the Mullen Group and the Stafilopatis Group.

     In November 1993, Falcon directly and through its affiliates entered into a series of agreements to acquire the outstanding debt and the full equity interests of the FALRIG Corporation for a purchase price of approximately $25 million. In January 1994, Falcon completed the acquisition of the FALRIG Corporation with the proceeds of the Fixed Rate Note offering (Note 5). Falcon began consolidating the operating results of the FALRIG Corporation as of January 24, 1994.

     Taladro Associates (Taladro), a general partnership composed of three members of the Webster Group, two of whom are also officers of Falcon and two of whom are also directors of Falcon, who each own approximately equal percentages of Taladro, held a 4.3% contingent profit participation interest in the net proceeds of the sale of the stock of the FALRIG Corporation by the Stafilopatis Group, which on closing of the acquisition of the FALRIG Corporation resulted in payment of approximately $583,000 to Taladro.

  Condor

     In March 1993, an affiliate of Falcon, Condor Drilling Company, L.P. (Condor), acquired four barge drilling rigs (the Cliffs Rigs) from Cliffs Drilling Company (Cliffs) for a purchase price of $6 million consisting of $5 million in cash and a $1 million note issued by Condor to Cliffs. The S-C Interests owned all of the limited partnership interests of Condor. The general partnership interest in Condor was owned by the chairman of the board of Falcon. In August 1993, Falcon began operating the first of the Cliffs Rigs pursuant

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES to a zero cost bareboat charter agreement with Condor and held an option to purchase the Cliffs Rigs from Condor for a purchase price of $7 million consisting of $6 million in cash and the assumption of the $1 million note payable to Cliffs. On December 31, 1993, as previously agreed, Falcon issued 150,000 shares of common stock to the S-C Interests in consideration for the extension of Falcon's option to purchase the Cliffs Rigs. Falcon exercised its option to buy the Cliffs Rigs on September 30, 1994. The $6 million cash payment was deferred until March 31, 1995. Because of the S-C Interests' significant ownership of Falcon, the assets and liabilities of the Cliffs Rigs acquisition were recorded at the S-C Interests' historical cost basis. Accordingly, at December 31, 1993, the 150,000 shares issued were recorded as an increase in additional paid-in capital and in accumulated deficit, based on the estimated fair market value of the stock issued; similarly, the purchase price paid upon exercise of the option on September 30, 1994, to the S-C Interests in excess of the owners' historical net book value of $1.4 million was treated as an increase of accumulated deficit. Imputed rental expense related to the operation of the Cliffs Rigs from commencement of operations through December 31, 1993, is immaterial to the financial statements taken as a whole and has not been recorded. For the nine months prior to the acquisition ended September 30, 1994, Falcon imputed rental expense of $300,000 which has been recorded as an increase to operating costs in the consolidated statement of operations.

  Blake Workover

     During the second quarter of 1994, a wholly-owned subsidiary of Falcon, Falcon Workover Company, Inc. (Falcon Workover), acquired a 50% interest in a newly-formed partnership, Blake Workover & Drilling Company (Blake Workover). Blake Workover was formed for the purpose of acquiring four barge workover rigs and associated assets from Blake Drilling & Workover Co., Inc. (Blake Drilling). Falcon managed the operations of Blake Workover and provided marketing, administrative and other services to Blake Workover. The purchase price of the four rigs and associated assets purchased from Blake Drilling was $5,750,000, of which $2,750,000 was paid in cash and the remaining $3,000,000 was evidenced by a note from Blake Workover to Blake Drilling. The note was secured by a first mortgage on the rigs. The cash portion of the purchase price was provided by the proceeds of a loan from Falcon to Blake Workover, which was secured by a second mortgage on the rigs. Falcon Workover leased two workover barge rigs to Blake Workover pursuant to a three-year zero cost bareboat charter in exchange for its 50% interest and an undertaking from Blake Workover to refurbish these rigs. Prior to its initial purchase of an interest in Blake Workover, Falcon leased the two barge workover rigs to Blake Drilling. Included in Falcon's revenues are $298,000 and $74,000 for the years ended December 31, 1993 and 1994, respectively, attributable to such lease. On June 8, 1994, Blake Workover borrowed $605,000 from Falcon pursuant to a note agreement to purchase the La-Tex 4 workover rig. The note bears interest at 5%, is due in three years and is secured by a mortgage lien on the rig.

     The acquisition of the remaining 50% interest in Blake Workover and certain crewboats and tugboats utilized in the business of Blake Workover was completed on August 15, 1995 through the issuance of 638,889 shares of Falcon's common stock and cash of $6.8 million, which included the retirement of debt outstanding of $2.3 million.

     The following presents the unaudited pro forma results of operations of Falcon for the years ended December 31, 1993, 1994 and 1995, as if the above-described acquisitions of the FALRIG Partnership, the FALRIG Corporation and the 50% interest of Blake Workover had occurred on January 1, 1993 and as if the

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES remaining 50% in Blake Workover and certain crewboats and tugboats used in the business of Blake Workover had occurred on January 1, 1994 (in thousands, except per share amounts):

                                                               YEAR ENDED DECEMBER 31,
                                                           --------------------------------
                                                             1993        1994        1995
                                                           --------    --------    --------
                                                                     (UNAUDITED)
    Pro forma operating revenues.......................... $132,657    $143,589    $177,505
    Pro forma net income before taxes and minority
      interest............................................   13,436      10,571       9,789
    Pro forma net income applicable to common shares......    7,145       5,757       5,496
    Pro forma net income per common share................. $   0.28    $   0.20    $   0.18

     The pro forma results presented above are not necessarily indicative of the actual results that would have occurred had the acquisitions actually taken place at the beginning of the periods presented. In addition, the pro forma results are not intended to be a projection of future results of combined operations.

  FOI and Turnstone

     On October 1, 1993, Falcon entered into an agreement with the chairman of the board of Falcon, who was also the owner of Falcon Offshore, Inc. (FOI), whereby Falcon had the right to purchase the outstanding equity interest of FOI for a nominal purchase price and assumption of its subordinated debt. In July 1993, FOI entered into a purchase arrangement which would allow FOI to acquire a jackup rig, the Seahawk, following a period of refurbishment. An operating arrangement was entered into between the parties which allowed FOI to operate the Seahawk for payments which were applied against the agreed-upon purchase price. Payment for the equity interest in FOI and assumption of its subordinated debt were completed in January 1994, and payment for the purchase of the Seahawk was made in February 1994. As the agreement to purchase the equity interest in FOI was entered into in 1993, the agreement for FOI to purchase the Seahawk was entered into in 1993, significant expenditures were made to refurbish the Seahawk in 1993 and the Seahawk was placed in service in 1993, Falcon has recorded the Seahawk as a purchase for financial reporting purposes in 1993 and depreciation expense has been recorded from the date it was placed in service (October 1993).

     In August 1993, an affiliate of Falcon, Turnstone Drilling Company, L.P. (Turnstone), purchased a submersible rig (renamed Rig 203) for a purchase price of $2.2 million funded by a nonrecourse secured note payable to a bank. The general partnership interest in Turnstone was owned by a company controlled by the chairman of the board of Falcon. In November 1993, Falcon entered into a management agreement with Turnstone providing for Falcon to operate Rig 203. Due to Falcon's affiliation with FOI and Turnstone and the exercise of the options to purchase FOI and Turnstone at nominal purchase prices in January 1994, the financial statements of FOI and Turnstone from inception have been consolidated with the financial statements of Falcon and, accordingly, the accounts and transactions between Falcon, FOI and Turnstone have been eliminated in consolidation. In the fourth quarter of 1995, in connection with deploying Rig 203 to Venezuela, Turnstone's note secured by the rig was assumed by Falcon Drilling Company, Inc. and Turnstone was dissolved.

  Dynamically positioned drillships, the Peregrine I, II and III

     In September 1995, Falcon purchased a dynamically positioned drillship, the Peregrine I for a purchase price of $9.8 million. At December 31, 1995 the Peregrine I was in Singapore undergoing refurbishment. Falcon incurred refurbishment and upgrade costs and the purchase of additional riser, BOP equipment and other fleet spares and inventory of approximately $6.5 million during 1995 and $60 million during the nine months ended September 30, 1996, which costs are included in rigs and equipment. Falcon has entered into a contract with Petroleo Brasiliero S.A. providing for the Peregrine I to drill offshore Brazil for a five-year period. In September 1996, Falcon recorded a $2.5 million fee realized when the Peregrine I was delivered to Brazil in November which is reflected in revenues for the nine months ended September 30, 1996 (unaudited). The Peregrine I commenced operations in November, 1996 (unaudited).

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     In August 1995, Falcon exchanged a written offer and acceptance with UME Drilling, Ltd. ("UME") to acquire the Pacnorse I, a dynamically positioned drillship. UME refused to complete the sale and Falcon initiated litigation in England to assert its contract rights to prevent the sale of the vessel to another party. The English court required Falcon to post a $5 million deposit to secure the undertaking of its pleadings. This deposit was included in other assets in Falcon's December 31, 1995 consolidated balance sheet. In February 1996, Falcon acquired the Pacnorse I (renamed Peregrine II) for a purchase price of $24 million, dismissed the litigation, and received a refund of the $5 million deposit. Falcon assumed the drilling contract with Petrobras for a term through the third quarter of 1998 (unaudited).

     In May 1996, Falcon completed the purchase of the Pelerin, a dynamically positioned drillship, for a purchase price of approximately $33.0 million and changed the name of the vessel to the Peregrine III (unaudited). Falcon has assumed a series of drilling contracts which management estimates will utilize the Peregrine III through 1998 (unaudited). Prior to the purchase, the Peregrine III was managed on behalf of its owner by Foramer, S.A. and as one of the conditions of purchase, Falcon entered into a management agreement with Foramer pursuant to which Foramer was to manage the vessel until December 31, 1996 (unaudited). During October 1996, the management agreement with Foramer was terminated for a fee of $250,000 (unaudited) and Falcon assumed responsibility for managing the vessel. Falcon signed a new technical services agreement with Foramer whereby Foramer is to provide Falcon with particular drillship personnel through February 1997 (unaudited).

     In December 1996, Falcon purchased a substantially completed drillship hull for approximately $8.0 million (unaudited). Management estimates that it will cost approximately $120 million to complete the construction necessary for this hull to become an operational drillship, although Falcon currently has no construction obligations relative to this hull (unaudited). Management does not intend to undertake the completion of this hull until Falcon has obtained a long-term commitment for the use of the completed drillship and arranged for financing of the construction (unaudited).

  Additional Expansion of Rig Fleets

     In June 1994, Falcon entered into an agreement with Eilert-Olsen Investments, Inc. (Eilert-Olsen), to buy the equity interest of Eilert-Olsen for a nominal purchase price. In June of 1994, Eilert-Olsen acquired three barge drilling rigs for a cost of approximately $2.8 million consisting of cash of approximately $900,000 and the assumption of debt of approximately $1.9 million secured by the three barge drilling rigs. Falcon advanced $900,000 to Eilert-Olsen in June of 1994 and has subsequently advanced approximately $265,000, $803,000 and $337,000 (unaudited) to pay principal and interest due on this debt for the years ended December 31, 1994 and December 31, 1995 and for the nine months ended September 30, 1996, respectively. Due to Falcon's affiliation with Eilert-Olsen and the option to purchase Eilert-Olsen at a nominal purchase price, the financial statements of Eilert-Olsen from inception have been consolidated with the financial statements of Falcon and, accordingly, the accounts and transactions between Falcon and Eilert-Olsen have been eliminated in consolidation.

     In June 1995, Falcon sold a stacked jackup rig resulting in a gain of approximately $751,000.

     In July 1995, Falcon entered into an agreement with the Rowan Companies, Inc. and Rowan International, Inc. (collectively, "Rowan"), providing for Falcon's purchase of three posted barge drilling rigs for an aggregate purchase price of $12.2 million. Falcon acquired one of these rigs in October 1995 and the remaining two rigs in November 1995. In July 1995, Falcon also purchased four barge drilling rigs and a barge hull for a purchase price of $9.8 million. Falcon sold two of these barge drilling rigs to a third party for a purchase price of $4 million for which Falcon received credits toward the future purchase of drillpipe. Unused credits of $2.6 million are included in other assets at December 31, 1995.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     In September 1995, Falcon purchased i) a barge drilling rig for a purchase price of $1,275,000, consisting of cash of $700,000 and 63,889 shares of Falcon's Common Stock and ii) five offshore drilling rigs for $37.8 million and related equipment for $400,000 from Sonat Offshore Drilling, Inc.

     In November 1995, Falcon purchased the semi-submersible rig Pacesetter III for a purchase price of $2 million.

     In January 1996, Falcon purchased the barge drilling rig Gus Androes for a purchase price of $6 million.

     In March 1996, Falcon purchased the submersible rig Real Explorer (renamed FALRIG 78) for a purchase price of $8 million.

     In March 1996, Falcon entered into a contract to purchase the D.K. McIntosh, a 250 foot water depth, mat-supported, slot-type jackup drilling rig. In April 1996, Falcon completed the purchase of the D.K. McIntosh for a purchase price of $8.5 million (unaudited). This rig incurred structural damage while being transported to offshore West Africa and was partially repaired for approximately $4.0 million (unaudited). Management estimates additional repair costs of $2.0 million will be incurred to finalize repairs to the rig once it completes its current service commitments (unaudited). Management believes that the total refurbishment costs will be reimbursed by Falcon's insurance provider (unaudited).

SIGNIFICANT ACCOUNTING POLICIES

  Interim Financial Information

     The interim consolidated financial statements as of September 30, 1996, and for the nine months ended September 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted account principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, all liquid investments with maturities at date of purchase of three months or less are considered cash equivalents.

  Equipment and Property

     Equipment and property are stated at cost. Depreciation of drilling rigs, vessels and equipment is provided on the straight-line method over their remaining estimated useful lives from the date the rigs are acquired by Falcon, including periods when the rigs are in a nonoperating status. Falcon anticipates being required to refurbish significantly and modify some of its rigs in order to operate in international and domestic drilling markets. At December 31, 1995, drilling rigs and other related equipment with a carrying value of $19,947,000 were held in a nonoperating status pending modification and decisions regarding their deployment. Such assets are being depreciated, and management believes their market value exceeds their net book value.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     Routine maintenance and repairs are charged to operations as incurred; significant betterments are capitalized. Interest capitalized in connection with significant betterments totaled zero, $647,000, and $405,000 in 1993, 1994, and 1995, respectively. Falcon incurred $5,704,183, $14,716,905 and $19,052,904 in repair and maintenance expense in 1993, 1994, and 1995, respectively. The costs of assets sold, retired or otherwise disposed of are removed from the accounts at the time of disposition, and any resulting gains or losses are reflected in the period's results of operations. Drilling rigs are being depreciated over an estimated useful life of 15 years. Vessels and other equipment are depreciated over estimated lives of three to five years.

  Deferred Costs

     Falcon has incurred costs and paid fees in connection with Falcon's various financing arrangements, primarily the Senior Notes and the Subordinated Notes (Note 5). These costs, primarily legal fees, underwriters costs and loan commitment fees, have been deferred and are included in other assets at December 31, 1995 and are being amortized into the results of operations over the term of the related financing instruments (primarily seven years for the Senior Notes and 10 years for the Subordinated Notes). Accumulated amortization of deferred costs is $690,000 and $2,795,000 at December 31, 1994 and 1995, respectively. Also included in other assets as of December 31, 1994 and 1995 is approximately $2.1 million and $3.1 million, respectively, in costs associated with the mobilization of three barge rigs to Venezuela pursuant to an agreement with Maraven (Note 3). Falcon is amortizing these costs over the five year term of the agreement which began in January 1995.

  Revenue Recognition

     Falcon recognizes revenue from operations on the basis of the number of days worked at the contractual day rate. Management fees which arise principally from services provided to affiliated entities are recognized as earned. Falcon earned management fees of $2,987,000 and $92,000 for the years ended December 31, 1993 and 1994, respectively.

  Net Income Per Common Share

     Net income per share of common stock has been computed on the basis of the weighted average number of common shares outstanding during the period and, where dilutive, the effect of common stock contingently issuable, which arises primarily from the exercise of stock options and warrants and the conversion of certain subordinated notes and convertible preferred stock. The weighted average number of common shares and common share equivalents outstanding during the years ended December 31, 1993, 1994, and 1995 are 21,898,800, 26,879,719, and
29,593,096 respectively. The weighted average number of common shares and common share equivalents during the nine months ended September 30, 1995 and 1996 are 28,242,875 and 35,991,120, respectively (unaudited). Accrued dividends on the Series B redeemable preferred stock as well as the accretion of the difference between the value of the Series B redeemable preferred stock at the date of issue and the redemption value have been deducted from net income for purposes of calculating net income applicable to common stock. Fully diluted earnings per share are considered to be equal to primary earnings per share in all periods presented because the effects of potentially dilutive securities that are not common stock equivalents were either antidilutive or immaterial.

  Foreign Currency Translation

     Falcon accounts for foreign currency translations in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation." The U.S. dollar is the functional currency for Falcon's foreign operations. Foreign currency exchange gains and losses are included in other income as incurred. Net foreign currency exchange gains amounted to $1.0 million in 1995. There were no significant foreign currency exchange gains or losses in 1994 or 1993.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

  Reclassification

     Certain prior year amounts have been reclassified to conform to the current year presentation.

  New Accounting Standards

     In March 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement is effective for financial statements for fiscal years beginning after December 15, 1995. In the opinion of management, implementation of this statement will not have a material effect on Falcon's financial position or results of operations.

     The FASB also issued SFAS No. 123, "Accounting for Stock Based Compensation", effective for fiscal years beginning after December 15, 1995. This statement allows companies to choose to adopt the statement's new rules for accounting for employee stock-based compensation plans. For those companies who choose not to adopt the new rules, the statement requires disclosures as to what earnings and earnings per share would be if the new rules were adopted. Management intends to adopt the disclosure requirements of this statement in 1996.

2. INVESTMENT IN FOREIGN JOINT VENTURE:

     In 1991, Falcon and an unrelated entity created a joint venture by forming two foreign corporations (the Venezuelan joint venture). Falcon agreed to transfer two of its barge rigs and certain related equipment into the foreign corporations in exchange for $3 million in cash, two $1.5 million noninterest-bearing notes and stock representing a 37.5% interest in the entity owning and operating the rigs. Falcon used the cash received to repay $3 million of the debt outstanding on the rigs and equipment. The Venezuelan joint venture borrowed $14.5 million from a foreign bank which was utilized to refurbish the barge rigs. This bank loan is secured by the barge rigs. Falcon has provided a standby guarantee for approximately $3.1 million of the Venezuelan joint venture's original bank debt incurred to refurbish the two barge rigs. This guarantee proportionately reduces as the venture's debt is repaid. Repayment of the venture's outstanding debt is contingent upon the venture realizing positive cash flow from its contracts with a subsidiary of the Venezuelan state-owned oil company. Falcon's $3 million gain represented by the notes received on the transfer of equipment has been deferred by Falcon and netted against Falcon's investment in the foreign corporations in the accompanying consolidated balance sheet. Falcon accounts for its interests in the Venezuelan joint venture under the cost method as it does not exercise significant influence over the venture. As of December 31, 1994, Falcon had received cash distributions of approximately $279,000 which Falcon recorded as a reduction of the investment in the joint venture. During the year ended December 31, 1995, Falcon had received additional cash distributions of approximately $1.5 million of which approximately $600,000 were recorded by Falcon to reduce the investment in the joint venture to zero and $965,000 are included in revenues in the consolidated statement of operations for the year ended December 31, 1995. Falcon received additional cash distributions of approximately $1,195,000 during 1996 which are included in revenues in the consolidated statement of operations for the nine months ended September 30, 1996 (unaudited).

3. SEGMENT, CONCENTRATION OF CREDIT RISKS AND MAJOR CUSTOMERS:

     Falcon operates in one principal business segment, diversified contract drilling and workover services. Operations are conducted in the U.S. Gulf of Mexico and related coastal areas and in foreign locations. One of Falcon's barge rigs operated in Tunisia from 1991 through February 1994.

     Since late 1994, Falcon has operated two barge drilling rigs and a workover barge rig in Lake Maracaibo, Venezuela under an agreement with Maraven, S.A. (Maraven). Refurbishment costs of approximately

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

$33 million, including $647,000 in capitalized interest, were incurred in connection with the deployment of these rigs to Venezuela.

     In July 1994, Falcon completed the refurbishment and modifications of a barge drilling rig for general service in international markets at an approximate cost of $6 million. This rig operated under contract to an affiliate of British Petroleum in the Orinoco region of Venezuela until mid-1996 when it returned to the U.S. Gulf Coast.

     In November 1995, Falcon completed a refurbishment project at a cost of approximately $5.9 million on Rig 203 and mobilized this rig to Venezuela to begin service under a well-to-well contract.

     Revenues, operating income and identifiable assets of the United States, Tunisian and Venezuelan operations are as follows (in thousands):

                                                           1993         1994         1995
                                                         --------     --------     --------
    Revenues --
      United States....................................  $ 52,326     $131,280     $146,182
      Tunisia..........................................     6,527        2,208           --
      Venezuela........................................        --        4,923       31,323
                                                         --------     --------     --------
              Total....................................  $ 58,853     $138,411     $177,505
                                                         ========     ========     ========
    Operating income (loss) --
      United States....................................  $  6,133     $ 20,643     $ 16,318
      Tunisia..........................................     1,071         (522)          --
      Venezuela........................................        --        1,794        9,797
                                                         --------     --------     --------
              Total....................................  $  7,204     $ 21,915     $ 26,115
                                                         ========     ========     ========
    Identifiable assets --
      United States....................................  $108,037     $175,267     $263,845
      Tunisia..........................................     1,957           --           --
      Venezuela........................................        --       48,879       77,178
                                                         --------     --------     --------
              Total....................................  $109,994     $224,146     $341,023
                                                         ========     ========     ========

     The market for Falcon's service is the oil and gas industry, and Falcon's customers consist primarily of major oil and gas companies (including government-owned companies) and turnkey operators. Falcon's credit risks primarily consist of accounts receivable from such customers. Management performs ongoing credit evaluations of its customers and provides allowances for credit losses when necessary.

     Major customers are those that individually account for more than 10% of Falcon's total nonaffiliate operating revenues. British Gas accounted for 11% of nonaffiliate operating revenues for the year ended December 31, 1993. Applied Drilling Technology, Inc. accounted for 11% of nonaffiliate operating revenues for the year ended December 31, 1994. Maraven, S.A. accounted for 11% of nonaffiliate operating revenues for the year ended December 31, 1995.

     During 1996, the Company began operating two dynamically positioned drillships, Peregrine I and II, under contracts with Petrobras in Brazil and a third drillship, the Peregrine III, off the coast of Australia.

4. INCOME TAXES:

     Falcon follows Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, the tax provision is determined based upon the liability method in which deferred tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets using enacted tax rates.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     SFAS No. 109 provides in part that a deferred tax asset shall be evaluated for realization based on a more likely than not criteria using a valuation allowance. No valuation allowance was deemed necessary at December 31, 1994 and 1995.

     The components of the net deferred tax liability are as follows (in thousands):

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deferred tax liabilities --
      Excess of book basis of assets over tax basis..................  $10,735     $25,118
      Other..........................................................       --         313
                                                                       -------     -------
                                                                        10,735      25,431
                                                                       -------     -------
    Deferred tax assets --
      Net operating loss carryforwards...............................    7,291      14,323
      Excess of book basis of accrued expenses over tax basis........       88         429
      Other..........................................................       41          --
                                                                       -------     -------
         Subtotal....................................................    7,420      14,752
                                                                       -------     -------
      Valuation allowance............................................       --          --
                                                                       -------     -------
      Net deferred tax assets........................................    7,420      14,752
                                                                       -------     -------
         Net deferred tax liability..................................  $ 3,315     $10,679
                                                                       =======     =======

     The components of the income tax provision are as follows (in thousands):

                                                                        YEARS ENDED
                                                                        DECEMBER 31,
                                                                 --------------------------
                                                                 1993      1994       1995
                                                                 ----     ------     ------
    Federal --
      Current..................................................  $ 50     $   --     $   --
      Deferred.................................................   902      2,413      1,056
    State --
      Deferred.................................................    --         63        686
    Foreign --
      Current..................................................    --        756         --
      Deferred.................................................    --         --      1,739
                                                                 ----     ------     ------
                                                                 $952     $3,232     $3,481
                                                                 ====     ======     ======

     Included in the deferred federal tax provisions are the following: excess of tax depreciation expense over book depreciation expense, expenses accrued for financial statement purposes which are not yet deductible for tax purposes, and other benefits which have been reduced by the tax benefit of the U.S. net operating loss carryforward created. The 1993 deferred provision was also reduced by the reversal of a valuation allowance of $825,000 provided in 1992. On December 31, 1993, Falcon acquired an indirect partnership interest in the FALRIG Partnership and the tax effect of the excess of the net assets acquired for financial statement purposes over the related tax basis of $770,000 was recorded as a deferred tax liability. In May 1994, Falcon completed the acquisition of the remaining partnership interest in the FALRIG Partnership and the tax effect of the excess of the net assets acquired for tax purposes over those for financial statement purposes of $12.1 million has been recorded as a deferred tax asset. In January 1994, Falcon acquired the equity interest of the FALRIG Corporation and the tax effect of the excess of the net assets acquired for financial statement purposes over the related tax basis of $11.7 million has been recorded as a deferred tax liability. In

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

September 1994, Falcon acquired the Cliffs Rigs (Note 1) and the tax effect of the excess of the net assets acquired for tax purposes over those for financial statement purposes of $560,000 has been recorded as a deferred tax asset. In August 1995, Falcon acquired the remaining 50% interest in Blake Workover and certain crewboats and tugboats utilized in the business of Blake Workover (Note
1). The tax effect of the excess of net assets acquired for financial statement purposes over the related tax basis of $3.9 million has been recorded as a deferred tax liability as of December 31, 1995.

     A reconciliation of federal statutory and effective income tax rates for each of the three years ended December 31, 1995, is shown below.

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                      ----------------------
                                                                      1993     1994     1995
                                                                      ----     ----     ----
    Statutory rate..................................................   34 %     35%      35%
    State income taxes, net of federal income tax benefit...........   --        1        6
    Alternative minimum tax rate....................................    1       --       --
    Utilization of NOL carryforward.................................  (15 )     --       --
    Foreign income taxes, net of federal income tax benefit.........   --        6       --
                                                                                --       --
                                                                      ---
    Effective rate..................................................   20 %     42%      41%
                                                                      ===       ==       ==

     As of December 31, 1994 and 1995, Falcon's net operating losses (NOLs) for income tax purposes were $20,831,000 and $40,923,000, respectively (tax effect $7,291,000 and $14,323,000, respectively). These tax NOLs expire from 2006 through 2010 if not utilized before such dates. A change in ownership of Falcon under the Internal Revenue Code can cause a limitation in the ability of Falcon to use existing NOLs in any one year. In the opinion of management, any limitation caused by a change of ownership will not materially limit the availability of NOLs in the aggregate.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

5. LONG-TERM DEBT AND OTHER OBLIGATIONS:

     Falcon had the following debt outstanding as of December 31, 1994 and 1995 and at September 30, 1996 (in thousands):

                                                                                       SEPTEMBER
                                                                  DECEMBER 31,            30,
                                                              --------------------       1996
                                                                1994        1995      (UNAUDITED)
                                                              --------    --------    -----------
8 7/8% Series B Senior Notes, due 2003......................        --          --     $ 120,000
9 3/4% Series B Senior Notes, due 2001......................  $110,000    $110,000       110,000
Floating Rate Senior Notes, bearing interest at LIBOR plus
  3.5%, redeemable in varying amounts beginning in 1998.....    10,000      10,000        10,000
12 1/2% Series B Senior Subordinated Notes, due 2005........        --      50,000        50,000
Borrowings pursuant to a credit agreement with two banks,
  bearing interest at LIBOR plus 2.5% or 1% over the higher
  of the prime rate or the federal funds rate plus .5%,
  secured by certain accounts receivable....................     5,000       5,000        20,000
Secured promissory note payable to Grace Offshore Company,
  bearing interest at 8.7%, secured by certain FALRIG
  Partnership jackup rigs, principal payments of $1,667 due
  March 31, 1996, 1997 and 1998.............................     5,000       5,000         3,333
Note payable to a bank, noninterest-bearing through August
  16, 1994 and at LIBOR plus 1.5% through maturity at
  December 31, 1999.........................................     1,969       1,969         1,074
Notes payable by affiliates, secured by certain rigs,
  bearing interest at 7.0%, due in varying amounts
  commencing July 1994 with final payment due June 30,
  1999......................................................     1,700       1,392         1,122
Promissory note to Blake Drilling and Workover Co., Inc.,
  bearing interest at 5%, secured by certain rigs, principal due in varying amounts commencing January 1995 with final
  payment made August 15, 1995..............................     3,000          --            --
Construction payables and accrued liabilities at December
  31, 1994, which were refinanced with $6 million in
  additional long-term borrowings in 1995 pursuant to credit
  agreements with two banks.................................     6,000          --            --
Note payable to a former owner of the FALRIG Partnership,
  noninterest-bearing, due March 31, 1995...................     3,167          --            --
Obligations payable to the former owners of the FALRIG
  Partnership, noninterest-bearing, paid March 31, 1995.....     2,489          --            --
Obligations payable to the former owners of the FALRIG
  Corporation, noninterest-bearing, paid March 31, 1995.....     3,075          --            --
Note payable to Cliffs, bearing interest at 7.75%, due
  December 31, 1995 paid in March, 1995.....................     1,000          --            --
Obligation payable to the Chatterjee Interests, bearing
  interest at 10%, due March 31, 1995.......................     6,000          --            --
                                                              --------    --------      --------
                                                               158,400     183,361       315,529
  Less -- Amounts due within one year.......................   (17,021)     (3,999)       (3,124)
                                                              --------    --------      --------
                                                              $141,379    $179,362     $ 312,405
                                                              ========    ========      ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     On January 24, 1994, Falcon completed an offering of $110 million, 9 3/4% Series A Senior Notes due 2001. These Series A Senior Notes were exchanged during 1994 for similar 9 3/4% Series B Senior Notes in an offering registered with the Securities and Exchange Commission. Following the registration and exchange, only the 9 3/4% Series B Senior Notes (the Fixed Rate Notes) remain outstanding. The Fixed Rate Notes mature on January 15, 2001, and bear interest at a rate of 9.75%, payable semiannually on January 15 and July 15. Falcon has the option to redeem up to 30% of the Fixed Rate Notes through January 15, 1997, at a redemption price of 109% of the principal amount thereof with the proceeds of the sale and issuance of capital stock of Falcon provided that at least $50 million in aggregate principal of the Fixed Rate Notes remains outstanding following redemption. Falcon used a portion of the proceeds to finance a series of previously planned transactions, including the prepayment of certain outstanding debts as indicated below and the consummation of certain acquisitions as discussed in Note 1.

     On February 23, 1994, Falcon issued $10 million of Floating Rate Notes which bear interest at LIBOR plus 3.5% and are redeemable at 103.5% of the principal amount outstanding plus unpaid accrued interest at any time following 18 months after issuance. The principal amounts of the Floating Rate Notes are due in payments of $1,000,000, $2,000,000 and $2,000,000 on the fourth, fifth and sixth years following issuance, respectively, with the balance due January 24, 2001.

     The Fixed Rate Notes and Floating Rate Notes are collectively referred to as the Senior Notes. The Senior Notes are guaranteed by certain of Falcon's subsidiaries (see Note 11).

     On September 12, 1994, Falcon established a revolving credit facility with two banks providing for borrowings of up to $25.0 million subject to adequate levels of eligible accounts receivable, which amounts borrowed are secured by Falcon's accounts receivable. Falcon had borrowings outstanding under this credit facility of $5.0 million at December 31, 1994 and 1995 and $20.0 million at September 30, 1996 (unaudited). Subsequent to September 30, 1996, the Company borrowed an additional $5 million pursuant to this credit facility (unaudited). Approximately $18.8 million and $5 million (unaudited) of additional borrowings were available under this facility at December 31, 1995 and September 30, 1996, respectively. This facility, as amended, provides that amounts borrowed will bear interest at floating rates based on LIBOR plus 2 1/2% or 1% over the greater of the prime rate or the federal funds rate plus 1/2%. The facility requires Falcon to maintain a minimum current ratio, tangible net worth, as defined, fixed charge coverage ratio, interest coverage ratio and a maximum ratio of debt to equity and a maximum amount of capital expenditures, as defined. The facility also provides for payments of commitment fees on the unused portion of the facility at a rate of one-half of one percent per year.

     The Company has entered into agreements with its commercial bank lenders to increase its bank credit facilities from a maximum of $25 million to $65 million (unaudited). The new facilities would consist of (i) a $25 million revolving loan facility secured by accounts receivable, maturing in November 1999, and
(ii) a $40 million revolving loan facility secured by certain drilling rigs and receivables, maturing in November 1998 (unaudited). In December 1996, the Company borrowed $10 million pursuant to these agreements which it used in connection with certain asset acquisitions (unaudited).

     During January 1995, Falcon drew down $6 million pursuant to the terms of this credit facility and paid certain accounts payable which were outstanding at December 31, 1994, and had been incurred for the refurbishment of three rigs deployed to Venezuela (Note 3). The costs of these refurbishments were capitalized as rigs and equipment at December 31, 1994. The payment of this $6 million of accounts payables did not require the use of working capital and, accordingly, Falcon's consolidated financial statements at December 31, 1994, reflect the reclassification of $6 million from accounts payable and accrued liabilities to long-term debt.

     In March 1995, Falcon issued $50 million of Series A Senior Subordinated Notes due 2005, resulting in net proceeds of approximately $48 million to Falcon after deducting offering-related expenses of approximately $2 million. These Series A Senior Subordinated Notes were exchanged in 1995 for similar Series B Senior Subordinated Notes (the Subordinated Notes) in an offering registered with the Securities and

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

Exchange Commission. The Subordinated Notes mature on March 15, 2005, and bear interest at a rate of 12.5%, payable semiannually on March 15 and September 15. Falcon has the option to redeem up to 30% of the Subordinated Notes through March 15, 1998, at a redemption price of 111.5 percent of the principal amount of such notes with the proceeds of a public offering of Falcon's capital stock, provided that at least $35 million in aggregate principal of the Subordinated Notes remains outstanding immediately after giving effect to such redemption. Beginning March 15, 2000, Falcon may redeem the Subordinated Notes at annually declining redemption prices beginning at 104.688 percent of the principal amount of such notes. Upon change in control of Falcon, as defined in the Indenture for such Subordinated Notes, Falcon will be required to make an offer to purchase the Subordinated Notes at 101 percent of the principal amount thereof. The Subordinated Notes are senior unsecured obligations of Falcon subordinated in right of payment to all other existing or future senior indebtedness of Falcon.

     In October 1995, Falcon arranged to borrow $20 million under a short term debt facility from one of the banks that provides Falcon's revolving credit facility. Falcon did not borrow funds under the facility due to the completion of Falcon's public offering of common stock in November 1995. (Note 6). Included in interest expense for the quarter ended December 31, 1995 is $259,000 in fees paid to obtain the short term debt facility.

     In February 1996, pursuant to another agreement, Falcon borrowed $20 million from one of the banks that provides Falcon's revolving credit facility. The amounts borrowed bore interest at prime plus one % and were payable on the earlier of December 31, 1996 or upon completion of a capital market transaction, as defined. In February 1996, Falcon paid fees of $300,000 in connection with obtaining this loan. In March 1996, Falcon repaid the $20 million indebtedness with proceeds from the issuance of the 8 7/8% Notes due 2003 described below.

     In March 1996, Falcon completed the offering and sale of $120 million principal amount of 8 7/8% Series A Senior Notes due 2003 (the 8 7/8% Notes), resulting in net proceeds of approximately $116 million to Falcon after deducting offering-related expenses. The 8 7/8% Notes mature on March 15, 2003, and bear interest at a rate of 8 7/8%, payable semiannually on March 15 and September 15 of each year beginning September 15, 1996. The 8 7/8% Notes are unsecured obligations of Falcon, ranking pari passu in right of payment with all other senior indebtedness of Falcon, and senior in right of payment to all subordinated indebtedness of Falcon. The 8 7/8% Notes are not guaranteed by any of Falcon's subsidiaries, and thus are structurally subordinated to the Senior Notes and other indebtedness of the subsidiaries. Further, they are effectively subordinated to any secured indebtedness of Falcon to the extent of the collateral securing such secured indebtedness. The 8 7/8% Notes were issued pursuant to an indenture which provides that (i) Falcon has the option to redeem the 8 7/8% Notes in whole or in part on or after March 15, 2000, at a redemption price of 104.4375% of principal amount during the twelve month period commencing March 15, 2000, 102.2188% of principal amount during the twelve month period commencing March 15, 2001 and 100% of principal amount after March 15, 2002,
(ii) upon change in control of Falcon, as defined, Falcon will be required to make an offer to purchase the 8 7/8% Notes at a purchase price equal to 101% of the principal amount thereof.

     Included in long-term debt and other obligations as of December 31, 1994 are amounts due the former owners of the FALRIG Partnership and the FALRIG Corporation. These amounts include: a noninterest-bearing note of $3,167,000 and a contingent payment of $2,489,000 (both payable to a former owner of the FALRIG Partnership), which were discounted at 9.75% through their original maturity date in January 1995, and a contingent payment of approximately $3,075,000 (payable to the former owners of the FALRIG Corporation), which was discounted at 9.75% for the period through its original maturity date in January 1995, and is included in debt and other obligations due within one year. Falcon repaid this debt in the first quarter of 1995.

     Falcon has assumed a nonrecourse secured note originally payable by Turnstone to a bank in the amount of $1.9 million, secured by Rig 203. Such note bears interest at LIBOR (5.53% at December 31, 1995) through August 16, 1998, at which time the interest rate increases to LIBOR plus 1.5%. Note payments equal

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES to 50% of the cash flow, as defined, derived from Rig 203 are payable concurrently until all of the borrower's capital costs in connection with Rig 203 have been recovered and, after such costs are recovered, note payments equal to 80% of such cash flow are payable, with any unpaid balance due on December 31, 1999. Rig 203 has been deployed to Venezuela (Note 3), and based on Falcon's estimates of its future revenues, the principal amount of this note has been included under current maturities of long-term debt.

     Falcon had a credit agreement with a financial institution through January 24, 1994 (the Credit Agreement), pursuant to which Falcon could borrow up to $17.5 million. Amounts borrowed pursuant to the Credit Agreement primarily bore interest at a rate equal to the commercial paper rate as defined in the Credit Agreement plus 4.5% which resulted in an interest rate of 7.83% at December 31, 1993. In January 1994, Falcon repaid the outstanding $16.5 million balance of the Credit Agreement, together with $496,000 of prepayment premiums, out of a portion of the proceeds of the Senior Notes.

     The annual maturities of the debt outstanding at December 31, 1995 are $3,999,000 in 1996, $7,057,000 in 1997, $3,085,000 in 1998, $2,220,000 in 1999,
$2,000,000 in 2000, and $165,000,000 thereafter.

     Falcon estimates the fair value of its debt obligations to be $190,033,000 compared to a historical value of $183,361,000, both as of December 31, 1995.

6. STOCKHOLDERS' EQUITY:

COMMON STOCK

     In 1994, the board of directors of Falcon approved (a) an amendment of Falcon's certificate of incorporation increasing the authorized shares of Falcon's common stock to 28,500,000 shares and (b) a stock split effected in the form of a stock dividend of 299 shares of common stock for each outstanding share of common stock of Falcon. Accordingly, share amounts presented for all periods have been restated to reflect the stock dividend.

     In June 1995, the board of directors of Falcon approved an amendment of Falcon's certificate of incorporation (a) increasing the authorized shares of Falcon's common stock to 100,000,000 shares and (b) increasing the authorized shares of Falcon's preferred stock to 526,489 shares.

     On July 28, 1995, Falcon, a participating stockholder and a group of underwriters entered into an agreement resulting in the initial public sale by Falcon of 4,250,000 shares of common stock and the sale of 750,000 shares of common stock by the participating shareholder. The initial public offering closed on August 2, 1995 and resulted in net proceeds to Falcon of $34.4 million after deducting offering-related expenses of $3.9 million, including approximately $302,000 of related expenses incurred in 1994 and included in other assets as of December 31, 1994.

     On November 15, 1995, Falcon, participating stockholders and a group of underwriters entered into an agreement resulting in the public sale of 3,175,000 shares of common stock by Falcon and the sale of 2,000,000 shares of common stock by selling shareholders. The public offering closed on November 21, 1995 and resulted in net proceeds to Falcon of $30.9 million after deducting offering-related expenses of approximately $2.4 million.

PREFERRED STOCK

     Falcon has 526,489 shares of preferred stock, no par value, authorized. The board of directors has the authority to issue the unissued shares of preferred stock and to establish the designation and terms thereof. In January 1993, Falcon issued to the S-C Interests 25,989 shares of Series A convertible preferred stock, 1,000 shares of Series B redeemable preferred stock, and a shadow warrant to purchase up to 1,847,100 shares of common stock at an exercise price of $.01 per share in full satisfaction of a $15 million advance and for $6,993,843 in cash. Offering expenses of $314,000 and $672,000 related to the Series A convertible preferred stock and Series B redeemable preferred stock, respectively, were deducted from the proceeds of the issuance of the preferred stock. Falcon had an agreement with an affiliate of the Hamilton Group to pay an investment

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES services fee of three % of capital placed by the affiliate; $660,000 was paid in connection with the preferred stock sale and treated as expenses of the offering.

     The Series A convertible preferred stock (a) had the same dividend and voting rights as the common stock of Falcon, on an as-converted basis, (b) was convertible into 300 shares of common stock of Falcon for each share of Series A convertible preferred stock, and (c) was automatically convertible into common stock upon any closing before January 28, 1997 of an underwritten initial public offering of equity securities meeting certain specifications. The Series A convertible preferred stock was converted into 7,796,700 shares of Falcon's common stock in connection with Falcon's initial public offering on August 2, 1995.

     The Series B redeemable preferred stock (a) was entitled to an annual cash dividend of $700 per share from January 29, 1993, through December 31, 1995, which was payable in one installment on December 31, 1995, (b) had a liquidation preference equal to $7,000 per share plus all unpaid accrued dividends, (c) was redeemable at the option of Falcon at any time for a redemption price of $7,000 per share plus all accrued and unpaid dividends and, if redeemed after December 31, 1995, the redemption price was to be increased by an amount equal to 2.5% per quarter on the balance of any unpaid redemption price, (d) was redeemable at the option of the holder at any time on or after December 31, 1995, at a redemption price of $7,000 per share plus any accrued unpaid dividends, plus an amount equal to 2.5% of any unpaid redemption price per quarter beginning December 31, 1995, and (e) was secured by a junior mortgage on a portion of Falcon's barge rig fleet. The difference between the redemption value of $7,000 and the value of the Series B redeemable preferred stock at the date of issue was accreted by a ratable charge to retained earnings during the redemption period until redeemed.

     Falcon elected to redeem 500 shares of its Series B redeemable preferred stock in January 1994 for $3.9 million, including accrued dividends of approximately $351,000 as of the redemption date. Upon the redemption of the 500 shares of Series B redeemable preferred stock, the junior mortgage on a portion of the barge rig fleet was released by the holder of the remaining 500 shares of Falcon's Series B redeemable preferred stock. On December 27, 1995, Falcon redeemed the remaining 500 outstanding shares of Series B redeemable preferred stock for $4,520,000.

WARRANTS

     In connection with the sale of various of Falcon's subordinated notes in August 1992 (all of which had been repaid by December 1994), Falcon issued (a) 2,800 Class A warrants, each of which represented the right to purchase 300 shares of Falcon's common stock for $3.33 per share, and (b) 2,600 Class B warrants, each of which represented the right to purchase 600 shares of Falcon's common stock at an exercise price of $3.33 per share. The exercise price of the Class A and B warrants was adjusted to $2.42 per share subsequent to their issuance. Two hundred Class A warrants were exercised on July 31, 1993, while 1,200 Class A warrants expired on such date. During 1995, 1,400 Class A warrants, and 2,600 Class B warrants, were exercised which resulted in the issuance of 1,980,000 shares of Falcon's common stock for cash of approximately $4,800,000. At December 31, 1995 no Class A or Class B warrants were outstanding.

     In connection with the sale of preferred stock to the S-C Interests in January 1993, Falcon issued a shadow warrant exercisable for up to an aggregate of 1,847,100 shares of Falcon's common stock at a purchase price of $.01 per share of common stock. Such warrant is exercisable only to the extent that certain other warrants, options and convertible securities of Falcon are exercised or converted. The aggregate number of shares for which the shadow warrant was exercisable by the S-C Interests was reduced to 1,567,100 shares upon the expiration of 1,200 of the Class A warrants and the exercise of 200 Class A warrants on July 31, 1993, as discussed above. On March 31, 1994, various convertible subordinated debtholders exercised options to convert $605,000 in convertible subordinated debt for 212,700 shares of common stock and holders of bonus warrants (issued in connection with the prepayment of convertible subordinated debt) exercised such warrants. In connection therewith, 150,900 shares of common stock were issued under the shadow warrant.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

Additionally, rights to acquire 94,692 shares of common stock pursuant to the shadow warrant expired during 1994, bringing the number of shares exercisable under the shadow warrant to 1,321,508 as of December 31, 1994. As a result of the exercise of the Class A and Class B warrants in 1995, 1,320,006 shares of common stock were issued pursuant to the shadow warrant. The number of shares for which the shadow warrant was exercisable at December 31, 1995 was 1,508.

     Certain members of the Mullen Group hold warrants to purchase an aggregate of 120,000 shares of common stock of Falcon at an exercise price of $3.33 per share. During 1995, 60,000 warrants were exercised resulting in the issuance of 60,000 Shares of Common Stock for cash proceeds of $199,800. The number of shares for which the Mullen Group options were exercisable at December 31, 1995 was 60,000. These options were exercised in the fourth quarter of 1996 (unaudited).

     In connection with the prepayment of certain convertible debt in January 1993, bonus warrants to acquire approximately 16,000 shares of common stock were issued to an executive of Falcon, the owners of Taladro and a third party. Bonus warrants to purchase approximately 13,800 shares of common stock were exercised in March 1994 by the executive of Falcon and Taladro. The third party's bonus warrants to purchase approximately 2,300 shares of common stock remain outstanding at December 31, 1995 and expire on December 31, 1997 if not previously exercised.

     In November 1994 Falcon signed a letter of intent to merge with Marine Drilling Companies, Inc. (Marine), a publicly traded offshore drilling company. Negotiations to conclude a definite agreement were conducted for a three-month period but were terminated on February 15, 1995, due primarily to market conditions in the U.S. Gulf of Mexico offshore market. Acquisition expenses related to the Marine transaction of approximately $410,000 were included in general and administrative expense in the fourth quarter of 1994.

STOCK OPTION PLANS

     Falcon adopted, effective January 1, 1992, a stock option plan (1992 Stock Option Plan) pursuant to which an aggregate of 495,000 incentive stock options or nonqualified stock options were granted to directors, officers and employees of Falcon on November 10, 1992. The exercise price of these stock options range from $3.33 to $3.70 per share, which was the estimated fair market value of the stock at the date of grant. These options were immediately vested and expire on November 10, 2002, with the exception of 107,400 options which vest in varying increments over three years and expire on November 10, 1997. During 1995, 37,400 of these options were exercised, resulting in the receipt of approximately $125,000 in proceeds by Falcon. During the nine months ending September 30, 1996, 175,600 of these options were exercised resulting in the receipt of approximately $624,000 in proceeds by Falcon (unaudited).

     In 1994, the board of directors of Falcon authorized the grant of options to purchase an aggregate of 285,000 shares to certain members of management of Falcon (1994 Stock Option Plan). Such options entitle the option holder to purchase one share of Falcon's common stock, vest in one-third increments over three years, expire in January 2004, and have an exercise price of $10 per share. During the nine months ended September 30, 1996, 42,000 of these options were exercised, resulting in the receipt of approximately $420,000 in proceeds by Falcon (unaudited.)

     On February 16, 1995, the board of directors adopted a third stock option plan covering up to 500,000 shares of common stock (the 1995 Stock Option Plan), and granted options under the plan to purchase an aggregate of 125,000 shares to directors, officers and employees of Falcon. These options vest in one-third increments over a three-year period beginning on the date of grant, expire in February 2005 and have an exercise price of $10 per share. During the nine months ended September 30, 1996, an additional 215,000 options were granted under the plan to officers of Falcon at exercise prices ranging from $12.13 to $19.44. One-third of these options vested on the date of the grant and one-third vest on each of the next two anniversaries of the date of the grant. For the nine months ending September 30, 1996, 3,333 of these options

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES were exercised resulting in the issuance of 3,333 shares of Falcon's common stock and the receipt of approximately $33,330 in proceeds received by Falcon (unaudited).

STOCKHOLDERS' AGREEMENT

     In January 1993, four stockholder groups of Falcon (consisting of (a) the Webster Group, a group of officers, directors and shareholders of Falcon, (b) the Hamilton Group, (c) the Stafilopatis Group, and (d) the S-C Interests) entered into an amended stockholders' agreement (the Amended Stockholders' Agreement), which, among other things, prescribed the composition of the board of directors with representation for each group. It also prohibited the S-C Interests from engaging in proxy solicitations and like activities or combining with or acting in concert with other shareholders with respect to the voting of shares of Falcon (the Standstill Provisions). The Standstill Provisions expire upon the first anniversary of a sale by Falcon in a public offering of at least 25% of its outstanding equity securities. All other provisions of the Amended Stockholders' Agreement expired upon completion of Falcon's initial public offering on August 2, 1995.

7. COMMITMENTS AND CONTINGENCIES:

     Falcon is currently involved in various lawsuits and other contingencies arising out of operations in the normal course of business. In the opinion of management, uninsured losses, if any, in excess of those accrued will not have a material adverse effect on Falcon's consolidated financial position or results of operations.

SELF INSURANCE

     Falcon is self-insured for the deductible portion of its insurance coverage. In the opinion of management, adequate accruals have been made based on known and estimated exposures up to the deductible portion of Falcon's insurance coverages. Management believes that future claims and liabilities in excess of the amounts accrued are fully insured.

EMPLOYMENT AGREEMENTS

     Falcon has multiyear employment agreements with several of its officers. The employment agreements with Falcon's officers provide for annual salaries and discretionary bonuses to be determined by the board of directors. The board of directors of Falcon approved discretionary cash bonuses totaling $2.25 million and $250,000 in 1994 and 1995, respectively, to an executive in reward for his extraordinary contribution to the growth of Falcon.

401(K) PLAN

     On October 1, 1993 Falcon adopted a contributory 401(k) savings plan for its domestic employees. The plan provides that employees may contribute up to 16% of pretax earnings up to designated amounts and Falcon may elect to match such contributions at its discretion. Falcon did not incur expenses related to matching contributions in 1993 and incurred $461,000 and $522,000 in such expenses in 1994 and 1995, respectively. On January 1, 1994, Falcon adopted an employee-funded medical, life and disability insurance plan.

OPERATING LEASES

     Falcon leases certain facilities and equipment under operating leases. Falcon also enters into charters with drilling rig and vessel owners which frequently have variable payment terms depending on whether the leased rig or vessel is operating. Total lease expense on drilling rigs and vessels was $2,662,370, $6,363,860 and $6,134,465 for the years ended December 31, 1993,
1994 and 1995, respectively. Falcon incurred total rental

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES expenses exclusive of leased rigs and vessels of $795,555, $2,078,856 and $2,201,948 during the years ended December 31, 1993, 1994 and 1995, respectively. Aggregate minimum future annual rental commitments under unaffiliated noncancelable operating leases with lease terms in excess of one year as of December 31, 1995, are as follows:

        1996..............................................................  $275,000
        1997..............................................................   270,000
        1998..............................................................   269,000
        1999..............................................................   197,000
        2000..............................................................    23,000

COMMITMENTS RELATING TO CERTAIN RIGS

     Falcon has entered into an agreement to purchase three barge drilling rigs for an approximate cost of $5.25 million and estimated mobilization costs of $700,000. At December 31, 1995, Falcon had made deposits of approximately $500,000 which have been included in other assets. The seller of three of these rigs is encountering logistical problems in connection with their delivery to Falcon. The Company has recently commenced a legal action to enforce its rights under that contract. Management of Falcon believes the deposit on these rigs is refundable should the delivery of these rigs not be accomplished.

     The refurbishment and upgrade of Falcon's dynamically positioned drillship, the Peregrine I, was completed in September of 1996. This drillship began operating in November 1996 (unaudited). Falcon incurred refurbishment and upgrade costs and the purchase of additional riser, BOP equipment and other fleet spares and inventory of approximately $6.5 million during 1995 and approximately $60 million (unaudited) during the nine months ended September 30, 1996, which costs are included as drilling rigs and equipment in the accompanying consolidated balance sheets.

     In May 1995, Falcon completed the purchase of the Pelerin (a dynamically positioned drillship) for approximately $33 million and renamed the drillship the Peregrine III (unaudited). Management has committed to spend an additional $7 million on the Peregrine III for upgrades in connection with a contract scheduled for early 1997 (unaudited). Prior to the purchase of the drillship, the Peregrine III was managed on behalf of its owner by Foramer S.A. As one of the conditions of purchase, Falcon entered into a management agreement with Foramer pursuant to which Foramer was to manage the vessel until December 31, 1996 (unaudited). During October 1996, the management agreement with Foramer was terminated for a fee of $250,000 and Falcon assumed responsibility for managing the vessel (unaudited).

     In December 1996, Falcon purchased a substantially completed drillship hull for approximately $8.0 million (unaudited). Falcon estimates that it will cost approximately $120 million to complete the construction necessary for this hull to become an operational drillship (unaudited). Management is currently investigating alternatives for financing this construction and Falcon currently has no construction obligations relative to the drillship hull (unaudited). Management does not intend to undertake completion of the drillship hull until Falcon has obtained a long-term commitment for the use of the completed drillship and made arrangements for financings (unaudited).

     In October 1996, the Company entered into a letter of intent to purchase two conventionally-moored drillships, the Deepsea Ice and Deepsea Duchess, at a cost of approximately $40 million (unaudited). The Company is negotiating to have a third party purchase the Deepsea Ice for $20 million (unaudited) and lease it to the Company. The Deepsea Duchess purchase price is expected to be funded by issuance to the seller of $15 million (unaudited) in market value of common stock and $5 million (unaudited) in cash.

     During 1996, the Company entered into several short-term leasing arrangements with various parties for the use of one jackup rig, one barge drilling rig, and two workover rigs. Future minimum lease payments relating to these lease agreements are $2.1 million for the fourth quarter of 1996, $6.0 million in 1997, $6.0 million in 1998, $4.4 million in 1999 and $758,000 in 2000
(unaudited).

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     Pursuant to certain of Falcon's long term drilling contracts, the operator may purchase three of Falcon's barge drilling rigs for specified prices which decrease each year through 1999. Management of Falcon estimates that the option price will be less than the carrying value for one of these rigs by approximately $880,000 in 1998, and that the aggregate option price for the three rigs will be below the aggregate carrying value for such rigs by approximately $1.2 million and $3.5 million in 1998 and 1999, respectively. Management does not expect the purchase option to be exercised and will continue to evaluate the net book value of these rigs for possible future impairment.

OIL AND GAS EXPLORATION JOINT VENTURE

     Falcon from time to time enters into arrangements whereby it contracts to provide a rig and related services in connection with the acquisition of a working interest in a well. Generally, these arrangements are entered into only where Falcon believes a standard day rate contract, without any investment obligations as a working interest, would not be available to Falcon.

     During 1994, a subsidiary of Falcon (Raptor) acquired an interest in a joint venture engaged in the development of drilling prospects in the general areas of Falcon's barge drilling operations and, in one instance, has participated with several other companies in the funding of seismic activities in south Louisiana. Falcon utilizes the full cost method of accounting for its oil and gas activities. Included in other assets at December 31, 1994 and 1995 and September 30, 1996 are $1.7 million, $2.8 million and $1.7 million (unaudited), respectively, of Falcon's expenditures for its share of the funding of the exploratory efforts of the joint venture. In June 1996, the joint venture distributed these properties to Raptor and the other joint venturer, and Raptor sold a portion of the distributed properties for $1.2 million cash and a promissory note of approximately $700,000. The promissory note bears interest at two percent over prime, and is due June 1, 1999, or earlier based upon revenues generated by the properties. There is currently no production from the properties sold. Falcon has no remaining funding commitments to these properties as a result of the sale. During the year ended December 31, 1994, approximately $873,000 was charged to operating expense relating to certain wells which were discovered to be nonproducing wells. There were no charges to operating expense from nonproducing wells during 1995.

     Future participation in the development of oil and gas prospects and related activities will depend in large part upon the availability of cash flows and cash balances in excess of the Company's needs to fund its obligations and further growth in its basic contract drilling business, as well as upon future determinations by the Company as to the attractiveness of such other activities.

PROPOSED EQUITY OFFERING

     In November 1996, Falcon initiated the process of filing a registration statement with the Securities and Exchange Commission for the sale of 3,000,000 shares of common stock by Falcon and 4,000,000 shares of common stock by Selling Shareholders.

LIQUIDITY

     Liquidity of Falcon should be considered in light of the significant fluctuations in demand experienced by drilling contractors as rapid changes in oil and gas producers' expectations and budgets occur. These fluctuations can rapidly impact Falcon's liquidity as supply and demand factors directly affect utilization and day rates, which are the primary determinants of cash flow from Falcon's operations.

     Falcon believes that its available funds, together with cash generated from operations and amounts that may be borrowed under the revolving credit agreement will be sufficient to fund its capital expenditures, working capital and debt service requirements for the remainder of 1996. Future cash flows are subject to a number of uncertainties, particularly the condition of the oil and gas industry and the related drilling activity in

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

Falcon's markets. There can therefore be no assurance that these resources will continue to be sufficient to fund Falcon's cash requirements.

8. QUARTERLY FINANCIAL DATA (UNAUDITED):

     Summarized quarterly financial data for the four quarters ended, December 31, 1994 and 1995, is as follows (in thousands, except per share amounts):

                                                              UNAUDITED THREE MONTHS ENDED
                        ---------------------------------------------------------------------------------------------------------
                        MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                          1994        1994         1994            1994         1995        1995         1995            1995
                        ---------   --------   -------------   ------------   ---------   --------   -------------   ------------
Operating revenues.....  $32,119    $33,619       $33,026        $ 39,739      $41,217    $39,419       $47,977        $ 48,892
Operating costs and
 expenses, excluding
 depreciation..........   23,220     25,206        29,620          29,097       31,313     31,735        34,213          37,602
Depreciation...........    1,793      2,163         2,663           2,826        3,604      3,802         4,296           4,825
Income (loss) before
 income taxes and
 minority
 interest..............    5,087      3,731        (2,069)          4,399        2,118       (246 )       5,217           2,738
Net income (loss)
 applicable to common
 shares................    2,210      1,660        (1,734)          1,729          894       (639 )       2,920           1,506
Net income (loss) per
 common share..........  $   .08    $   .06       $  (.11)       $    .06      $   .03    $  (.04 )     $   .10        $    .04

9. ADDITIONAL BALANCE SHEET AND STATEMENT OF OPERATIONS INFORMATION:

     Other current assets include the following (in thousands):

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994         1995
                                                                       ------       ------
    Short-term investments...........................................  $3,264       $  842
    Prepaid insurance................................................     914        1,125
    Worker compensation insurance receivables........................   1,166        2,600
    Other............................................................     233          321
                                                                       ------       ------
                                                                       $5,577       $4,888
                                                                       ======       ======

     Other assets include the following (in thousands):

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deposits on drillpipe, rigs, and equipment.......................  $   608     $11,763
    Deferred financing costs.........................................    5,855       6,338
    Oil and gas properties...........................................    1,758       2,821
    Deferred mobilization costs......................................    2,262       2,589
                                                                       -------     -------
                                                                       $10,483     $23,511
                                                                       =======     =======

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

     Accounts payable and accrued liabilities include the following (in thousands):

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Accounts payable, trade..........................................  $11,933     $15,891
    Accrued interest.................................................    6,200       7,136
    Accrued payroll..................................................      869       1,763
    Accrued sales taxes..............................................      374       1,640
    Accrued worker compensation claims...............................      944       1,225
    Other............................................................    2,427       3,671
                                                                       -------     -------
                                                                       $22,747     $31,326
                                                                       =======     =======

     Other income (expense) includes the following items (in thousands):

                                                                  YEAR ENDED DECEMBER 31,
                                                                 --------------------------
                                                                 1993      1994       1995
                                                                 ----     ------     ------
    Interest income............................................  $ --     $1,036     $1,118
    Gain on sale of assets.....................................   884      1,337        962
    Other......................................................    43       (404)       770
                                                                 ----     ------     ------
                                                                 $927     $1,969     $2,850
                                                                 ====     ======     ======

10. RELATED PARTY TRANSACTIONS:

     Falcon's formation and growth was generated mainly through acquisitions. Certain of these acquisitions were made through affiliates and related parties. For further discussion relating to these acquisitions see Note 1 -- Formation of Falcon and Acquisitions.

     The former owners of Two "R", who are also officers of Falcon, lease crewboats, tugboats and supply barges and other vessels to Falcon at a contracted bareboat rate of $100 per day for crewboats and tugboats and $60 per day for other vessels, with Falcon responsible for drydocking, painting and repairs. The former owners received revenues of $674,000, $829,000 and $866,000, respectively, for the years ended December 31, 1993, 1994 and 1995.

     A director of Falcon, who is a stockholder of Falcon, a member of the Webster Group and a partial owner of Kestrel and Taladro Associates, was a partner through mid-1994 in a law firm which provided legal services to Falcon and certain of its affiliated entities. Fees paid by Falcon to this law firm were $570,000 and $501,000 in the years ended December 31, 1993 and 1994, respectively. The director became a partner in a new law firm during mid-1994. Fees paid by Falcon to this new law firm were $282,000 and $1,141,000 for the years ended December 31, 1994 and 1995 respectively. A director of Falcon who performs financial consulting services for Falcon from time to time and is also an officer of a subsidiary of Falcon, received $161,000 and $120,000 for such services in the years ended December 31, 1994 and 1995 respectively.

     Falcon pays a quarterly fee to a privately held company controlled by the S-C Interests, for financial advisory services. The fee is tied proportionately to the aggregate total of the S-C Interests' equity investment in Falcon. Falcon paid $247,000 and $126,000 for such services for the years ended December 31, 1994 and 1995, respectively.

11. SUPPLEMENTAL GUARANTOR INFORMATION:

     Falcon's obligations under the Senior Notes are fully and unconditionally guaranteed by Falcon and each of Falcon's directly held subsidiaries and certain of Falcon's indirectly held subsidiaries on a joint and several

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES basis. The indenture and note purchase agreement under which the Senior Notes were issued provides for acquired subsidiaries subsequent to the issuance of the Senior Notes to be designated as guarantors of the Senior Notes.

     The indentures pursuant to which the Senior Notes, the 8 7/8% Notes and the Subordinated Notes were issued provide that 12 specified barge rigs are to be nonrecourse rigs whereby Falcon has the option to transfer such nonrecourse barge rigs to nonguarantor subsidiaries at any time; provided, however, that Falcon may, at its option and at any time, designate up to two of its barge rigs in substitution for any two of the designated nonrecourse barge rigs. In addition, up to two of Falcon's jackup rigs may be designated nonrecourse rigs provided certain financial tests are met.

     During December 1994, Falcon transferred three nonrecourse barge rigs to a newly formed nonguarantor subsidiary, Falcon Drilling de Venezuela, Inc. During March 1995, Falcon Drilling de Venezuela, Inc., was merged with a guarantor subsidiary of Falcon in connection with the issuance of the Subordinated Notes, and the three barge rigs previously designated as nonrecourse rigs ceased being nonrecourse rigs. In the fourth quarter of 1995, in connection with deploying Rig 203 to Venezuela, Turnstone's note secured by the rig was assumed by Falcon Drilling Company, Inc. and Turnstone was dissolved. The following condensed consolidating financial statements are presented for purposes of complying with the reporting requirements of the parent company and the subsidiaries which are guarantors under the Senior Notes. The financial statements at December 31, 1994, include Turnstone and Eilert-Olsen as nonguarantor subsidiaries, and at December 31, 1995 and September 30, 1996, include only Eilert-Olsen as a nonguarantor subsidiary. Falcon believes that separate financial statements and other disclosures of the guarantors are not material.

     Upon occurrence of an event of default, as defined, pursuant to a revolving credit facility with two banks, the ability of certain subsidiaries of Falcon to make distributions or other transfers to Falcon will be restricted.

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                               SEPTEMBER 30, 1996
                           (UNAUDITED) (IN THOUSANDS)

                                  FALCON DRILLING     GUARANTOR      NONGUARANTOR
             ASSETS                COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                  ---------------    ------------    ------------    ------------    ------------
CURRENT ASSETS:
  Cash and cash equivalents.....     $   4,224         $  2,085         $   --        $       --       $  6,309
  Accounts receivable, net......        24,871           43,963             --                --         68,834
  Other current assets..........             3            3,077             --                --          3,080
                                      --------         --------         ------         ---------       --------
          Total current
            assets..............        29,098           49,125             --                --         78,223
EQUIPMENT AND PROPERTY, net.....        65,647          349,254          2,555                --        417,456
OTHER NONCURRENT ASSETS.........            --           18,045             --                --         18,045
INVESTMENT IN SUBSIDIARIES AND
  JOINT VENTURES, net...........       367,106               --             --          (367,106)            --
                                      --------         --------         ------         ---------       --------
          Total assets..........     $ 461,851         $416,424         $2,555        $ (367,106)      $513,724
                                      ========         ========         ======         =========       ========
LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
     liabilities................     $  17,236         $ 25,506         $   --        $       --       $ 42,742
  Debt due within one year......            --            2,741            383                --          3,124
                                      --------         --------         ------         ---------       --------
          Total current
            liabilities.........        17,236           28,247            383                --         45,866
LONG-TERM DEBT, net.............       310,000            1,666            739                --        312,405
DEFERRED INCOME TAXES...........            --           20,838             --                --         20,838
STOCKHOLDERS' EQUITY:
  Partnership capital...........            --           56,672             --           (56,672)            --
  Common stock..................           355               --             --                --            355
  Additional paid-in capital....       113,905          262,765          1,865          (264,630)       113,905
  Accumulated earnings
     (deficit)..................        20,355           46,236           (432)          (45,804)        20,355
                                      --------         --------         ------         ---------       --------
          Total stockholders'
            equity..............     $ 134,615         $365,673         $1,433        $ (367,106)      $134,615
                                      --------         --------         ------         ---------       --------
          Total liabilities and
            stockholders'
            equity..............     $ 461,851         $416,424         $2,555        $ (367,106)      $513,724
                                      ========         ========         ======         =========       ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                   FALCON DRILLING     GUARANTOR      NONGUARANTOR
              ASSETS                COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                   ---------------    ------------    ------------    ------------    ------------
CURRENT ASSETS:
  Cash and cash equivalents.......    $     141         $  8,875         $   --        $       --       $  9,016
  Accounts receivable, net........       11,953           26,047             --                --         38,000
  Other current assets............        2,524            2,364             --                --          4,888
                                       --------         --------         ------         ---------       --------
          Total current assets....       14,618           37,286             --                --         51,904
EQUIPMENT AND PROPERTY, net.......       18,598          244,313          2,697                --        265,608
OTHER NONCURRENT
  ASSETS..........................          137           23,374                               --         23,511
INVESTMENT IN SUBSIDIARIES AND
  JOINT VENTURES, net.............      268,118               --             --          (268,118)            --
                                       --------         --------         ------         ---------       --------
          Total assets............    $ 301,471         $304,973         $2,697        $ (268,118)      $341,023
                                       ========         ========         ======         =========       ========
         LIABILITIES AND
       STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
     liabilities..................    $   8,985         $ 22,482         $   --        $       --       $ 31,467
  Debt and other obligations due
     within one year..............        1,969            1,666            364                --          3,999
                                       --------         --------         ------         ---------       --------
          Total current
            liabilities...........       10,954           24,148            364                --         35,466
LONG-TERM DEBT, net...............      175,000            3,334          1,028                --        179,362
DEFERRED INCOME TAXES.............                        10,679                                          10,679
MINORITY INTEREST.................
PREFERRED STOCK...................
STOCKHOLDERS' EQUITY:
  Partnership capital.............           --           56,672             --           (56,672)            --
  Common stock....................          352               --             --                --            352
  Additional paid-in capital......      112,854          191,921          1,603          (193,525)       112,853
  Accumulated earnings
     (deficit)....................        2,311           18,219           (298)          (17,921)         2,311
                                       --------         --------         ------         ---------       --------
          Total stockholders'
            equity................      115,517          266,812          1,305          (268,118)       115,516
                                       --------         --------         ------         ---------       --------
          Total liabilities and
            stockholders'
            equity................    $ 301,471         $304,973         $2,697        $ (268,118)      $341,023
                                       ========         ========         ======         =========       ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                           FALCON DRILLING     GUARANTOR      NONGUARANTOR
                                            COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                           ---------------    ------------    ------------    ------------    ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............    $      --         $  4,868         $   --        $       --       $  4,868
  Accounts receivable, net................           --           31,290            902              (397)        31,795
  Other current assets....................           95            5,577             --               (95)         5,577
                                               --------         --------         ------         ---------       --------
          Total current assets............           95           41,735            902              (492)        42,240
EQUIPMENT AND PROPERTY, net...............        7,266          155,407          8,150                --        170,823
INVESTMENT IN SUBSIDIARIES AND JOINT
  VENTURES, net...........................      170,791               --             --          (170,191)           600
OTHER NONCURRENT ASSETS...................        3,260           10,483             --            (3,260)        10,483
                                               --------         --------         ------         ---------       --------
          Total assets....................    $ 181,412         $207,625         $9,052        $ (173,943)      $224,146
                                               ========         ========         ======         =========       ========
LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
     liabilities..........................    $      --         $ 22,153         $  991        $     (397)      $ 22,747
  Income tax payable......................           --               95             --                --             95
  Debt and other obligations due within
     one year.............................       15,976              801            339               (95)        17,021
                                               --------         --------         ------         ---------       --------
          Total current liabilities.......       15,976           23,049          1,330              (492)        39,863
LONG-TERM DEBT, net.......................      126,362           14,947          3,330            (3,260)       141,379
DEFERRED INCOME TAXES.....................          842            2,473             --                --          3,315
MINORITY INTEREST.........................           --            1,357             --                --          1,357
PREFERRED STOCK...........................        4,145               --             --                --          4,145
STOCKHOLDERS' EQUITY:
  Partnership capital.....................           --           56,676             --           (56,676)            --
  Common stock............................          159               --             --                --            159
  Preferred stock, Series A...............       14,328               --             --                --         14,328
  Additional paid-in capital..............       21,970          105,669          4,208          (109,877)        21,970
  Accumulated earnings (deficit)..........       (2,370)           3,454            184            (3,638)        (2,370)
                                               --------         --------         ------         ---------       --------
          Total stockholders' equity......       34,087          165,799          4,392          (170,191)        34,087
                                               --------         --------         ------         ---------       --------
          Total liabilities and
            stockholders' equity..........    $ 181,412         $207,625         $9,052        $ (173,943)      $224,146
                                               ========         ========         ======         =========       ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                           (UNAUDITED) (IN THOUSANDS)

                                  FALCON DRILLING     GUARANTOR      NONGUARANTOR
                                   COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                  ---------------    ------------    ------------    ------------    ------------
OPERATING REVENUES...............    $  10,217         $210,748         $   --         $     --        $220,965
COSTS AND EXPENSES:
  Operating costs................        6,877          134,434             --               --         141,311
  General and administrative
     expenses....................          404           12,787             --               --          13,191
  Depreciation...................          565           20,132            142               --          20,839
                                      --------         --------          -----         --------        --------
OPERATING INCOME.................        2,371           43,395           (142)              --          45,624
OTHER (INCOME) EXPENSE:
  Interest expense...............       17,842              245             71               --          18,158
  Other (income) expense, net....          146           (1,321)            --               --          (1,175)
  Equity in income of
     subsidiaries................      (27,883)              --             --           27,883              --
                                      --------         --------          -----         --------        --------
INCOME (LOSS) BEFORE INCOME
  TAXES..........................       12,266           44,471           (213)         (27,883)         28,641
INCOME TAX PROVISION (BENEFIT)...       (5,778)          16,454            (79)              --          10,597
                                      --------         --------          -----         --------        --------
NET INCOME (LOSS)................    $  18,044         $ 28,017         $ (134)        $(27,883)       $ 18,044
                                      ========         ========          =====         ========        ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                  FALCON DRILLING     GUARANTOR      NONGUARANTOR
                                   COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                  ---------------    ------------    ------------    ------------    ------------
OPERATING REVENUES...............    $  11,726         $165,779         $   --         $     --        $177,505
COSTS AND EXPENSES:
  Operating costs................        8,495          112,497             --               --         120,992
  General and administrative
     expenses....................          471           13,400             --               --          13,871
  Depreciation...................          837           15,548            142               --          16,527
                                      --------          -------           ----         --------        --------
OPERATING INCOME.................        1,923           24,334           (142)              --          26,115
OTHER (INCOME) EXPENSE:
  Interest expense...............       17,103            8,191            110           (7,383)         18,021
  Other (income) expense, net....         (612)          (8,504)            --            7,383          (1,733)
  Equity in income of
     subsidiaries................      (14,446)              --             --           14,446              --
                                      --------          -------           ----         --------        --------
INCOME (LOSS) BEFORE INCOME TAXES
  AND MINORITY INTEREST..........         (122)          24,647           (252)         (14,446)          9,827
INCOME TAX PROVISION (BENEFIT)...       (6,468)          10,052           (103)              --           3,481
                                      --------          -------           ----         --------        --------
INCOME (LOSS) BEFORE MINORITY
  INTEREST.......................        6,346           14,595           (149)         (14,446)          6,346
MINORITY INTEREST................        1,291               --             --               --           1,291
                                      --------          -------           ----         --------        --------
NET INCOME (LOSS)................    $   5,055         $ 14,595         $ (149)        $(14,446)       $  5,055
                                      ========          =======           ====         ========        ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                  FALCON DRILLING     GUARANTOR      NONGUARANTOR
                                   COMPANY, INC.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                  ---------------    ------------    ------------    ------------    ------------
OPERATING REVENUES...............     $65,876          $ 68,553         $3,982         $     --        $138,411
MANAGEMENT FEES FROM RELATED
  PARTIES........................          92                --             --               --              92
COSTS AND EXPENSES:
  Operating costs................      47,712            44,215          3,329               --          95,256
  General and administrative
     expenses....................      10,853             1,027              7               --          11,887
  Depreciation...................       3,704             5,371            370               --           9,445
                                      -------          --------         ------         --------        --------
OPERATING INCOME.................       3,699            17,940            276               --          21,915
OTHER (INCOME) EXPENSE:
  Interest expense...............      11,377               735             50             (116)         12,046
  Other (income) expense, net....      (2,083)              688             --              116          (1,279)
  Equity in income of
     subsidiaries................      (9,711)               --             --            9,711              --
                                      -------          --------         ------         --------        --------
INCOME (LOSS) BEFORE INCOME TAXES
  AND MINORITY INTEREST..........       4,116            16,517            226           (9,711)         11,148
INCOME TAX PROVISION (BENEFIT)...      (3,800)            6,937             95               --           3,232
                                      -------          --------         ------         --------        --------
INCOME (LOSS) BEFORE MINORITY
  INTEREST.......................       7,916             9,580            131           (9,711)          7,916
MINORITY INTEREST................      (3,486)               --             --               --          (3,486)
                                      -------          --------         ------         --------        --------
NET INCOME (LOSS)................     $ 4,430          $  9,580         $  131         $ (9,711)       $  4,430
                                      =======          ========         ======         ========        ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                           (UNAUDITED) (IN THOUSANDS)

                                                   FALCON
                                                  DRILLING       GUARANTOR     NONGUARANTOR
                                                COMPANY, INC.   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................   $  18,044      $    28,017      $ (134)       $(27,883)     $   18,044
  Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating
     activities --
     Equity in unconsolidated subsidiaries.....     (27,883)              --          --          27,883              --
     Depreciation and amortization.............       2,528           20,277         142              --          22,947
     Realized gain on the sale of assets.......          --             (775)         --              --            (775)
     Provision for deferred income taxes.......          --           10,159          --              --          10,159
     Changes in current assets and
       liabilities.............................     (69,037)          52,237         262              --         (16,538)
                                                  ---------      -----------      ------        --------      ----------
          Net cash provided by (used in)
            operating activities...............     (76,348)         109,915         270              --          33,837
                                                  ---------      -----------      ------        --------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment and property..........     (57,769)        (115,451)         --              --        (173,220)
  Refunds on drillpipe, rigs and equipment, net
     of deposits...............................       6,174               --          --              --           6,174
  Sale of equipment and property...............          --            1,307          --              --           1,307
  Intercompany advances........................          --               --          --              --              --
                                                  ---------      -----------      ------        --------      ----------
          Net cash used in investing
            activities.........................     (51,595)        (114,144)         --              --        (165,739)
                                                  ---------      -----------      ------        --------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt.............................     172,000               --          --              --         172,000
  Proceeds from sale of stock..................       1,078               --          --              --           1,078
  Payments of outstanding debt.................     (37,000)          (2,561)       (270)             --         (39,831)
  Stock issuance costs.........................         (24)              --          --              --             (24)
  Debt issuance costs..........................      (4,028)              --          --              --          (4,028)
                                                  ---------      -----------      ------        --------      ----------
          Net cash provided by (used in)
            financing activities...............     132,026           (2,561)       (270)             --         129,195
                                                  ---------      -----------      ------        --------      ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................       4,083           (6,790)         --              --          (2,707)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR.........................................         141            8,875          --              --           9,016
                                                  ---------      -----------      ------        --------      ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR.......   $   4,224      $     2,085      $   --        $     --      $    6,309
                                                  =========      ===========      =======       ========      ==========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                FALCON
                                               DRILLING        GUARANTOR      NONGUARANTOR
                                             COMPANY, INC.    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                             -------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................    $   5,055        $ 14,595         $ (149)        $(14,446)       $  5,055
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities --
    Equity in unconsolidated
      subsidiaries.........................      (14,446)             --             --           14,446              --
    Depreciation and amortization..........        1,075          17,450            142               --          18,667
    Realized gain on the sale of assets....           --            (962)            --               --            (962)
    Minority interest in earnings of
      subsidiary...........................        1,291              --             --               --           1,291
    Provision for deferred income taxes....           --           3,481             --                            3,481
    Foreign currency translation gain......         (857)           (166)            --               --          (1,023)
    Changes in current assets and current
      liabilities and intercompany
      balances.............................      (88,637)         85,339            346               --          (2,952)
                                                --------        --------          -----         --------        --------
         Net cash provided by (used in)
           operating activities............      (96,519)        119,737            339                0          23,557
                                                --------        --------          -----         --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment and property......       (5,939)        (98,199)            --               --        (104,138)
  Deposits on drillpipe, rigs and
    equipment..............................      (11,155)             --             --               --         (11,155)
  Distribution for minority owner's
    interest in Blake Workover.............                       (1,804)            --               --          (1,804)
  Proceeds from sale of equipment and
    property...............................           --           3,201             --               --           3,201
  Deferred costs of Venezuelan
    operations.............................           --                             --               --              --
                                                --------        --------          -----         --------        --------
         Net cash used in investing
           activities......................      (17,094)        (96,802)            --               --        (113,896)
                                                --------        --------          -----         --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt.........................       50,000              --             --               --          50,000
  Payments of outstanding debt.............                      (18,732)          (339)              --         (19,071)
  Borrowings pursuant to revolving credit
    facility...............................       28,000                                                          28,000
  Payments of amounts borrowed pursuant to
    revolving credit facility..............      (28,000)                                                        (28,000)
  Issuance of common stock.................       70,423              --             --               --          70,423
  Debt issuance costs......................       (2,125)             --             --               --          (2,125)
  Redemption of preferred stock............       (3,500)             --             --               --          (3,500)
  Dividends on preferred stock.............       (1,019)             --             --               --          (1,019)
                                                --------        --------          -----         --------        --------
         Net cash provided by (used in)
           financing activities............      113,779         (18,732)          (339)              --          94,708
                                                --------        --------          -----         --------        --------
EFFECT OF EXCHANGE RATES ON CASH...........          (25)           (196)                                           (221)
NET INCREASE IN CASH AND CASH
  EQUIVALENTS..............................          141           4,007              0               --           4,148
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR.....................................           --           4,868             --               --           4,868
                                                --------        --------          -----         --------        --------
CASH AND CASH EQUIVALENTS AT END OF YEAR...    $     141        $  8,875         $    0         $     --        $  9,016
                                                ========        ========          =====         ========        ========

                 FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                FALCON
                                               DRILLING        GUARANTOR      NONGUARANTOR
                                             COMPANY, INC.    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                             -------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................    $   4,430        $  9,580         $  131           (9,711)      $    4,430
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities --
    Equity in unconsolidated
      subsidiaries.........................       (9,711)             --             --            9,711               --
    Depreciation and amortization..........        4,394           5,371            370               --           10,135
    Realized gain on the sale of assets....       (1,097)           (240)            --               --           (1,337)
    Minority interest in earnings of
      subsidiary...........................        3,486              --             --               --            3,486
    Provision for deferred income taxes....           --           1,643             --               --            1,643
    Changes in current assets and current
      liabilities and intercompany
      balances.............................       12,247         (11,783)          (190)              --              274
                                                --------        --------          -----         --------        ---------
         Net cash provided by (used in)
           operating activities............       13,749           4,571            311               --           18,631
                                                --------        --------          -----         --------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment...................      (45,955)         (4,313)           (80)              --          (50,348)
  Purchase of FALRIG Corporation...........      (25,389)             --             --               --          (25,389)
  Purchase of FALRIG USA...................      (28,015)             --             --               --          (28,015)
  Proceeds from sale of equipment..........        1,098           1,452             --               --            2,550
                                                --------        --------          -----         --------        ---------
         Net cash provided by (used in)
           investing activities............      (98,261)         (2,861)           (80)              --         (101,202)
                                                --------        --------          -----         --------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt.........................      125,000              --             --               --          125,000
  Payments of outstanding debt.............      (34,225)           (832)          (231)              --          (35,288)
  Retirement of preferred stock............       (3,500)             --             --               --           (3,500)
  Debt issuance costs......................       (5,130)             --             --               --           (5,130)
  Dividends on preferred stock.............         (351)             --             --               --             (351)
                                                --------        --------          -----         --------        ---------
         Net cash provided by (used in)
           financing activities............       81,794            (832)          (231)              --           80,731
                                                --------        --------          -----         --------        ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................       (2,718)            878             --               --           (1,840)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR.....................................        2,718           3,990             --               --            6,708
                                                --------        --------          -----         --------        ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR...    $      --        $  4,868         $   --         $     --       $    4,868
                                                ========        ========          =====         ========        =========